Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268817

PROXY STATEMENT AND PROSPECTUS

AMERICAN ACQUISITION OPPORTUNITY INC.

Dear American Acquisition Opportunity Inc. Stockholders:

American Acquisition Opportunity Inc., a Delaware corporation (“American Acquisition Opportunity”), Royalty Merger Sub, Inc., a wholly-owned subsidiary of American Acquisition incorporated in the State of Indiana (“Merger Sub”), and Royalty Management Corporation, an Indiana corporation (“Royalty”), have entered into an Agreement and Plan of Merger (as amended, the “Business Combination Agreement”) pursuant to which Merger Sub will merge with and into Royalty, with Royalty surviving the merger and becoming a wholly-owned direct subsidiary of American Acquisition Opportunity (collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). At the closing of the Business Combination, all of the then issued and outstanding shares of the common stock, par value $0.001 per share of Royalty (the “Royalty Common Stock”) (expressed on a fully diluted basis, after the conversion of outstanding convertible debt and warrants to purchase Royalty Common Stock) will be cancelled and automatically convert into 11,100,000 shares of the Class A common stock of American Acquisition Opportunity (the “American Acquisition Opportunity Class A Common Stock”). The shares of American Acquisition Opportunity Common Stock issuable to Royalty’s stockholders as merger consideration have an aggregate value of $111,000,000 (based on a value of $10.00 per share), or $120,990,000  million (based on the last sale price of American Acquisition Opportunity Class A Common Stock of $10.90 on October 18, 2023, the last trading day prior to the date of this proxy statement/prospectus. The market value of such shares may fluctuate significantly from the market value of such shares as of the date of this prospectus/proxy statement. See the section titled “Proposal No. 1 - The Business Combination” on page 66 of the attached proxy statement/prospectus for further information on the consideration being paid to the stockholders of Royalty. Following the Business Combination, American Acquisition Opportunity’s Class A stockholders (the public holders) will own approximately 2.4% of the outstanding shares of the Combined Company Common Stock; former holders of American Acquisition Opportunity Class B Common Stock (the sponsor and affiliates) will own 18.1%, the former Royalty shareholders will own 76.4% and the representative in connection with American Acquisition Opportunity’s initial public offering and affiliated parties (the “Representative”) will own 3.1% assuming no American Acquisition Opportunity stockholders exercise redemption rights. If the maximum number of shares are redeemed, former American Acquisition Opportunity Class A Common Stock stockholders as of immediately prior to the Business Combination will own 0% of the Combined Company; former American Acquisition Opportunity Class B stockholders will own 18.5%, the former Royalty shareholders will own 78.3% and the Representative will own 3.2% of the outstanding shares of the Combined Company. Certain holders of Royalty common stock are also affiliated with the sponsor of American Acquisition Opportunity including the Chief Executive Officer of Royalty, Thomas Sauve who serves on our board. Assuming no redemptions of American Acquisition Opportunity Class A Common Stock, the sponsor and these affiliated parties would control 63.6% of the Combined Company. If the maximum number of shares are redeemed, these parties would control 63.6% of the Combined Company.

American Acquisition Opportunity’s units, Class A Common Stock and warrants are currently listed on the Nasdaq Capital Market, under the symbol “AMAOU,” “AMAO” and “AMAOW.” American Acquisition Opportunity has applied to list the shares of Class A Common Stock and the warrants of the Combined Company on the Nasdaq Capital Market under the symbols “RMCO” and “RMCOW,” respectively, upon the closing of the Business Combination. At the closing of the Business Combination, each American Acquisition Opportunity unit will be separated into its components, which consists of one share of American Acquisition Opportunity Class A Common Stock and one-half of one American Acquisition Opportunity Warrant, and such units will no longer exist. No fractional American Acquisition Opportunity Warrants will be issued a holder must own at least two units to receive one Warrant. Each outstanding share of American Acquisition Opportunity Class B Common Stock will be converted into one share of Class A common stock. Upon closing, American Acquisition Opportunity intends to change its name from “American Acquisition Opportunity Inc.” to “Royalty Management Holding Corporation.”

American Acquisition Opportunity is holding a special meeting of its stockholders in order to obtain the stockholder approvals necessary to complete the Business Combination. At the American Acquisition Opportunity special meeting of stockholders, which will be held on October 30, 2023, at 8:00 a.m., Eastern time, via live webcast at the following address: https://www.cstproxy.com/amao/bc2023, unless postponed or adjourned to a later date. Stockholders that wish to listen to the special meeting via teleconference, but will not be able to participate in the special meeting or vote, may use the following teleconference dial-in numbers:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 8032486#

At the special meeting, American Acquisition Opportunity will ask its stockholders to adopt the Business Combination Agreement thereby approving the Business Combination and approve the other proposals described in this proxy statement/prospectus.

After careful consideration, American Acquisition Opportunity’s board of directors (the “American Acquisition Opportunity Board”) has unanimously approved the Business Combination Agreement and the other proposals described in this proxy statement/prospectus, and the American Acquisition Opportunity Board has determined that it is advisable to consummate the Business Combination. The board of directors of American Acquisition Opportunity, including the disinterested directors, recommends that stockholders vote “FOR” the proposals described in this proxy statement/prospectus. American Opportunity Ventures LLC, the sponsor of American Acquisition Opportunity and its directors and executive officers have agreed to vote all of the 2,626,500 shares of American Acquisition Opportunity Class B Common Stock owned by them in favor of the Business Combination and the other proposals to be presented at the Special Meeting.

More information about American Acquisition Opportunity, Royalty and the Business Combination is contained in this proxy statement/prospectus. American Acquisition Opportunity and Royalty urge you to read the accompanying proxy statement/prospectus, including the financial statements and annexes and other documents referred to herein, carefully and in their entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 31 OF THIS PROXY STATEMENT/PROSPECTUS.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
/s/ Mark C. Jensen
Mark C. Jensen Chief Executive Officer

The accompanying proxy statement/prospectus is dated October 20, 2023 and is first being mailed to the stockholders of American Acquisition Opportunity on or about that date.

Your vote is very important. Whether or not you plan to attend the special meeting of American Acquisition Opportunity’s stockholders online, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting of American Acquisition Opportunity’s stockholders and vote online, you must obtain a proxy from your broker or bank.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE BUSINESS COMBINATION DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

AMERICAN ACQUISITION OPPORTUNITY INC.

12115 Visionary Way, Suite 174

Fishers, Indiana 46038

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 30, 2023

To the Stockholders of American Acquisition Opportunity:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “special meeting”) of American Acquisition Opportunity Inc., a Delaware corporation (“American Acquisition Opportunity,” “we,” “our” or “us”), will be held on October 30, 2023, at 8:00 a.m., Eastern time, via live webcast at the following address: https://www.cstproxy.com/amao/bc2023. Stockholders that wish to listen to the special meeting via teleconference, but will not be able to participate in the special meeting or vote, may use the following teleconference dial-in numbers:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 8032486#

You are cordially invited to attend the special meeting for the following purposes:

·

The “Business Combination Proposal” — To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 28, 2022,  amended on November 27, 2022 and further amended on April 28, 2023 (as may be further amended from time to time, the “Business Combination Agreement”), by and among American Acquisition Opportunity, Royalty Management Corporation, a Indiana corporation (“Royalty”), and Royalty Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of American Acquisition Opportunity (“Merger Sub”), and the transactions contemplated thereby, pursuant to which American Acquisition Opportunity will issue shares of its Class A common stock, par value $0.0001 per share of (“American Acquisition Opportunity Class A Common Stock”) to holders of the common stock, par value $0.001 per share of Royalty (“Royalty Common Stock”) and Merger Sub will merge with and into Royalty, with Royalty surviving the merger and becoming a wholly-owned direct subsidiary of American Acquisition Opportunity (collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”).

·

The “Charter Proposal” — To consider and vote upon a proposal to approve an amended and restated certificate of incorporation of American Acquisition Opportunity, a copy of which is to be attached to this proxy statement/prospectus as Annex B (the “Amended Charter”).

The “Advisory Charter Proposals” – To consider and vote upon, on a non-binding advisory basis, five separate governance proposals relating to material differences between American Acquisition Opportunity’s amended and restated certificate of incorporation and the Amended Charter to be in effect upon the completion of the Business Combination in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”). These proposals are referred to as the “Advisory Proposals” or “Advisory Proposals 3A-3E.”

·

Elimination of Dual-Class Common Charter Amendment - to eliminate the dual classes of American Acquisition Opportunity Common Stock authorized so that the only class of common stock will be the Class A Common Stock; and

·	Name Change Amendment – to change American Acquisition Opportunity’s name to “Royalty Management Holding Corporation”; and

·	Actions by Stockholders Charter Amendment — to require that stockholders only act at annual and special meeting of the corporation and not by written consent; and

·	Corporate Opportunity Charter Amendment — to eliminate the current limitations in place on the corporate opportunity doctrine; and

·

Additional Charter Amendments — to approve all other changes including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant following the closing of the Business Combination (the “Closing”).

·

The “Nasdaq Proposal”— To consider and vote upon a proposal to (i) issue American Acquisition Opportunity Common Stock to Royalty’s stockholders as a result of the Merger pursuant to the Business Combination Agreement.

·

The “Adjournment Proposal”— a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

In light of the ongoing health concerns relating to the COVID-19 pandemic and to best protect the health and welfare of American Acquisition Opportunity’s stockholders and personnel, the special meeting will be held completely virtual, conducted only via webcast at the following address: https://www.cstproxy.com/amao/bc2023. Stockholders that wish to listen to the special meeting via teleconference, but will not be able to participate in the special meeting or vote, may use the following teleconference dial-in numbers:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 8032486#

Pursuant to American Acquisition Opportunity’s amended and restated certificate of incorporation, American Acquisition Opportunity is providing the holders of shares of American Acquisition Opportunity Common Stock originally sold as part of the units issued in our initial public offering (the “IPO” and such holders, the “Public Stockholders”) with the opportunity to redeem, upon the Closing, shares of American Acquisition Opportunity Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to American Acquisition Opportunity to pay its income taxes or any other taxes payable) from the IPO and a concurrent private placement of warrants to the initial stockholders of American Acquisition Opportunity (“American Acquisition Opportunity Initial Stockholders’’) (together with the American Acquisition Opportunity Initial Stockholders, the “Founders”).

For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of September 30, 2023 of approximately $3.6 million, the estimated per share redemption price would have been approximately $10.42. Public stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Holders of American Acquisition Opportunity’s outstanding warrants sold in the IPO, which are exercisable for shares of American Acquisition Opportunity Common Stock under certain circumstances, do not have redemption rights in connection with the Business Combination. The Founders have agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to their respective Founder’s shares, and such Founder’s shares will be excluded from the pro rata calculation used to determine the per share redemption price. As of October 18, 2023, the record date for the special meeting of stockholders (the “Record Date”), the Founders, including American Acquisition Opportunity’s officers and directors, own approximately 85.4% of the outstanding shares of American Acquisition Opportunity Common Stock. The American Acquisition Opportunity Initial Stockholders, including American Acquisition Opportunity’s officers and directors, have agreed to vote any shares of American Acquisition Opportunity Common Stock owned by them in favor of the Business Combination.

American Acquisition Opportunity may not consummate the Business Combination unless the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal are approved at the special meeting, each of which is conditioned upon all such proposals having been approved at the special meeting. The approval of the Business Combination Proposal and the Nasdaq Proposal requires the affirmative vote (virtually in person or by proxy) of holders as of the Record Date of a majority of the then outstanding shares of American Acquisition Opportunity Common Stock entitled to vote thereon at the special meeting. The approval of the Charter Proposal requires that the holders of a majority of the shares of American Acquisition Opportunity Common Stock represented in person online or by proxy and voted thereon at the special meeting vote “FOR” such proposal. The Adjournment Proposal is not conditioned on the approval of any other Stockholder Proposal set forth in the accompanying proxy statement/prospectus.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Business Combination and related transactions and each of our proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Alliance Advisors, LLC.

By Order of the Board of Directors,
/c/ Mark C. Jensen
Mark C. Jensen Chief Executive Officer
October 20, 2023

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC, by American Acquisition Opportunity (File No. 333-268817) (the “Registration Statement”), constitutes a prospectus of American Acquisition Opportunity under Section 5 of the Securities Act, with respect to the shares of American Acquisition Opportunity Common Stock to be issued if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement/prospectus under Section 14(a) of the Exchange Act with respect to the special meeting of American Acquisition Opportunity’s stockholders at which American Acquisition Opportunity’s stockholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.

1

FREQUENTLY USED TERMS

In this document:

“Adjournment Proposal” means a proposal to adjourn the special meeting of the stockholders of American Acquisition Opportunity to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote at such special meeting or if the Chairman of the special meeting otherwise determines it necessary.

“Amended Charter” means the amended and restated certificate of incorporation of American Acquisition Opportunity, giving effect to the Charter Proposal.

“American Acquisition Opportunity” means American Acquisition Opportunity Inc., a Delaware corporation.

“American Acquisition Opportunity Board” means the Board of Directors of American Acquisition Opportunity

“American Acquisition Opportunity Class A Common Stock” means American Acquisition Opportunity’s Class A common stock, par value $0.0001 per share.

“American Acquisition Opportunity Class B Common Stock” means American Acquisition Opportunity’s Class B common stock, par value $0.0001 per share.

“American Acquisition Opportunity Common Stock” means the American Acquisition Opportunity Class A Common Stock and the American Acquisition Opportunity Class B Common Stock.

“American Acquisition Opportunity Initial Stockholders” means the initial stockholders of American Acquisition Opportunity, including the American Acquisition Opportunity Sponsor and American Acquisition Opportunity’s officers and directors.

“American Acquisition Opportunity Sponsor” means American Opportunity Ventures LLC.

“American Acquisition Opportunity Unit” means the units sold in the IPO each consisting of one share of American Acquisition Opportunity Class A Common Stock and one American Acquisition Opportunity Warrant.

“American Acquisition Opportunity Warrant Agreement” means the Warrant Agreement, dated as of March 17, 2021, by and between American Acquisition Opportunity and Continental Stock Transfer & Trust Company, governing the American Acquisition Opportunity Warrants.

“American Acquisition Opportunity Warrants” means warrants to purchase shares of American Acquisition Opportunity Common Stock as contemplated under the American Acquisition Opportunity Warrant Agreement, with each warrant exercisable for one share of American Acquisition Opportunity Common Stock at an exercise price of $11.50 per share.

“Broker non-vote” means the failure of an American Acquisition Opportunity stockholder, who holds his or her shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Agreement and Plan of Merger, dated as of June 28, 2022, amended on November 27, 2022, and further amended on April 28, 2023, and as may be further amended from time to time, by and among American Acquisition Opportunity, Royalty and Merger Sub.

“Business Combination Proposal” means the proposal to approve the adoption of the Business Combination Agreement and the Business Combination.

“Charter Proposal” means the proposal to consider and vote upon the second amended and restated certificate of incorporation in connection with the Business Combination.

2

“Closing” means the consummation of the Business Combination.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Company” means American Acquisition Opportunity, immediately upon consummation of the Business Combination.

“Combined Company Common Stock” means the American Acquisition Opportunity Class A Common Stock, immediately upon consummation of the Business Combination.

“Combined Company Stockholders” means the holders of American Acquisition Opportunity Class A Common Stock, immediately upon consummation of the Business Combination.

“DGCL” means the Delaware General Corporation Law.

“EF Hutton” means EF Hutton, division of Benchmark Investments, LLC, representative of the underwriters of American Acquisition Opportunity’s IPO.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Certificate of Incorporation” means the second amended and restated Certificate of Incorporation of American Acquisition Opportunity as in effect prior to the adoption of the Charter Proposals.

“Founders” means the American Acquisition Opportunity Initial Stockholders.

“Founder Shares” means the Initial Stockholder Shares.

“GAAP” means accounting principles generally accepted in the United States of America.

“Initial Stockholder Shares” means the 2,626,500 shares of American Acquisition Opportunity Class B Common Stock initially purchased by the American Acquisition Opportunity Initial Stockholders in a private placement in connection with the IPO and outstanding as of the date of this proxy statement/prospectus.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means American Acquisition Opportunity’s initial public offering of units, consummated on March 22, 2021.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Merger” means the merger of Merger Sub with and into Royalty, with Royalty surviving the Merger as a wholly-owned subsidiary of American Acquisition Opportunity.

“Merger Sub” means Royalty Merger Sub, Inc., an Indiana corporation and wholly-owned subsidiary of American Acquisition Opportunity.

“Merger Sub Common Stock” means Merger Sub’s common stock, par value $0.001 per share.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” means the proposal to consider and vote to issue American Acquisition Opportunity Common Stock to Royalty’s stockholders as a result of the Merger pursuant to the Business Combination Agreement.

3

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Audited Financials” means the audited consolidated balance sheet of Royalty as of December 31, 2021 and December 31, 2022, and the related audited consolidated statements of operations and comprehensive loss and cash flows of Royalty for such periods, each audited in accordance with the auditing standards of PCAOB.

 “Public Shares” means shares of American Acquisition Opportunity Class A Common Stock issued as a component of the American Acquisition Opportunity Units sold in the IPO.

“Public Stockholders” means the holders of shares of American Acquisition Opportunity Class A Common Stock sold in its IPO.

“Public Warrants” means the warrants included as a component of the American Acquisition Opportunity units sold in the IPO, each of which is exercisable for one share of American Acquisition Opportunity Common Stock, in accordance with its terms.

 “Representative Shares” means the 100,000 shares of American Acquisition Opportunity Class B Common Stock issued to EF Hutton and its designees in connection with the IPO, and the 350,000 shares of American Acquisition Opportunity Class A Common Stock to be issued to the Representative in lieu of the deferred underwriting fee it is due from the IPO.

“Royalty” means Royalty Management Corporation an Indiana corporation.

“Royalty Board” means the Board of Directors of Royalty

“Royalty Common Stock” means Royalty’s common stock, par value $0.01 per share.

“Royalty Requisite Approval” means the affirmative vote of (i) the holders of at least a majority of the shares of Royalty Common Stock (on an as-converted basis) outstanding, voting together as a single class.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Proposals” means, individually or collectively as context requires, the Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposals, the Nasdaq Proposal and/or the Adjournment Proposal.

“Surviving Corporation” means the entity surviving the Merger as a wholly-owned subsidiary of American Acquisition Opportunity.

“Trust Account” means the trust account that holds a portion of the proceeds from American Acquisition Opportunity’s IPO and the concurrent sale of the Private Warrants.

4

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting of stockholders, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to American Acquisition Opportunity’s stockholders. Stockholders are urged to read carefully this entire proxy statement/prospectus, including the financial statements and annexes attached hereto and the other documents referred to herein.

Q.	Why am I receiving this proxy statement/prospectus?

A.

American Acquisition Opportunity has entered into the Business Combination Agreement with Royalty and Merger Sub pursuant to which Merger Sub will be merged with and into Royalty, with Royalty surviving the Merger as a wholly-owned subsidiary of American Acquisition Opportunity. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A, and American Acquisition Opportunity encourages its stockholders to read it in its entirety. American Acquisition Opportunity’s stockholders are being asked to consider and vote upon the Business Combination Proposal to approve and adopt the Business Combination Agreement, among other Stockholder Proposals. See the section titled “Proposal No. 1 — The Business Combination Proposal.”

Upon the closing of the Business Combination, each share of Royalty Common Stock (including shares outstanding as a result of the conversion of the Royalty Convertible Debt and the Royalty Warrants which will occur immediately prior to the Effective Time of the Business Combination but excluding shares the holders of which perfect rights of appraisal under Indiana law) will be converted into the right to receive such number of shares of American Acquisition Opportunity Common Stock equal to the applicable portion of the closing payment shares. The total number of closing payment shares is 11,100,000. The precise number of shares of American Acquisition Opportunity Class A Common Stock that will be issued in exchange for each outstanding share of Royalty Common Stock (the “Exchange Ratio”) will depend on the number of  shares of Royalty Common Stock outstanding as of immediately prior to the Business Combination. Each outstanding share of American Acquisition Opportunity Class B Common Stock will be converted into a share of American Acquisition Opportunity Class A Common Stock. Each share of American Acquisition Opportunity Class A Common Stock outstanding as of immediately prior to the Effective Time, giving effect to any redemptions, will not be affected.

The American Acquisition Opportunity Class A Common Stock, American Acquisition Opportunity Warrants and American Acquisition Opportunity Units are currently listed on Nasdaq under the symbol “AMAO,” “AMAOW” and “AMAOU” respectively. American Acquisition Opportunity has applied to list the shares of Class A common stock and the American Acquisition Opportunity Warrants of the Combined Company on the Nasdaq Capital Market under the symbols “RMCO” and “RMCOW,” respectively, upon Closing. All outstanding American Acquisition Opportunity Units will be separated into their component securities immediately prior to the Closing. Accordingly, American Acquisition Opportunity will no longer have any units following consummation of the Business Combination, and therefore American Acquisition Opportunity will instruct Nasdaq to remove the listing of the American Acquisition Opportunity Units immediately following the consummation of the Business Combination. Upon Closing, American Acquisition Opportunity intends to change its name from “American Acquisition Opportunity, Inc.” to “Royalty Management Holding Corporation.”

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the proposals to be acted upon at the special meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety. This document also constitutes a prospectus of American Acquisition Opportunity with respect to the American Acquisition Opportunity Class A Common Stock issuable in connection with the Business Combination.

Q.	What matters will stockholders consider at the special meeting?

A.	At the American Acquisition Opportunity special meeting of stockholders, American Acquisition Opportunity will ask its stockholders to vote in favor of the following Stockholder Proposals:

1.	The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement and the resulting Business Combination.

2.	The Charter Proposal — To consider and vote upon an amended and restated charter to be in effect upon consummation of the Business Combination (the “Charter Proposal”).

5

3.

The Advisory Charter Proposals – To consider and vote upon on an advisory, non-binding basis five separate governance proposals relating to material differences between American Acquisition Opportunity’s amended and restated certificate of incorporation and the Amended Charter to be in effect upon the completion of the Business Combination in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”). These proposals are referred to as the “Advisory Proposals” or “Advisory Proposals 3A-3E”). The proposed amendments detailed below are collectively referred to as the “Advisory Charter Proposal”:

·

Elimination of Dual Class Common Stock Charter Amendment — to eliminate the dual classes of American Acquisition Opportunity Common Stock authorized so that the only class of common stock will be the Class A Common Stock with no increase in the number of authorized shares; and

·	Name Change Amendment – to change the name of American Acquisition Opportunity to “Royalty Holding Corporation;” and

·	Actions by Stockholders Charter Amendment — to require that stockholders only act at annual and special meeting of the corporation and not by written consent; and

·	Corporate Opportunity Charter Amendment — to eliminate the current limitations in place on the corporate opportunity doctrine; and

·

Additional Charter Amendments — to approve all other changes including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant following the Closing.

4.

The Nasdaq Proposal — To consider and vote upon a proposal to (i) issue American Acquisition Opportunity Common Stock to the Royalty shareholders as a result of the Merger pursuant to the Business Combination Agreement.

5.

The Adjournment Proposal — a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

American Acquisition Opportunity may not consummate the Business Combination unless the Business Combination Proposal, the Charter Proposal, and the Nasdaq Proposal are approved at the special meeting, each of which is conditioned upon all such proposals having been approved at the special meeting. The approval of the Business Combination Proposal and the Nasdaq Proposal requires the affirmative vote (virtually in person or by proxy) of holders as of the Record Date of a majority of the then outstanding shares of American Acquisition Opportunity Common Stock entitled to vote and actually cast thereon at the special meeting. The approval of each of the Charter Proposals, requires that the holders of a majority of the shares of American Acquisition Opportunity Common Stock represented in person online or by proxy and voted thereon at the special meeting vote “FOR” each such proposal. The Adjournment Proposal is not conditioned on the approval of any other Stockholder Proposal set forth in this proxy statement/prospectus.

American Acquisition Opportunity will hold a special meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

The vote of stockholders is important. Stockholders are encouraged to vote by submitting their proxy as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.	I am an American Acquisition Opportunity warrant holder. Why am I receiving this proxy statement/prospectus?

A.

Upon consummation of the Business Combination, each American Acquisition Opportunity Warrant shall, by its terms, entitle the holder to purchase one share of Combined Company Class A Common Stock in lieu of a share of American Acquisition Opportunity Common Stock at a purchase price of $11.50 per share. This proxy statement/prospectus includes important information about Royalty and the business of Royalty following consummation of the Business Combination. American Acquisition Opportunity and Royalty urge you to read the information contained in this proxy statement/prospectus carefully.

6

Q.	Are any of the proposals conditioned on one another?

A.

American Acquisition Opportunity may not consummate the Business Combination unless the Business Combination Proposal, the Charter Proposal, and the Nasdaq Proposal are approved at the special meeting, each of which is conditioned upon all such proposals having been approved at the special meeting. The approval of the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal requires the affirmative vote (virtually in person or by proxy) of holders as of the Record Date of a majority of the then outstanding shares of American Acquisition Opportunity Common Stock entitled to vote and actually cast thereon at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other Stockholder Proposal set forth in this proxy statement/prospectus.

It is important for you to note that in the event that the Business Combination Proposal is not approved, then American Acquisition Opportunity will not consummate the Business Combination. If American Acquisition Opportunity does not consummate the Business Combination and fails to complete an initial business combination by October 31, 2023 or obtain the approval of American Acquisition Opportunity’s stockholders to extend the deadline for American Acquisition Opportunity to consummate an initial business combination, then American Acquisition Opportunity will be required to dissolve and liquidate.

Q.	What will happen upon the consummation of the Business Combination?

A.

On the Closing Date, Royalty will merge into Merger Sub, whereupon Merger Sub will cease to exist and Royalty will continue as the surviving entity and become a direct wholly- owned subsidiary of American Acquisition Opportunity. The Business Combination will have the effects specified under Indiana law. At the Closing, all of the then-outstanding shares of Royalty Common Stock will be cancelled and automatically converted into 11,100,000 shares of American Acquisition Opportunity Common Stock. Prior to the Closing, all of the outstanding convertible notes of Royalty shall have been converted into Royalty Common Stock and all outstanding warrants to purchase shares of Royalty Common Stock shall have been exercised or cancelled.

Q.	Why is American Acquisition Opportunity proposing the Business Combination Proposal?

A.

American Acquisition Opportunity was organized for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. American Acquisition Opportunity is not limited to a particular industry or geographic region.

American Acquisition Opportunity received $108.8 million from its IPO, partial exercise of the over-allotment option and sale of the Private Warrants, of which $106.1 million was initially placed into the Trust Account immediately following the IPO and the partial exercise of the over-allotment option ($10.10 per share). In accordance with the Existing Certificate of Incorporation, holders of Public Shares may redeem such shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account upon the consummation of the Business Combination. In connection with the approval of an amendment to the Existing Certificate of Incorporation in March 2022, American Acquisition Opportunity was required to give its stockholders redemption rights. A total of 8,943,315 shares of American Acquisition Opportunity Class A Common Stock were redeemed. In connection with a further approval of amendments to the Existing Certificate of Incorporation in September 2022, an additional 820,377 shares of American Acquisition Opportunity Class A Common Stock were redeemed. In connection with a third extension of American Acquisition Opportunity’s time to complete a business combination in March 2023 an additional 216,697 shares of American Acquisition Opportunity Class A Common Stock were redeemed. In connection with a fourth extension of American Acquisition Opportunity’s time to complete a business combination in September 2023 an additional 177,543 shares of American Acquisition Opportunity’s Class A Common Stock were redeemed. See the question titled “What happens to the funds held in the Trust Account upon consummation of the Business Combination?” for more information.

There are currently 3,074,568 shares of American Acquisition Opportunity Common Stock issued and outstanding, consisting of 348,068 shares of American Acquisition Opportunity Class A Common Stock, 2,626,500 shares of American Acquisition Class B Common Stock held by the Initial Stockholders and 100,000 Representative Shares. In addition, there are currently 9,153,996 American Acquisition Opportunity Warrants issued and outstanding, consisting of 5,252,795 Public Warrants and 3,901,201 Private Warrants. Each American Acquisition Opportunity Warrant entitles the holder thereof to purchase one share of American Acquisition Opportunity Common Stock at a price of $11.50 per share. The American Acquisition Opportunity Warrants will become exercisable 30 days after the completion of a business combination, and expire at 5:00 p.m., five years after the completion of a business combination or earlier upon redemption or liquidation.

Under the Existing Certificate of Incorporation, all holders of Public Shares have the opportunity to have their Public Shares redeemed upon the consummation of the Business Combination.

7

Q:	Does the American Acquisition Opportunity Board have a recommendation?

The American Acquisition Opportunity Board believes that the Business Combination and the other proposals to be presented at the special meeting are in the best interest of American Acquisition Opportunity’s stockholders and unanimously recommends that its stockholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Charter Proposal, “FOR” the approval of the Nasdaq Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Charter Proposals, and “FOR” the approval of the Adjournment Proposal, in each case, if presented to the special meeting.

The existence of financial and personal interests of one or more of American Acquisition Opportunity’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of American Acquisition Opportunity and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. The American Acquisition Opportunity Board was aware of and considered these interests, among other matters, in approving the Business Combination and in determining to recommend to the stockholders to vote in favor of the proposals at the special meeting. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal - Interests of Certain Persons in the Business Combination.”

Q.	Did the American Acquisition Opportunity Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.

No, the American Acquisition Opportunity Board did not obtain a fairness opinion in connection with the Business Combination. In connection with the Board’s determination as to the value of Royalty, the American Acquisition Opportunity Board consulted with third parties to assist in its valuation of Royalty and its revenue streams, it was the American Acquisition Opportunity Board that determined the ultimate terms of the Business Combination. The American Acquisition Opportunity Board did initially seek to obtain a fairness opinion as well but determined that the cost associated with obtaining such an opinion would exceed the perceived value as the holders of American Acquisition Opportunity Class B Common Stock had committed to vote in favor of the Business Combination and their vote was sufficient to approve the Business Combination. In analyzing the Business Combination, the American Acquisition Opportunity Board and management conducted due diligence on Royalty and researched the industry in which Royalty operates and concluded that the Business Combination was in the best interest of American Acquisition Opportunity’s stockholders. In reaching this conclusion, the American Acquisition Opportunity Board considered a number of factors and a broad range of information, including industry knowledge, market comparable financial data for similar royalty companies, financial projections, existing revenue contracts and as well as an evaluation of the pipeline of potential revenue contracts. For a complete discussion of the factors utilized by the American Acquisition Opportunity Board in approving the Business Combination, see the section titled, “Proposal No. 1 — The Business Combination — American Acquisition Opportunity Board’s Reasons for the Approval of the Business Combination.” The American Acquisition Opportunity Board believes that based upon the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair to its stockholders. The American Acquisition Opportunity Board also determined that Royalty’s fair market value was at least 80% of American Acquisition Opportunity’s net assets, excluding any taxes payable on interest earned. Accordingly, investors will be relying on the judgment of the American Acquisition Opportunity Board, as described above, in valuing Royalty’s business and assuming the risk that the American Acquisition Opportunity Board may not have properly valued such business.

Q.	Do I have redemption rights?

A. If you are a holder of Public Shares, you may redeem your Public Shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the remaining proceeds of the IPO and a concurrent private placement of warrants to the Founders (after redemptions that took place in March 2022, September 2022, March 2023 and September 2023 in connection with the approval of charter amendments to extend the period of time in which a business combination may be completed), as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to American Acquisition Opportunity to pay its income taxes or franchise taxes payable. Holders of the outstanding Public Warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. All of the Founders have agreed to waive their redemption rights with respect to their Founder Shares and any Public Shares that they may have acquired during or after the IPO in connection with the completion of American Acquisition Opportunity’s business combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on funds in the Trust Account of approximately $3.6 million on September 30, 2023 the estimated per share redemption price would have been approximately $10.42. Additionally, Public Shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account, including interest (which interest shall be net of taxes payable by American Acquisition Opportunity), in connection with the liquidation of the Trust Account.

Q.	Will how I vote affect my ability to exercise redemption rights?

A. No. You may exercise your redemption rights whether you vote your Public Shares for or against the Business Combination Proposal and other Stockholder Proposals or do not vote your shares at all. As a result, the Business Combination Proposal can be approved by stockholders who will redeem their Public Shares and no longer remain stockholders, leaving stockholders who choose not to redeem their Public Shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of Nasdaq.

8

Q.	How do I exercise my redemption rights?

A.

In order to exercise your redemption rights, you must, prior to 5:00p.m. Eastern time on October 26, 2023 (two business days before the special meeting of stockholders), (i) submit a written request to American Acquisition Opportunity’s transfer agent that American Acquisition Opportunity redeem your Public Shares for cash, and (ii) deliver your stock to American Acquisition Opportunity’s transfer agent physically or electronically through The Depository Trust Company (“DTC”) by the deadline. For the address of Continental Stock Transfer & Trust Company, American Acquisition Opportunity’s transfer agent, see the question “ Who can help answer my questions?” below. American Acquisition Opportunity requests that any requests for redemption include the identity as to the beneficial owner making such request. Electronic delivery of your shares generally will be faster than delivery of physical stock certificates.

A physical stock certificate will not be needed if your stock is delivered to American Acquisition Opportunity’s transfer agent electronically. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and American Acquisition Opportunity’s transfer agent will need to act to facilitate the request. It is American Acquisition Opportunity’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because American Acquisition Opportunity does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. Under American Acquisition Opportunity’s bylaws, American Acquisition Opportunity is required to provide at least 10 days advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than anticipated for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares. In the event that a stockholder fails to comply with the various procedures that must be complied with in order to validly tender or redeem Public Shares, its shares may not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with American Acquisition Opportunity’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to American Acquisition Opportunity’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that American Acquisition Opportunity’s transfer agent return the shares (physically or electronically). You may make such request by contacting American Acquisition Opportunity’s transfer agent at the phone number or address listed under the question, “Who can help answer my questions?”.

Q.	Do I have appraisal rights if I object to the proposed Business Combination?

A.	No. There are no appraisal rights available to holders of shares of American Acquisition Opportunity Common Stock in connection with the Business Combination.

Q.	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A.

If the Business Combination is consummated, the funds held in the Trust Account will be released to pay (i) American Acquisition Opportunity’s stockholders who properly exercise their redemption rights and (ii) expenses incurred by Royalty and American Acquisition Opportunity in connection with the Business Combination, to the extent not otherwise paid prior to the Closing. The remaining funds available for release from the Trust Account will be used for general corporate purposes of the Combined Company following the Business Combination.

Q.	What happens if a substantial number of public stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A.

Public Stockholders may vote in favor of the Business Combination and still exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Stockholders are reduced as a result of redemptions by Public Stockholders.

As a result of redemptions, the trading market for the Combined Company Common Stock may be less liquid than the market for American Acquisition Opportunity Common Stock was prior to the Business Combination and the Combined Company may not be able to meet the listing standards of a national securities exchange. Additionally, with fewer funds available from the trust account, the capital infusion from the Trust Account into the Combined Company will be reduced and it may not be able to achieve its business plan and may require additional financing sooner than currently anticipated.

9

Q.	What happens if the Business Combination is not consummated?

A.

There are certain circumstances under which the Business Combination Agreement may be terminated. See the section titled “The Business Combination Agreement — Termination” for information regarding the parties’ specific termination rights.

If American Acquisition Opportunity does not complete the business combination with Royalty for whatever reason, American Acquisition Opportunity would search for another target business with which to complete a business combination. If American Acquisition Opportunity does not complete a business combination with Royalty or another target business by October 31, 2023, American Acquisition Opportunity must redeem 100% of the remaining outstanding Public Shares, at a per share price, payable in cash, equal to the amount then held in the Trust Account divided by the number of then outstanding Public Shares. The Founders have no redemption rights in the event a business combination is not consummated in the required time period, and, accordingly, their Founder Shares will be worthless. Additionally, in the event of such a liquidation, as described above, there will be no distribution with respect to outstanding American Acquisition Opportunity Warrants and, accordingly, the American Acquisition Opportunity Warrants will expire and be worthless.

10

Q.	Is the Business Combination taxable to Royalty’s stockholders?

A.

The material U.S. federal income tax considerations that may be relevant to Royalty stockholders in respect of the Business Combination are discussed in more detail in the section titled “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Royalty Common Stock.” The discussion of the U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to you in respect of the Business Combination, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws.

Q.	What is Royalty?

A.

Royalty is a royalty and revenue streaming company focused on identifying and investing in highly undervalued assets in either growing or transitioning marketplaces. Royalty’s vision is to build consistent and growing cash flow royalty streams. For more information, see the section titled “Information About Royalty.”

Q.	What equity stake will current American Acquisition Opportunity’s stockholders and Royalty’s stockholders have in the Combined Company after the Closing?

A.

The following table sets forth the ownership percentages of the Combined Company upon completion of the Business Combination assuming no redemptions, 50% redemptions and 100% redemptions, including all sources of potential dilution. Except as set forth below, the ownership percentages reflected in the table are based upon the number of shares of American Acquisition Opportunity Common Stock and Royalty Common Stock outstanding as of September 30, 2023 and are subject to the following additional assumptions:

·	the conversion of the deferred underwriting fee of $3,500,000 owed to the Representative into 350,000 shares of American Acquisition Opportunity Common Stock; and

·	no issuance of additional securities by American Acquisition Opportunity prior to Closing.

For purposes of the table:

No Redemption Scenario: This scenario assumes that no Public Shares are redeemed upon consummation of the Business Combination.

Intermediate Redemption Scenario: This scenario assumes that 174,034 Public Shares will be redeemed upon consummation of the Business Combination.

Maximum Redemption Scenario: This scenario assumes that all Public Shares are redeemed upon consummation of the Business Combination.

11

If any of these assumptions are not correct, these share numbers and ownership percentages will be different.

	No Redemption Scenario		Intermediate Redemption Scenario		Maximum Redemption Scenario
	Shares	Ownership Percentage	Shares	Ownership Percentage	Shares	Ownership Percentage
Public Stockholders	348,068(1)	2.4	174,034(1)	1.2	--	--
Royalty Stockholders	11,100,000	76.4	11,100,000	77.3	11,100,000	78.3
Sponsor, Related Parties and Other Holders of Founder Shares	2,626,500	18.1	2,626,500	18.3	2,626,500	18.5
Representative Shares	450,000	3.1	450,000	3.2	450,000	3.2
Total Shares	14,524,568	100.0	14,350,534	100.0	14,176,500	100.0

(1) The No Redemption Scenario and the Intermediate Redemption Scenario are based on the number of shares outstanding as of the date of this proxy statement/prospectus.

The numbers of shares and percentage interests set forth above are based on a number of assumptions. If the actual facts differ from our assumptions, the numbers of shares and percentage interests set forth above will be different. In addition, the numbers of shares and percentage interests set forth above do not take into account potential future exercises of American Acquisition Opportunity Warrants.

Q:	What are the possible sources and extent of dilution that holders of public shares who elect not to redeem their public shares will experience in connection with the Business Combination?

The following table sets forth the ownership percentages of the Combined Company upon completion of the Business Combination assuming no redemptions, intermediate redemptions and 100% redemptions, including all sources of potential dilution. Except as set forth below, the ownership percentages reflected in the table are based upon the number of shares of American Acquisition Opportunity Class A Common Stock and Royalty Common Stock outstanding as of June 30, 2023 and are subject to the following additional assumptions:

·	exercise of all Warrants;

·	no issuance of additional securities by American Acquisition Opportunity prior to Closing.

For purposes of the table:

No Redemption Scenario: This scenario assumes that no public shares are redeemed with upon consummation of the Business Combination.

Intermediate Redemption Scenario: This scenario assumes that 174,034 public shares will be redeemed upon consummation of the Business Combination.

Maximum Redemption Scenario: This scenario assumes that all public shares are redeemed upon consummation of the Business Combination.

	No Redemption Scenario		Intermediate Redemption Scenario		Maximum
	Shares	%	Shares	%	Shares	%
American Acquisition Opportunity Stockholders	348,068	1.5%	174,034	%	-	- %
Shares Underlying Public Warrants	5,246,962	22.2%	5,246,962	22.3%	5,246,962	22.5%
Shares Underlying Private Warrants	3,901,201	16.5%	3,901,201	16.6%	3,901,201	16.7%
Sponsor Related Parties and Other Holders of Founder Shares (1)(2)	2,626,500	11.1%	2,626,500	11.2%	2,626,500	11.3%
Royalty Shareholders (3)(4)(5)	11,100,000	46.9%	11,100,000	47.2%	11,100,000	47.6%
Representative Shares	450,000	1.9%	450,000	1.9%	450,000	1.9%
Closing Shares	23,672,731	100%	23,498,697	100%	23,324,663	100%

12

After the completion of the Business Combination, public stockholders will own a significantly smaller percentage of the combined company than they currently own of American Acquisition Opportunity. Consequently, public stockholders, as a group, will have reduced ownership and voting power in the combined company compared to their ownership and voting power in American Acquisition Opportunity.

The following table shows the dilutive effect and the effect on the per share value of Public Shares held by non-redeeming stockholders of American Acquisition Opportunity under a range of redemption scenarios and Warrant exercise scenarios:

	No Redemption Scenario(1)		Intermediate Redemption Scenario(2)		Maximum Redemption Scenario(3)
	Shares	Value per Share(4)	Shares	Value per Share(4)	Shares	Value per Share(4)
Base Scenario(5)	14,524,568	$10.00	14,350,534	$10.00	14,176,500	$10.00
Assuming all Public Warrants are Exercised(6)(9)	19,771,530	$7.35	19,597,496	$7.32	19,423,462	$7.30
Assuming all Private Placement Warrants are Exercised(7)(9)	18,425,769	$7.88	18,251,735	$7.86	18,077,701	$7.84
Assuming all Warrants are Exercised(8)(9)	23,672,731	$6.14	23,498,697	$6.10	23,324,663	$6.08

(1)	Assumes no Public Shares are redeemed.
(2)	Assumes 174,034 Public Shares are redeemed.
(3)	Assumes all 348,068 Public Shares are redeemed.
(4)

Based on post-transaction equity values of approximately $145.2 million, $143.5 million and $141.7 million in the No Redemption Scenario, Intermediate Redemption Scenario and Maximum Redemption Scenario, respectively.

(5)	Represents the post-Closing share ownership assuming various levels of redemption by American Acquisition Public Stockholders.
(6)	Represents the Base Scenario plus the full exercise of the 5,246,962 Public Warrants.
(7)	Represents the Base Scenario plus the full exercise of the 3,901,201Warrants.
(8)	Represents the Base Scenario plus the full exercise of all 9,148,163 Warrants.
(9)	Analysis does not account for exercise prices to be paid in connection with the exercise of Warrants.

The following table summarizes the value of the shares of Combined Company Common Stock to be issued in the Business Combination to Royalty shareholders under the above-described scenarios:

	No Redemption Scenario	Intermediate Redemption Scenario	Maximum Redemption Scenario
Shares to be Issued to Royalty Shareholders	11,100,000	11,100,000	11,100,000
Post-Transaction Equity Value	$147.0 million	$143.5 million	$141.7 million
Post-Transaction Equity Value/Share – Base Case	$10.00	$10.00	$10.00
Value of shares to Royalty Shareholders	$111.0 million	$111.0 million	$111.0 million
Post-Transaction Equity Value/Share – All Warrants Exercised	$6.14	$6.10	$6.08
Value of shares to Royalty Shareholders – All Warrants Exercised	$68.2 million	$67.7 million	$67.5 million

Q.	Who will be the officers and directors of the Combined Company if the Business Combination is consummated?

A.

The Business Combination Agreement provides that, upon the consummation of the Business Combination, the board of directors of the Combined Company (the “Combined Company Board”) will be comprised of five members. Immediately following the consummation of the Business Combination, we expect that the following will be the directors of the Combined Company: Mr. Thomas Sauve, Dr. Byron Price, Daniel J. Hasler, Gary T. Ehlebracht and Julie M. Griffith. See the section titled “Management After the Business Combination.”

Q.	What conditions must be satisfied to complete the Business Combination?

A.

There are a number of closing conditions in the Business Combination Agreement, including that American Acquisition Opportunity’s stockholders have approved and adopted the Business Combination Agreement. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section titled “The Business Combination Agreement — Conditions to Closing.”

13

Q.	What happens if I sell my shares of American Acquisition Opportunity Common Stock before the special meeting of stockholders?

A.

The Record Date for the special meeting of stockholders will be earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of American Acquisition Opportunity Common Stock after the Record Date, but before the special meeting of stockholders, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting of stockholders.

However, you will not become a Combined Company Stockholder following the Closing because only American Acquisition Opportunity’s stockholders on the date of the Closing will become Combined Company Stockholders.

Q.	What vote is required to approve the proposals presented at the special meeting of stockholders?

A.

The approval of each of the Business Combination Proposal and the Charter Proposal requires the affirmative vote (virtually in person or by proxy) of the holders of a majority of the then outstanding shares of American Acquisition Opportunity Common Stock entitled to vote thereon at the special meeting. Accordingly, an American Acquisition Opportunity stockholder’s failure to vote by proxy or to vote online at the virtual special meeting of stockholders, an abstention from voting or a broker non-vote will have the same effect as a vote against these Proposals.

The approval of each of the Advisory Charter Proposals, the Nasdaq Proposal and Adjournment Proposal requires the affirmative vote (virtually in person or by proxy) of the holders of a majority of the shares of American Acquisition Opportunity Common Stock that are voted at the special meeting of stockholders. Accordingly, an American Acquisition Opportunity stockholder’s failure to vote by proxy or to vote online at the virtual special meeting of stockholders, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on these Stockholder Proposals.

As of the Record Date, the American Acquisition Opportunity Initial Stockholders beneficially own an aggregate of 2,626,500 shares of American Acquisition Opportunity Common Stock, or approximately 85.4% of the outstanding shares of American Acquisition Opportunity Common Stock. Pursuant to the Sponsor Support Agreement, the American Acquisition Opportunity Initial Stockholders have agreed to vote all of their Initial Stockholder Shares and any Public Shares acquired by them in favor of the Business Combination and each of the other Proposals.

Q.	How many votes do I have at the special meeting of stockholders?

A.

American Acquisition Opportunity’s stockholders are entitled to one vote at the special meeting for each share of American Acquisition Opportunity Common Stock held of record as of the Record Date. As of the close of business on the Record Date, there were 3,074,568 shares outstanding of American Acquisition Opportunity Common Stock.

Q.	What interests do American Acquisition Opportunity’s current officers and directors have in the Business Combination?

A.

The American Acquisition Opportunity Board and executive officers may have interests in the Business Combination that are different from, in addition to, or in conflict with, yours. These interests include:

·

the beneficial ownership of the American Acquisition Opportunity Sponsor, Board and officers of an aggregate of 2,626,500 shares of American Acquisition Opportunity Class B Common Stock and 3,901,201 American Acquisition Opportunity Warrants, which shares and warrants would become worthless if American Acquisition Opportunity does not complete a business combination within the applicable time period, as our directors and officers have waived any right to redemption with respect to these shares. Such shares and warrants have an aggregate market value of approximately $28.9 million based on the closing prices of American Acquisition Opportunity Common Stock and warrants of $10.90 and $0.0697, respectively on Nasdaq on October 18, 2023.

·

The Sponsor is owed $777,294 in loans and advances to American Acquisition Opportunity which would not be repaid if American Acquisition Opportunity cannot complete an initial business combination and is liquidated;

·

Thomas Sauve, a director of American Acquisition Opportunity, also serves as Chief Executive Officer of Royalty and is party to an employment agreement that provides that he will begin receiving compensation once Royalty has raised at least $5 million;

·

Mark Jensen, American Acquisition Opportunity Chief Executive Officer; Thomas Sauve and Kirk Taylor, American Acquisition Opportunity Chief Financial Officer have ownership interests in Royalty that will convert into shares of the Combined Company’s Class A Common Stock in the Business Combination. A table summarizing this ownership is as follows.

Stockholder (Related Party)	Ownership in Royalty as of Business Combination	Total Dollar Investment	Shares of Class A Common Stock to be Received(1)	Value of Class A Common Stock to be Received(2)
White River Holdings LLC (Mark Jensen)	1,303,672	$11,791,000	1,959,935	$19,599,350
First Frontier Capital LLC (Thomas Sauve)	1,438,850	$9,412,000	2,163,161	$21,631,610
Liberty Hill Capital Management LLC (Kirk Taylor)	944,600	$6,259,500	1,420,108	$14,201,080

(1)	Based on approximate Exchange Ratio of 1.5034 shares of American Acquisition Opportunity Class A Common Stock for each share of Royalty Common Stock
(2)	Using a value of $10.00 per share.

14

·

Three members of the American Acquisition Opportunity Board (Messrs. Sauve, Hasler and Ehlebracht) are expected to remain as members of the board of the Combined Company Board following the Business Combination. In such capacity, they will be entitled to receive fees, stock options and stock awards when and if any such arrangements are put into place;

·

Kirk Taylor, American Acquisition Opportunity CFO, will be appointed as CFO of the Combined Company and will be entitled to receive compensation, stock options and stock awards when and if any such arrangements are put into place;

·

The American Acquisition Opportunity Board will not receive reimbursement for any out-of-pocket expenses incurred by them on American Acquisition Opportunity’s behalf incident to identifying, investigating and consummating the Business Combination, to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless the Business Combination is consummated; such expenses amounted to $0 as of June 30, 2023

·

the continued indemnification of the current directors and officers of American Acquisition Opportunity following the Business Combination and the continuation of directors’ and officers’ liability insurance following the Business Combination.

These interests may influence the American Acquisition Opportunity Board in making their recommendation that you vote in favor of the approval of the Stockholder Proposals. You should also read the section titled “The Business Combination — Interests of American Acquisition Opportunity’s Directors and Officers in the Business Combination.”

Q.	What are the U.S. federal income tax consequences of exercising my redemption rights?

A.

In the event that a U.S. Holder elects to redeem its American Acquisition Opportunity Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of American Acquisition Opportunity Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such U.S. Holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the American Acquisition Opportunity Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the American Acquisition Opportunity Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock redeemed exceeds one year. The deductibility of capital losses is subject to limitations. See the section titled “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Considerations of Exercising Redemption” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its American Acquisition Opportunity Common Stock for cash.

Q.	If I hold American Acquisition Opportunity Warrants, can I exercise redemption rights with respect to my warrants?

A.	No. Holders of American Acquisition Opportunity Warrants have no redemption rights with respect to the American Acquisition Opportunity Warrants.

Q:	What underwriting fees are payable in connection with the Business Combination?

A.

Pursuant to the Underwriting Agreement, dated March 17, 2021, by and between Kingswood Capital Markets, Division of Benchmark Securities, Inc. as representative of the several underwriters listed on Schedule I thereto (the “Underwriting Agreement”), at the time of the IPO, American Acquisition Opportunity provided an upfront discount to the underwriters of its IPO of $1,000,000 on the base offering of $100,000,000 and received an additional $50,600.20 in connection with the partial exercise of the over-allotment option. In addition, pursuant to the Underwriting Agreement, the underwriter, was entitled to a deferred underwriting discount of $0.35 per American Acquisition Opportunity Unit totaling $3,677,100.70 upon the consummation of the Business Combination, which would be payable from the amounts held in the Trust Account. EF Hutton as Kingswood has agreed to receive shares of American Acquisition Opportunity in lieu of the deferred fee. The following table illustrates the effective underwriting fee on a percentage basis for Public Shares at each redemption level identified below:

	No Redemption Scenario	Intermediate Redemption Scenario	Maximum Redemption Scenario
Cash Underwriting Fee(1)	$1,050,600	$1,050,600	$1,050,600
IPO Proceeds Remaining in Trust Account(2)	$3,657,177	$904,503	$--
Effective Cash Underwriting Fee(3)	28.7%	116.2%	N/A
Deferred Underwriting Fee to be Paid in Shares	$3,677,101	$3,677,101	$3,677,101
Aggregate Underwriting Fee	$4,727,701	$4,727,701	$4,727,701
Effective Aggregate Underwriting Fee	129.3%	522.7%	N/A

(1)	Cash underwriting fee of 1% on the sale of 10,000,000 Units in the IPO and an additional 506,002 Units in the partial exercise of the over-allotment option.

(2)

Trust Account balance is as of June 30, 2023, reduced by the $1,848,172 paid in September 2023 in connection with redemptions. Reflects the redemption of  10,157,934 shares of American Acquisition Opportunity Common Stock in connection with four stockholder meetings to approve charter amendments.

(3)

The effective underwriting fee is calculated by dividing the underwriting fee in dollars (including the value of the shares to be paid in lieu of the deferred fee) by the IPO proceeds in dollars remaining in the Trust Account.

Q.	When is the Business Combination expected to be completed?

A.

 It is currently anticipated that the Business Combination will be consummated promptly following the special meeting of stockholders, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Agreement — Conditions to Closing.”

15

Q.	What do I need to do now?

A.

You are urged to carefully read and consider the information contained in this proxy statement/prospectus, including the financial statements and annexes attached hereto, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q.	How do I vote?

A.

If you were a holder of record of American Acquisition Opportunity Common Stock on October 18, 2023, the record date for the special meeting of stockholders, you may vote on the Stockholder Proposals online at the virtual special meeting of stockholders or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the special meeting of stockholders and vote online, obtain a proxy from your broker, bank or nominee.

16

Q.	What will happen if I abstain from voting or fail to vote at the special meeting?

A.

At the special meeting of stockholders, American Acquisition Opportunity will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote will have the same effect as a vote against each of the Business Combination Proposal and the individual Charter Proposals, and will have no effect on any of the other Stockholder Proposals.

Q.	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.

Signed and dated proxies received by American Acquisition Opportunity without an indication of how the stockholder intends to vote on a proposal will be voted in favor of each of the Stockholder Proposals.

17

Q.	Do I need to attend the special meeting of stockholders to vote my shares?

A.

No. You are invited to virtually attend the special meeting to vote on the proposals described in this proxy statement/prospectus. However, you do not need to attend the special meeting of stockholders to vote your shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card(s) in the pre-addressed postage-paid envelope. Your vote is important. American Acquisition Opportunity encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q.	If I am not going to attend the special meeting of stockholders, should I return my proxy card instead?

A.

Yes. After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxy, as applicable, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.

No. If your broker holds your shares in its name and you do not give the broker voting instructions, under the applicable stock exchange rules, your broker may not vote your shares on any of the Stockholder Proposals. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of determining the presence of a quorum at the special meeting of stockholders. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. However, in no event will a broker non-vote have the effect of exercising your redemption rights for a pro rata portion of the Trust Account, and therefore no shares as to which a broker non-vote occurs will be redeemed in connection with the proposed Business Combination.

Q.	May I change my vote after I have mailed my signed proxy card?

A.

Yes. You may change your vote by sending a later-dated, signed proxy card to American Acquisition Opportunity’s secretary at the address listed below prior to the vote at the special meeting of stockholders, or attend the virtual special meeting and vote online. You also may revoke your proxy by sending a notice of revocation to American Acquisition Opportunity’s secretary, provided such revocation is received prior to the vote at the special meeting. If your shares are held in street name by a broker or other nominee, you must contact the broker or nominee to change your vote.

Q.	What happens if I fail to take any action with respect to the special meeting?

A.

If you fail to take any action with respect to the special meeting and the Business Combination is approved by stockholders and consummated, you will become a stockholder of the Combined Company and/or your warrants will entitle you to purchase common stock of the Combined Company unless you exercise your redemption rights. If you fail to take any action with respect to the special meeting and the Business Combination is not approved, you will continue to be a stockholder and/or warrant holder of American Acquisition Opportunity.

18

Q.	What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q.	What is the quorum requirement for the special meeting of stockholders?

A.

A quorum of American Acquisition Opportunity’s stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of stockholders if a majority of the American Acquisition Opportunity Common Stock outstanding and entitled to vote at the meeting is virtually represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

As of the Record Date for the special meeting, 1,537,285 shares of American Acquisition Opportunity Common Stock will be required to achieve a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or your broker, bank or other nominee submits one on your behalf) or if you vote online at the virtual special meeting of stockholders. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the shares represented by stockholders virtually present at the special meeting or by proxy may authorize adjournment of the special meeting to another date.

Q.

What happens to the American Acquisition Opportunity Warrants I hold if I vote my shares of American Acquisition Opportunity Common Stock against approval of the Business Combination Proposal and validly exercise my redemption rights?

A.

Properly exercising your redemption rights as an American Acquisition Opportunity stockholder does not result in either a vote “FOR” or “AGAINST” the Business Combination Proposal. If the Business Combination is not completed, you will continue to hold your American Acquisition Opportunity Warrants, and if American Acquisition Opportunity does not otherwise consummate an initial business combination by October 31, 2023 or obtain the approval of American Acquisition Opportunity’s Stockholders to extend the deadline for American Acquisition Opportunity to consummate an initial business combination, American Acquisition Opportunity will be required to dissolve and liquidate, and your American Acquisition Opportunity Warrants will expire worthless.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

American Acquisition Opportunity will pay the cost of soliciting proxies for the special meeting of stockholders. American Acquisition Opportunity has engaged Alliance Advisors, LLC to assist in the solicitation of proxies for the special meeting. American Acquisition Opportunity will pay Alliance a fee of $15,000, will reimburse Alliance for reasonable out-of-pocket expenses and will indemnify Alliance and its affiliates against certain claims, liabilities, losses, damages and expenses. American Acquisition Opportunity also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of American Acquisition Opportunity Common Stock for their expenses in forwarding soliciting materials to beneficial owners of American Acquisition Opportunity Common Stock and in obtaining voting instructions from such beneficial owners. American Acquisition Opportunity’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	Who can help answer my questions?

A.

If you have questions about the Stockholder Proposals, or if you need additional copies of this proxy statement/prospectus, the proxy card or the consent card you should contact our proxy solicitor at:

19

ALLIANCE ADVISORS, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(973) 873-7700

To obtain timely delivery, American Acquisition Opportunity’s stockholders and warrant holders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about American Acquisition Opportunity from documents filed with the SEC by following the instructions in the section titled, “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to American Acquisition Opportunity’s transfer agent prior to 5:00 p.m., New York time, on October 26, 2023 (two business days prior to the special meeting of stockholders). If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

E-mail: mzimkind@continentalstock.com

20

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the Business Combination Proposal and the other Stockholder Proposals to be considered at the special meeting of stockholders, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section titled, “Where You Can Find More Information.”

Parties to the Business Combination

American Acquisition Opportunity

American Acquisition Opportunity is a Delaware corporation and was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, referred to throughout this proxy statement/prospectus as its initial business combination. Although American Acquisition Opportunity may pursue its initial business combination in any industry or geographic location, it currently intends to focus on opportunities with land and resource holdings companies, with the potential to create, support, and/or innovate for the new economy.

American Acquisition Opportunity Class A Common Stock, American Acquisition Opportunity Warrants and American Acquisition Opportunity Units (each American Acquisition Opportunity Unit comprising one share of American Acquisition Opportunity Class A Common Stock and one American Acquisition Opportunity Warrant) are currently listed and trading on Nasdaq under the ticker symbols “AMAOU,” “AMAO” and “AMAOW respectively. We have applied to list the Combined Company Common Stock and Combined Company Warrants on Nasdaq under the symbols “RMCO” and “RMCOW,” respectively, upon Closing. The American Acquisition Opportunity Units will automatically separate into their component securities (one share of American Acquisition Opportunity Class A Common Stock and one-half of one American Acquisition Opportunity Warrant) upon Closing and, as a result, will no longer exist. No fractional American Acquisition Opportunity Warrants will be issued and the number of American Acquisition Opportunity Warrants to be issued to any holder of American Acquisition Opportunity Units upon separation will be rounded down to the next whole warrant.

The mailing address of American Acquisition Opportunity’s principal executive office is 12115 Visionary Way, Suite 174, Fishers, Indiana 46038, and its telephone number is (317) 855-9926.

Merger Sub

Merger Sub is a wholly-owned subsidiary of American Acquisition Opportunity, formed on June 24, 2022 to consummate the Business Combination. Following the Business Combination, Merger Sub will have merged with and into Royalty with Royalty surviving the Merger. As a result, Royalty will become a wholly-owned subsidiary of American Acquisition Opportunity.

The mailing address of Merger Sub’s principal executive office is 12115 Visionary Way, Suite 174, Fishers, Indiana 46038, and its telephone number is (317) 855-9926.

Royalty

Royalty is a royalty company focused on generating sustainable and growing cash flows. Royalty was formed in 2021. Its business plan has three sectors of focus: (i) traditional resource royalty streams; (ii) sustainable asset investments; and (iii) IP & digital royalty streams which it has not yet pursued. The resource royalty stream is currently generating income and is the backbone of continued long term sustainable cash flow. Through investing in sustainable assets, Royalty has the opportunity to monetize cash flow streams from the reclamation and restoration of former fossil fuel lands. Investments in IP & digital royalty streams position Royalty for the opportunity to benefit from next generation technology and processes. Royalty is focused on monetizing both the initial extraction of resources and also the proper stewardship of land and resources post operation.

In connection with its audit of its financial statements for the fiscal year ended December 31, 2022, Royalty’s independent auditor’s audit opinion included a going concern qualification. See “Risk Factors -- Management has determined that there are factors that raise substantial doubt about our ability to continue as a going concern.”

The mailing address of Royalty’s principal executive office is 8500 E. 116 Street, #264, Fishers, Indiana 46038, and its telephone number is (317) 480-4427.

21

The Business Combination

The Business Combination Agreement

On June 28, 2022, American Acquisition Opportunity, Merger Sub and Royalty entered into the Business Combination Agreement, pursuant to which American Acquisition Opportunity and Royalty will consummate the Business Combination. The Business Combination Agreement contains customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the Merger and the other transactions contemplated thereby.

Pursuant to the terms of the Business Combination Agreement, the outstanding securities of Royalty will be converted into the merger consideration as follows:

Convertible Notes. Prior to the Effective Time, each issued and outstanding convertible promissory note of Royalty (the “Royalty Convertible Debt”) will have been converted into shares of Royalty Common Stock in accordance with the then-applicable conversion rate.

Warrants. Immediately prior to the Effective Time, Royalty shall cause each outstanding warrant to purchase shares of Royalty Common Stock (the “Royalty Warrants”) to be exercised in full on a cash or cashless basis or terminated without exercise in exchange for the issuance of the applicable shares of Royalty Common Stock;

Common Stock. At the Effective Time, each share of Royalty Common Stock (including shares outstanding as a result of the conversion of the Royalty Convertible Debt and the Royalty Warrants but excluding shares the holders of which perfect rights of appraisal under Indiana law) will be converted into the right to receive such number of shares of American Acquisition Opportunity Common Stock equal to the applicable portion of the closing payment shares. The total number of closing payment shares is 11,100,000.

The shares of American Acquisition Opportunity Class A Common Stock that remain outstanding as of the Effective Time will be unaffected by the Business Combination. Each outstanding share of American Acquisition Opportunity Class B Common Stock will be converted as of the Effective Time into a share of American Acquisition Opportunity Class A Common Stock.

The Effective Time shall occur as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions to the completion of the Business Combination set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at Closing, provided that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing).

For more information about the Business Combination Agreement and the Business Combination, see the sections titled “Proposal No. 1 — The Business Combination Proposal” and “The Business Combination Agreement.”

Conditions to the Closing

Mutual

The obligations of Royalty, American Acquisition Opportunity and Merger Sub to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

·	The Stockholder Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of American Acquisition Opportunity;

·	The requisite approval of the Royalty shareholders shall have been obtained;

·

No governmental authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Business Combination, including the Merger, illegal or otherwise prohibiting consummation of the Business Combination.

·

There shall not be pending any action by any governmental entity in any court with jurisdiction seeking to prohibit the consummation of the Business Combination or that would otherwise cause a Material l Adverse Effect with respect to American Acquisition Opportunity or Royalty;

22

·

All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

·

The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

·	The shares of American Acquisition Opportunity Common Stock to be issued in connection with the Transactions shall have been approved for listing on NASDAQ as of the Closing Date

·	The ancillary agreements shall have executed and delivered by all parties thereto.

American Acquisition Opportunity and Merger Sub

The obligations of American Acquisition Opportunity and Merger Sub to consummate the Business Combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following additional conditions:

·

All of the representations and warranties of Royalty contained in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement;

·

Royalty shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

·	Royalty shall have delivered to American Acquisition Opportunity a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

·	All approvals, consents and waivers that were listed on Royalty’s disclosure schedules shall brave been received;

·	No material adverse effect shall have occurred with respect to Royalty;

·

The Shareholder Support Agreement shall be in full force and effect, and no signatory to the Shareholder Support Agreement shall have attempted to repudiate or disclaim any of its or his obligations thereunder;

·

American Acquisition Opportunity shall have received evidence acceptable to it that Royalty shall have converted, terminated, extinguished and cancelled in full its convertible debt and the Warrants, and any other securities convertible into Royalty Common Stock; and

·

American Acquisition Opportunity shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to Royalty and American Acquisition Opportunity, between certain specified individuals and each such employment agreement duly executed by the parties thereto.

23

Royalty

The obligations of Royalty to consummate the Business Combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following additional conditions:

·	All representations and warranties of American Acquisition Opportunity and Merger Sub contained in this Agreement shall be true, correct and complete as of the Closing Date in all material respects.

·

American Acquisition Opportunity and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

·

American Acquisition Opportunity shall have delivered to Royalty a certificate, dated the date of the Closing, signed by the President of American Acquisition Opportunity, certifying as to the satisfaction of certain conditions.

·	No material adverse effect shall have occurred between the date of the Business Combination Agreement and the Closing Date that is continuing.

Regulatory Matters

The Business Combination is subject to the requirements of the HSR Act, which prevents American Acquisition Opportunity and Royalty from completing the Business Combination until required information and materials are furnished to the Antitrust Division of the Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”) and specified waiting period requirements have been satisfied.

For more information, see the section titled “The Business Combination — Regulatory Approvals Required for the Business Combination.”

Termination Rights

The Business Combination Agreement may be terminated and the Business Combination may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Business Combination by American Acquisition Opportunity’s Stockholders, respectively, as follows:

·	by mutual written consent of the parties;

·

by either American Acquisition Opportunity or Royalty if the Effective Time shall not have occurred prior to October 31, 2023 (the “Outside Date”); provided, however, that the Business Combination Agreement may not be terminated by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Business Combination Agreement and such breach or violation is the principal cause of the failure of a condition;

·

by American Acquisition Opportunity if the Effective Time shall not have occurred prior to the Outside Date, and American Acquisition Opportunity has not received stockholder approval of an extension proposal by such time.

·

by either American Acquisition Opportunity or Royalty if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any permanent injunction, order, decree or ruling which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger;

·

by American Acquisition Opportunity upon a breach of any representation, warranty, covenant or agreement on the part of Royalty set forth in this Agreement, or if any representation or warranty of Royalty shall have become untrue, in either case such that the conditions set forth in Sections 8.2(a) or 8.2(b), as applicable, would not be satisfied (“Terminating Company Breach”); provided, however, that American Acquisition Opportunity and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; and provided further, that if such Terminating Company Breach is curable by Royalty, American Acquisition Opportunity may not terminate the Business Combination Agreement under this provision for so long as Royalty continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within the earlier of (i) 10 Business Days after notice of such breach is provided by American Acquisition Opportunity to Royalty and (ii) the Outside Date;

24

·

by Royalty upon a breach of any representation, warranty, covenant or agreement on the part of American Acquisition Opportunity or Merger Sub set forth in this Agreement, or if any representation or warranty of American Acquisition Opportunity or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.3(a) or 8.3(b) of the Business Combination Agreement, as applicable, would not be satisfied (“Terminating American Acquisition Opportunity Breach”); provided, however, that Royalty has not waived such Terminating American Acquisition Opportunity Breach and Royalty is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; and provided further, that, if such Terminating American Acquisition Opportunity Breach is curable by American Acquisition Opportunity and Merger Sub, Royalty may not terminate the Business Combination Agreement under this provision for so long as American Acquisition Opportunity and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within the earlier of (i) 10 Business Days after notice of such breach is provided by Royalty to American Acquisition Opportunity and (ii) the Outside Date;

·	by American Acquisition Opportunity if there is a Company Material Adverse Effect;

·	by American Acquisition Opportunity if Royalty has failed to deliver the PCAOB Audited Financial Statements on or before the PCAOB Audit Deadline;

·	by either American Acquisition Opportunity or Royalty if any of the American Acquisition Opportunity Proposals shall fail to receive the requisite vote for approval at the Special Meeting;

·

by written notice from American Acquisition Opportunity if the Royalty Requisite Approval is not obtained within three business days after the date on which the Registration Statement becomes effective;

·

by American Acquisition Opportunity on March 21, 2023, if the American Acquisition Opportunity Proposals have not been approved as of such date and American Acquisition Opportunity elects not to pursue the Extension Proposal.

Effect of Termination

If the Business Combination Agreement is terminated, the agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party to the Business Combination Agreement, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.

Except as set forth in the Business Combination Agreement, all expenses incurred in connection with the Business Combination Agreement and the Business Combination transactions shall be paid by the party incurring such expenses, whether or not the Business Combination transactions are consummated. The filing, listing, and registration fees contemplated by the Business Combination Agreement shall be paid one half by each of the parties thereto; provided, that each party shall be responsible for the fees and expenses payable by such party to its respective representatives with respect to such matters.

For more information about the Business Combination Agreement, see the section titled “The Business Combination Agreement.”

Amendments to the Charter

Pursuant to the Business Combination Agreement, at the Effective Time of the Business Combination, the Existing Certificate of Incorporation of American Acquisition Opportunity will be amended and restated to:

·	eliminate the dual-class common stock structure;

·	change the name of American Acquisition Opportunity to Royalty Management Holding Company;

·	require that stockholders only act at annual and special meeting of the corporation and not by written consent;

·	eliminate the current limitations in place on the corporate opportunity doctrine;

·

make certain other changes to the amended and restated certificate of incorporation, including without limitation the elimination of certain provisions related to American Acquisition Opportunity’s initial business combination that will no longer be relevant following the Closing.

For more information about these amendments to the Existing Certificate of Incorporation, see the section titled “Proposal No. 2 — The Charter Proposal” And “Proposal No. 3 – The Advisory Charter Proposals.”

25

Other Agreements Related to the Business Combination Agreement

Registration Rights and Lock-Up Agreement

In connection with the Closing, the Sponsor equityholders and certain equityholders will enter into an Amended and Restated Registration Rights and Lock-Up Agreement. Pursuant to the Registration Rights and Lock-Up Agreement, the Combined Company will agree that, within 30 calendar days after the closing of the Business Combination, the Combined Company will file with the SEC the Resale Registration Statement, and the Combined Company shall use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. In certain circumstances, the New Holders can demand up to three underwritten offerings, and all of signatories will be entitled to piggyback registration rights. A total of an additional 3,901,201 additional shares of Combined Company Common Stock will be entitled to registration rights under this  agreement. In addition, the registration rights agreement will cover the resale of shares of Combined Company Common Stock held by affiliates.

The agreement also provides that certain stockholders of Royalty will agree, subject to certain exceptions, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Combined Company Common Stock for a period of 90 days after the Closing Date.

For more information about the Registration Rights and Lock-Up Agreement, see the sections titled “Certain Agreements Related to the Business Combination — Registration Rights and Lock-Up Agreement.”

Shareholder Support Agreement

On June 28, 2022, American Acquisition Opportunity, Royalty and certain shareholders of Royalty entered into the Shareholder Support Agreement (the “Shareholder Support Agreement”) pursuant to which such shareholders agreed to vote all of their shares of Royalty Common Stock in favor of the approval and adoption of the Business Combination Agreement and the Business Combination. Additionally, such shareholders have agreed, among other things, not to (a) transfer any of their shares of Royalty Common Stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions or (b) enter into any voting arrangement that is inconsistent with the Shareholder Support Agreement. The Shareholder Support Agreement is attached hereto as Annex  .

Sponsor Support Agreement

On June 28, 2022, American Acquisition Opportunity, Royalty and the American Acquisition Opportunity Initial Stockholders entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which the American Acquisition Opportunity Initial Stockholders agreed to vote all of their shares of American Acquisition Opportunity Common Stock in favor of the approval and adoption of the Stockholder Proposals. Additionally, such American Acquisition Opportunity Initial Stockholders have agreed, among other things, not to (a) transfer any of their shares of American Acquisition Opportunity Common Stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions, (b) enter into any voting arrangement that is inconsistent with the Sponsor Support Agreement or (c) exercise their redemption rights in connection with the Business Combination.

Interests of Certain Persons in the Business Combination

In considering the recommendation of the American Acquisition Opportunity Board to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, our directors and officers have interests in the Business Combination that are different from, in addition to, or in conflict with those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include:

·

the beneficial ownership of the American Acquisition Opportunity Sponsor, Board and officers of an aggregate of 2,626,500 shares of American Acquisition Opportunity Class B Common Stock and 3,901,201 American Acquisition Opportunity Warrants, which shares and warrants would become worthless if American Acquisition Opportunity does not complete a business combination within the applicable time period, as our directors and officers have waived any right to redemption with respect to these shares. Such shares and warrants have an aggregate market value of approximately $28.9  million based on the closing prices of American Acquisition Opportunity Common Stock and warrants of $10.90 and $0.0697, respectively on Nasdaq on October 18, 2023.

·

The Sponsor is owed $777,294 in loans and advances to American Acquisition Opportunity which would not be repaid if American Acquisition Opportunity cannot complete an initial business combination and is liquidated;

·

Thomas Sauve, a director of American Acquisition Opportunity, also serves as Chief Executive Officer of Royalty and is party to an employment agreement that provides that he will begin receiving compensation once Royalty has raised at least $5 million;

·

Mark Jensen, American Acquisition Opportunity Chief Executive Officer; Thomas Sauve and Kirk Taylor, American Acquisition Opportunity Chief Financial Officer have ownership interests in Royalty that will convert into shares of the Combined Company’s Class A Common Stock in the Business Combination. A table summarizing this ownership is as follows.

Stockholder (Related Party)	Share Ownership in Royalty as of Business Combination	Total Dollar Investment	Shares of Class A Common Stock to be Received(1)	Value of Class A Common Stock to be Received(2)
White River Holdings LLC (Mark Jensen)	1,303,672	$11,791,000	1,959,935	$19,599,350
First Frontier Capital LLC (Thomas Sauve)	1,438,850	$9,412,000	2,163,161	$21,631,610
Liberty Hill Capital Management LLC (Kirk Taylor)	944,600	$6,259,500	1,420,108	$14,201,080

(1)	Based on approximate Exchange Ratio of 1.5034 shares of American Acquisition Opportunity Class A Common Stock for each share of Royalty Common Stock.

(2)	Using a value of $10.00 per share.

·

Three members of the American Acquisition Opportunity Board (Messrs. Sauve, Hasler and Ehlebracht) are expected to remain as members of the board of the Combined Company Board following the Business Combination. In such capacity, they will be entitled to receive fees, stock options and stock awards when and if any such arrangements are put into place;

·

Kirk Taylor, American Acquisition Opportunity CFO, will be appointed as CFO of the Combined Company and will be entitled to receive compensation, stock options and stock awards when and if any such arrangements are put into place;

·

The American Acquisition Opportunity Board will not receive reimbursement for any out-of-pocket expenses incurred by them on American Acquisition Opportunity’s behalf incident to identifying, investigating and consummating the Business Combination, to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless the Business Combination is consummated; such expenses amounted to $0 as of June 30, 2023

·

the continued indemnification of the current directors and officers of American Acquisition Opportunity following the Business Combination and the continuation of directors’ and officers’ liability insurance following the Business Combination.

These interests may influence the American Acquisition Opportunity Board in making their recommendation that you vote in favor of the approval of the Stockholder Proposals. You should also read the section titled “The Business Combination — Interests of American Acquisition Opportunity’s Directors and Officers in the Business Combination.”

Reasons for the Approval of the Business Combination

After careful consideration, the American Acquisition Opportunity Board recommends that American Acquisition Opportunity’s stockholders vote “FOR” each Stockholder Proposal being submitted to a vote of American Acquisition Opportunity’s stockholders at the American Acquisition Opportunity special meeting of stockholders.

For a description of American Acquisition Opportunity’s reasons for the approval of the Business Combination and the recommendation of our board of directors, see the section titled “The Business Combination — American Acquisition Opportunity Board’s Reasons for the Approval of the Business Combination.”

Redemption Rights

Under the Existing Certificate of Incorporation, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to American Acquisition Opportunity to pay its income taxes or any other taxes payable, by (b) the total number of Public Shares. For illustrative purposes, based on funds in the Trust Account of approximately $3.6 million on September 30, 2023, the estimated per share redemption price would have been approximately $10.42.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of American Acquisition Opportunity Common Stock for cash and will no longer own shares of American Acquisition Opportunity Common Stock and will not participate in the future growth of the Combined Company, if any. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to American Acquisition Opportunity’s transfer agent in accordance with the procedures described herein. See the section titled “The Special Meeting of American Acquisition Opportunity’s Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

26

Ownership of the Combined Company After the Closing

It is anticipated that, upon the completion of the Business Combination, if none of the Public Shares are redeemed, the ownership of the Combined Company will be as follows:

·	the stockholders of Royalty will own 11,100,000 shares of Combined Company Common Stock, representing approximately 76.4% of total shares outstanding;

·	the Public Stockholders will own 348,068 shares of Combined Company Common Stock, representing approximately 2.4% of total shares outstanding;

·	the holders of Initial Stockholder Shares will own 2,626,500 shares of Combined Company Common Stock, representing approximately 18.1% of the total shares outstanding; and

·	the Representative will own 450,000 shares of Combined Company Common Stock, representing 3.1% of total shares outstanding.

The following table summarizes the pro forma ownership of Combined Company Common Stock following the Business Combination under the no redemption, intermediate redemption and maximum redemption scenarios.

	No Redemption Scenario			Intermediate Redemption Scenario			Maximum Redemption Scenario
	Shares		%	Shares		%	Shares	%
American Acquisition Opportunity Stockholders	348,068	(1)	2.4%	174,034	(1)	1.2%	-	-%
Sponsor Related Parties and Other Holders of Founder Shares (1)(2)	2,626,500		18.1%	2,626,500		18.3%	2,626,500	18.5%
Royalty Shareholders (3)(4)(5)	11,100,000		76.4%	11,100,000		77.3%	11,100,000	78.3%
Representative Shares	450,000		3.1%	450,000		3.1%	450,000	3.2%
Closing Shares	14,524,56		100.0%	14,350,534		100.0%	14,176,500	100.0%
Potential Sources of Dilution:
Public Warrants	5,246,962		22.0%	5,246,962		22.2%	5,246,962	22.5%
Private Warrants	3,901,201		16.4%	3,901,201		16.5%	3,901,201	16.7%

(1)	The No Redemption Scenario and the Intermediate Redemption Scenario are based on the number of shares outstanding as of the date of this proxy statement/prospectus.

The numbers of shares and percentage interests set forth above are based on a number of assumptions,. If the actual facts differ from our assumptions, the numbers of shares and percentage interests set forth above will be different. In addition, the numbers of shares and percentage interests set forth above do not take into account potential future exercises of American Acquisition Opportunity Warrants.

Please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Summary of Risk Factors

In evaluating the Proposals, American Acquisition Opportunity Stockholders should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to Royalty’s business and industry, and risks of the Combined Company, are summarized below:

Risks Related to Royalty

·	Royalty has a relatively short operating history, which makes it difficult to evaluate its makes e business and future prospects difficult and may increase the risk of your investment.
·	Management has determined that there are factors that raise substantial doubt about its ability to continue as a going concern.
·	Royalty has limited capital resources which may require it to raise additional capital which could result in substantial dilution or significant debt service obligations.
·	Since its inception, all of Royalty’s revenues come from three sources. The loss of any one of these could results in a material adverse effect on Royalty
·	As a company with portfolio holdings in the mining industry, we face many particular and evolving risks associated with that industry.
·	Our long-term results of operations are difficult to predict and depend on the continued growth of current and future royalty streams.
·	The growth and success of our business depends on the continued contributions of our key executives, as well as our ability to attract and retain qualified personnel.

 Risks Related to the Combined Company

·	Concentrations of ownership among the Combined Company’s officers, directors and their affiliates may prevent new investors from influencing significant corporation actions.
·

There can be no assurance that the Combined Company’s Common Stock will be approved for listing on Nasdaq or, if listed, that the Combined Company will be able to comply with the continued listing standards of Nasdaq.

·	Royalty’s management has little experience in operating a public company.
·

The Combined Company may issue additional shares of common stock or other equity securities without your approval which could dilute your ownership interests and depress the trading price of the Combined Company Common Stock

Risks Related to American Acquisition Opportunity

·	Our Founders have agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.
·

Our Sponsor, officers and directors and their respective affiliates have interests in the Business Combination in addition to their interests as stockholders of American Acquisition Opportunity in general  that may constitute a conflict of interest.

·

Since our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not completed, a conflict of interest may arise in determining whether this business combination target is appropriate for our initial business combination.

·

American Acquisition Opportunity did not obtain an opinion from an independent source that the terms of the Business Combination are fair to American Acquisition Opportunity stockholders from a financial point of view.

·

Because our Sponsor only paid $25,000 for of the American Acquisition Opportunity Class B shares it owns which will convert into Combined Company Common Stock upon closing of the Business Combination, it is still likely to make a profit even if the trading price of the Combined Company Common Stock post-Closing is substantially less than $10.00 per share.

·

Our Charter was amended in September 2022 to remove the requirement that redemptions could not be made if it would result in us having less than $5,000,001 in net tangible assets. Consequently, if we fail to meet the initial listing requirements of Nasdaq, we could be required to comply with the penny stock rules which could affect our cash position following the Business Combination.

27

SELECTED HISTORICAL FINANCIAL INFORMATION OF ROYALTY

The following selected historical financial information and other data for Royalty set forth below should be read in conjunction with “Royalty’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Royalty’s historical financial statements and the related notes thereto contained elsewhere in this proxy statement/prospectus.

The selected consolidated statement of operations data and consolidated balance sheet data for the year ended December 31, 2022 and the period from inception through December 31, 2021 are each derived from Royalty’s audited consolidated financial statements appearing elsewhere in this proxy statement/prospectus. The selected consolidated statements of operations data for the six months ended June 30, 2023 and 2022 and the selected consolidated balance sheet data as of June 30, 2023 have been derived from Royalty’s unaudited consolidated financial statements included elsewhere in this proxy statement/prospectus. Royalty’s unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair statement of the information for the interim periods.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information presented below in conjunction with the section of this proxy statement/prospectus titled “Royalty Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Royalty’s consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus.

	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022	For the year Ended December 31, 2022	For the Period from June 21, 2021 (Inception) Through December 31, 2021
Statement of Operations Data
Income	$133,655	$22,500	$172,686	$0
Operating Expenses	353,133	110,200	2,425,929	0
Other Income (Expense)	(275,162)	(2,197,800)	407,304	(56,576)
Net Loss	(494,640)	(2,285,500)	$(2,660,547)	$(56,576)

	At June 30, 2023	At December 31, 2022	At December 31, 2021
Balance Sheet Data:
Total Assets	$13,154,439	$12,466,583	$251,639
Total Liabilities	5,460,822	4,314,096	221,671
Stockholders’ Equity	$7,693,617	$8,152,487	$29,968

28

SELECTED HISTORICAL FINANCIAL INFORMATION OF AMERICAN ACQUISITION OPPORTUNITY

The following table shows selected historical financial information of American Acquisition Opportunity for the periods and as of the dates indicated. The selected statement of operations data and balance sheet data for the year ended December 31, 2022 and the period from inception through December 31, 2021 are each derived from American Acquisition Opportunity’s audited financial statements appearing elsewhere in this proxy statement/prospectus. The selected statements of operations data for the six months ended June 30, 2023 and 2022 and the selected balance sheet data as of June 30, 2023 have been derived from American Acquisition Opportunity’s unaudited condensed financial statements included elsewhere in this proxy statement/prospectus. American Acquisition Opportunity’s unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair statement of the information for the interim periods.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information presented below in conjunction with the section of this proxy statement/prospectus titled “American Acquisition Opportunity’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and American Acquisition Opportunity’s financial statements and the related notes included elsewhere in this proxy statement/prospectus.

	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Statement of Operations Data
Operating Expenses	(666,897)	(515,587)	$(1,221,649)	$(1,016,819)
Gain (Loss) on Warrant Fair Value Adjustment	(151,612)	3,505,895	5,087,628	$3,328,201
Other Income	164,380	27,793	22,729	$5,404
Net Income (Loss)	(654,129)	3,018,101	3,888,708	$2,316,786

	At June 30, 2023	At December 31, 2022	At December 31, 2021
Balance Sheet Data:
Total Assets	$5,655,920	7,790,834	$107,186,710
Total Liabilities	4,936,224	4,228,369	8,898,244
Class A Common Stock Subject to Possible Redemption	$5,308,671	$7,497,311	$106,112,020
Stockholders’ Equity	(4,588,975)	(3,934,846)	(7,823,554)

29

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial condition, results of operations, earnings outlook and prospects of American Acquisition Opportunity and/or Royalty and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/information statement/prospectus including, without limitation, in the sections titled “Royalty Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Information about Royalty,” “American Acquisition Opportunity Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information about American Acquisition Opportunity.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of American Acquisition Opportunity and Royalty as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by American Acquisition Opportunity and Royalty.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to American Acquisition Opportunity, Royalty or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, American Acquisition Opportunity and Royalty undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/information statement/prospectus or to reflect the occurrence of unanticipated events.

30

RISK FACTORS

The Combined Company will face a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the material risks described below before deciding how to vote your shares of stock. In addition, you should read and consider the risks associated with the business of American Acquisition Opportunity because these risks may also affect the Combined Company. You should also read and consider the other information in this proxy statement/prospectus.

Risks Related to Royalty

Royalty has a relatively short operating history, which makes it difficult to evaluate its business and future prospects.

Royalty has a relatively short operating history, which makes it difficult to evaluate Royalty’s business and future prospects. Royalty has been in existence only since 2021 and all of Royalty’s revenue growth has occurred during 2022. Royalty has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including those related to:

·	market acceptance of Royalty’s current and future products and services;

·	changing regulatory environments and costs associated with compliance, particularly as related to Royalty’s operations in the resource sector;

·	Royalty’s ability to compete with other companies offering similar revenue and royalty streams;

·	the amount and timing of operating expenses, particularly lease and royalty administration of Royalty’s business, operations and infrastructure;

·	Royalty’s ability to control costs, including operating expenses as well as future investments;

·	Royalty’s ability to manage organic growth and growth fueled by acquisitions;

·	investor perception and acceptance of resource-related royalty streams; and

·	general economic conditions and events.

If Royalty does not manage these risks successfully, its business and financial performance will be adversely affected.

Royalty’s forecasts and projections are based upon assumptions, analyses and internal estimates developed by its management, which were intended to reflect its management’s views as of the time they were prepared and presented. To the extent these assumptions, analyses or estimates are or prove to be incorrect, Royalty’s actual operating results will differ materially from those forecasted or projected. Through June 30, 2023, Royalty has failed to meet its projections and there can be no guarantee it will achieve projected results after the Business Combination.

Royalty’s forecasts and projections discussed in this proxy statement/prospectus are subject to significant uncertainty and are based on assumptions, analyses and estimates developed by its management, with reference to industry publications and reports or other publicly available information, any or all of which may prove to be incorrect or inaccurate. These include assumptions, analyses and estimates about, among others, the timeline for finalizing certain royalty contracts, the volume of product sold under any such contract, the and the price paid per unit sold as well as the costs of operating its business and the timeline and potential benefits of completing the Business Combination, all of which are subject to a wide variety of business, regulatory and competitive risks and uncertainties, many of which are beyond Royalty’s control.

In particular, in preparing these forecasts and projections, Royalty’s management assumed an earlier date for the completion of the Business Combination than what is currently expected and, accordingly, an earlier date for the receipt of funds to invest in the development of its royalty contracts and its operations. As a result of the delay in completing the Business Combination and other reasons as described in “Proposal No. 1 - The Business Combination Proposal – Certain Royalty Projected Financial Information,” Royalty’s actual revenues and profitability for 2022 and the first half of 2023 was significantly less favorable than those included in the forecasts and projections that are described in “Proposal No. 1 - The Business Combination Proposal - Certain Royalty Projected Financial Information.” These projections assumed that the Business Combination would have closed November 30, 2022. While the parties expect the Business Combination will close on or prior to October 31, 2023, there can be no assurance that this timeline will be met.  Accordingly, Royalty’s actual financial results will differ materially from those forecasted or projected.

Management has determined that there are factors that raise substantial doubt about our ability to continue as a going concern.

The accompanying consolidated financial statements of Royalty have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Royalty did not realize a profit in either of 2021 or 2022. At December 31, 2022, we had an accumulated deficit of approximately $2,717,124 and positive working capital of approximately $12,000. These factors raise substantial doubt about its ability to continue as a going concern within one year from the date of this proxy statement/prospectus. Royalty’s ability to continue as a going concern is dependent on its ability to raise the required additional capital or debt financing to meet short and long-term operating requirements. Royalty may also encounter business endeavors that require significant cash commitments or unanticipated problems or expenses that could result in a requirement for additional cash. As it continues to raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of its current stockholders could be reduced, and such securities might have rights, preferences, or privileges senior to Royalty Common Stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available to us or are not available on acceptable terms, Royalty may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict its operations. If Royalty is unable to obtain the necessary capital, it may have to cease operations.

Royalty has limited capital resources, and even following the Business Combination, Royalty will need to raise additional capital. Such funding, if obtained, could result in substantial dilution or significant debt service obligations. Royalty may not be able to obtain additional capital on commercially reasonable terms in a timely manner, which could adversely affect its liquidity, financial position, and ability to continue operations.

As a new company founded during 2021, Royalty will likely need to continue to raise capital in order to grow. Its ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond its control. Royalty cannot be certain that additional funding will be available on acceptable terms, or at all. Royalty has limited committed sources of additional capital and if it is unable to raise additional capital in sufficient amounts or on terms acceptable to it, it may have to significantly delay, scale back or discontinue its intended growth. Royalty could be required to seek funding sources on terms that are less favorable than might otherwise be available or result in dilution of its stockholders’ interests.

During the period from June 21, 2021 (Inception) through December 31, 2021 Royalty had no revenue. For the year ended December 31, 2022, approximately 100% of Royalty’s revenue came from 3 sources. In the event of any material decrease in revenue from one of these customers, or if Royalty is unable to replace the revenue through other customers, its financial condition and results from operations could be materially and adversely affected.

31

As of December 31, 2021, Royalty had yet to generate revenue.

For the year ended December 31, 2022 and the six months ended June 30, 2023, Royalty’s revenue is comprised of the performance of environmental services and royalty and lease revenue governed by three underlying royalty/lease contracts consisting of (i) the Carnegie Override/Carnegie 2 Royalty, (ii) Real Estate and (iii) Data Hosting and Services. Royalty also receives income from investments in LLCs including Fub Mineral LLC and Ferox LLC which is accounted for as Other Income..

All the revenue-generating activity is undertaken in eastern Kentucky, central Indiana and Limpopo, South Africa. The loss of any one of these revenue streams would have a significant adverse effect on Royalty.

Dependence on third-party operators

Royalty is not and will not be directly involved in the exploration, development and production of minerals from, or the continued operation of, the mineral projects underlying the royalties or streams that are or may be held by it. The exploration, development and operation of such properties is determined and carried out by third-party owners and operators thereof and any revenue that may be derived from the Royalty’s asset portfolio will be based on production by such owners and operators. Third-party owners and operators will generally have the power to determine the manner in which the properties are exploited, including decisions regarding feasibility, exploration and development of such properties or decisions to commence, continue or reduce, or suspend or discontinue production from a property. The interests of third-party owners and operators and those of Royalty may not always be aligned. As an example, it will usually be in the interest of Royalty to advance development and production on properties as rapidly as possible, in order to maximize near-term cash flow, while third-party owners and operators may take a more cautious approach to development, as they are exposed to risk on the cost of exploration, development and operations. Likewise, it may be in the interest of owners and operators to invest in the development of, and emphasize production from, projects or areas of a project that are not subject to royalties, streams or similar interests that are or may be held by Royalty. The inability of Royalty to control or influence the exploration, development or operations for the properties in which it holds or may hold royalties or streams may have a material adverse effect on Royalty’s business, results of operations and financial condition.

Royalty may not be entitled to any compensation if the properties in which it holds or may hold royalties or streams discontinue exploration, development or operations on a temporary or permanent basis. The owners or operators of the projects in which the Company holds an interest may, from time to time, announce transactions, including the sale or transfer of the projects or of the operator itself, over which the Company has little or no control. If such transactions are completed, it may result in a new operator, which may or may not explore, develop or operate the project in a similar manner to the current operator, which may have a material adverse effect on the Company’s business, results of operations and financial condition. The effect of any such transaction on the Company may be difficult or impossible to predict.

To the extent that they relate to the exploration, development and production of minerals from, or the continued operation of, the properties in which Royalty holds or may hold royalties, streams or similar interests, Royalty will be subject to the risk factors applicable to the owners and operators of such mines or projects.

Mineral exploration, development and production generally involves a high degree of risk. Such operations are subject to all of the hazards and risks normally encountered in the exploration, development and production of metals, including weather related events, unusual and unexpected geology formations, seismic activity, environmental hazards and the discharge of toxic chemicals, explosions and other conditions involved in the drilling, blasting and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to property, injury or loss of life, environmental damage, work stoppages, delays in exploration, development and production, increased production costs and possible legal liability. Any of these hazards and risks and other acts of God could shut down such activities temporarily or permanently. Mineral exploration, development and production is subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability for the owners or operators thereof. The exploration for, and development, mining and processing of, mineral deposits involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

Royalty currently has royalty interests in various exploration-stage projects. While the discovery of mineral deposits may result in substantial rewards, few properties that are explored are ultimately developed into producing mines. Major expenditures may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that exploration or development programs planned by the owners or operators of the properties underlying royalties or streams that are or may be held by it will result in profitable commercial mining operations. Whether a mineral deposit will be commercially viable depends on a number of factors, including cash costs associated with extraction and processing; the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices, which are highly cyclical; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection; and political stability. The exact effect of these factors cannot be accurately predicted but the combination of these factors may result in one or more of the properties underlying Royalty’s current or future interests not receiving an adequate return on invested capital. Accordingly, there can be no assurance the properties underlying its interests will be brought into a state of commercial production.

Risks related to mineral reserves and resources

The mineral reserves and resources on properties underlying the royalties, streams or similar interests that may or will be held by Royalty are estimates only, and no assurance can be given that the estimated reserves and resources are accurate or that the indicated level of minerals will be produced. Such estimates are, in large part, based on interpretations of geological data obtained from drill holes and other sampling techniques. Actual mineralization or formations may be different from those predicted by the owners or operators of the properties. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change. Market price fluctuations of commodities, as well as increased production and capital costs or reduced recovery rates, may render the proven and probable reserves on properties underlying the royalties, streams or similar interests that are or may be held by Royalty unprofitable to develop at a particular site or sites for periods of time or may render reserves containing relatively lower grade mineralization uneconomic. Moreover, short-term operating factors relating to the reserves, such as the need for the orderly development of ore bodies or the processing of new or different ore grades, may cause reserves to be reduced or not extracted. Estimated reserves may have to be recalculated based on actual production experience. The economic viability of a mineral deposit may also be impacted by other attributes of a particular deposit, such as size, grade and proximity to infrastructure; by governmental regulations and policy relating to price, taxes, royalties, land tenure, land use permitting, the import and export of minerals and environmental protection; and by political and economic stability.

Resource estimates in particular must be considered with caution. Resource estimates for properties that have not commenced production are based, in many instances, on limited and widely spaced drill holes or other limited information, which is not necessarily indicative of the conditions between and around drill holes. Such resource estimates may require revision as more drilling or other exploration information becomes available or as actual production experience is gained. Further, resources may not have demonstrated economic viability and may never be extracted by the operator of a property. It should not be assumed that any part or all of the mineral resources on properties underlying the royalties, streams or similar interests that are or may be held by Royalty constitute or will be converted into reserves. Any of the foregoing factors may require operators to reduce their reserves and resources, which may have a material adverse effect on Royalty’s business, results of operations and financial condition.

Royalty’s operations may be impaired if its information technology systems fail to perform adequately or if Royalty is the subject of a data breach or cyber-attack.

Royalty relies on information technology systems in order to conduct business, including communicating with employees and Royalty’s key commercial customers and vendors. While Royalty has taken steps to ensure the security of Royalty’s information technology systems, Royalty’s systems may nevertheless be vulnerable to computer viruses, security breaches and other disruptions from unauthorized users. If Royalty’s information technology systems are damaged or cease to function properly for an extended period of time, whether as a result of a significant cyber incident or otherwise, Royalty’s ability to communicate internally as well as with Royalty’s customers could be significantly impaired, which may adversely impact Royalty’s business.

32

Additionally, in the normal course of Royalty’s business, Royalty collects, stores and transmits proprietary and confidential information regarding it customers, employees, suppliers and others, including personally identifiable information. An operational failure or breach of security from increasingly sophisticated cyber threats could lead to loss, misuse or unauthorized disclosure of this information about Royalty’s employees or customers, which may result in regulatory or other legal proceedings, and have a material adverse effect on Royalty’s business and reputation. Royalty also may not have the resources or technical sophistication to anticipate or prevent rapidly-evolving types of cyber-attacks. Any such attacks or precautionary measures taken to prevent anticipated attacks may result in increasing costs, including costs for additional technologies, training and third party consultants. The losses incurred from a breach of data security and operational failures as well as the precautionary measures required to address this evolving risk may adversely impact Royalty’s financial condition, results of operations and cash flows.

The growth and success of Royalty’s business depends on the continued contributions of Royalty’s executive management, as well as Royalty’s ability to attract and retain qualified personnel.

Royalty’s growth and success is dependent upon the continued contributions made by executive management team. Royalty relies on its management team when to develop new royalty revenue streams. If Royalty’s management cannot serve Royalty or is no longer willing to do so, Royalty may not be able to find alternatives in a timely manner or at all. This may have a material adverse effect on Royalty’s business. In addition, Royalty’s growth and success will depend to a significant extent on Royalty’s ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for experience and qualified talent in the indoor agriculture marketplace can be intense. Royalty may not be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If Royalty is unable to hire, assimilate and retain qualified personnel in the future, such inability could adversely affect Royalty’s operations.

Protecting and defending against future intellectual property claims may have a material adverse effect on Royalty’s future business plans.

Royalty’s future growth plans include acquiring and sponsoring intellectual property rights although it does not have any such rights at the current time.

If it obtains any such rights in the future, Royalty’s will need to ensure that such intellectual property is protected. Royalty will seek to protect any proprietary and intellectual property rights it may obtain in the future through patent applications and trademark laws, nondisclosure agreements. Enforcement of its intellectual property rights would be costly, and there can be no assurance that Royalty will have the resources to undertake all necessary action to protect its intellectual property rights or that Royalty will be successful. Any infringement of Royalty’s material intellectual property rights could require it to redirect resources to actions necessary to protect same and could distract management from its underlying business operations. An infringement of Royalty’s material intellectual property rights and resulting actions could adversely affect its operations.

Royalty cannot assure investors that it will obtain any intellectual property or similar rights. Further, Royalty cannot predict how long it would take to obtain the appropriate protection under patent and trademark laws. If a patent is obtained, it is possible that its competitors may design their products around its patented technologies. Further, Royalty cannot assure investors that other parties will not challenge any patents granted to Royalty, or that courts or regulatory agencies will hold its patents to be valid, enforceable, and/or infringed. Royalty cannot guarantee investors that Royalty will be successful in defending challenges made against its patents and patent applications. Any successful third-party challenge or challenges to its patents could result in the unenforceability or invalidity of such patents, or such patents being interpreted narrowly and/or in a manner adverse to its interests. Royalty’s ability to establish or maintain a technological or competitive advantage over its competitors and/or market entrants may be diminished because of these uncertainties. For these and other reasons, Royalty’s intellectual property may not provide Royalty with any competitive advantage. For example:

·	Royalty may not have been the first to make the inventions claimed or disclosed in its patent application;

·

Royalty may not have been the first to file patent application. To determine the priority of these inventions, Royalty may have to participate in interference proceedings or derivation proceedings declared by the U.S. Patent and Trademark Office (“USPTO”), which could result in substantial cost to Royalty, and could possibly result in a loss or narrowing of patent rights. No assurance can be given that its granted patents will have priority over any other patent or patent application involved in such a proceeding, or will be held valid as an outcome of the proceeding;

·

other parties may independently develop similar or alternative products and technologies or duplicate any of Royalty’s products and technologies, which can potentially impact its market share, revenue, and goodwill, regardless of whether intellectual property rights are successfully enforced against these other parties;

·

it is possible that if Royalty is issued patents in the future, they may not provide intellectual property protection of commercially viable products or product features, may not provide Royalty with any competitive advantages, or may be challenged and invalidated by third parties, patent offices, and/or the courts;

33

·

Royalty may be unaware of or unfamiliar with prior art and/or interpretations of prior art that could potentially impact the validity or scope of Royalty’s patents or patent applications that Royalty may file;

·

Royalty takes efforts to enter into agreements with employees, consultants, collaborators, and advisors to confirm ownership and chain of title in intellectual property rights. However, an inventorship or ownership dispute could arise that may permit one or more third parties to practice or enforce Royalty’s intellectual property rights, including possible efforts to enforce rights against Royalty;

·	Royalty may elect not to maintain or pursue intellectual property rights that, at some point in time, may be considered relevant to or enforceable against a competitor;

·	Royalty may not develop additional proprietary products and technologies that are patentable, or Royalty may develop additional proprietary products and technologies that are not patentable;

·	the patents or other intellectual property rights of others may have an adverse effect on Royalty’s business; and

·

Royalty applies for patents relating to Royalty’s products and technologies and uses thereof, as Royalty deem appropriate. However, Royalty or its representatives or their agents may fail to apply for patents on important products and technologies in a timely fashion or at all, or Royalty or its representatives or their agents may fail to apply for patents in potentially relevant jurisdictions.

To the extent Royalty’s future intellectual property offers inadequate protection, or is found to be invalid or unenforceable, Royalty would be exposed to a greater risk of direct or indirect competition. If Royalty’s future intellectual property does not provide adequate coverage over Royalty’s competitors’ products, its competitive position could be adversely affected, as could its business.

Royalty’s success depends in part upon Royalty’s ability to protect its core leases and royalty streams.

Royalty’s success depends in part upon its ability to protect its core leases, royalty and potential future intellectual property. To establish and protect its proprietary rights, Royalty relies on a combination of trademark, copyright, patent, trade secret and unfair competition laws of the United States and other countries, as well as contract provisions, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights, as well as procedures governing internet/domain name registrations. However, there can be no assurance that these measures will be successful in any given case. Royalty may be unable to prevent the misappropriation, infringement or violation of its intellectual property rights, breach of any contractual obligations to Royalty, or independent development of intellectual property that is similar to Royalty’s any of which could reduce or eliminate any competitive advantage Royalty has developed, adversely affecting Royalty’s revenues or otherwise harming Royalty’s business.

Royalty generally controls access to and use of its proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers, and partners, and Royalty’s software is protected by U.S. copyright laws.

Despite efforts to protect Royalty’s proprietary rights through intellectual property laws, licenses, and confidentiality agreements, unauthorized parties may still copy or otherwise obtain and use Royalty’s technology. Companies in the Internet, technology, and software industries frequently enter into litigation based on allegations of infringement, misappropriation, or violations of intellectual property rights or other laws. From time to time, Royalty may face allegations that Royalty have infringed the trademarks, copyrights, patents, trade secrets and other intellectual property rights of third parties, including competitors. If it became necessary for Royalty to resort to litigation to protect these rights, any proceedings could be burdensome, costly and divert the attention of Royalty’s personnel, and Royalty may not prevail. In addition, any repeal or weakening of laws or enforcement in the United States or internationally intended to protect intellectual property rights could make it more difficult for Royalty to adequately protect Royalty’s intellectual property rights, negatively impacting their value and increasing the cost of enforcing Royalty’s rights.

34

Royalty may need to enter into intellectual property license agreements in the future, and if Royalty is unable to obtain these licenses, its business could be harmed.

Royalty may need or may choose to obtain licenses and/or acquire intellectual property rights from third parties to advance its research or commercialization of Royalty’s current or future products. Royalty also cannot provide any assurances that third-party patents do not exist that might be enforced against Royalty’s current or future products in the absence of such a license or acquisition. Royalty may fail to obtain any of these licenses or intellectual property rights on commercially reasonable terms. Even if Royalty is able to obtain a license, it may be non-exclusive, thereby giving its competitors access to the same technologies licensed to Royalty. In that event, Royalty may be required to expend significant time and resources to develop or license replacement technology. If Royalty is unable to do so, it may be unable to develop or commercialize the affected products, which could materially harm its business and the third parties owning such intellectual property rights could seek either an injunction prohibiting its sales, or, with respect to its sales, an obligation on its part to pay royalties and/or other forms of compensation.

Others may assert intellectual property infringement claims against Royalty

Companies in the software and technology industries can own patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents (colloquially known as “patent trolls”) often attempt to aggressively assert their rights to extract value from technology companies. It is possible that, from time to time, third parties may claim that Royalty’s products misappropriate or infringe their intellectual property rights. Irrespective of the validity or the successful assertion of any such claims, Royalty could incur significant costs and diversion of resources in defending against these claims, which could adversely affect Royalty’s operations. Royalty may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. Royalty may decide to settle such lawsuits and disputes on terms that are unfavorable to it. As a result, Royalty may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. In addition, to the extent claims against Royalty is successful, Royalty may have to pay substantial money damages or discontinue, modify, or rename certain products or services that are found to be in violation of another party’s rights. Royalty may have to seek a license (if available on acceptable terms, or at all) to continue offering products and services, which may significantly increase its operating expenses.

Risks Related to the Combined Company

Unless the context otherwise requires, all references to “we,” “us,” or “our” in this subsection titled “Risks Related to the Combined Company” refer to the Combined Company.

Concentration of ownership in the Combined Company may prevent new investors from influencing significant corporate decisions.

Upon completion of the Business Combination, the initial stockholders of American Acquisition Opportunity will beneficially own, directly or indirectly:

·

approximately 18.1% of the Combined Company’s outstanding common stock and Thomas Sauve, Mark Jensen and Kirk Taylor, as a group, will beneficially own approximately 61.3% of the Combined Company’s outstanding common stock, assuming no redemption of the Public Shares; or

·

approximately 18.5% of the Combined Company’s outstanding common stock and Thomas Sauve, Mark Jensen and Kirk Taylor, as a group, will beneficially own approximately 63.6% of the Combined Company’s outstanding common stock, assuming that all 348,068 Public Shares are redeemed.

As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, appointment and removal of officers, any amendment of the amended and restated certificate of incorporation and approval of mergers and other business combination transactions requiring stockholder approval, including proposed transactions that would result in the Combined Company stockholders receiving a premium price for their shares and other significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

35

There can be no assurance that the Combined Company Common Stock will be approved for listing on Nasdaq or that the Combined Company will be able to comply with the continued listing standards of Nasdaq.

If the Combined Company fails to meet the listing requirements for Nasdaq and Nasdaq does not approve the listing the securities of the Combined Company, the Combined Company could face significant material adverse consequences, including:

·	limited availability of market quotations for the Combined Company’s securities;

·	a limited amount of analyst coverage; and

·	a decreased ability to issue additional securities or obtain additional financing in the future.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of American Acquisition Opportunity’s securities or, following the Closing, the Combined Company’s securities, may decline.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of American Acquisition Opportunity’s securities prior to the Closing may decline. The market values of the Combined Company’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which American Acquisition Opportunity’s stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of the Combined Company’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Royalty’s securities. Accordingly, the valuation ascribed to Royalty may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for the Combined Company’s securities develops and continues, the trading price of the Combined Company’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond the Combined Company’s control. Any of the factors listed below could have a negative impact on your investment in the Combined Company’s securities and the Combined Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the Combined Company’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the Combined Company’s securities may include:

·	actual or anticipated fluctuations in the Combined Company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

·	changes in the market’s expectations about the Combined Company’s operating results;

·	success of competitors;

·	failure to attract analyst coverage for the Combined Company’s stock or one or more analysts ceases coverage of the Combined Company or fails to publish reports on the Combined Company regularly;

·	the Combined Company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

·	changes in financial estimates and recommendations by securities analysts concerning the Combined Company or the transportation industry in general;

·	operating and share price performance of other companies that investors deem comparable to the Combined Company;

·	the Combined Company’s ability to market new and enhanced products and technologies on a timely basis;

·	changes in laws and regulations affecting the Combined Company’s business;

36

·	the Combined Company’s ability to meet compliance requirements;

·	commencement of, or involvement in, litigation involving the Combined Company;

·	changes in the Combined Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

·	the volume of the Combined Company Common Stock available for public sale;

·	any major change in the Combined Company’s board of directors or management;

·

sales of a substantial number of share of Combined Company Common Stock by the Combined Company’s directors, executive officers or significant stockholders or the perception that such sales could occur; and

·	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Combined Company’s securities irrespective of the Combined Company’s operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Combined Company’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Combined Company could depress the Combined Company’s share price regardless of the Combined Company’s business, prospects, financial conditions or results of operations. A decline in the market price of the Combined Company’s securities also could adversely affect the Combined Company’s ability to issue additional securities and the Combined Company’s ability to obtain additional financing in the future.

Following the consummation of the Business Combination, the Combined Company will incur significant increased expenses and administrative burdens as a public company, which could negatively impact its business, financial condition and results of operations.

Following the consummation of the Business Combination, the Combined Company will face increased legal, accounting, administrative and other costs and expenses as a public company that Royalty does not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Combined Company to carry out activities Royalty has not done previously. For example, the Combined Company will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), the Combined Company could incur additional costs to rectify those issues, and the existence of those issues could adversely affect the Combined Company’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with the Combined Company’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the Combined Company’s board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Combined Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

37

The Combined Company’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Business Combination is consummated could negatively impact its business.

Royalty is currently not subject to Section 404 of the Sarbanes-Oxley Act. However, following the consummation of the Business Combination, the Combined Company will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Royalty as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If the Combined Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

The Combined Company will qualify as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make the Combined Company’s securities less attractive to investors and may make it more difficult to compare the Combined Company’s performance to the performance of other public companies.

The Combined Company will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, the Combined Company will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. The Combined Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of American Acquisition Opportunity Common Stock that is held by non-affiliates equals or exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of American Acquisition Opportunity Common Stock in the IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the Combined Company is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, the Combined Company may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find the Combined Company Common Stock less attractive because the Combined Company will rely on these exemptions, which may result in a less active trading market for the Combined Company Common Stock and its price may be more volatile.

Royalty’s management has limited experience in operating a public company.

Royalty’s executive officers have limited experience in the management of a publicly traded company. Royalty’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Combined Company. Royalty may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Combined Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the Combined Company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendations regarding the Combined Company’s securities adversely, the price and trading volume of the Combined Company’s securities could decline.

The trading market for the Combined Company’s securities will be influenced by the research and reports that industry or securities analysts may publish about the Combined Company, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on the Combined Company. If no securities or industry analysts commence coverage of the Combined Company, the Combined Company’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Combined Company change their recommendation regarding the Combined Company’s shares of common stock adversely, or provide more favorable relative recommendations about its competitors, the price of the Combined Company’s shares of common stock would likely decline. If any analyst who may cover the Combined Company were to cease coverage of the Combined Company or fail to regularly publish reports on it, the Combined Company could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

38

If the Combined Company’s security holders exercise their registration rights, it may negatively impact the market price of the Combined Company’s shares of common stock and the existence of these rights may make it more difficult to effect a business combination.

In connection with the Closing, American Acquisition Opportunity’s existing registration rights agreement will be amended and restated to: (i) provide that American Acquisition Opportunity will file a registration statement within 30 days following the Closing to register for resale (A) the Founder Shares and shares of American Acquisition Opportunity Common Stock issuable upon exercise of the Private Warrants held by the Founders and (B) the shares of the Combined Company Common Stock to be issued to Royalty’s stockholders in the Business Combination; (ii) provide Royalty’s stockholders with three demand registration rights; (iii) provide Royalty’s stockholders and the Founders customary underwritten takedown rights (subject to customary priorities, minimums, frequency, and quantity limits, cutbacks, deferrals and other terms); and (iv) afford each of Royalty’s stockholders and the Founders, on a pari passu basis, “piggy back” registration rights with respect to any underwritten offerings by the other stockholders and by the Combined Company. An aggregate of 3,901,201 shares of Combined Company Class A Common Stock will be entitled to registration rights under the agreement. The sale or possibility of sale of these additional securities trading in the public market may negatively impact the market price of the Combined Company’s securities. In addition, the registration rights agreement will cover the resale of shares of Combined Company Common Stock held by affiliates.

Because we have no current plans to pay cash dividends on the Combined Company Common Stock for the foreseeable future, you may not receive any return on investment unless you sell the Combined Company Common Stock for a price greater than that which you paid for it.

The Combined Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Combined Company’s board of directors and will depend on, among other things, the Combined Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Combined Company’s board of directors may deem relevant. In addition, the Combined Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in the Combined Company Common Stock unless you sell your shares of common stock for a price greater than that which you paid for it.

The Combined Company may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Combined Company Common Stock.

Upon consummation of the Business Combination, the Combined Company will have warrants outstanding to purchase an aggregate of 9,163,394 shares of Combined Company Common Stock. The Combined Company may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

·	existing stockholders’ proportionate ownership interest in the Combined Company will decrease;

·	the amount of cash available per share, including for payment of dividends in the future, may decrease;

·	the relative voting strength of each previously outstanding common stock may be diminished; and

·	the market price of the Combined Company Common Stock may decline.

Anti-takeover provisions in the Proposed Certificate of Incorporation and under Delaware law could make an acquisition of the Combined Company, which may be beneficial to its stockholders, more difficult and may prevent attempts by its stockholders to replace or remove the Combined Company’s then current management.

The Proposed Certificate of Incorporation contains provisions that may delay or prevent an acquisition of the Combined Company or a change in its management. These provisions may make it more difficult for stockholders to replace or remove members of its board of directors. Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn frustrate or prevent any attempt by its stockholders to replace or remove its current management. In addition, these provisions could limit the price that investors might be willing to pay in the future for shares of Combined Company Common Stock. Among other things, these provisions include:

39

·	the limitation of the liability of, and the indemnification of, its directors and officers;

·	a prohibition on actions by its stockholders except at an annual or special meeting of stockholders;

·	a prohibition on actions by its stockholders by written consent; and

·

the ability of the board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the board of directors.

Moreover, because the Combined Company is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns 15% or more of its outstanding voting stock from merging or combining with the Combined Company for a period of three years after the date of the transaction in which the person acquired 15% or more of the Combined Company’s outstanding voting stock, unless the merger or combination is approved in a prescribed manner. This could discourage, delay or prevent a third party from acquiring or merging with the Combined Company, whether or not it is desired by, or beneficial to, its stockholders. This could also have the effect of discouraging others from making tender offers for the Combined Company Common Stock, including transactions that may be in its stockholders’ best interests. Finally, these provisions establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders. For more information, see the section titled “Description of American Acquisition Opportunity’s Securities — Certain Anti-Takeover Provisions of Delaware Law.”

Risks Related to American Acquisition Opportunity

Unless the context otherwise requires, all references to “we,” “us,” or “our” in this subsection titled “Risks Related to American Acquisition Opportunity” refer to American Acquisition Opportunity.

Our Founders have agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.

Pursuant to the Sponsor Support Agreement, our sponsor, officers and directors have agreed to vote any Founder Shares held by them in favor of the Business Combination. As these shares represent in excess of a majority of the outstanding shares of American Acquisition Opportunity Common Stock, we can proceed with the Business Combination even if no holder of Public Shares votes in favor of it.

Our sponsor, officers and directors and their respective affiliates have financial interests in the Business Combination in addition to their interests as stockholders of American Acquisition Opportunity in general that may constitute a conflict of interest.

·

the beneficial ownership of the American Acquisition Opportunity Sponsor, Board and officers of an aggregate of 2,626,500 shares of American Acquisition Opportunity Class B Common Stock and 3,901,201 American Acquisition Opportunity Warrants, which shares and warrants would become worthless if American Acquisition Opportunity does not complete a business combination within the applicable time period, as our directors and officers have waived any right to redemption with respect to these shares. Such shares and warrants have an aggregate market value of approximately $28.9 million based on the closing prices of American Acquisition Opportunity Common Stock and warrants of $10.90 and $0.0697, respectively on Nasdaq on October 18, 2023.

·

The Sponsor is owed $777,294 in loans and advances from American Acquisition Opportunity which would not be repaid if American Acquisition Opportunity cannot complete an initial business combination and is liquidated;

·

Thomas Sauve, a director of American Acquisition Opportunity, also serves as Chief Executive Officer of Royalty and is party to an employment agreement that provides that he will begin receiving compensation once Royalty has raised at least $5 million;

·

Mark Jensen, American Acquisition Opportunity Chief Executive Officer; Thomas Sauve and Kirk Taylor, American Acquisition Opportunity Chief Financial Officer have ownership interests in Royalty that will convert into shares of the Combined Company’s Class A Common Stock in the Business Combination. A table summarizing this ownership is as follows:

Stockholder (Related Party)	Ownership in Royalty as of Business Combination	Total Dollar Investment	Shares of Class A Common Stock to be Received(1)	Value of Class A Common Stock to be Received(2)
White River Holdings LLC (Mark Jensen)	1,303,672	$11,791,000	1,959,935	$19,599,350
First Frontier Capital LLC (Thomas Sauve)	1,438,850	$9,412,000	2,163,161	$21,631,610
Liberty Hill Capital Management LLC (Kirk Taylor)	944,600	$6,259,500	1,456,056	$14,201,080

(1)  Based on approximate Exchange Ratio of 1.5034 shares of American Acquisition Opportunity Class A Common Stock for each share of Royalty Common Stock.

(2)  Using a value of $10.00 per share.

40

·

Three members of the American Acquisition Opportunity Board (Messrs. Sauve, Hasler and Ehlebracht) are expected to remain as members of the board of the Combined Company Board following the Business Combination. In such capacity, they will be entitled to receive fees, stock options and stock awards when and if any such arrangements are put into place;

·

Kirk Taylor, American Acquisition Opportunity CFO, will be appointed as CFO of the Combined Company and will be entitled to receive compensation, stock options and stock awards when and if any such arrangements are put into place;

·

The American Acquisition Opportunity Board will not receive reimbursement for any out-of-pocket expenses incurred by them on American Acquisition Opportunity’s behalf incident to identifying, investigating and consummating the Business Combination, to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless the Business Combination is consummated; such expenses amounted to $0 as of June 30, 2023

·

the continued indemnification of the current directors and officers of American Acquisition Opportunity following the Business Combination and the continuation of directors’ and officers’ liability insurance following the Business Combination.

These interests may influence the American Acquisition Opportunity Board in making their recommendation that you vote in favor of the approval of the Stockholder Proposals. You should also read the section titled “The Business Combination — Interests of American Acquisition Opportunity’s Directors and Officers in the Business Combination.”

Since our sponsor, officers and directors will lose their entire investment in us if an initial business combination is not completed, a conflict of interest may arise in determining whether this business combination target is appropriate for our initial business combination.

Our sponsor purchased an aggregate of 2,626,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares after the IPO. The founder shares and the private will be worthless if we do not complete an initial business combination. In addition, our sponsor purchased an aggregate of 3,901,201 private placement warrants, each exercisable for one share of our common stock at $11.50 per share, for a purchase price of $3,901,621, or $1.00 per warrant, that will also be worthless if we do not complete an initial business combination. Our sponsor, officers and directors have agreed to vote any founder shares owned by it in favor of any proposed initial business combination, and our sponsor, officers and directors have agreed not to redeem any founder shares in connection with a stockholder vote to approve a proposed initial business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting Royalty as the target for its initial business combination, completing the Business Combination and influencing the operation of the Combined Company following the Business Combination.

American Acquisition Opportunity has not obtained an opinion from an independent investment banking firm or another independent firm and, consequently, American Acquisition Opportunity stockholders have no assurance from an independent source that the terms of the Business Combination are fair to American Acquisition Opportunity from a financial point of view.

The American Acquisition Opportunity Board did not obtain a third party fairness opinion in connection with its determination to approve the Business Combination even though it was a transaction with a related party. While its charter in place at the time of the IPO required that a fairness opinion be obtained in connection with a transaction with a related party, in September 2022, American Acquisition sought and obtained stockholder approval to remove this requirement from its Charter. In analyzing the Business Combination, the American Acquisition Opportunity Board and management conducted due diligence on Royalty although several of the individuals were aware of its operations as they and researched the industry in which Royalty operates and concluded that the Business Combination was in the best interest of its investors. Accordingly, American Acquisition Opportunity stockholders will be relying solely on the judgment of the American Acquisition Opportunity Board in determining the value of the Business Combination, and the American Acquisition Opportunity Board may not have properly valued such business. The lack of a third party fairness opinion may also lead an increased number of investors to vote against the Business Combination or demand redemption of their shares.

Because our sponsor only paid $25,000 for all of the American Acquisition Opportunity Class B Common Stock outstanding which will convert into Class A Common Stock upon completion of the Business Combination, the Sponsor is still likely to make a profit even if the trading price of the Combined Company Class A Common Stock post-closing is substantially less than $10.00 per share.

Our sponsor paid $25,000 to purchase the founder shares which will represent 20% of the outstanding shares of our common stock following the completion of the offering and invested an additional $3,901,201 to purchase 3,901,201 private placement warrants for a total investment of $3,926,621. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the founder shares, would have an aggregate implied value of $26 million. Even if the trading price of our shares was as low as $1.50 per share, the value of the founder shares would be equal to our sponsor’s initial investment in us assuming no value is received for the private placement warrants. As a result, our sponsor and directors and executive officers are likely to be able to recoup their investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team, which owns interests in our sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate the Business Combination rather than to liquidate and to return all of the remaining cash in the trust to the public stockholders. For the foregoing reasons, you should consider our management team’s financial incentive to complete the Business Combination when evaluating whether to redeem your shares in connection with the Business Combination.

The ability of our Public Stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the Business Combination and that you would have to wait for liquidation in order to redeem your stock.

We will not know how many stockholders may exercise their redemption rights until the deadline for redemptions, and therefore we have structured the transaction based on our expectations as to the number of shares that will be submitted for redemption. If the Business Combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

We cannot be certain as to the number of Public Shares that will be redeemed and the potential impact to Public Stockholders who do not elect to redeem their Public Shares.

There is no guarantee that a Public Stockholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put the Public Stockholder in a better future economic position. We can give no assurance as to the price at which a Public Stockholder may be able to sell its Combined Company Common Stock in the future following the Closing. Certain events following the consummation of any initial business combination, including the Business Combination, and including redemptions of Public Shares may cause an increase or decrease in the share price of American Acquisition Opportunity, and may result in a lower value realized now than a Public Stockholder might realize in the future had the Public Stockholder not redeemed its Public Shares. Similarly, if a Public Stockholder does not redeem its Public Shares, the Public Stockholder will bear the risk of ownership of the Combined Company Common Stock after the consummation of the Business Combination, and there can be no assurance that a Public Stockholder can sell its shares in the future for a greater amount than the redemption price for Public Shares. A Public Stockholder should consult its own tax and/or financial advisor for assistance on how this may affect its individual situation.

41

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our amended and restated certificate of incorporation provides that we must complete our initial business combination by October 31, 2023, unless our stockholders approve an additional Extension Proposal. American Acquisition Opportunity is not obligated to seek stockholder approval of an Extension Proposal and can abandon the Business Combination if the Business Combination is not consummated by October 31, 2023.

If we have not completed the Business Combination within such time period an no approval of an Extension Proposal has been obtained, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

For illustrative purposes only, based on funds in the Trust Account of approximately $3.6 million at September 30, 2023, the estimated per share redemption price would have been approximately $10.42.

Our Charter was amended in September 2022 to remove the requirement that redemptions could not be made if it would result in us having less than $5,000,001 in net tangible assets. Consequently, if we fail to meet the initial listing requirements of Nasdaq, we could be required to comply with the penny stock rules which could affect our cash position following the Business Combination.

In September 2022, our stockholders approved an amendment to our Charter to remove the requirement that we would not consummate any business combination unless we have net tangible assets of at least $5,000,001 upon consummation of such business combination. The purpose of this provision was to ensure that, in connection with its initial business combination, we would continue, as we have since the IPO, to not be subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act, because we complied with an exclusion to the “penny stock” rules for companies that have net tangible assets of at least $5,000,001. However, we believe that we can rely on another exclusion, which relates to our being listed on the Nasdaq Capital Market. If we fail to meet the initial listing requirements of Nasdaq, however, this could result in an inability of the Combined Company to list its securities on Nasdaq and thus be obligated to comply with the penny stock trading rules.

If the Combined Company is not able to list its securities on Nasdaq, the Combined Company’s Class A Common Stock and Warrants would likely then trade only in the over-the-counter market and the market liquidity of shares could be adversely affected and their market price could decrease. If the Combined Company’s Class were to trade on the over-the-counter market, selling the Combined Company’s Class A Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for the Combined Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for the Combined Company’s Class A Common Stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for the Combined Company.

There are risks to the unaffiliated stockholders of going public through the Business Combination rather than a traditional underwritten initial public offering.

The Combined Company intends to apply to list its shares and warrants on Nasdaq, but the Business Combination is different from a traditional underwritten initial public offering. Among other things, there is no independent third-party underwriter selling the shares of the Combined Company’s common stock, and, accordingly, the scope of due diligence conducted in conjunction with the Business Combination may be different than would typically be conducted in the event Royalty pursued an underwritten initial public offering. Before entering into the Business Combination Agreement, Royalty and American Acquisition Opportunity performed a due diligence review of each other’s business, operations and disclosure. However, in a typical initial public offering, the underwriters of the offering conduct independent due diligence on the company to be taken public, and following the offering, the underwriters are subject to liability to private investors for any material misstatements or omissions in the registration statement. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates,

If a stockholder fails to receive notice of our offer to redeem our Public Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

This proxy statement/prospectus describes the various procedures that must be complied with in order for a Public Stockholder to validly redeem its Public Shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

The value of the shares of American Acquisition Opportunity Class A Common Stock may be substantially less than the estimated per-share redemption price of approximately $10.42 as of September 30, 2023.

In connection with the business combination, American Acquisition Opportunity will incur substantial transaction costs. In addition, non-redeeming holders of Public Shares will incur significant dilution as a result of the potential exercise of the Warrants. As a result, the value of the shares of Class A Common Stock in and after the business combination may be substantially less than the estimated per-share redemption price of approximately $10.42 as of September 30, 2023.

Subsequent to the completion of the Business Combination, the Combined Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the Combined Company’s financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even though we have conducted extensive due diligence on Royalty, we cannot assure you that this diligence will surface all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Royalty’s and outside of our control will not later arise. As a result of these factors, the Combined Company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in the Combined Company reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by Royalty. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

42

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in the event of a liquidation or in connection with redemptions of our American Acquisition Opportunity Common Stock after December 31, 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and because our securities trade on Nasdaq, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our American Acquisition Opportunity Common Stock after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. Generally, issuances of securities in connection with an initial business combination transaction (including any PIPE transaction at the time of an initial business combination) as would be in the Business Combination are expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year, but the number of securities redeemed may exceed the number of securities issued. In addition, because the Excise Tax would be payable by us, and not by the redeeming holder, the mechanics of any required payment of the Excise Tax have not been determined. Further, based on recently issued interim guidance from the Internal Revenue Service and Treasury in Notice 2023-2, subject to certain exceptions, the Excise Tax should not apply in the event of a liquidation.

We may be deemed a “foreign person” under the regulations relating to CFIUS and our failure to obtain any required approvals within the requisite time period may require us to liquidate.

We do not believe that either we or our sponsor constitute a “foreign person” under CFIUS rules and regulations. However, if CFIUS considers us to be a “foreign person” and believes that the business of an initial business combination target may affect national security, we could be subject to foreign ownership restrictions and/or CFIUS review. If a potential business combination falls within the scope of applicable foreign ownership restrictions, we may be unable to consummate an initial business combination. In addition, if a potential initial business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with an initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination.

Although we do not believe we or the sponsor are a “foreign person”, CFIUS may take a different view and decide to block or delay a potential initial business combination, impose conditions to mitigate national security concerns with respect to a potential initial business combination, order us to divest all or a portion of a U.S. business of the potential combined company if we had proceeded without first obtaining CFIUS clearance, or impose penalties if CFIUS believes that the mandatory notification requirement applied. Additionally, the laws and regulations of other U.S. government entities may impose review or approval procedures on account of any potential foreign ownership by the sponsor. As a result, the pool of potential targets with which we could complete an initial business combination may be limited due to such regulatory restrictions. Moreover, the process of any government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete an initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public stockholders may only receive $10.10 per share, and our warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a potential initial business combination and the chance of realizing future gains on your investment through any price appreciation in the combined company.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold. As a result, we may be able to complete the Business Combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares.

43

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 present the combined financial information of American Acquisition Opportunity and Royalty after giving effect to the Business Combination and related adjustments described in the accompanying notes.

American Acquisition Opportunity and Royalty are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and the six months ended June 30, 2023 give pro forma effect to the Business Combination as if it had occurred on January 1, 2022 . The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Business Combination as if it was completed on June 30, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

·	the accompanying notes to the unaudited pro forma condensed combined financial information;

·

the audited historical financial statements and the unaudited historical financial statements of each of American Acquisition Opportunity and Royalty as of and for the periods ended December 31, 2022, and as of and for the three months ended June 30, 2023 and six months ended June 30, 2023, respectively, and the related notes thereto, in each case, included elsewhere in this proxy statement/prospectus; and

·

other information relating to American Acquisition Opportunity and Royalty contained in this proxy statement/prospectus, including the disclosures contained in the sections titled “American Acquisition Opportunity Management’s Discussion and Analysis of Financial Condition and Results of Operations of American Acquisition Opportunity” and “Royalty Management’s Discussion and Analysis of Financial Condition and Results of Operations of Royalty.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined companies. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined information assumes that American Acquisition Opportunity’s public stockholders approve the proposed Business Combination. American Acquisition Opportunity’s public stockholders may elect to redeem their American Acquisition Opportunity Public Shares for cash even if they approve the proposed Business Combination. American Acquisition Opportunity cannot predict how many of its public stockholders will exercise their right to have their public shares redeemed for cash. As a result, American Acquisition Opportunity has elected to provide the unaudited pro forma condensed combined financial information under three different redemption scenarios as described below.

·

Assuming No Redemption:

This scenario assumes that no American Acquisition Opportunity Public Shares (0.00% of the issued and outstanding American Acquisition Opportunity Public Shares as of the date of this proxy statement/ prospectus) are redeemed.

·

Assuming Intermediate Redemptions:

This scenario assumes that 174,034 American Acquisition Opportunity Public Shares (50% of the issued and outstanding American Acquisition Opportunity Public Shares as of the date of this proxy statement/ prospectus) are redeemed at approximately $10.41 per share for an aggregate payment of $1,811,694 to be redeemed out of the Trust Account. For the intermediate redemption scenario, the 50% redemption rate is assessed as a mid-point between a no redemption and maximum redemption scenario where American Acquisition Opportunity public shareholders exercise their redemption rights with respect to the shares of American Acquisition Opportunity Common Stock.

·

Assuming Maximum Redemption:

This scenario assumes that all 348,068 American Acquisition Opportunity Public Shares held by American Acquisition Opportunity public stockholders are redeemed for an aggregate payment of $3,623,388 out of the Trust Account as of the date of this proxy statement/prospectus, which is derived from the number of shares of American Acquisition Opportunity Common Stock that could be redeemed in connection with the Business Combination at an assumed redemption price of approximately $10.41 per share based on the Trust Account balance as of June 30, 2023 adjusted for the $1,848,172 which was paid out in redemptions in connection with the September 18, 2023 special meeting of stockholders.

44

The actual results are expected to be within the parameters described by the three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results. Under each scenario, Royalty’s equityholders maintain a controlling financial interest over the Combined Company.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under the guidance in ASC 805, American Acquisition Opportunity is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Royalty issuing stock for the net assets of American Acquisition Opportunity, accompanied by a recapitalization whereby the net assets of American Acquisition Opportunity will be stated at historical cost and no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Royalty.

Royalty expects to be the accounting acquirer based on evaluation of the following facts and circumstances under the illustrative no, interim and maximum redemption scenarios:

·	Royalty stockholders will have the largest voting interest in the Combined Company immediately after the Business Combination;

·	Individuals designated by, or representing, Royalty stockholders will constitute a majority of the board of directors of the Combined Company immediately after the Business Combination;

·	Royalty management will continue to hold executive management positions in the Combined Company and be responsible for the day-to-day operations;

·	the post-combination company is assuming the name “Royalty Holding Company”;

·	the Combined Company is maintaining the pre-existing Royalty headquarters; and

·	the operations of Royalty will comprise the ongoing operations of the Combined Company.

45

The following summarizes the pro forma ownership of Combined Company Common following the Business Combination under the no redemption, intermediate redemption and maximum redemption scenarios:

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2023

			No Redemption
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)	Notes	Pro Forma Combined (Assuming No Redemptions)
Assets
Current assets
Cash and cash equivalents	$52,328	96,230	3,559,084	(A)	$3,256,662
			-
			274,729	(D)
			(777,294)	(G)
			(250,000)	(H)
			301,585	(K)
Accounts receivable		18,280			18.280
Prepaid Insurance
Deposits	98,243				98,243
Total current assets	150,571	114,510	3,108,104		3,373,185
Cash equivalents held in Trust Account	5,505,349		(5,505,349)	(A)(R)	-

Interest Receivable		359,109			359,109
Fee Income Receivable		112,191			112,191
Investments in Corporations and LLCs		10,112,852			10,112,852
Convertible Notes Receivable		900,000			900,000
Notes Receivable		350,000			350,000
Intangible Assets, net of accumulated amortization		557,874			557,874
Restricted Cash		176,800			176,800
Operating lease right-of-use assets		471,105			471,105
Investment in joint venture					-
Total assets	5,655,920	13,154,441	(2,397,245)		16,413,116
Liabilities and Stockholders’ Equity (Deficit):
Current liabilities
Accounts payable - related party	$777,294		(777,294)	(G)	$-
Accounts payable	$295,711				295,711
Current portion of operating lease liabilities, net		33,554			32,729
Accrued Expenses		750,171			750,171
Sponsor loan – promissory notes			-		-
Total current liabilities	1,073,005	783,725	(777,294)		1,079,436
Deferred underwriter commissions	3,500,000		(3,500,000)	(E)
Fair value liability of public warrants	199,368				199,368
Fair value liability of private warrants	163,851				163,851
Operating lease liabilities, net		436,046			436,046
Notes payable, net		1,625,218			1,625,218
Convertible notes payable, net		2,615,834	-		-
			(2,615,834)	I
Total liabilities	4,936,224	5,460,823	(6,893,128)		3,503,919
Commitments and Contingencies
Class A common stock subject to possible redemption, 525,611 shares at redemption value of $10.10 per share as of June 30, 2023 (no shares issued and outstanding, pro forma combined)	5,308,671	—	(5,308,671)	(I)(R)	-

Stockholders’ Equity (Deficit):
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; No issued and outstanding (excluding 525,611 shares subject to possible redemption) as of June 30, 2023 issued and outstanding, pro forma combined)		—	1,110	(J)	1,198
			35	(E)
			53	(I)

Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,726,500 shares issued and outstanding as of June 30, 2023 (including 100,000 representative shares)	273				273
Common stock, $.01 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2023 (2,024,769 shares issued and outstanding, pro forma combined)	—	—	4,024	(C)	4,664
			305	(D)
			335	(K)
Common Stock: $0.01 par value; 100,000,000 shares authorized, 6,890,281 shares issued and outstanding as of June 30, 2023.	—	68,911	(68,911)	(J)	-
Additional paid-in capital	(10,140,613)	10,865,129	-		16,893,484
			2,611,810	(C)
			274,424	(D)
			3,499,965	(E)
			500,000	(H)
			3,362,353	(I) (R)
			67,801	(J)
			301,250	(K)
			5,551,365	(N)
Retained Earnings (Accumulated Deficit)	5,551,365	(3,240,442)	(750,000)	(H)	(3,990,422)
			(5,551,365)	(N)
Total Stockholders’ Equity (Deficit)	(4,588,975)	7,693,618	9,804,554		12,909,197
Total Liabilities and Stockholders’ Equity (Deficit)	$5,655,920	13,154,441	(2,397,245)		16,413,116

46

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2023

			Intermediate Redemption
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming Intermediate Redemptions)	Notes	Pro Forma Combined (Assuming Intermediate Redemptions)
Assets
Current assets
Cash and cash equivalents	$52,328	96,230	-		$503,987
			274,729	(D)
			(777,294)	(G)
			(250,000)	(H)
			301,585	(K)
			806,410	(O)
Accounts receivable, net		18,280			18,280
Prepaid insurance
Deposits	98,243				98,243
Total current assets	150,571	114,510	355,429		620,510
Cash equivalents held in Trust Account	5,505,349		(5,505,349)	(O)(R)	-

Investment in joint venture					-

Interest Receivable		359,109			359,109
Fee Income Receivable		112,191			112,191
Investments in Corporations and LLCs		10,112,852			10,112,852
Convertible Notes Receivable		900,000			900,000
Notes Receivable		350,000			350,000
Intangible Assets, net of accumulated amortization		557,874			557,874
Restricted Cash		176,800			176,800
Operating lease right-of-use assets		471,105			471,105
Total assets	5,655,920	13,154,441	(5,149,920)		13,660,441
Liabilities and Stockholders’ Equity (Deficit):
Current liabilities
Accounts payable - related party	$777,294	-	(777,294)	(G)	$-
Accounts payable	295,711				295,711
Current portion of operating lease liabilities, net		33,554			33,554
Accrued Expenses		750,171			750,171
Total current liabilities	1,073,005	783,725	(777,294)		1,079,436

Notes payable, net		1,625,218			1,625,218
Convertible notes payable, net		2,615,834	(2,615,834)	(C)	-
			-
Deferred underwriter commissions	3,500,000		(3,500,000)	(E)	-
Fair value liability of public warrants	199,368				199,368
Fair value liability of private warrants	163,851				163,851
Operating lease liabilities, net		436,046			436,046
					-
Total liabilities	4,936,224	5,460,823	(6,893,128)		3,503,919
Commitments and Contingencies
Class A common stock subject to possible redemption, 525,611 shares at redemption value of $10.10 per share as of June 30, 2023 (no shares issued and outstanding, pro forma combined)	5,308,671		(2,654,336)	(P)	-
			(2,654,336)	(P)

Stockholders’ Equity (Deficit):
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; No issued and outstanding (excluding 525,611 shares subject to possible redemption) as of June 30, 2023 issued and outstanding, pro forma combined)			1,110	(J)	1,163
			53	(P)
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,726,500 shares issued and outstanding as of June 30, 2023 (including 100,000 representative shares)	273		4,024	(C)	4,972
Common stock, $.01 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2023 (2,024,769 shares issued and outstanding, pro forma combined)			305	(D)
			35	(E)
			335	(K)
Common Stock: $0.01 par value; 100,000,000 shares authorized, 6,890,281 shares issued and outstanding as of June 30, 2023.		68,911	(68,911)	(J)	-
Additional paid-in capital	(10,140,613)	10,865,129			14,140,809
			2,611,810	(C)
			274,424	(D)
			3,499,965	(E)
			500,000	(H)
			301,250	(K)
			67,801	(J)
			2,555,943	(P)
			3,605,100	(N)(R)
Retained Earnings (Accumulated deficit)	5,551,365	(3,240,422)	(750,000)	(H)	(3,990,422)
			(5,551,365)	(N)
Total Stockholders’ Equity (Deficit)	(4,588,975)	7,693,618	7,051,879		10,156,522
Total Liabilities and Stockholders’ Equity (Deficit)	5,655,920	13,154,441	(5,149,920)		13,660,441

47

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2023

			Maximum Redemption
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Notes	Pro Forma Combined (Assuming Maximum Redemptions)
Assets
Current assets
Cash and cash equivalents	$52,328	96,230	-		$478,872
			274,729	(D)
				(G)
			(250,000)	(H)
			301,585	(K)

Accounts receivable, net		18,280			18,280
Prepaid insurance
Deposits	98,243				98,243
Total current assets	150,571	114,510	326,314		591,395
Cash equivalents held in Trust Account	5,505,349		(5,505,349)	(Q)(R)	-

Interest Receivable		359,109			359,109
Fee Income Receivable		112,191			112,191
Investments in Corporations and LLCs		10,112,852			10,112,852
Convertible Notes Receivable		900,000			900,000
Notes Receivable		350,000			350,000
Intangible Assets, net accumulated amortization		557,874			557,874
Restricted Cash		176,800			176,800
Operating lease right-of-use assets		471,105			471,105
Total assets	5,655,920	13,154,441	(5,179,035)		13,631,326
Liabilities and Stockholders’ Equity (Deficit):
Current liabilities
Accounts payable - related party	$777,294			(G)	$777,294
Accounts payable	$295,711				295,711
Current portion of operating lease liabilities, net		33,554			33,554
Accrued Expenses		750,171			750,171
Total current liabilities	1,073,005	783,725			1,856,730

Notes payable, net		1,595,218			1,595,218
Convertible notes payable, net		2,645,834	(2,645,834)	(C)	-
					-
Deferred underwriter commissions	3,500,000		(3,500,000)	(E)
Fair value liability of public warrants	199,368				199,368
Fair value liability of private warrants	163,851				163,851
Operating lease liabilities, net		436,046			436,046

Total liabilities	4,936,224	5,460,823	(6,145,834)		4,251,213
Commitments and Contingencies
Class A common stock subject to possible redemption, 525,611 shares at redemption value of $10.10 per share as of June 30, 2023 (no shares issued and outstanding, pro forma combined)	5,308,671		(5,308,671)	(Q)	-

Stockholders’ Equity (Deficit):
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; No issued and outstanding (excluding 525,611 shares subject to possible redemption) as of June 30, 2023 issued and outstanding, pro forma combined)			1,110	(J)	1,110

Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,726,500 shares issued and outstanding as of June 30, 2023 (including 100,000 representative shares)	273				273
Common stock, $.01 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2023 (2,024,769 shares issued and outstanding, pro forma combined)			4,024	(C)	4,699
			305	(D)
			35	(E)
			335	(K)
Common Stock: $0.01 par value; 100,000,000 shares authorized, 6,890,281 shares issued and outstanding as of June 30, 2023.		68,911	(68,911)	(J)	-
Additional paid-in capital	(10,140,613)	10,865,129			13,364,453
			2,611,810	(C)
			274,424	(D)
			3,499,965	(E)
			500,000	(H)

			67,801	(J)
			301,250	(K)
			5,384,687	(N)(R)
Retained Earnings (Accumulated deficit)	5,551,365	(3,240,422)	(750,000)	(H)	(3,990,422)
			(5,551,365)	(N)
Total Stockholders’ Equity (Deficit)	(4,588,975)	7,693,618	6,275,470		9,380,113
Total Liabilities and Stockholders’ Equity (Deficit)	5,655,920	13,154,441	(5,179,035)		13,631,326

48

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2023

			No Redemption
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)	Notes	Pro Forma Combined (Assuming No Redemptions)
Revenue	$-	133,655			$133,655
Operating expenses
General and administrative	666,897	353,133			1,020,030

Total operating expenses	666,897	353,133			1,020,030
Loss from operations	(666,897)	(321,118)			(886,375)

Changes in fair value of warrant liability	(151,612)				(151,612)
Interest income (expense), net		(237,548)			(237,548)
Amortization expense - intangibles		(37,614)			(37,614)
Other income	164,380				164,380

Income/Loss before income tax expense	(654,129)	(494,640)			(1,148,769)
Net loss/Gain	(654,129)	(494,640)			(1,148,769)

Weighted average number of shares of common stock outstanding:
Class A - Public shares	3,595,191				—
Class A - Common stock		6,891,051			14,702,111
Basic and diluted net loss per share:
Class A - Public shares	(0.18)	$-			$—
Common stock		$(0.07)			$(0.08)

49

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2023

			Intermediate Redemption
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming Intermediate Redemptions)	Notes	Pro Forma Combined (Assuming Intermediate Redemptions)
Revenue	$-	133,655			$133,655
Operating expenses
General and administrative	666,897	353,133			1,020,030

Total operating expenses	666,897	353,133			1,020,030
Loss from operations	(666,897)	(321,118)			(886,375)

Changes in fair value of warrant liability	(151,612)				(151,612)
Interest income (expense), net		(237,548)			(237,548)
Amortization expense - intangibles		(37,614)			(37,614)
Other income	164,380				164,380

Income/Loss before income tax expense	(654,129)	(494,640)			(1,148,769)
Net loss/Gain	(654,129)	(494,640)			(1,148,769)

Weighted average number of shares of common stock outstanding:
Class A - Public shares	3,595,191				—
Class A - Common stock		6,891,051			14,439,306
Basic and diluted net loss per share:
Class A - Public shares	(0.18)	$-			$—
Common stock		$(0.07)			$(0.08)

50

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2023

			Maximum Redemption
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Notes	Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$-	133,655			$133,655
Operating expenses
General and administrative	666,897	353,133			1,020,030

Total operating expenses	666,897	353,133			1,020,030
Loss from operations	(666,897)	(321,118)			(886,375)

Changes in fair value of warrant liability	(151,612)				(151,612)
Interest income (expense), net		(237,548)			(237,548)
Amortization expense - intangibles		(37,614)			(37,614)
Other income	164,380				164,380

Income/Loss before income tax expense	(654,129)	(494,640)			(1,148,769)
Net loss/Gain	(654,129)	(494,640)			(1,148,769)

Weighted average number of shares of common stock outstanding:
Class A - Public shares	3,595,191				—
Class A - Common stock		6,891,051			14,176,500
Basic and diluted net loss per share:
Class A - Public shares	(0.18)	$-			$—
Common stock		$(0.07)			$(0.08)

51

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

			No Redemption
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)	Notes	Pro Forma Combined (Assuming No Redemptions)
Revenue	$-	104,810			$104,810
Operating expenses
General and administrative	559,081	227			1,309,308
			750,000	(X)
Professional Fees	$662,568	95,787			758,355
Bank Fees & Service Charges		94			94
Sponsorship Expense		15,000			15,000
Printing		869			869
Software & apps		265			265
Payroll		30,419			30,419
Payroll Taxes		2,942			2,942
Employee Insurance		718			718
Board of Directors Comp		60,000			60,000
Consultant Fee		75,000			75,000
Officers' Salaries		75,000			75,000
Rent/Lease		59,052			59,052
Fuel		3,425			3,425
Equipment Rentals		44			44
Small Equipment		1,197			1,197
Telephone		319			319
Utilities		5,570			5,570
Total operating expenses	1,221,649	425,928	750,000		2,397,577
Loss from operations	(1,221,649)	(321,118)	(750,000)		(2,292,767)
Interest income on investments held in Trust Account			-	(U)	-
Changes in fair value of warrant liability	5,087,628				5,087,628
Interest income, net		149,808			149,808
Other income	22,729	67,876			90,605
Income/Loss from Investment		(1,834,396)			(1,834,396)
Amortization expense - intangibles		(28,658)			(28,658)
Convertible Debt Interest		(722,717)			(722,717)
Income/Loss before income tax expense	3,888,708	(2,689,205)	(750,000)		449,503
Net loss/Gain	3,888,708	(2,689,205)	(750,000)		449,503

Weighted average number of shares of common stock outstanding:
Class A - Public shares	7,098,632				—
Class A - Common stock		6,890,281			14,352,111
Basic and diluted net loss per share:
Class A - Public shares	0.55	$-			$—
Common stock		$(0.39)		(AA)	$0.03

52

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

			Intermediate Redemption
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming Intermediate Redemptions)	Notes	Pro Forma Combined (Assuming Intermediate Redemptions)
Revenue	$-	104,810			$104,810
Operating expenses
General and administrative	559,081	227			1,309,308
			750,000	(X)
Professional Fees	$662,568	95,787			758,355
Bank Fees & Service Charges		94			94
Sponsorship Expense		15,000			15,000
Printing		869			869
Software & apps		265			265
Payroll		30,419			30,419
Payroll Taxes		2,942			2,942
Employee Insurance		718			718
Board of Directors Comp		60,000			60,000
Consultant Fee		75,000			75,000
Officers' Salaries		75,000			75,000
Rent/Lease		59,052			59,052
Fuel		3,425			3,425
Equipment Rentals		44			44
Small Equipment		1,197			1,197
Telephone		319			319
Utilities		5,570			5,570
Total operating expenses	1,221,649	425,928	750,000		2,397,577
Loss from operations	(1,221,649)	(321,118)	(750,000)		(2,292,767)
Interest income on investments held in Trust Account			-	(U)	-
Changes in fair value of warrant liability	5,087,628				5,087,628
Interest income, net		149,808			149,808
Other income	22,729	67,876			90,605
Income/Loss from Investment		(1,834,396)			(1,834,396)
Amortization expense - intangibles		(28,658)			(28,658)
Convertible Debt Interest		(722,717)			(722,717)
Income/Loss before income tax expense	3,888,708	(2,689,205)	(750,000)		449,503
Net loss/Gain	3,888,708	(2,689,205)	(750,000)		449,503

Weighted average number of shares of common stock outstanding:
Class A - Public shares	7,098,632				—
Class A - Common stock		6,890,281			14,089,306
Basic and diluted net loss per share:
Class A - Public shares	0.55	$-			$—
Common stock		$(0.39)		(AA)	$0.03

53

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

			Maximum Redemption
	SPAC (Historical)	Royalty (Historical)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Notes	Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$-	104,810			$104,810
Operating expenses
General and administrative	559,081	227			1,309,308
			750,000	(X)
Professional Fees	$662,568	95,787			758,355
Bank Fees & Service Charges		94			94
Sponsorship Expense		15,000			15,000
Printing		869			869
Software & apps		265			265
Payroll		30,419			30,419
Payroll Taxes		2,942			2,942
Employee Insurance		718			718
Board of Directors Comp		60,000			60,000
Consultant Fee		75,000			75,000
Officers' Salaries		75,000			75,000
Rent/Lease		59,052			59,052
Fuel		3,425			3,425
Equipment Rentals		44			44
Small Equipment		1,197			1,197
Telephone		319			319
Utilities		5,570			5,570
Total operating expenses	1,221,649	425,928	750,000		2,397,577
Loss from operations	(1,221,649)	(321,118)	(750,000)		(2,292,767)
Interest income on investments held in Trust Account			-	(U)	-
Changes in fair value of warrant liability	5,087,628				5,087,628
Interest income, net		149,808			149,808
Other income	22,729	67,876			90,605
Income/Loss from Investment		(1,834,396)			(1,834,396)
Amortization expense - intangible		(28,658)			(28,658)
Convertible Debt Interest		(722,717)			(722,717)
Income/Loss before income tax expense	3,888,708	(2,689,205)	(750,000)		449,503
Net loss/Gain	3,888,708	(2,689,205)	(750,000)		449,503

Weighted average number of shares of common stock outstanding:
Class A - Public shares	7,098,632				—
Class A - Common stock		6,890,281			13,826,500
Basic and diluted net loss per share:
Class A - Public shares	0.55	$-			$—
Common stock		$(0.39)		(AA)	$0.03

54

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information contained herein assumes that the stockholders of American Acquisition Opportunity approve the Business Combination. American Acquisition Opportunity stockholders may elect to redeem their shares of American Acquisition Opportunity Class A Common Stock for cash even if they approve the Business Combination. American Acquisition Opportunity cannot predict how many of its public stockholders will exercise their right to have their shares of American Acquisition Opportunity Class A Common Stock redeemed for cash. As a result, the unaudited pro forma condensed combined financial statements present three redemption scenarios as follows:

·

Assuming No Redemptions — This presentation assumes that no American Acquisition Opportunity public stockholders exercise redemption rights with respect to their shares of American Acquisition Opportunity Class A Common Stock for a pro rata share of the funds in the Trust Account;

·

Intermediate Redemptions —This presentation assumes that American Acquisition Opportunity public stockholders holding approximately 174,034 shares of American Acquisition Opportunity Class A Common Stock will exercise their redemption rights for an aggregate payment of $1,811,694 (based on the estimated per share redemption price of approximately $10.41 per share) from the Trust Account. Such amount represents 50% of the number of American Acquisition Opportunity Share Redemptions . Assuming intermediate redemptions, net cash received from the Trust Account would be approximately $1,811,694; and

·

Assuming Maximum Redemptions — This presentation assumes that American Acquisition Opportunity public shareholders holding approximately 348,068 shares of American Acquisition Opportunity Class A Common Stock will exercise their redemption rights for an aggregate payment of $3,623,288 (based on the estimated per share redemption price of approximately $10.41 per share) from the Trust Account. Assuming maximum redemptions, the entire amount of the Trust Account would be exhausted as the difference of the total amount in the Trust Account as of June 30, 2023, of $3,623,288 is the same as the redemption amount of $3,623,288 taking into account redemptions of $1,848,172 and tax payments of $98,093 on September 22, 2023.

The actual results will likely be within the parameters described by the three scenarios; however, there can be no assurance regarding which scenario will be closer to the actual results. Under each scenario, Royalty is considered the accounting acquirer, as further discussed in Note 1 of the Notes to the Unaudited Pro Forma Combined Financial Information.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

55

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments (discussed within the notes below) which reflect the application of the accounting required by GAAP. The Transaction Accounting Adjustments for the Business Combination consist of those necessary to account for the Business Combination. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

Under each redemption scenario, the Business Combination will be accounted for as a reverse recapitalization because Royalty has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration both the no redemption and illustrative redemption scenario:

·	The pre-combination equity holders of Royalty will hold the majority of, among others, voting rights in the Combined Entity;

·	The pre-combination equity holders of Royalty will collectively hold voting power giving them the right to appoint the majority of the directors on the Combined Entity Board;

·	Senior management of Royalty will comprise the senior management of the Combined Entity;

·	Operations of Royalty will comprise the ongoing operations of the Combined Entity; and

·	Royalty is significantly larger than American Acquisition Opportunity in terms of revenue, total assets (excluding cash) and employees.

Under the reverse recapitalization model, the Business Combination will be treated as Royalty issuing equity for the net assets of American Acquisition Opportunity, with no goodwill or intangible assets recorded.

56

Note 2 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(A)

Represents the release of the restricted cash and cash equivalents held in the Trust Account upon consummation of the Business Combination at Closing. Under the “No Redemption Scenario”, cash and cash equivalents increased by $5,505,349 less $1,848,171.77 paid in connection with the September 18, 2023 redemption with a corresponding decrease to cash and cash equivalents held in Trust Account.

(B)	[Intentionally omitted]

(C)

Represents the conversion of existing convertible debt in the amount of $2,615,834 into 402,436 shares of Royalty Common Stock at a conversion rate of $6.50 per share per the terms of the convertible debt agreement. Pursuant to the terms of the convertible debt agreement and the Business Combination Agreement, all amounts outstanding will be converted into shares of the Combined Company Common Stock at the Closing.

(D)

Represents the issuance of 166,517 shares of Royalty Common Stock at an exercise price of $9 per share for equity value of $632,817 pursuant to cashless exercise provisions in conjunction with the existing convertible debt outlined in footnote C. Pursuant to the terms of the convertible debt agreement and the Business Combination Agreement, all amounts outstanding will be converted into equity immediately prior to the Effective Time of the Merger.

(E)	Represents the conversion of the deferred underwriter ree totaling $3,500,000 into 350,000 shares of Common Stock at a conversion rate of $10 per share.

(F)	[Intentionally omitted]

(G)	Represents the repayment of the outstanding $777,294 balance on the Sponsor loan — promissory notes.

(H)	Represents the payment of $250,000 of estimated transaction costs at Closing in connection with the Business Combination relating to advisory, legal and other fees.

(I)

Represents, under the “No Redemption Scenario”, the reclassification of Class A Common Stock subject to possible redemption to permanent equity immediately prior to the Closing and reflects a $5,308,671 decrease in Class A Common Stock subject to possible redemption and an increase of $53 to Class A Common Stock and an increase of $5,308,618 to additional paid-in capital.

(J)

Represents the exchange of equity interests in Royalty, including all issued and outstanding shares of Royalty Common Stock. Based on a valuation of $111,000,000 and a price per share of $10, there were 11,100,000 shares issued.

(K)	[Intentionally omitted]

(L)	[Intentionally omitted]

(M)	[Intentionally omitted]

(N)	Represents the elimination of American Acquisition Opportunity’s historical retained earnings of $5,769,030.

(O)

Represents the release of the restricted cash and cash equivalents held in the Trust Account upon consummation of the Business Combination at Closing. Under the “Intermediate Redemptions Scenario”, cash and cash equivalents increased $2,752,675, cash and cash equivalents held in trust account decreased $5,505,349 and redeemable Class A Common Stock decreased by $5,505,349 as discussed in tickmark (P) below. Please refer to “Basis of Pro Forma Presentation” above for calculations assuming intermediate redemptions.

(P)

Under the “Intermediate Redemptions Scenario”, redeemable Class A Common Stock and cash are each reduced by $2,645,336 related to redemptions (as discussed and calculated above in the “Basis for Pro Forma Presentation”) and $2,645,336 to reclassify the remaining balance to permanent equity, with an increase of $118 to Class A Common Stock and an increase of $2,555,943 to additional paid-in capital. As noted in the “Unaudited Condensed Combined Pro Forma Balance Sheet” above, $2,597,029 reclassified to permanent equity represents the difference between the June 30, 2023 balance of Class A Common Stock subject to possible redemption of $5,308,671 and the intermediate redemption amount of $2,654,336 (as calculated in the “Basis for Pro Forma Presentation”).

(Q)

Represents the release of the cash and cash equivalents held in the Trust Account upon consummation of the Business Combination at Closing. Under the “Maximum Redemption Scenario”, and cash equivalents held in trust account decreased $5,308,671 and redeemable Class A Common Stock decreased by $5,308,671. Please refer to “Basis of Pro Forma Presentation” above for calculations assuming maximum redemptions.

(R)

Represents the redemption of 177,543 Class A Common Stock on September 22, 2023.  The redemption caused a distribution from the trust to redeeming shareholders totaling $1,848,172 or $10.41 per share of Class A Common Stock.  The trust was further reduced in the amount of $98,093 for a tax withdrawal.

57

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2023 and Six Months Ended June 30, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 are as follows:

(U)	Represents the elimination of investment income on the Trust Account.

(X)	Represents expenses incurred in conjunction with the Business Combination.

(AA)

Represents the net loss per share calculated using the weighted average shares outstanding and the issuance of additional shares of Class A Common Stock in connection with the Business Combination, assuming that the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for net loss per share assumes that the shares issuable related to the Business Combination have been outstanding for the entire period presented.

The combined financial information has been prepared assuming a “No Redemption”, “Intermediate Redemption”, and “Maximum Redemption” scenario.

58

COMPARATIVE SHARE INFORMATION

The following tables set forth:

●	historical per share information of American Acquisition Opportunity for the six months ended June 30, 2023 and the year ended December 31, 2022;

●	historical per share information of Royalty for the six months ended June 30, 2023 and the year ended December 31, 2022; and

●

unaudited pro forma per share information of the Combined Company for the year ended December 31, 2022 and the year ended December 31, 2021, after giving effect to the Business Combination, as follows:

The following table sets forth selected historical equity ownership information for American Acquisition Opportunity and unaudited pro forma condensed combined per share ownership information of the Combined Company after giving effect to the Business Combination, assuming two redemption scenarios as follows:

·

Assuming No Redemptions: This presentation assumes that no American Acquisition Opportunity stockholders exercise redemption rights with respect to their Public Shares for a pro rata portion of the funds in American Acquisition Opportunity’s Trust Account.

·	Assuming Maximum Redemption: This presentation assumes that 348,068 Public Shares are redeemed for an aggregate redemption payment of approximately $3,623,288.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2022. The net income (loss) per share information reflects the Business Combination as if it had occurred on January 1, 2022.

The following tables should be read in conjunction with the summary historical financial information included elsewhere in this proxy statement/information statement/prospectus, and the historical financial statements of American Acquisition Opportunity and Royalty and the related notes thereto that are included elsewhere in this proxy statement/information statement/prospectus. The unaudited American Acquisition Opportunity and Royalty pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and the related notes thereto included elsewhere in this proxy statement/information statement/prospectus.

The unaudited pro forma combined net income per share information below does not purport to represent the actual results of operations that would have occurred had the companies been combined during the periods presented, nor does it purport to represent the actual results of operations for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of American Acquisition Opportunity and Royalty would have been had the companies been combined during the periods presented.

			Combined Pro Forma		Royalty Equivalent Per Share Pro Forma (2)
	Royalty (Historical)	American Acquisition Opportunity (Historical)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
As of and for the period ended December 31, 2021
Book Value per share (1)	$.01	(1.16)	(1.16)	(0.36)	(0.46)	$(0.46)
Weighted average shares outstanding of common stock – basic	6,254,205	4,457,431	14,702,111	14,176,500	11,100,000	11,100,000
Weighted average shares outstanding of common stock – diluted	6,254,205	4,457,431	14,702,111	14,176,500	11,100,000	11,100,000
Net loss per share of common stock – basic	$(0.02)	1.48	(0.00)	(0.00)	(0.01)	$(0.01)
Net loss per share of common stock – diluted	$(0.02)	1.48	(0.00)	(0.00)	(0.01)	$(0.01)

			Combined Pro Forma		Royalty Equivalent Per Share Pro Forma (2)
	Royalty (Historical)	American Acquisition Opportunity (Historical)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
As of and for the twelve months ended December 31, 2022
Book Value per share	$0.00	(0.70)	(0.70)	(0.37)	(0.46)	$(0.46)
Weighted average shares outstanding of common stock – basic	6,890,281	7,098,632	14,702,111	14,439,306	11,100,000	11,100,000
Weighted average shares outstanding of common stock – diluted	6,890,281	7,098,632	14,702,111	14,439,306	11,100,000	11,100,000
Net loss per share of common stock – basic	$(0.39)	0.55	.09	0.10	0.12)	$0.12)
Net loss per share of common stock – diluted	$(0.39)	0.55	.09	0.10	0.12)	$0.12)

(1)	Book value per share = (Total equity)/common shares outstanding

(2)	The equivalent pro forma basic and diluted per share data for Royalty. Equivalent per share pro forma is calculated based on expected exchange ratio of 1.498.

59

THE SPECIAL MEETING OF AMERICAN ACQUISITION OPPORTUNITY’S STOCKHOLDERS

The American Acquisition Opportunity Special Meeting

American Acquisition Opportunity is furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by its board of directors for use at the special meeting stockholders to be held on October 30, 2023, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to American Acquisition Opportunity’s stockholders on or about October 20, 2023. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting of stockholders.

Date, Time and Place of the Special Meeting

The special meeting of stockholders of American Acquisition Opportunity will be held at 8:00  a.m., Eastern time, on October 30, 2023, via live webcast at https://www.cstproxy.com/amao/bc023, or such other date, time and place to which such meeting may be adjourned or postponed, for the purpose of considering and voting upon the proposals. Stockholders that wish to listen to the special meeting via teleconference, but will not be able to participate in the special meeting or vote, may use the following teleconference dial-in numbers:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 8032486#

In light of the ongoing health concerns relating to the COVID-19 pandemic and to best protect the health and welfare of American Acquisition Opportunity’s stockholders and personnel, the special meeting will be held virtually. Stockholders are nevertheless urged to vote their proxies by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope, or to direct their brokers or other agents on how to vote the shares in their accounts, as applicable.

Purpose of the Special Meeting

At the American Acquisition Opportunity special meeting of stockholders, American Acquisition Opportunity will ask American Acquisition Opportunity’s stockholders to vote in favor of the following proposals:

·	The “Business Combination Proposal” — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement and effect the Business Combination.

·

The “Charter Proposal” — To consider and vote upon a proposal to approve an amended and restated certificate of incorporation of American Acquisition Opportunity, a copy of which is to be attached to this proxy statement/prospectus as Annex B (the “Amended Charter”).

The “Advisory Charter Proposals” – To consider and vote upon, on a non-binding advisory basis, five separate governance proposals relating to material differences between American Acquisition Opportunity’s amended and restated certificate of incorporation and the Amended Charter to be in effect upon the completion of the Business Combination in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”). These proposals are referred to as the “Advisory Proposals” or “Advisory Proposals 3A-3E.”

·	Eliminate Dual Class Common Structure – to eliminate the dual classes of common stock so that the only class of common stock would be the Class A Common Stock; and

·	Name Change Amendment – to change the name of American Acquisition Opportunity to Royalty Holding Company; and

·	Actions by Stockholders Charter Amendment — to require that stockholders only act at annual and special meeting of the corporation and not by written consent; and

·	Corporate Opportunity Charter Amendment — to eliminate the current limitations in place on the corporate opportunity doctrine; and

·

Additional Charter Amendments — to approve all other changes including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant following the closing of the Business Combination (the “Closing”).

60

·

The “Nasdaq Proposal” — To consider and vote upon a proposal to (i) issue American Acquisition Opportunity Common Stock to Royalty’s stockholders as a result of the Merger pursuant to the Business Combination Agreement,

·

The “Adjournment Proposal” — a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

Recommendation of the American Acquisition Opportunity Board

The American Acquisition Opportunity Board believes that each of the proposals to be presented at the special meeting of stockholders is in the best interests of American Acquisition Opportunity and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of the American Acquisition Opportunity Board in favor of approval of the Business Combination Proposal and the other Stockholder Proposals, you should keep in mind that American Acquisition Opportunity’s directors and officers have interests in the Business Combination that are different from, in addition to, or in conflict with your interests as a stockholder. These interests include, among other things:

·

the beneficial ownership of the American Acquisition Opportunity Sponsor, Board and officers of an aggregate of 2,626,500 shares of American Acquisition Opportunity Class B Common Stock and 3,901,201 American Acquisition Opportunity Warrants, which shares and warrants would become worthless if American Acquisition Opportunity does not complete a business combination within the applicable time period, as our directors and officers have waived any right to redemption with respect to these shares. Such shares and warrants have an aggregate market value of approximately $28.9 million based on the closing prices of American Acquisition Opportunity Common Stock and warrants of $10.90 and $0.0697, respectively on Nasdaq on October 18, 2023.

·

The Sponsor is owed $777,294 in loans and advances to American Acquisition Opportunity which would not be repaid if American Acquisition Opportunity cannot complete an initial business combination and is liquidated;

·

Thomas Sauve, a director of American Acquisition Opportunity, also serves as Chief Executive Officer of Royalty and is party to an employment agreement that provides that he will begin receiving compensation once Royalty has raised at least $5 million;

·

Mark Jensen, American Acquisition Opportunity Chief Executive Officer; Thomas Sauve and Kirk Taylor, American Acquisition Opportunity Chief Financial Officer have ownership interests in Royalty that will convert into shares of the Combined Company’s Common Stock in the Business Combination. A table summarizing this ownership is as follows.

Stockholder (Related Party)	Ownership in Royalty as of Business Combination	Total Dollar Investment	Shares of Class A Common Stock to be Received(1)	Value of Class A Common Stock to be Received(2)
White River Holdings LLC (Mark Jensen)	1,303,672 shares	$11,791,000	1,959,935	$27,421,440
First Frontier Capital LLC (Thomas Sauve)	1,438,850	$9,412,000	2,163,161	$21,888,780
Liberty Hill Capital Management LLC (Kirk Taylor)	944,600	$6,259,500	1,420,108	$14,201,080

(1)	Based on approximate exchange ratio of 1.5034 shares of American Acquisition Opportunity Class A Common Stock for each share of Royalty Common Stock.
(2)	Using a value of $10.00 per share.

·

Three members of the American Acquisition Opportunity Board (Messrs. Sauve, Hasler and Ehlebracht) are expected to remain as members of the board of the Combined Company Board following the Business Combination. In such capacity, they will be entitled to receive fees, stock options and stock awards when and if any such arrangements are put into place;

·

Kirk Taylor, American Acquisition Opportunity CFO, will be appointed as CFO of the Combined Company and will be entitled to receive compensation, stock options and stock awards when and if any such arrangements are put into place;

·

The American Acquisition Opportunity Board will not receive reimbursement for any out-of-pocket expenses incurred by them on American Acquisition Opportunity’s behalf incident to identifying, investigating and consummating the Business Combination, to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless the Business Combination is consummated; such expenses amounted to $0 as of June 30, 2023;

·

the continued indemnification of the current directors and officers of American Acquisition Opportunity following the Business Combination and the continuation of directors’ and officers’ liability insurance following the Business Combination.

These interests may influence the American Acquisition Opportunity Board in making their recommendation that you vote in favor of the approval of the Stockholder Proposals.

Record Date and Voting

You will be entitled to vote or direct votes to be cast at the special meeting of stockholders if you owned shares of American Acquisition Opportunity Common Stock at the close of business on October 18, 2023, which is the Record Date for the special meeting of stockholders. You are entitled to one vote for each share of American Acquisition Opportunity Common Stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 3,074,568 shares of American Acquisition Opportunity Common Stock outstanding, of which 348,068 are shares of American Acquisition Opportunity Class A Common Stock, 2,626,500 are Founder Shares and 100,000 are Representative Shares.

61

The American Acquisition Opportunity Initial Stockholders have agreed to vote all of their Initial Stockholder Shares and any Public Shares acquired by them in favor of the Business Combination Proposal and the other Stockholder Proposals. American Acquisition Opportunity’s issued and outstanding American Acquisition Opportunity Warrants do not have voting rights at the special meeting of stockholders.

Voting Your Shares

Each share of American Acquisition Opportunity Common Stock that you own in your name entitles you to one vote on each of the proposals for the special meeting of stockholders. Your one or more proxy cards show the number of shares of American Acquisition Opportunity Common Stock that you own.

If you are a holder of record, there are two ways to vote your shares of American Acquisition Opportunity Common Stock at the special meeting of stockholders:

·

You can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the applicable special meeting(s). If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of American Acquisition Opportunity Common Stock will be voted as recommended by the American Acquisition Opportunity Board. With respect to proposals for the special meeting of stockholders, that means: “FOR” the Business Combination Proposal, “FOR” the Charter Proposal, “FOR” each of the Advisory Proposals, “FOR” the Nasdaq Proposal and “FOR” the Adjournment Proposal.

·

You can virtually attend the special meeting and vote online. However, if your shares of American Acquisition Opportunity Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of American Acquisition Opportunity Common Stock.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of American Acquisition Opportunity Common Stock, you may contact our proxy solicitor at:

Alliance Advisors, LLC

200 Broadacres Drive

3rd Floor

Bloomfield, NJ 07003

(973) 873-7700

Quorum and Vote Required for the Stockholder Proposals

A quorum of American Acquisition Opportunity’s stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of stockholders if a majority of the American Acquisition Opportunity Common Stock outstanding and entitled to vote at the meeting is virtually represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

62

The approval of the Business Combination Proposal and the Charter Proposal require the affirmative vote (virtually in person or by proxy) of the holders of a majority of the then outstanding shares of American Acquisition Opportunity Common Stock entitled to vote thereon at the special meeting. Accordingly, an American Acquisition Opportunity stockholder’s failure to vote by proxy or to vote online at the virtual special meeting of stockholders, an abstention from voting or a broker non-vote will have the same effect as a vote against these proposals.

The approval of the Nasdaq Proposal and Adjournment Proposal require the affirmative vote (virtually in person or by proxy) of the holders of a majority of the shares of American Acquisition Opportunity Common Stock that are voted at the special meeting of stockholders. Accordingly, an American Acquisition Opportunity stockholder’s failure to vote by proxy or to vote online at the virtual special meeting of stockholders, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on these proposals.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. American Acquisition Opportunity believes the proposals presented to its stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the special meeting of American Acquisition Opportunity’s stockholders. For purposes of approval, an abstention or failure to vote will have the same effect as a vote against each of the Business Combination Proposal and the individual Charter Proposal, and will have no effect on any of the other Stockholder Proposals.

Revocability of Proxies

If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to American Acquisition Opportunity’s secretary, at 12115 Visionary Way Fishers, Indiana 46038, prior to the date of the special meeting or by voting online at the virtual special meeting. Attendance at the special meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to American Acquisition Opportunity’s secretary at the above address.

Redemption Rights

Pursuant to the Existing Certificate of Incorporation, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of the IPO and a concurrent private placement of warrants to the Founders, including any amounts representing interest earned on the Trust Account, less any interest for any income and other taxes payable, calculated as of two business days prior to the consummation of the Business Combination, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement/prospectus relating to the stockholder vote on the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive such pro rata share of the aggregate amount on deposit in the Trust Account. For illustrative purposes, based on funds in the Trust Account of approximately $3.6 million on September 30, 2023, the estimated per Public Share redemption price would have been approximately $10.42.

63

Redemption rights are not available to holders of American Acquisition Opportunity Warrants in connection with the Business Combination.

In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on October 26, 2023 (two business days before the special meeting), both:

·

Submit a request in writing that American Acquisition Opportunity redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, American Acquisition Opportunity’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

E-mail: mzimkind@continentalstock.com

·

Deliver your Public Shares either physically or electronically through DTC to American Acquisition Opportunity’s transfer agent. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is American Acquisition Opportunity’s understanding that stockholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, American Acquisition Opportunity does not have any control over this process and it may take longer than one week.

·

Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your shares will not be redeemed.

·	If you hold American Acquisition Opportunity Units, you will need to separate the Units before you are able to exercise redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with American Acquisition Opportunity’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to American Acquisition Opportunity’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that American Acquisition Opportunity’s transfer agent return the shares (physically or electronically). You may make such request by contacting American Acquisition Opportunity’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of their American Acquisition Opportunity Common Stock as they may receive higher proceeds from the sale of their American Acquisition Opportunity Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. American Acquisition Opportunity cannot assure you that you will be able to sell your shares of American Acquisition Opportunity Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in American Acquisition Opportunity Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of American Acquisition Opportunity Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less taxes payable. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.

64

Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to holders of shares of American Acquisition Opportunity Common Stock or American Acquisition Opportunity Warrants in connection with the Business Combination.

Solicitation of Proxies

American Acquisition Opportunity will pay the cost of soliciting proxies for the special meeting. American Acquisition Opportunity has engaged Alliance Advisors, LLC to assist in the solicitation of proxies for the special meeting. American Acquisition Opportunity has agreed to pay Alliance Advisors, LLC a fee of $12,500. American Acquisition Opportunity will reimburse Alliance Advisors, LLC for reasonable out-of-pocket expenses and will indemnify Alliance Advisors, LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. American Acquisition Opportunity also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of American Acquisition Opportunity Common Stock for their expenses in forwarding soliciting materials to beneficial owners of American Acquisition Opportunity Common Stock and in obtaining voting instructions from those owners. American Acquisition Opportunity’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

If you have any questions about how to vote or direct a vote in respect of your American Acquisition Opportunity Class A Common Stock, you may contact our proxy solicitor at:

Alliance Advisors, LLC

200 Broadacres Drive

3rd Floor

Bloomfield, NJ 07003

(973) 873-7700

Stock Ownership

As of the Record Date, the American Acquisition Opportunity Initial Stockholders beneficially own an aggregate of approximately 85.4% of the outstanding shares of American Acquisition Opportunity Common Stock. The American Acquisition Opportunity Initial Stockholders have agreed to vote all of their Initial Stockholder Shares and any Public Shares acquired by them in favor of the Business Combination and each of the Stockholder Proposals.

65

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

Background of the Business Combination

American Acquisition Opportunity believes that the terms of the Business Combination are the result of  and equivalent to an arm’s length negotiations between representatives of American Acquisition Opportunity and Royalty. Each side was represented by separate legal counsel and other advisors. Our three independent directors approved the terms of the Business Combination Agreement and the value being paid to Royalty thereunder.  However, stockholders should be aware that there is significant overlapping management and ownership between the two companies, specifically, our chairman and chief executive officer and our chief financial officer both have ownership interests in Royalty and Royalty’s chief executive officer serves on the American Acquisition Board, our three disinterested directors approved the final valuation and the negotiation of the terms of the Business Combination Agreement. American Acquisition Opportunity believes the terms are consistent with other transactions of this type being consummated. The following is a brief description of the background of these negotiations, the Business Combination Agreement and the related transactions.

American Acquisition Opportunity is a blank check company incorporated in Delaware on January 20, 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On March 22, 2021, American Acquisition Opportunity closed its IPO of 10,000,000 Units at a price of $10.00 per Unit, each Unit consisting of one share of American Acquisition Opportunity Class A Common Stock and one-half of one Public Warrant, each whole Public Warrant to purchase one share of American Acquisition Opportunity Class A Common Stock at a purchase price of $11.50 per share. Simultaneous with the closing of the IPO on March 22. 2021, American Acquisition Opportunity consummated the sale of 3,800,000 Private Warrants at a price of $1.00 per Private Warrant in the Private Placement with the Sponsor. The net proceeds from the IPO and the Private Placement were deposited in the Trust Account.

The underwriter’s over-allotment option was partially exercised on March 30, 2021, and American Acquisition Opportunity closed the issuance of an additional 506,002 Units at a price of $10.00 per Unit on April 1, 2021. On April 1, 2021, American Acquisition Opportunity consummated the sale of an additional 101,201 Private Warrants to the Sponsor at a price of $1.00 per Private Warrant. A total of approximately $106 million from the net proceeds from the IPO (including the exercise of the over-allotment option) and the sale of Private Warrants was placed in the Trust Account. Due to the partial exercise of the underwriter’s over-allotment option, the Sponsor agreed to forfeit 248,500 shares of American Acquisition Opportunity Class B Common Stock.

Prior to the consummation of the IPO, neither American Acquisition Opportunity, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with American Acquisition Opportunity.

Royalty was formed on June 21, 2021 and initiated a convertible note capital raise commencing on October 1, 2021. Through December 31, 2022, Royalty raised $2,329,150 through this structure.

Upon the consummation of the IPO, American Acquisition Opportunity’s management team commenced an active search for prospective businesses to acquire in its initial business combination. Through the networks of relationships of its management team, the Sponsor and their affiliates (including American Resources Corporation), representatives of American Acquisition Opportunity contacted, and representatives of American Acquisition Opportunity were contacted by a number of individuals, financial advisors and other entities who offered to present ideas for business combination opportunities, including several investment banks and advisors. Often these proposals came via email.

During this search process, American Acquisition Opportunity evaluated approximately fifty-one business combination opportunities across a broad range of sectors including resources, controlled environmental agriculture, technology, mining, manufacturing, transportation, and logistics. These targets represented opportunities in both North and South America, as well as Australia and Africa. Opportunities were presented to American Acquisition Opportunity through various channels. These included emails and phone calls from investment bankers , merchant bankers, board members of potential target companies, management members of potential target companies and investors of potential target companies representing various target opportunities.

Of the companies it had evaluated, American Acquisition Opportunity executed non-disclosure agreements with fourteen potential target businesses and entered into substantive discussions with several potential target businesses and/or substantial stockholders thereof. The potential valuations discussed for these potential targets ranged from $75 million to $1 billion.

The decisions not to pursue the alternative acquisition targets were generally the result of one or more of: (i) a difference in valuation expectations between American Acquisition Opportunity, on the one hand, and the target, on the other hand; (ii) American Acquisition Opportunity’s assessment of the target company’s ability to execute, scale its business, and achieve its targeted financial projections; (iii) the long-term viability of the target business or its industry or the target’s ability to compete long-term; (iv) the amount of capital that would need to be raised in connection with the closing of a business combination to support the target’s business over the near-term and the likelihood of raising such capital at a valuation mutually agreeable to American Acquisition Opportunity and the target; (v) material negative items surfacing during extensive due diligence efforts; or (vi) American Acquisition Opportunity’s assessment of limited interest from institutional investors in the target or relevant industry. American Acquisition Opportunity had either terminated discussions with each of these potential targets prior to meeting with Royalty or prior to its decision to focus exclusively on the business combination with Royalty.

66

In April and May 2021, American Acquisition Opportunity began discussion with a target company in the bio fuels industry, which we refer to as Company A. The parties were introduced by Company A’s financial advisor. American Acquisition Opportunity conducted in-depth management meetings and site visits along with financial and industry due diligence on Company A. Company A’s capital plan required a significant amount of capital raised for asset acquisitions and operational viability. These amounts of capital added both transactional risk as well as long term operational risk for the Company. Due to information obtained during due diligence, American Acquisition Opportunity decided not to pursue the Company A opportunity.

During the course of this process, the management team of American Acquisition Opportunity kept the members of the American Acquisition Opportunity Board apprised of the various target businesses, the discussions with such businesses during periods when exclusivity restrictions had lapsed, and the status thereof to discuss material issues as they arose.

In May and June of 2021, American Acquisition Opportunity began discussions with a target company in the transportation industry, which we refer to as Company B. The parties were introduced by Company B’s financial advisor. American Acquisition Opportunity conducted in-depth management meetings and site visits along with financial and industry due diligence on Company B and the overall industry including engaging a third-party industry expert and entered into a non-binding letter of intent with Company B on June 25, 2021, with an exclusivity period that expired on July 31, 2021.

American Acquisition Opportunity and its consultant and advisors began to conduct extensive due diligence on Company B in July of 2021. American Acquisition Opportunity and Company B extended the exclusivity period of the non-binding letter of intent to September 30, 2021. The preliminary valuation for this entity was $96,000,000 and included the need for concurrent financing of approximately $413,000,000 in the form of debt and equity issuances. The draft structure also contemplated management earn out shares totaling 4,000,000 shares. Accounting for full redemptions, approximate post-merger ownership would have been distributed as follows: existing shareholders of Company B - 19.1%, PIPE Investors – 57.2%, Public Warrant Holders – 10.4%, Founder Shares – 5.7% and Founder Warrants – 7.6%. During the period of exclusivity, the major items under negotiation were of structure for the transaction; board composition; minimum cash required to close; use of cash proceeds upon closing of the merger; valuation and the need for concurrent financing.

American Acquisition Opportunity and its advisors continued to conduct extensive due diligence on Company B during August and September of 2021 and began to negotiate definitive transaction documents and other business and legal terms as issues were identified in the due diligence process. Company B’s balance sheet and capital structure were complex with a substantial amount of debt and Company B’s plan of raising capital and addressing material legal risks was unproven. Company B’s industry also suffered significant weakness due to the ongoing shortage of microprocessors. Company B’s capital plan required a significant amount of capital raised to pay out shareholders and noteholders as well as invest in their operating assets. This amount of capital added both transactional risk as well as long term operational risk for this business. Business combination discussions ultimately failed due to the complexities of Company B’s balance sheet and capital structure, including disagreements on strategy among Company B’s shareholders and noteholders and other disagreements on transaction terms. The parties allowed exclusivity to expire on September 30, 2021.

American Acquisition Opportunity engaged in minor business discussions with Company B in the week of October 11, 2021 but conducted no further due diligence or negotiation of definitive documentation. American Acquisition Opportunity engaged in preliminary discussions with Company B regarding a new transaction structure beginning October 24, 2021 through October 28, 2021, however discussions did not progress due to disagreements among Company B’s shareholders, Company B’s increasing debt load, and continued weakness in Company B’s industry. On November 11, 2021, American Acquisition Opportunity provided Company B with official notice of termination of the non-binding letter of intent.

During the course of this process, the management team of American Acquisition Opportunity kept the members of the American Acquisition Opportunity Board apprised of the various target businesses, the discussions with such businesses during periods when exclusivity restrictions had lapsed, and the status thereof to discuss material issues as they arose.

67

During October 2021, American Acquisition Opportunity began discussions with the target company in the controlled environment agriculture space which will be referred to as Company C. American Acquisition Opportunity was introduced to Company C through their financial advisor.

American Acquisition Opportunity conducted in-depth management, advisor and industry meetings along with financial and industry due diligence on Company C and entered into a non-binding letter of intent with Company C on November 15, 2021, with an initial exclusivity period that expired on January 15, 2022.

American Acquisition Opportunity and its advisors began to conduct extensive due diligence on Company C in December of 2021. American Acquisition Opportunity and its advisors began to negotiate definitive transaction documents and other business and legal terms as issues were identified in the due diligence process. Company C’s capital structure was complex with a substantial amount of preferred equity and warrant holders. Additionally, management’s ability to adequately address material legal risks relating to their capital structure was unproven. Company C’s industry also suffered significant value weakness due to global supply shifts and changing views on their industry. Company C’s capital plan required an initial upfront capital to be raised to pay out shareholders and noteholders as well as invest in their operating assets. This amount of capital added both transactional risk as well as long term operational risk for the business. Business combination discussions ultimately failed due to the complexities of Company C’s capital structure, including disagreements on strategy among Company C’s shareholders and management and other disagreements on transaction terms. During the period of exclusivity, negotiations of structure and term involved, penetration into new product markets, protection around Intellectual Property, foreign trade logistics and tariffs, board representation for surviving company, minimum cash required to close, use of cash proceeds upon closing of the merger, valuation and the requirements for concurrent financing with the merger. The preliminary valuation equaled $400,000,000 and included the need for concurrent financing of approximately $135,000,000 in the form of equity issuances. The draft structure also contemplated management earn out shares totaling $150,000,000 of additional equity value. Accounting for full redemptions, approximate post-merger ownership would have been distributed as follows; existing shareholders of Company B – 61.1%, PIPE Investors – 20.6%, Public Warrant Holders – 8.0%, Founder Shares – 4.4% and Founder Warrants – 5.8%.

During the period of due diligence the period of exclusivity was extended seven times with an ultimate expiration of March 30, 2022. On March 29, 2022, Company C informed American Acquisition Opportunity that they would not seek to extend the non-binding letter of intent which officially expired on March 30, 2022.

American Acquisition Opportunity ultimately determined to pursue a business combination with Royalty due to, among other things, (1) Royalty’s position with strong current resource assets in place, (2) the belief that Royalty has the ability to grow sustainable further royalty streams both in the traditional resource industry as well as in high demand critical elements resources for the electrification economy, (3) Royalty’s experienced investor base, (4) Royalty’s potential to grow organically and through strategic acquisitions, (5) the potential benefit to Royalty from the capabilities of the Sponsor and its affiliates and American Acquisition Opportunity’s management team to help improve Royalty’s penetration into new revenue streams and (6) American Acquisition Opportunity management’s and certain of the Sponsor’s affiliates’ familiarity with the royalty streams from traditional resources, resources needed for the electrification economy and royalties from purchased or developed intellectual property that could enhance the value of Royalty post-transaction. Certain of Royalty’s investors were also affiliates of American Acquisition Opportunity so the parties were well informed about its operations.

 As with each potential target that had been reviewed previously, there were drawbacks and risks to investigate with Royalty. These included:

·	Limited Operating History – Royalty was formed on June 21, 2021 and, as such, had only a limited operating history.

·	No History of Profits – Since formation, Royalty had had a low or negative operating margin on its operations.

·

Lack of Current Revenue Scale – Since formation, Royalty had raised funds in a convertible note structure and used those funds to invest in potential revenue streams. Many of these revenue streams have yet reached a significant revenue scale.

·	Related Party Transaction – The fact that it would be a related party transaction.

68

In addition to the drawbacks, there were many points of Royalty that make it an attractive target. These include:

·

Diversified royalty stream – Royalty’s focus is not limited to a single asset or asset class. Through investments and deal flow in traditional resource royalties, sustainable assets and IP & digital opportunities, Royalty is diversifying its potential revenue streams.

·

Significant deal flow – Through its team, advisors and contacts across multiple industries, Royalty has achieved significant deal flow capabilities since its inception. These opportunities include revenue streams in each of the focused industries.

·

Initial investments made for near term cash flow – Since inception, Royalty has been focused on investing in near term revenue streams in an effort to generate cash flow to be used for business growth.

Compared to Royalty, American Acquisition Opportunity and its advisors did not consider the other alternative business combination targets to be as compelling when taking into consideration their business prospects, strategy, management teams, structure, likelihood of execution and valuation considerations.

On April 1, 2022, an investor in Royalty e-mailed Mark Jensen, American Acquisition Opportunity’s Chief Executive Officer, regarding the potential opportunity that Royalty presented as a potential target in a business combination. American Acquisition Opportunity management discussed the opportunity and circulated its standard non-disclosure agreement to Royalty Management Co to enable an expanded discussion. While the directors and executive officers of American Acquisition Opportunity were all familiar with Royalty, it had not been considered a target prior to April 1, 2022. The investor is a director of a member of American Acquisition Opportunity’s sponsor. The parties entered into a non-disclosure agreement that day and American Acquisition Opportunity shared a detailed due diligence request list with Royalty Management.

 On April 3, 2021, Royalty provided American Acquisition Opportunity with access to a virtual data room (the “Data Room”) and provided the requested initial due diligence materials.

On April 11, 2021, the Royalty team consisting of Chairman and Chief Executive Officer Thomas Sauve made a presentation to American Acquisition Opportunity’s management team consisting of Chairman and CEO Mark Jensen and Chief Financial Officer Kirk Taylor regarding Royalty’s business and revenue streams and how these relate to American Opportunities stated goals of finding a resource based company that would benefit from being public. This discussion included a valuation framework, due diligence questions and follow ups, current and future business plan, current and post transaction financing needs and structural and procedural items related to the merger process.

During the weeks of April 11 and April 18, 2022, Mark Jensen and Kirk Taylor, representatives of American Acquisition Opportunity and Thomas Sauve of Royalty discussed various aspects of a potential business combination, including, among other things, valuation, size of Trust and necessary capital to consummate a merger, process considerations applicable to transactions with special purpose acquisition companies (for example, with respect to required approvals, typical due diligence process and investor outreach), public company readiness and related topics, Royalty’s capital structure, financing options, and the de-SPAC transaction structure. On April 11, 2022, Royalty initially proposed a valuation of Royalty of $150,000,000, which Royalty believed to be consistent with its public and private peer group. During this time period, American Acquisition Opportunity reviewed the underlying assumptions and projections based upon those assumptions of Royalty’s business.  American Acquisition Opportunity shared the received information with EF Hutton and discussed ramifications with valuation and execution of the proposed transaction.

On April 12, 2022 and April 13, 2022, American Acquisition Opportunity received public company comparables from EF Hutton to help assist American Acquisition Opportunity management in determining enterprise value for Royalty. Such market comparable companies are outlined further on Page 70.

On April 13, 2022, American Acquisition Opportunity began drafting a non-binding letter of intent for the Business Combination after discussion with its advisors. A discussion draft of the letter of intent was shared with Royalty on April 15, 2022. The valuation for the Royalty rollover equity was set at $111,000,000 in the discussion draft letter of intent. This valuation was determined based upon review and discussion of the financial projections, discussion with capital markets advisor, EF Hutton, review of publicly traded comparable companies and industry trends such as inflation, global commodity supply, demand forecasts and investor sentiment towards sustainable investing opportunities and discussions with the disinterested board members. The merits of lowering the valuation, including Royalty’s limited history, lack of historical operational profits, low revenue scale and review of market comparable companies created by EF Hutton, from initial discussions of $150,000,000 to $111,000,000 were discussed and the merits negotiated between American Acquisition Opportunity management, including CEO Mark Jensen and CFO Kirk Taylor and Royalty management, including CEO Tom Sauve.

In negotiating the equity value of Royalty the following items were discussed and used to adjust from $150,000,000 to $111,000,000 equity value:

-	Royalties limited operating history. While the pipeline of contracts and revenue streams are large, there is a lack of operating history or performance of the contracts and revenue streams.

-

Lack of historical operational profits. While some of the contracts and revenue streams are producing at the time of negotiation, they were not producing enough free cash flow to cause Royalty to be profitable from operations.

-	Low revenue scale. While the pipeline of contracts and revenue streams are large, at the time of negotiations the volume of revenue was low compared to projections.

-	Royalty’s projected revenue streams exposure to macro-economic trends including supply chain disruptions and inflation.

The prepared definitive non-binding letter of intent incorporating comment to the discussion draft, provided for (1) a rollover equity valuation of $111 million (2) exclusivity period through May 2, 2022; (3) a five-member board comprised of one Royalty director, one American Acquisition Opportunity director, and three independent directors; and (4) a mutual condition that American Acquisition Opportunity have at least $15 million in cash on hand in the aggregate at closing.

Royalty’s management discussed the non-binding letter of intent internally as well as with its legal counsel and financial advisor and provided a revised draft of the non-binding letter of intent to American Acquisition Opportunity on April 21, 2022. The revised draft narrowed American Acquisition Opportunity’s ability to terminate the exclusivity provision of the letter of intent prior to expiration if American Acquisition Opportunity identified legal or business issues in the due diligence process that it deemed to be material.

69

American Acquisition Opportunity’s management (Mark Jensen and Kirk Taylor) discussed the revised draft of the non-binding letter of intent internally on April 19, 2022 and decided to submit the non-binding letter of intent to the American Acquisition Opportunity Board (including the three disinterested members) for review and approval of the binding exclusivity terms without further changes.

On April 21, 2022, the American Acquisition Opportunity Board held a meeting to review and discuss the terms of the non-binding letter of intent and other strategic transactions. The American Acquisition Opportunity Board (including three disinterested directors) unanimously authorized American Acquisition Opportunity’s management to continue discussions with Royalty regarding the proposed business combination under the rollover equity valuation of $111 million, to conduct more intensive due diligence on Royalty and to enter into the non-binding letter of intent, including the binding exclusivity terms.

On May 3, 2022, at the direction of the American Acquisition Opportunity Board, American Acquisition Opportunity management engaged an independent CPA firm to assist the American Acquisition Opportunity Board in its financial due diligence on Royalty and on May 6, 2022, American Acquisition Opportunity management engaged Loeb & Loeb LLP (“Loeb”) as its external counsel for the transaction.

On May 10, May 13 and May 17, 2022, Kirk Taylor and Loeb held detailed due diligence and structural discussions about Royalty and the proposed transaction.

On May 19, 2022, Kirk Taylor of American Acquisition Opportunity held a detailed discussion with the independent CPA firm assisting the American Acquisition Opportunity Board regarding Royalty’s financial model. These discussions and model development included:

- Royalty’s internally-prepared forecasts, underlying contracts of existing royalty and lease streams, commodity index pricing, estimates for administrative costs including accounting, legal and costs related to being a public company, review of organizational chart and capitalization.

- Key assumptions used in the model including contracted terms, commodity pricing, anticipated costs including costs for administrative items such as accounting, legal and the costs of being public and macroeconomic trends that may affect operating margins including interest rate fluctuations and inflation rates.

- In formulating Royalty’s value, the American Acquisition Opportunity Board utilized three valuation approaches were reviewed; income approach, asset approach, and market approach. When reviewing the market approach the comparable companies as outlined by EF Hutton were used.

- Initial ranges of value from the work performed and analyses were $268 Million to $83 Million with a mid-point of $129 million.

On May 23, 2022, American Acquisition Opportunity management consisting of Mark Jensen and Kirk Taylor and Thomas Sauve of Royalty held a discussion regarding the expected timing of audited 2021 Royalty financial statements. American Acquisition Opportunity management and Loeb held a discussion on timing of a draft Business Combination Agreement.

On May 24, 2022, American Acquisition Opportunity received a draft Business Combination Agreement from Loeb which was then shared with management of Royalty. On May 25, 2022, Mark Jensen and Kirk Taylor of American Acquisition Opportunity and Thomas Sauve of Royalty met to discuss certain of the business terms of the Business Combination Agreement. In particular, Key provisions that were discussed included the structure of the transaction, required lock up agreements, surviving company board representation, the timing of Royalty audited financial statements, indemnification for American Acquisition Opportunity management and board members, American Acquisition Opportunity stockholder approval requirements, Royalty shareholder approval requirements, a minimum cash condition of $15,000,000, the minimum net tangible assets requirement in the Charter of American Acquisition Opportunity, the convertibility of Royalty’s outstanding convertible notes and warrants of Royalty and the necessity that the transaction be completed by September 22, 2022.

On May 26, 2022, American Acquisition Opportunity received comments and clarifications from Royalty on the draft Business Combination Agreement and American Acquisition Opportunity discussed the comments and clarifications of the draft Business Combination Agreement with Loeb. Both American Acquisition Opportunity and Royalty provided the other with an initial draft of its disclosure schedules.

On May 27, 2022, Loeb sent a revised draft of the Business Combination Agreement to American Acquisition Opportunity and Royalty. The revised Business Combination Agreement addressed post Business Combination structure, provided for an employment agreement for the Royalty CEO and also provided that American Acquisition Opportunity could seek an extension of the time period in which it must complete an initial business combination.

On May 31, 2022, American Acquisition Opportunity and Loeb discussed additional due diligence requests of Royalty which were conveyed to Royalty. Royalty responded that day by uploading the requested information into the data room. A revised draft of the Business Combination Agreement was shared with the working group as well. Initial drafts of the various ancillary agreements were also shared with the working group.

70

On June 1, 2022, the American Acquisition Opportunity Board had a detailed discussion on Royalty valuation with its outside consultants. Each line of the Royalty financial model was discussed. Both micro and macro global economic conditions were discussed. Current contractual revenue streams and current cash flows were discussed. Potential revenue streams being negotiated were discussed. Cost structure and margins of both the current and future contracted revenue streams were discussed. Risks related to inflation, recession, supply chain and employment markets were discussed. Interest rates and capital market access for potential partners were discussed.

On June 1, 2022, Royalty informed American Acquisition Opportunity that the Royalty board (including its disinterested members) had approved the draft Business Combination Agreement.

On June 2, 2022, Mark Jensen and Kirk Taylor of American Acquisition Opportunity and Thomas Sauve of Royalty held a discussion on a number of remaining due diligence items and updates to their business and outlook into future contracted revenue. Royalty also updated the American Acquisition team on the status of Royalty’s audit and provided American Acquisition Opportunity with updated year-to-date financial information which showed continued progression on capital raising and cash flow from current contracted revenue sources.

On June 2, 2022, Mr. Jensen and Mr. Taylor held a detailed discussion with its outside consultants on the Royalty business model. Stressed tested revenue and expense lines were discussed.

On June 3, 2022, Mr. Jensen, Mr. Taylor and Mr. Sauve discussed ongoing business diligence requests.

On June 6, 2022, Mr. Jensen and Mr. Taylor of American Acquisition Opportunity and representatives of EF Hutton held a discussion on a capital markets plan. The discussion included the micro and macroeconomic factors which would effect a future valuation of the Combined Company.

On June 7, 2022, Loeb sent a detailed legal due diligence request.

On June 7, 2022, the American Acquisition Opportunity Board and its outside consultants held a model and preliminary valuation discussion. The focus was on the results of the stress test discussed on June 2, 2022 on revenue and expense lines.

On June 8, 2022, the American Acquisition Opportunity received a preliminary report from its outside advisors. This report was reviewed by Kirk Taylor and Mark Jensen and an updated preliminary valuation range was determined by the American Acquisition Opportunity Board of $83,420,246 to $268,477,725 with a midpoint of $129,000,000.

On June 8, 2022, American Acquisition Opportunity management and Loeb held a detailed due diligence discussion. American Acquisition Opportunity, Royalty and EF Hutton also held a management presentation.

71

On June 8, 2022, Mr. Jensen and Mr. Taylor of American Acquisition Opportunity, representatives from Loeb and Hunt Law, counsel for Royalty and Mr. Sauve of Royalty held a detailed discussion regarding the Business Combination Agreement and items which need to be completed.

On June 9, 2022, American Acquisition Opportunity management and Royalty management held a discussion on Royalty business updates and progression of revenue streams. The parties also discussed the timing and status of Royalty’s December 31, 2021 audit and September 30, 2022 quarterly review. Management of American Acquisition Opportunity stressed the importance of the timing of receipt of these financials as they would be required for the Form S-4 that would need to be filed with the SEC to register the shares to be issued in the Business Combination.

On June 13, 2022, Mr. Jensen and Mr. Taylor of American Acquisition Opportunity and Thomas Sauve of Royalty held a discussion regarding the Business Combination Agreement updates; in particular, the closing conditions. American Acquisition Opportunity held its quarterly board of directors meeting that same day. Management updated the full American Acquisition Opportunity Board on the status of the negotiations. This presentation included an overview of procedures and analyses performed, assumptions used and discounts applied to the working financial model. This analysis provided a range of value of $250 Million to $85 Million with a midpoint of $128 Million. The change in valuation to a variety of factors including the progression of Royalty’s business plan, global commodity pricing and macroeconomic trends.

After the meeting, the American Acquisition Opportunity management team met with Thomas Sauve of Royalty to discuss the initial draft of the Royalty disclosure schedules to be provided in connection with the Business Combination Agreement.

On June 14, 2022, American Acquisition Opportunity management, Royalty Management, Loeb and Hunt held a detailed discussion on BCA regarding terms of conditions of closing, valuation, status of Royalty audits and Royalty business endeavors.

On June 15, 2022, Loeb, Hunt, American Acquisition Opportunity and Royalty discussed various registration questions regarding registration of current and future stockholders.

 On June 16, 2022, Loeb sent an updated draft of the Business Combination Agreement to American Acquisition Opportunity and Royalty. American Acquisition Opportunity management and Royalty management discussed final open issues in the draft Business Combination Agreement which were closing conditions and post-merger management and board composition. .

 On June 20, 2022, American Acquisition Opportunity and Royalty discussed timing of the preparation of Royalty’s financial reports. The parties held a group conference call to discuss the remaining open issues on the draft Business Combination Agreement, due diligence, legal and timing discussion. American Acquisition Opportunity discussed the likely timing for the firm being engaged to provide a fairness opinion to complete its work.

72

On June 22, 2022 and June 23, 2022, American Acquisition Opportunity and Royalty held discussions regarding due diligence and business follow up items.

On June 23, 2022, American Acquisition Opportunity and Loeb discussed the remaining open issues in the draft Business Combination Agreement and documentation follow ups which were as follows; , closing conditions, exhibits, required corporation actions and approvals from Royalty and American Acquisition

On June 24, 2022, American Acquisition Opportunity and Royalty discuss timing of Royalty audit.

On June 27, 2022, American Acquisition Opportunity and Royalty discussed final revisions to the draft Business Combination Agreement as well as questions regarding the disclosure schedules.

The parties and their respective counsels had a conference call to discuss final Business Combination Agreement and related ancillary documentation.

American Acquisition Opportunity management discussed with Royalty management Royalty’s valuation based upon Royalty’s projections. These projections were and valuations were compared to market comparable companies. The disinterested board members reviewed all material presented to them to determine the approval of the agreed to valuation.

 On June 28, 2022 American Acquisition Opportunity Board held a meeting at which the Royalty transaction was discussed in detail and the Business Combination Agreement was approved including by a majority of the disinterested directors. The fact that the consideration to be paid in the Business Combination consisted of all common stock with no minimum cash requirements, was a factor in the board approving the Business Combination. By not having a requirement to raise a concurrently financing or having a need to pay out prior debt holders or equity holders allowed the board to feel that the consideration being offered was efficient and meaningful to the growth of Royalty.

The Business Combination Agreement provided that it was a condition to close that the American Acquisition Opportunity Board obtain a fairness opinion subsequent to the execution of the Business Combination Agreement. American Acquisition Opportunity had agreed to obtain it post-signing as the time involved in obtaining an opinion prior to signing would have significantly delayed execution. American Acquisition Opportunity management had initial discussions with and on June 28, 2023 engaged Vantage Point Advisors Inc. to provide a fairness opinion to American Acquisition Opportunity as required under its charter. The parties anticipated that such opinion would be provided post-signing.  After payment of a retainer and initial due diligence work, the Company was informed by Vantage Point Advisors Inc. that it could not issue a fairness opinion due to the related party nature. The engagement was terminated on August 9, 2023. The Company subsequently reached out to other potential providers but the price would have been cost prohibitive.

Due to the inability to obtain an opinion, management determined that it would seek stockholder approval of an amendment to its charter to remove the requirement that a fairness opinion be obtained along with a further extension of the time period to complete the transaction and the removal of a requirement that redemptions only be permitted if there would be at least $5,000,001 in net tangible assets after the redemption. Further, the American Acquisition Opportunity Board determined to seek an extension of the deadline by which it could complete an initial business combination which was September 22, 2022 at the time the Business Combination was approved.

The American Acquisition Board believed that it had taken reasonable steps already by obtaining an independent third-party valuation firm to confirm its valuation range. Further, by putting these proposals to a vote of stockholders and removing any limit on redemptions it was allowing any stockholders that did not agree with these changes to seek redemption. On September 22, 2022, a special meeting of stockholders was held at which all of the proposed charter amendments were approved. On March 21, 2023, stockholders approved a further extension of the deadline by which its initial business combination must be approved to September 22, 2023 and on September 18, 203, stockholders approved a further extension of the deadline to October 31, 2023

American Acquisition Opportunity Board’s Reasons for Approval of the Business Combination

As described under “Background of the Business Combination” above, in evaluating the Business Combination, the American Acquisition Opportunity Board consulted with American Acquisition Opportunity’s management and financial and legal advisors. In reaching its unanimous decision to approve the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, considered a range of factors, including but not limited to, the factors discussed below. In light of the complexity of those factors, the American Acquisition Opportunity Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the American Acquisition Opportunity Board may have given different weight to different factors. Certain information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the American Acquisition Opportunity Board reviewed the results of the due diligence conducted by its management, the Sponsor, and American Acquisition Opportunity’s advisors, which included:

·	extensive meetings and calls with the management team and advisors of Royalty regarding, among other things, operations and forecasts;

·	review of material contracts and other material matters;

·	financial, tax, legal, insurance, accounting, operational, business and other due diligence;

73

·	consultation with American Acquisition Opportunity management and its legal counsel and financial advisors;

·	review of historical financial performance of Royalty and Royalty’s management projections for its business; and

·	financial and valuation analyses of Royalty and the Business Combination.

Because of the conflict of interest, the American Acquisition Opportunity Board was aware that a fairness opinion was necessary and engaged a firm to provide such an opinion. The American Acquisition Opportunity Board determined that if it could not be obtained prior to the time the Business Combination Agreement was to be considered, they would require that it be a condition to American Acquisition Opportunity’s obligation to close that the fairness opinion be received. The officers and directors of American Acquisition Opportunity have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, enabled such officers and directors of American Acquisition Opportunity to make the necessary analyses and determinations regarding the Business Combination.

 In the prospectus for the IPO, American Acquisition Opportunity identified certain high level, non-exclusive investment criteria that American Acquisition Opportunity believed would be important in evaluating prospective target businesses, namely a business in the land management and resource industry with an aggregate enterprise value of approximately $200 million to $500 million, has operating cash flow stability with significant growth potential, has leadership positions within its industry, unrealized potential for shareholder value creation, has the potential to grow through further acquisitions, has a committed and capable management team, could benefit from being a publicly traded company, and could benefit from the capabilities of the Sponsor and American Acquisition Opportunity’s management team.

 Based on its review of the industry data and the operational, financial and other relevant information related to its business which Royalty provided and presented to the American Acquisition Opportunity Board, the factors considered by the American Acquisition Opportunity Board included, but were not limited to, the following:

(1) Royalty has a diversified business plan dedicated both to near term cash flow as well as long term growth. Additionally, Royalty identifies and invests in undervalued assets which are either under-utilized, undeveloped or at an inflection point in their life cycle. These assets and revenue streams are divided into 3 groups:

Resources and Land Assets – Acquire assets and rights for critical element and rare earth element, metallurgical carbon, traditional resource deposits and land resources that are or can be proven out and monetized for long term cash flow stream.

·	Net Carbon Assets – Carbon deposits often get labeled with a broad brush. The Royalty team is experienced at identifying which deposits can generate sustainable cash flow from infrastructure demand

·

Land Assets – Land is a commodity that can drive lease and royalty payments through the transition to more sustainable industries such as regenerative agriculture, recycling and other industries built for a transitioning economy.

·

Critical and Rare Earth Metals – Royalty has interests in 30,000 acres of surface and mineral assets to investigate and develop rare earth and critical elements from clay deposits associated with Appalachian coal seams.

Sustainable Assets – Sustainable revenue streams utilizing land and methods traditionally focused only on legacy ways of monetizing land and assets, such as targeting water, regenerative agriculture, sustainable timber and sustainable building solutions through long term financial structures.

·

Water Rights – Royalty has development rights agreement from land and infrastructure assets throughout Indiana, Kentucky and West Virginia and are exploring partnerships to develop such opportunities to bring to market.

·

Sustainable housing and farms – Royalty has rights to buy and/or provide the financing for housing and indoor farming company that builds its products from upcycled shipping containers that provide a sustainable, durable and energy efficient solution to the market.

·

Sustainable timber assets – Timber properties that are sustainably farmed help the growth of the future generation of trees in a stronger, faster and better environment. The Royalty team has been involved in sustainable timbering for over 12 years.

·

IP & Digital Assets – Royalty acquire the rights to intellectual property and purchase and/or fund the development of intellectual property development to achieve long term technology value from creating new age revenue streams.

·	Agriculture and Recycling IP – The Royalty team is identifying new methods and the associate IP for sustainable farming and recycling.

The material assumptions used in review of the financial projections of Royalty include current and future royalty rates, current and future lease rates, current and future commodity pricing, current investments including investments into operating limited liability companies and into interest bearing notes of operating company. Current and future interest rates were considered for both investments in interest bearing notes as well as capital raised by interest bearing instruments.

The projections included both current and future revenue streams. There is inherent risk in any forward-looking projections and the American Acquisition Opportunity Board considered the risks that the results of ongoing contracts and those of future revenue generating contracts would not be achieved. The projections also included cost forecasts which are susceptible to unknown increases or decreases in future years.

The projections were constructed and viewed under currently and anticipated regulatory frameworks. If these frameworks change or new frameworks are instituted actual results may vary from projected results.

The projections were constructed and viewed under current market conditions. If these conditions change actual results may vary from the projected results.

The financial projections were constructed and viewed given underlying assumptions of capital resources available to Royalty. If these capital resources are not available or become more costly, the actual results may vary from the projected results.

The American Acquisition Opportunity Board also considered a variety of uncertainties and risk and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

·	Development Stage Company. Royalty’s status as a pre-revenue company, and the risk that it may not be able to execute on its business plan;

·	Macro-economic Risks. Macro-economic uncertainty and the effects it could have on the Combined Company’s revenues;

·

Redemption Risk. The potential that a significant number of American Acquisition Opportunity’s stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to American Acquisition Opportunity’s existing charter, which would potentially make the Business Combination more difficult or impossible to complete, and/or reduce the amount of cash available to the Combined Company following the Closing;

74

·	Stockholder Vote. The risk that American Acquisition Opportunity’s or Royalty’s stockholders may fail to provide the respective votes necessary to effect the Business Combination;

·

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

·	Benefits May Not Be Achieved. The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

·	American Acquisition Opportunity’s Stockholders Receive a Minority Position. The fact that American Acquisition Opportunity’s stockholders will hold a minority position in the Combined Company;

·

Potential Conflicts of Interest of American Acquisition Opportunity’s Directors and Officers. The potential conflicts of interest of the American Acquisition Opportunity Board and officers in the Business Combination (see “— Interests of American Acquisition Opportunity’s Directors and Officers in the Business Combination”) The board took into account the risks associated by the financial interest of certain officers and directors by having the disinterested directors vote and approve in majority all relevant agreements; and

·

Other Risks Associated With the Business Combination. Various other risks associated with the business of Royalty, as described in the section titled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

In connection with analyzing the Business Combination, American Acquisition Opportunity’s management, selected five companies:

Publicly Traded Royalty Companies: Vox Royalty Group, Nomad Royalty, Maverix Metals, Inc, Elemental Royalties, EMX Royalty Corp

American Acquisition Opportunity’s management selected these companies because they are publicly traded companies with certain operations, results, business mixes or size and scale that, for the purposes of analysis, may be considered similar to certain operations, results, business mixes or size and scale of Royalty. None of the six companies is identical or directly comparable to Royalty.

For comparison purposes: the following chart outlines Royalty’s 2021 and 2022 actual EBITDA and EV as well as 2023 estimated EBITDA and EV:

	EBITDA	EV
2021(actual)	$-0-	$233,712
2022 (actual)	$(2,253,243)	$3,287,210
2023 (estimated)	$3,729,955	$108,393,700

In connection with its analysis of the Business Combination, American Acquisition Opportunity's management reviewed and compared, certain current, projected and historical financial information of Royalty that corresponded to current and historical financial information, ratios and public market multiples for the six companies described above, taking into account information provided by public information.

Set forth below are the comparisons of projected enterprise value to revenue and enterprise value to EBITDA for Royalty for 2021.

			EV/Revenue						EV/EBITDA
Company	Price	Market Cap	2021A		2022E		2023E		2021A		2022E		2023E		NAV	p/NAV
	(Local Curr.)	(m US$)	(x)		(x)		(x)		(x)		(x)		(x)		(M US$)	(s)

Vox Royalty Group	C$3.60	$120	1,210.5	x	31.9	x	20.5	x	-		n/m		57.6	x	$103	1.16	x

Nomad Royalty	US$7.80	$484	23.8	x	12.5	x	11.4	x	41.1	x	17.3	x	16.7	x	$615	0.79	x

Maverix Metals, Inc	US$4.97	$750	13.0	x	12.1	x	11.7	x	18.5	x	15.8	x	14.7	x	$606	1.24	x

Elemental Royalties	C$1.5	$97	17.5	x	9.7	x	8.2	x	36.0	x	13.4	x	10.9	x	$107	0.91	x

EMX Royalties	US$2.14	$232	31.9	x	9.9	x	-		15.2	x	-		-		$279	0.83	x

While Royalty is unique in its three-prong approach to royalty generation, traditional, sustainable and digital/IP, these five companies were chosen as market comparable companies for the following reasons:

·

Diversity of royalty streams – Royalty is a diversified royalty and streaming company not focused on a single asset or reserve. The comparable companies also represent a diversified portfolio approach.

·

Geographic Diversity – Royalty has investments and revenue from both United States based royalty streams as well as an investment in South Africa. The comparable companies represent multiple jurisdictions within their portfolio.

·	Low Operating Risk – As with the comparable companies, Royalty takes little to no operating risk as part of the royalty and revenue streams.

·

Cash Flow and Growth – Royalty’s portfolio is constructed with both current cash flow and growth through development stage investments. The comparable companies also have both current cash flow as well as embedded growth.

·

Diversified Board of Directors – Royalty’s board of director nominees provide a wide range of experience both within the resource, agriculture and intellectual property industries as well as government. The comparable company board of directors are also diverse, allowing for proper governance and significant deal flow.

A description of each company is outlined below.

Vox Royalty Group - Vox is a returns focused precious metals royalty company with a portfolio of over 50 royalties and streams spanning eight jurisdictions. The company was established in 2014 and has since built unique intellectual property, a technically focused transactional team and a global sourcing network which has allowed Vox to target the highest risk-adjusted returns in the mining royalty sector. Since the beginning of 2020, Vox has announced over 20 separate transactions to acquire over 45 royalties.

Nomad Royalty: Now named Sandstorm Gold Royalties holds a portfolio of 250 royalties on mines around the world. We don’t operate the mines, limiting exposure to common operational risks. Our stringent due diligence process allows us to select some of the best mines in the world, providing stable cash flow and more exploration upside than any other gold royalty company.

Maverix Metals, Inc: Maverix Metals Inc. is an emerging gold royalty and streaming company. Maverix’s business model provides investors with lower risk exposure to gold with upside exploration optionality through our portfolio of over 100 royalties and streams.

Elemental Royalties: Elemental Altus Royalties is a rapidly growing gold royalty company with world-class, producing assets on four continents. Employing a highly-selective approach, we connect investors with de-risked, quality gold investments in top-tier mining companies. Elemental Altus is the only emerging royalty opportunity providing material revenue with sustained organic growth. The Company is backed by a dynamic, multidisciplinary team with a global network and proven ability to conduct complex international transactions.

EMX Royalty Corp: EMX Royalty Corporation has a long-standing track record of success in exploration discovery, royalty generation, royalty acquisition, and strategic investments. Our diversified, three pronged business approach provides exposure to multiple upside opportunities, while minimizing the impact on EMX’s treasury. EMX’s business model is designed to efficiently manage the risks inherent to the minerals exploration and mining industry.

75

The American Acquisition Opportunity Board also considered the Business Combination in light of the investment criteria set forth in American Acquisition Opportunity’s final prospectus for its IPO including, without limitation, that based upon American Acquisition Opportunity’s analyses and due diligence, Royalty has the potential to be a market leader and has substantial future growth opportunities, all of which the American Acquisition Opportunity Board believes have a strong potential to create meaningful stockholder value following the consummation of the Business Combination.

The above discussion of the material factors considered by the American Acquisition Opportunity Board is not intended to be exhaustive but does set forth the principal factors considered by the American Acquisition Opportunity Board.

Satisfaction of 80% Test

After consideration of the factors identified and discussed above, the American Acquisition Opportunity Board concluded that the Business Combination met all of the requirements disclosed in the IPO prospectus with respect to American Acquisition Opportunity’s initial business combination, including, in accordance with Nasdaq Listing Rules, that the Business Combination be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of signing the Business Combination Agreement.

Certain Royalty Projected Financial Information

Royalty provided American Acquisition Opportunity with its internally prepared forecasts for each of the years in the five-year period ending December 31, 2026. The projections were prepared in the first quarter of 2022, which was less than a year after Royalty had commenced operations. As discussed more fully below, Royalty’s actual results through June 30, 2023 have been significantly below projections. Royalty does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. The American Acquisition Opportunity Board evaluated these projections at the time the Business Combination was approved. While it believed at the time the projections were reviewed that the projections were reasonable, as Royalty’s actual results through the first half of 2023 have been significantly below the projected results, it does not now believe that it is likely that Royalty will achieve these projections. As Royalty had just commenced operations in 2021, the evaluation focused on the reasonableness of the underlying assumptions. However, in connection with the proposed Business Combination, management of Royalty prepared the financial projections set forth below to present key elements of the forecasts provided to American Acquisition Opportunity. Royalty’s forecasts were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

	Year 1	Year 2		Year 3		Year 4		Year 5

Volumes / Respective Units
FUB Mineral	207,500	480,000		480,000		480,000		480,000
Pike Carbon Processing	120,000	590,000		1,360,000		1,440,000		1,440,000
Surface and Mineral Rights Acquisition	107,500	300,000		300,000		300,000		300,000
Carnegie 2	43,000	162,000		204,000		204,000		204,000
ETI - Clean Energy	5	26		50		74		98
Harvests - Seedlings	-	10,087		41,672		124,840		391,800
Real Estate	13	12.00		30.00		30.00		30.00
Data Hosting and Services	4.13	78		197		330		474
Pollinate - Restored Spirits (Pounds)	2,292	83,542		250,044		431,200		671,200
Land Betterment Exchange	850	6,000		12,000		12,000		12,000
eko	105	564		906		1,050		1,194
Total Units	481,269	1,632,308		2,648,899		2,993,524		3,500,797

Revenue
FUB Mineral	$1,795,979	$4,154,553		$4,154,553		$4,154,553		$4,154,553
Pike Carbon Processing	60,000	295,000		680,000		720,000		720,000
Surface and Mineral Rights Acquisition	930,447	2,596,596		2,596,596		2,596,596		2,596,596
Carnegie 2	645,000	810,000		1,020,000		1,020,000		1,020,000
ETI - Clean Energy	240,000	2,745,000		7,020,000		11,340,000		15,660,000
Harvests - Seedlings	-	121,046		500,063		1,498,075		4,701,601
Real Estate	132,500	300,000		300,000		300,000		300,000
Data Hosting and Services	93,000	1,745,250		4,441,500		7,434,000		10,674,000
Pollinate - Restored Spirits	11,458	417,708		1,250,219		2,156,000		3,356,000
Land Betterment Exchange	212,500	1,500,000		3,000,000		3,000,000		3,000,000
eko Solutions LLC	315,000	1,692,000		2,718,000		3,150,000		3,582,000
Total Revenue	4,435,884	16,377,153		27,680,931		37,369,224		49,764,750

Cost of Sales (Collection, etc.)
FUB Mineral	$20,750	$48,000		$48,000		$48,000		$48,000
Pike Carbon Processing	12,000	59,000		136,000		144,000		144,000
Surface and Mineral Rights Acquisition	10,750	30,000		30,000		30,000		30,000
Carnegie 2	4,300	16,200		20,400		20,400		20,400
ETI - Clean Energy	24,000	274,500		702,000		1,134,000		1,566,000
Harvests - Seedlings	-	110,959		458,391		1,373,236		4,309,801
Real Estate	66,250	150,000		150,000		150,000		150,000
Data Hosting and Services	14,467	271,483		690,900		1,156,400		1,660,400
Pollinate - Restored Spirits	229	8,354		25,004		43,120		67,120
Land Betterment Exchange	14,875	105,000		210,000		210,000		210,000
eko	45,938	246,750		396,375		459,375		522,375
Cost of Sales Total	213,558	1,320,246		2,867,070		4,768,531		8,728,096

PP&E Maintenance Costs
Testing and Collection Personnel	$44,359	$163,772	1%	$276,809	1%	$373,692	1%	$497,648
	44,359	163,772	1%	276,809	1%	373,692	1%	497,648
Maintenance Costs Total	88,718	327,543		553,619		747,384		995,295

Insurance Costs
General Liability Ins.	$15,000	$15,000		$15,000		$15,000		$15,000
	-	-		-		-		-
Total Insurance / Bonding Costs	15,000	15,000		15,000		15,000		15,000

GA Costs
Office, Supplies and Misc	$30,000	$120,000		$120,000		$120,000		$120,000
Legal and Accounting	92,500	180,000		180,000		180,000		180,000
Engineering Fees	-	60,085	0.5%	117,869	0.5%	162,494	0.5%	217,442
	266,153	1,146,401	7%	1,937,665	7%	2,615,846	7%	3,483,533
G&A Total	388,653	1,506,486		2,355,535		3,078,340		4,000,975

Total Costs	705,929	3,169,275		5,791,224		8,609,255		13,739,366

EBITDA	3,729,955	13,207,878		21,889,707		28,759,969		36,025,384

76

These financial projections of Royalty were made at a point of time and based on the anticipated transaction timeline as agreed to with the Company. The financial projections also assumed revenue from certain royalty contracts that were in consideration at the time the projections were made but have yet to produce income. The disinterested directors believe that the projections were prepared in good faith by Royalty based on assumptions and estimates that Royalty believed to be reasonable at the time they were prepared and speak only as of that time. Due to a variety of factors, including the delay in closing of the transaction, Royalty’s capital levels and liquidity available to it, the actual results have varied from the projected results significantly. On a quarterly basis the disinterested board members have discussed the actual results of Royalty and assessed the need to request updated projections. Due to the fact that the disinterested directors believe that the original projections were reasonable at the time of the transaction signing, the disinterested board members in their business judgement did not request updated projections but rather focused on actual results. The disinterested board members did feel that additional business risks associated with liquidity, capital resources and further business plan execution existed because actual results varied from projected results. Despite Royalty’s underperformance, the disinterested board members have not changed their recommendation that the Business Combination Agreement be approved. Royalty’s available assets available for investment limited its ability to expand its operations at the rate projected. See “Royalty Management Co. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” for a discussion of Royalty’s liquidity and capital resources.

The inclusion of financial projections in this proxy statement/prospectus should not be regarded as an indication that Royalty, its management, board of directors, or its affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial projections are not fact and Royalty’s actual results have been significantly less than the projected results reviewed by the Board. Readers of this proxy statement/prospectus, including investors or stockholders, are cautioned not to place undue reliance on this information in making a decision regarding the Business Combination, as the projections may be materially different than actual results. We will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Royalty’s business, all of which are difficult to predict and many of which are beyond Royalty’s and American Acquisition Opportunity’s control. The financial projections are forward looking statements that are inherently subject significant uncertainties and contingencies, many of which are beyond Royalty’s control. The various risks and uncertainties include those set forth in the “Risk Factors,” “Royalty Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus, respectively. To date, Royalty has significantly underperformed compared to its projected results. As a result, there can be no assurance that the projected results for future periods will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Royalty’s valuation was based in part by review of financial projections. The financial projections included current revenue sources at the time the projections were prepared and anticipated future revenue sources as well as operating and financing costs metrics attributable to those future revenue sources.

The material assumptions used in review of the financial projections of Royalty include current and future royalty rates, current and future lease rates, current and future commodity pricing, current investments including investments into operating limited liability companies and into interest bearing notes of operating company. Current and future interest rates were considered for both investments in interest bearing notes as well as capital raised by interest bearing instruments. The material assumptions used were not based on Royalty’s historical trends as Royalty had commenced operations in late 2021 and has limited operating history. As outlined above and below, projections may change due to fluctuations in interest rates, commodity pricing, lease rates, inflation, deflation, change in regulatory framework, change in market conditions and chance in capital resources. The use of the referenced trends is appropriate based on the effects interest rates, commodity pricing, inflation, deflation and overall market conditions have on the projected revenue streams. The key assumptions outlined below are reasonable based on the projected revenue streams coming from those specific assumptions.

Key assumption as outlined are as follows:

FUB Mineral LLC:

Description: Two existing contracts that lease owned mineral to an operating company for extraction.

Key Model Assumptions:

·	Term: Later of 10 years or exhaustion of mineral.
·	Mineral production: 25,000 to 40,000 tons per month
·	Commodity pricing: $144.00/ton
·	Production timing: provided by mine operator
·	Reason for variance from projections – variance caused by macro market fluctuations.
·	Revenue Producing to date through September 30, 2023: Yes

Pike Carbon Processing:

Description: Anticipated contract to provide capital to processing plan improvements in exchange for per-ton royalty from material processed through the plant.

Key Model Assumptions:

·	Term: Perpetual throughout life of the processing plant
·	Processing throughput: starting at 10,000 per month and then increasing to 60,000 tons per month, as additional material is processed through the facilities.
·	Processing Fee: $0.50 per ton of material
·	Reason for variance from projections - : Delay in closing has caused delay in investments needed to produce the projected revenue.
·	Revenue Producing to date through September 30, 2023: No

77

Surface and Mining Rights:

Description: Anticipated acquisition of mineral and surface property, with an anticipated contract relating to the mineral to an operating company for extraction

Key Model Assumptions:

·	Term: Later of 10 years or exhaustion of mineral.
·	Mineral production: 75,000 to 25,000 tons per month
·	Commodity pricing: $144.00/ton
·	Production timing: provided by mine operator
·	Potential income from surface rights (i.e., leased surface) not included in model.
·	Reason for variance from projections: Delay in closing has caused delay in investments needed to produce the projected revenue.
·	Revenue Producing to date through September 30, 2023: No

Carnegie 2:

Description: Existing contract to provide capital for mining equipment and infrastructure in return for an ongoing overriding royalty on mineral extraction.

Key Model Assumptions:

·	Term: Exhaustion of mineral.
·	Mineral production: 5,000 to 17,000 tons per month
·	Overriding royalty rate: $15.00 per ton
·	Production timing: provided by mine operator
·	Reason for variance from projections: Delay in closing has caused delay in investments needed to produce the projected revenue.
·	Revenue Producing to date through September 30, 2023: Yes

ETI – Clean Energy:

Description: Anticipated contract to provide capital to an existing company for the construction of density gauge meters used to measure and identify types of raw materials passing through the meter.

Key Model Assumptions:

·	Term: Over the life of each density meter
·	Number of meters constructed, deployed, and rented: 1 - 2 per month with the anticipation of volumes being 26, 50, 74 and 98 for years 2, 3, 4 and 5 respectively.
·	Equipment Rental Rate: $15,000 per density meter deployed to a customer per month for the life of the meter
·	Reason for variance from projections: Delay in closing has caused delay in anticipated funds available to construct significant number of meters thereby reducing the projected revenue.
·	Revenue Producing to date through September 30, 2023: No

Harvest Seedlings:

Description: Anticipated contract to provide capital to an operating greenhouse to fund a new product line involving the incubation and development of tree seedlings for various uses, but primarily targeting the reclamation and remediation of impacted land located in Central Appalachia.

Key Model Assumptions:

·	Term: 10 years, renewable thereafter at mutual consent
·	Number of tree seedlings produced: 200 per month, scaling up as operations expand
·	Sales rate: $12.00 per tree seedling sold
·	Reason for variance from projections: Delay in closing has caused delay in investments needed to produce the projected revenue.
·	Revenue Producing to date through September 30, 2023: No

Real Estate:

Description: Existing contract to provide capital to fund the build of residential and commercial structures on secured tracts of property located in central Indiana.

Key Model Assumptions:

·	Term: 13 years, assumed term to full development of the project
·	Number of units constructed: from 0.25 units to 2.5 units per month
·	Realization per unit: various ranges, but averages $10,000 per unit
·	Reason for variance from projections: Delay in closing has caused delay in investments needed to produce the projected revenue.
·	Revenue Producing to date through September 30, 2023: Yes

78

Data Hosting Services:

Description: Existing contract to provide the capital to build and expand data processing and storage services to third parties, utilizing existing excess power infrastructure located on controlled facilities, primarily located in Central Appalachia.

Key Model Assumptions:

·	Term: 7 years, renewable to the end of the useful life of the storage units
·

Number of data storage and processing units built and deployed: approximately 0.5 to 1.0 unit per month with the anticipation of volumes being 78, 197, 330 and 474 for years 2, 3, 4 and 5 respectively.

·	Rental Rate: $22,500 per unit deployed
·	Reason for variance from projections: Partial effect – current in place contract working as projected however, lack of capital investment for expansion.
·	Revenue Producing to date through September 30, 2023: Yes

Pollinate:

Description: Existing contract to provide capital to purchase apiaries (beehives) and bees for an operating apiary management company to fund expansion in exchange for a payment for each pound of honey produced from the funded apiary.

Key Model Assumptions:

·	Term: 10 years, renewable thereafter at mutual consent
·	Number of apiaries created and deployed: 10 per month, scaling up as operations expand
·	Honey Production: 125 pounds of honey produced per year per apiary
·	Honey Royalty Rate: $5.00 per pound of honey sold
·	Reason for variance from projections: Delay in closing has caused delay in investments needed to produce the projected revenue.
·	Revenue Producing to date through September 30, 2023: No

Land Betterment Exchange:

Description: Existing contract to provide capital for investment in reclamation of negatively impacted coal mining sites located primarily in eastern Kentucky, southern Indiana, and West Virginia in return for a share of the marketable carbon offsets obtained from the reclamation.

Key Model Assumptions:

·	Term: Perpetual at the option of the company
·	Number of reclamation sites funded: 1-10 reclamation of coal mining sites per year
·	Offsets achieved: market-based re-sale of the carbon offset credits to third parties
·	Reason for variance from projections: variance caused by macro offset market fluctuations as well as lack of capital investment for underlying reclamation activity.
·	Revenue Producing to date through September 30, 2023: No

eko:

Description: Existing contract to provide capital to the construction of tiny homes by an operating company called eko Solutions LLC in exchange for an ongoing fee for the rentals of the tiny homes to third parties.

Key Model Assumptions:

·	Term: For the useful life of each tiny home
·	Number of homes constructed: approximately 4 per month with the anticipation of volumes being 105, 564, 906, 1,050 and 1,194 for years 1, 2, 3, 4 and 5 respectively.
·	Overriding rental rate: $3,000 per home per month for the useful life of the home.
·	Reason for variance from projections: Delay in closing has caused delay in investments needed to produce the projected revenue.
·	Revenue Producing to date through September 30, 2023: No

The projections included both current and future revenue streams. There is inherent risk in any forward-looking projections and the American Acquisition Opportunity Board considered the risks of results of ongoing contracts and those of future revenue generating contracts. The projections also included cost forecasts which are susceptible to unknown increases or decreases in future years.

The projections were constructed and viewed under currently and anticipated regulatory frameworks. If these frameworks change or new frameworks are instituted actual results may vary from projected results.

The financial projections were constructed and viewed given underlying assumptions of capital resources available to Royalty. If these capital resources are not available or become more costly, the actual results may vary from the projected results.

Management of American Acquisition reviewed the Royalty projections and questioned and discussed key drivers, assumptions and risks associated with the projections with the Royalty team. Additionally, source documents were reviewed and certain revenue streams which had a lower likelihood of monetization were discounted or excluded from the overall value assigned to Royalty. During the period of dialogue between American Acquisition and Royalty the negotiated valuation was agreed to be based in part by the projections. The American Acquisition board then reviewed Management’s assertions and agreed to the negotiated value for Royalty.

79

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. None of Royalty’s independent registered accounting firm, American Acquisition Opportunity’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement/prospectus because they were made available to American Acquisition Opportunity and its board of directors in connection with their review of the proposed transaction.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE FINANCIAL PROJECTIONS FOR ROYALTY, AMERICAN ACQUISITION OPPORTUNITY UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

The projections were prepared by, and are the responsibility of, Royalty’s management. BF Borgers PC, Royalty’s independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. BF Borgers PC’s report included in this proxy statement/prospectus relates to historical financial information of Royalty. It does not extend to the projections and should not be read as if it does.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the American Acquisition Opportunity Board in favor of approval of the Business Combination Proposal and the other Stockholder Proposals, you should keep in mind that certain of American Acquisition Opportunity’s directors and officers have interests in the Business Combination that are different from, in addition to, or in conflict with your interests as a stockholder or warrant holder. These interests include, among other things:

·

the beneficial ownership of the American Acquisition Opportunity Sponsor, Board and officers of an aggregate of 2,626,500 shares of American Acquisition Opportunity Class B Common Stock and 3,901,201 American Acquisition Opportunity Warrants, which shares and warrants would become worthless if American Acquisition Opportunity does not complete a business combination within the applicable time period, as our directors and officers have waived any right to redemption with respect to these shares. Such shares and warrants have an aggregate market value of approximately $28.9 million based on the closing prices of American Acquisition Opportunity Common Stock and warrants of $10.90 and $0.0697, respectively on Nasdaq on October 18, 2023.

·

The Sponsor is owed $777,294 in loans and advances to American Acquisition Opportunity which would not be repaid if American Acquisition Opportunity cannot complete an initial business combination and is liquidated;

·

Thomas Sauve, a director of American Acquisition Opportunity, also serves as Chief Executive Officer of Royalty and is party to an employment agreement that provides that he will begin receiving compensation once Royalty has raised at least $5 million;

·

Mark Jensen, American Acquisition Opportunity Chief Executive Officer; Thomas Sauve and Kirk Taylor, American Acquisition Opportunity Chief Financial Officer have ownership interests in Royalty that will convert into shares of the Combined Company’s Class A Common Stock in the Business Combination. A table summarizing this ownership is as follows.

Stockholder (Related Party)	Ownership in Royalty as of Business Combination	Total Dollar Investment	Shares of Class A Common Stock to be Received(1)	Value of Class A Common Stock to be Received(2)
White River Holdings LLC (Mark Jensen)	1,303,672 shares	$11,791,000	1,959,935	$27,421,440
First Frontier Capital LLC (Thomas Sauve)	1,438,850	$9,412,000	2,163,161	$21,888,780
Liberty Hill Capital Management LLC (Kirk Taylor)	944,600	$6,259,500	1,420,108	$14,201,080

(1)	Based on approximate exchange ratio of 1.5034 shares of American Acquisition Opportunity Class A Common Stock for each share of Royalty Common Stock.
(2)	Using a value of $10.00 per share.

·

Three members of the American Acquisition Opportunity Board (Messrs. Sauve, Hasler and Ehlebracht) are expected to remain as members of the board of the Combined Company Board following the Business Combination. In such capacity, they will be entitled to receive fees, stock options and stock awards when and if any such arrangements are put into place.

·

Kirk Taylor, American Acquisition Opportunity CFO, will be appointed as CFO of the Combined Company and will be entitled to receive compensation, stock options and stock awards when and if any such arrangements are put into place.

·

The American Acquisition Opportunity Board will not receive reimbursement for any out-of-pocket expenses incurred by them on American Acquisition Opportunity’s behalf incident to identifying, investigating and consummating the Business Combination, to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless the Business Combination is consummated; such expenses amounted to $0 as of June 30, 2023.

·

the continued indemnification of the current directors and officers of American Acquisition Opportunity following the Business Combination and the continuation of directors’ and officers’ liability insurance following the Business Combination.

These interests may influence the American Acquisition Opportunity Board in making their recommendation that you vote in favor of the approval of the Stockholder Proposals.

Regulatory Approvals Required for the Business Combination

Under the HSR Act and related rules, certain transactions, including the Business Combination, may not be completed until notifications have been given and information is furnished to the Antitrust Division of the DOJ and the FTC and all statutory waiting period requirements have been satisfied. Completion of the Business Combination is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act.

At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division of the DOJ and the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the Business Combination, to rescind the Business Combination or to conditionally permit completion of the Business Combination subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the completion of the Business Combination or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the Business Combination on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. American Acquisition Opportunity and Royalty are not aware of any other regulatory approvals in the United States required for the consummation of the Business Combination. Due to the size of the transaction, no HSR filing was required.

Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting American Acquisition Opportunity will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the stockholders of Royalty are expected to have a majority of the voting power of the Combined Company, Royalty will comprise all of the ongoing operations of the Combined Company, Royalty will comprise a majority of the governing body of the Combined Company, and Royalty’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Royalty. issuing shares for the net assets of American Acquisition Opportunity, accompanied by a recapitalization. The net assets of American Acquisition Opportunity will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Royalty

80

THE BUSINESS COMBINATION AGREEMENT

The following is a summary of the material terms of the Business Combination Agreement. A copy of the Business Combination Agreement is attached hereto as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The Business Combination Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about American Acquisition Opportunity, Royalty or Merger Sub. The following description does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement. You should refer to the full text of the Business Combination Agreement for details of the Business Combination and the terms and conditions of the Business Combination Agreement.

The Business Combination Agreement contains representations and warranties that American Acquisition Opportunity and Merger Sub, on the one hand, and Royalty, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Business Combination Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Business Combination Agreement. While American Acquisition Opportunity and Royalty. do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Business Combination Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about American Acquisition Opportunity or Royalty, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between American Acquisition Opportunity, Merger Sub and Royalty. and are modified by the disclosure schedules. The Disclosure Schedules are not publicly filed and are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for allocating risk among the parties as described above.

General

On June 28, 2022, American Acquisition Opportunity, Merger Sub and Royalty entered into the Business Combination Agreement, pursuant to which American Acquisition Opportunity and Royalty. will enter into the Business Combination, including the Merger. The terms of the Business Combination Agreement, which contain customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the Merger and the other transactions contemplated thereby, are summarized below.

Conversion of Securities

Pursuant to the terms of the Business Combination Agreement, the outstanding securities of Royalty will be converted into the merger consideration as follows:

Convertible Notes. Prior to the Effective Time, each issued and outstanding convertible promissory note of Royalty (the “Royalty Convertible Debt”) will be converted into shares of Royalty Common Stock in accordance with the then-applicable conversion rate.

Warrants. Immediately prior to the Effective Time, Royalty shall cause each outstanding warrant to purchase shares of Royalty Common Stock (the “Royalty Warrants”) to be exercised in full on a cash or cashless basis or terminated without exercise in exchange for the issuance of the applicable shares of Royalty Common Stock;

Common Stock. At the Effective Time, each share of Royalty Common Stock (including shares outstanding as a result of the conversion of the Royalty Convertible Debt and the Royalty Warrants but excluding shares the holders of which perfect rights of appraisal under Indiana law) will be converted into the right to receive such number of shares of American Acquisition Opportunity Common Stock equal to the applicable portion of the closing payment shares. The total number of closing payment shares is 11,100,000.

81

The shares of American Acquisition Opportunity Class A Common Stock that remain outstanding as of the Effective Time will be unaffected by the Business Combination. Each outstanding share of American Acquisition Opportunity Class B Common Stock will be converted as of the Effective Time into a share of American Acquisition Opportunity Class A Common Stock.

Closing; Effective Time

The Merger is to become effective by the filing of articles of merger with the Secretary of State of the State of Indiana, in such form as is required by, and executed in accordance with, the relevant provisions of the IBCL and mutually agreed by the parties, and will be effective as of the Effective Time. The parties will hold the Closing no later than 3 business days after the satisfaction or waiver of all conditions to the Business Combination, or on such other date as the parties shall mutually agree.

The Effective Time shall occur as promptly as practicable after the Closing.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of American Acquisition Opportunity, Merger Sub and Royalty. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the Effective Time. These representations and warranties have been made solely for the benefit of the other parties to the Business Combination Agreement.

The Business Combination Agreement contains representations and warranties made by Royalty to American Acquisition Opportunity and Merger Sub relating to a number of matters, including the following:

·	organization and qualification; subsidiaries;

·	certificate of incorporation and bylaws;

·	capitalization;

·	authority relative to the Business Combination Agreement;

·	no conflict; required filings and consents;

·	permits; compliance;

·	financial statements;

·	absence of certain changes or events;

·	absence of litigation;

·	employee benefit plans;

·	labor matters;

·	real property; title to and sufficiency of assets;

82

·	intellectual property;

·	taxes;

·	environmental matters;

·	material contracts;

·	customers and suppliers

·	insurance;

·	internal controls;

·	information for the Form S-4;

·	operations of Royalty’s business during COVID-19;

·	support agreement and required vote for approval;

·	brokers;

·	takeover laws;

·	international trade matters; anti-bribery compliance;

·	related party transactions;

·	investment company status;

·	withholding

·	exclusivity of the representations and warranties made by Royalty; and

·	full disclosure.

The Business Combination Agreement contains representations and warranties made by American Acquisition Opportunity and Merger Sub to Royalty relating to a number of matters, including the following:

·	corporate organization;

·	organizational documents;

·	capitalization;

·	authority relative to the Business Combination Agreement;

·	no conflict; required filings and consents;

·	compliance;

83

·	American Acquisition Opportunity SEC documents and financial statements;

·	absence of certain changes or events;

·	absence of litigation;

·	board approval; vote required;

·	no prior operations of Merger Sub;

·	brokers;

·	American Acquisition Opportunity Trust Account;

·	employees;

·	taxes;

·	the listing of American Acquisition Opportunity’s public securities;

·	investment company status;

·	the Form S-4;

·	contracts;

·	brokers;

·	sponsor support agreement;

·	American Acquisition Opportunity’s and Merger Sub’s investigation and reliance; and

·	Indiana takeover statutes.

Conduct of Business Pending the Merger

Royalty has agreed that, between the date of the Business Combination Agreement and the Effective Time or the earlier termination of the Business Combination Agreement, except as otherwise set forth in or qualified by the Business Combination Agreement and Business Combination documents or as required by applicable law, it will, and cause its subsidiaries to, conduct their business in the ordinary course of business consistent with past practice. Royalty has also agreed to and cause its subsidiaries to use their best efforts to preserve substantially intact their current business organization, keep available the services of their current officers, key employees, and consultants, and preserve the existing relations with their customers, suppliers, and any other significant business relations.

84

In addition to the general covenants above, Royalty. has agreed that, except as otherwise set forth in or qualified by the Business Combination Agreement and Business Combination documents or as required by applicable law, it and its subsidiaries will not, directly or indirectly, without the prior written consent of American Acquisition Opportunity:

·	change or amend the organizational documents of Royalty or its subsidiaries;

·

issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock or other securities of Royalty or its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Royalty or its subsidiaries;

·	fail to maintain its or any subsidiary’s existence or adopt any plan of dissolution, complete or partial liquidation, merger, consolidation, recapitalization or other reorganization;

·	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

·

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

·

(A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or any assets or any other business combination) any corporation, partnership, other business organization or any division thereof; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, other than additional extensions or borrowings as permitted under existing credit facilities; or (C) enter into any new line of business;

·

make any loans, advances or capital contributions to, or investments in, any other entity (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such entities, or enter into any “keep well” or similar agreement to maintain the financial condition of any other entity, except as required under any indemnification agreement to which Royalty is a party as of the date of the Business Combination Agreement and which has been disclosed in the Royalty Disclosure Schedules;

·

(A) adopt, enter into or materially amend any employee benefit plan or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which Royalty is a party or by which it is bound, (B) grant or provide any severance, termination payments, bonus, change of control, retention, or benefits to any employee of Royalty, except in connection with the promotion or hiring (to the extent permitted by clause (C) of this paragraph) or separation of any employee in the ordinary course of business, (C) hire any employee of Royalty or any other individual who is providing or will provide services to Royalty other than any employee with an annual base salary of less than $100,000 or any employee hired to replace terminated employees in the ordinary course of business, (D) adopt, enter into or materially amend contracts with any consultants or natural person independent contractors that involve consideration of more than $100,000 in the aggregate or (E) take any action to accelerate the vesting, payment or funding of any cash or equity-based compensation, payment or benefit other than as contemplated by the Business Combination Agreement;

·

grant any material increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of Royalty as of the date of the Business Combination Agreement, other than (A) increases in the ordinary course of business, or (B) increases required by the terms of a plan or applicable law;

·

make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable law made subsequent to the date of the Business Combination Agreement, as agreed to by its independent accountants;

85

·

make, change or revoke any material tax election, adopt or change any material tax accounting method or period, file any amendment to a material tax return, enter into any agreement with a governmental authority with respect to a material amount of taxes, settle or compromise any examination, audit or other Action with a governmental authority of or relating to any material United States federal, state, local or non-United States income tax liability, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of taxes, or enter into any tax sharing or similar agreement (excluding any commercial contract not primarily related to taxes);

·

take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Business Combination from qualifying for the intended tax treatment;

·

enter into, modify in any material respect or terminate any contract that is (or would be if entered into prior to the date of the Business Combination) a material contract of the type described in the Business Combination Agreement, other than in the ordinary course of business;

·	acquire any fee interest in real property;

·

settle any pending or threatened action (A) if such settlement would require payment by Royalty in an amount greater than $200,000 or (B) to the extent such settlement is adverse to Royalty and involves an action brought by a governmental authority or alleged criminal wrongdoing;

·

make or authorize any payment of, or accrual or commitment for, capital expenditures in excess of $100,000 for any individual capital expenditure or series of related capital expenditures or $300,000 in the aggregate;

·	enter into, renew, or materially amend, any agreement with any Royalty affiliate;

·

make any payment, distribution, loan or other transfer of value to any related party, other than (A) payments to employees in the ordinary course of business, and (B) payments pursuant to Royalty affiliate agreements set forth in Royalty’s disclosure schedules;

·

fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Royalty and its assets, properties and businesses;

·	permit any material item of Royalty intellectual property to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable;

·	fail to conduct its business in the ordinary course of business consistent with past practice; or

·	enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

American Acquisition Opportunity has agreed that, through the Closing Date, it shall remain a “blank check company” as defined under the Securities Act, and without Royalty’s prior written consent (which shall not be unreasonably withheld) shall not conduct any business operations other than in connection with the Business Combination Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated by the Business Combination Agreement. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement, without Royalty’s prior written consent (which shall not be unreasonably withheld), American Acquisition Opportunity shall not amend, waive or otherwise change the Trust Agreement in any manner adverse to American Acquisition Opportunity. Notwithstanding anything to the contrary in the Business Combination Agreement, however, nothing shall prohibit or restrict from pursuing and executing a proposal to extend the date by which it must complete a business combination should it elect to do so.

86

Additional Agreements

Proxy Statement/Prospectus

As promptly as practicable after the execution of the Business Combination Agreement and receipt of the PCAOB Audited Financials, American Acquisition Opportunity, with the assistance of Royalty, as reasonably requested by American Acquisition Opportunity, agreed to prepare and file with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The proxy statement/prospectus will be sent to the stockholders of American Acquisition Opportunity relating the special meeting of American Acquisition Opportunity’s stockholders to be held to consider approval and adoption of the Stockholder Proposals. American Acquisition Opportunity has

American Acquisition Opportunity’s Stockholders’ Meetings; Merger Sub Stockholder’s Approval; Royalty’s Stockholders’ Written Consent

American Acquisition Opportunity has agreed to call and hold the special meeting of stockholders as promptly as practicable after the registration statement is declared effective by the SEC for the purpose of voting solely upon the Stockholder Proposals, and American Acquisition Opportunity shall use its reasonable best efforts to hold the special meeting of stockholders as soon as practicable following the clearance of this proxy statement/prospectus by the SEC. American Acquisition Opportunity has agreed, through the American Acquisition Opportunity Board, to recommend to its stockholders that they approve the Stockholder Proposals contained in this proxy statement/prospectus and to include the recommendation of the American Acquisition Opportunity Board in this proxy statement/prospectus.

As soon as reasonably practicable after the Registration Statement becomes effective and in any event within three business days after the Registration Statement becomes effective, Royalty will obtain the written consent and deliver a copy of the written consent to American Acquisition Opportunity. Promptly following the receipt of the written consent, Royalty is required to deliver to all remaining stockholders the requisite notice required under Indiana law that sets forth their rights to obtain an appraisal of the fair value of their shares.

Exclusivity

From the date of the Business Combination Agreement and ending on the earlier of (a) the Closing and (b) the termination of the Business Combination Agreement, Royalty may not take, nor permit any of its controlled affiliates or representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than American Acquisition Opportunity, its stockholders and/or any of their affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any merger, sale of ownership interests and/or assets (other than asset sales in the ordinary course of business) of Royalty, recapitalization or similar transaction, in each case other than (i) the Business Combination, or (ii) any issue of shares of Royalty Common Stock without the consent of American Acquisition Opportunity in accordance with the Business Combination Agreement, (a “Royalty Business Combination Proposal”) other than with American Acquisition Opportunity, its stockholders and their respective affiliates and representatives. In addition, Royalty must, and must cause its controlled affiliates to, and shall cause their respective representatives to, immediately cease any and all existing discussions or negotiations with any person with respect to any Royalty Business Combination Proposal.

87

From the date of the Business Combination Agreement and ending on the earlier of (a) the Closing and (b) the termination of the Business Combination Agreement, American Acquisition Opportunity shall not, nor shall American Acquisition Opportunity permit any of its controlled affiliates or representatives to, solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than Royalty, its stockholders and/or any of their affiliates or representatives), concerning any merger, purchase of ownership interests or assets of American Acquisition Opportunity, recapitalization or similar business combination transaction or any other “Business Combination” (as defined in the American Acquisition Opportunity’s organizational documents), in each case, other than the Business Combination (an “American Acquisition Opportunity Business Combination Proposal”). In addition, American Acquisition Opportunity shall, and shall cause its controlled affiliates to, and shall cause their respective representatives to, immediately cease any and all existing discussions or negotiations with any person with respect to any American Acquisition Opportunity Business Combination Proposal.

Stock Exchange Listing

American Acquisition Opportunity will use its reasonable best efforts to cause the Combined Company Common Stock and Warrants to be approved for listing on Nasdaq at the Closing. During the period prior to the Closing, American Acquisition Opportunity shall use its reasonable best efforts to keep the American Acquisition Opportunity Class A Common Stock and American Acquisition Opportunity Warrants listed for trading on Nasdaq.

Other Covenants and Agreements

The Business Combination Agreement contains other covenants and agreements, including covenants related to:

·

Royalty and American Acquisition Opportunity providing access to books and records and furnishing relevant information to the other party, subject to certain limitations and confidentiality provisions;

·	Director and officer indemnification;

·	Prompt notification of certain matters;

·	Royalty and American Acquisition Opportunity using reasonable best efforts to consummate the Business Combination;

·	Public announcement relating the Business Combination;

·	Agreements relating to the intended tax treatment of the Business Combination;

·	Cooperation regarding any filings required under the HSR Act;

·	The delivery by Royalty of PCAOB Audited Financials not later than July 15, 2022;

·	American Acquisition Opportunity and Merger Sub name change and ticker symbol change; and

·	American Acquisition Opportunity making disbursements from the Trust Account.

88

Conditions to Closing

Mutual

The obligations of Royalty, American Acquisition Opportunity and Merger Sub to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

·	The Stockholder Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of American Acquisition Opportunity;

·	The requisite approval of the Royalty shareholders shall have been obtained;

·

No governmental authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Business Combination, including the Merger, illegal or otherwise prohibiting consummation of the Business Combination.

·

There shall not be pending any action by any governmental entity in any court with jurisdiction seeking to prohibit the consummation of the Business Combination or that would otherwise cause a Material l Adverse Effect with respect to American Acquisition Opportunity or Royalty;

·

All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

·

The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

·	The shares of American Acquisition Opportunity Common Stock to be issued in connection with the Transactions shall have been approved for listing on NASDAQ as of the Closing Date.

·	The Ancillary Agreements shall have executed and delivered by all parties thereto.

·

The American Acquisition Opportunity Extension Proposal, if any, shall have been approved and adopted by the requisite affirmative vote of the stockholders of American Acquisition Opportunity in accordance with the DGCL, the American Acquisition Opportunity Certificate of Incorporation, and the rules and regulations of NASDAQ.

89

American Acquisition Opportunity and Merger Sub

The obligations of American Acquisition Opportunity and Merger Sub to consummate the Business Combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following additional conditions:

·	All of the representations and warranties of Royalty contained in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business

·

Royalty shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

·	Royalty shall have delivered to American Acquisition Opportunity a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

·	All approvals, consents and waivers that were listed on Royalty’s disclosure schedules shall have been received;

·	No material adverse effect shall have occurred with respect to Royalty;

·

The Shareholder Support Agreement shall be in full force and effect, and no signatory to the Shareholder Support Agreement shall have attempted to repudiate or disclaim any of its or his obligations thereunder;

·

American Acquisition Opportunity shall have received evidence acceptable to it that Royalty shall have converted, terminated, extinguished and cancelled in full its convertible debt and the Warrants, and any other securities convertible into Royalty Common Stock; and

·

American Acquisition Opportunity shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to Royalty and American Acquisition Opportunity, between certain specified individuals and each such employment agreement duly executed by the parties thereto.

Royalty

The obligations of Royalty to consummate the Business Combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following additional conditions:

·	All representations and warranties of American Acquisition Opportunity and Merger Sub contained in this Agreement shall be true, correct and complete as of the Closing Date in all material respects.

·

A and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

·

American Acquisition Opportunity shall have delivered to Royalty a certificate, dated the date of the Closing, signed by the President of American Acquisition Opportunity, certifying as to the satisfaction of certain conditions.

·	No material adverse effect shall have occurred between the date of the Business Combination Agreement and the Closing Date that is continuing.

90

Termination

The Business Combination Agreement may be terminated and the Business Combination may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Business Combination by American Acquisition Opportunity’s Stockholders, respectively, as follows:

·	by mutual written consent of the parties;

·

by either American Acquisition Opportunity or Royalty if the Effective Time shall not have occurred prior to October 31, 2023 (the “Outside Date”); provided, however, that the Business Combination Agreement may not be terminated by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Business Combination Agreement and such breach or violation is the principal cause of the failure of a condition;

·

by American Acquisition Opportunity if the Effective Time shall not have occurred prior to the Outside Date, and American Acquisition Opportunity has not received stockholder approval of an extension proposal by such time.

·

by either American Acquisition Opportunity or Royalty if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any permanent injunction, order, decree or ruling which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger;

·

by American Acquisition Opportunity upon a breach of any representation, warranty, covenant or agreement on the part of Royalty set forth in this Agreement, or if any representation or warranty of Royalty shall have become untrue, in either case such that the conditions set forth in Sections 8.2(a) or 8.2(b), as applicable, would not be satisfied (“Terminating Company Breach”); provided, however, that American Acquisition Opportunity and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; and provided further, that if such Terminating Company Breach is curable by Royalty, American Acquisition Opportunity may not terminate the Business Combination Agreement under this provision for so long as Royalty continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within the earlier of (i) 10 Business Days after notice of such breach is provided by American Acquisition Opportunity to Royalty and (ii) the Outside Date;

·

by Royalty upon a breach of any representation, warranty, covenant or agreement on the part of American Acquisition Opportunity or Merger Sub set forth in this Agreement, or if any representation or warranty of American Acquisition Opportunity or Merger Sub shall have become untrue, in either case such that the conditions to Closing would not be satisfied; subject to certain cure periods;

·	by American Acquisition Opportunity if there is a Company Material Adverse Effect;

·	by American Acquisition Opportunity if Royalty has failed to deliver the PCAOB Audited Financial Statements on or before the PCAOB Audit Deadline;

·	by either American Acquisition Opportunity or Royalty if any of the American Acquisition Opportunity Proposals shall fail to receive the requisite vote for approval at the Special Meeting; or

·	by written notice from American Acquisition Opportunity if Royalty Requisite Approval is not obtained within three business days after the date on which the Registration Statement becomes effective.;

Effect of Termination

If the Business Combination Agreement is terminated, it will become void, and there will be no liability under the Business Combination Agreement on the part of any party to the Business Combination Agreement, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.

91

Except as set forth in the Business Combination Agreement, all expenses incurred in connection with the Business Combination Agreement and the Business Combination transactions shall be paid by the party incurring such expenses, whether or not the Business Combination transactions are consummated. The filing, listing, and registration fees contemplated by the Business Combination Agreement shall be paid one half by each of the parties thereto; provided, that each party shall be responsible for the fees and expenses payable by such party to its respective representatives with respect to such matters.

Vote Required for Approval

Approval of the Business Combination Proposal requires the affirmative vote (virtually in person or by proxy) of holders as of the Record Date of a majority of the then outstanding shares of American Acquisition Opportunity Common Stock entitled to vote and actually cast thereon at the special meeting. Failure to vote by proxy or to vote online at the virtual special meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.

The adoption of the Business Combination Proposal is conditioned on the approval of each of the Charter Proposals, and the Nasdaq Proposal at the special meeting.

The Closing is conditioned on the approval of the Business Combination Proposal, each of the Charter Proposals, and the Nasdaq Proposal at the special meeting.

Recommendation of the American Acquisition Opportunity Board

THE AMERICAN ACQUISITION OPPORTUNITY BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

Additional Agreements Related to the Business Combination

Registration Rights and Lock-Up Agreement

In connection with the Closing, the Sponsor equityholders and certain equityholders will enter into an Amended and Restated Registration Rights and Lock-Up Agreement. Pursuant to the Registration Rights and Lock-Up Agreement, Agreement, the Combined Company will agree that, within 30 calendar days after the closing of the Business Combination, the Combined Company will file with the SEC the Resale Registration Statement, and the Combined Company shall use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. In certain circumstances, the New Holders can demand up to three underwritten offerings, and all of the signators will be entitled to piggyback registration rights. An additional  of 3,901,201 shares of Combined Company Common Stock will be entitled to registration rights under the agreement. In addition, the registration rights agreement will cover the resale of shares of Combined Company Common Stock held by affiliates.

The agreement also provides that certain stockholders of Royalty will agree, subject to certain exceptions, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Combined Company Common Stock for a period of 90 days after the Closing Date.

Shareholder Support Agreement

On June 28, 2022, Royalty and certain shareholders of Royalty entered into the Shareholder Support Agreement pursuant to which such shareholders agreed to vote all of their shares of Royalty Common Stock in favor of the approval and adoption of the Business Combination Agreement and the Business Combination. Additionally, such shareholders have agreed, among other things, not to (a) transfer any of their shares of Royalty Common Stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions or (b) enter into any voting arrangement that is inconsistent with the Shareholder Support Agreement.

Sponsor Support Agreement

On June 28, 2022, American Acquisition Opportunity, Royalty and the American Acquisition Opportunity Initial Stockholders entered into the Sponsor Support Agreement pursuant to which the American Acquisition Opportunity Initial Stockholders agreed to vote all of their shares of American Acquisition Opportunity Common Stock in favor of the approval and adoption of the Business Combination Agreement and the Business Combination. Additionally, such American Acquisition Opportunity Initial Stockholders have agreed, among other things, not to (a) transfer any of their shares of American Acquisition Opportunity Common Stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions, (b) enter into any voting arrangement that is inconsistent with the Sponsor Support Agreement or (c) exercise their redemption rights in connection with the Business Combination.

92

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders and Non-U.S. Holders (each, as defined below) of American Acquisition Opportunity Common Stock, and (ii) of the Business Combination to U.S. Holders of Royalty Common Stock, and (iii) following the Business Combination, of the ownership and disposition of American Acquisition Opportunity Common Stock and American Acquisition Opportunity Warrants (collectively, the “American Acquisition Opportunity securities”) received in the Business Combination

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a holder as a result of an exercise of redemption rights. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of an exercise of redemption rights, the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold American Acquisition Opportunity Common Stock or Royalty Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

·	banks or other financial institutions, underwriters, or insurance companies;

·	traders in securities who elect to apply a mark-to-market method of accounting;

·	real estate investment trusts and regulated investment companies;

·	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

·	expatriates or former long-term residents of the United States;

·	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

·	dealers or traders in securities, commodities or currencies;

·	grantor trusts;

·	persons subject to the alternative minimum tax;

·	U.S. persons whose “functional currency” is not the U.S. dollar;

93

·

persons who received shares of American Acquisition Opportunity Common Stock or Royalty Common Stock through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

·

persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of American Acquisition Opportunity Common Stock or Royalty Common Stock (excluding treasury shares);

·

holders holding American Acquisition Opportunity Common Stock or Royalty Common Stock as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

·

controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

·	the Sponsor or its affiliates.

As used in this proxy statement/consent solicitation statement/prospectus, the term “U.S. Holder” means a beneficial owner of American Acquisition Opportunity Common Stock or Royalty Common Stock that is, for U.S. federal income tax purposes:

·	an individual who is a citizen or resident of the United States;

·

a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

·	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

·

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of American Acquisition Opportunity Common Stock or Royalty Common Stock that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds American Acquisition Opportunity Common Stock or Royalty Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of an exercise of redemption rights.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN EXERCISE OF REDEMPTION RIGHTS. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF AMERICAN ACQUISITION OPPORTUNITY COMMON STOCK OR ROYALTY COMMON STOCK MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF ROYALTY COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

94

Material U.S. Federal Income Tax Consequences of Exercising Redemption Rights

U.S. Federal Income Tax Consequences to U.S. Holders

In the event that a U.S. Holder elects to redeem its American Acquisition Opportunity Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the American Acquisition Opportunity Common Stock under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the American Acquisition Opportunity Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in American Acquisition Opportunity Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the American Acquisition Opportunity Common Stock redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the American Acquisition Opportunity Common Stock may suspend the running of the applicable holding period for this purpose. Long term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

Redemption Treated as Sale or Exchange

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of American Acquisition Opportunity Common Stock treated as held by the U.S. Holder (including any American Acquisition Opportunity Common Stock constructively owned by the U.S. Holder as a result of owning American Acquisition Opportunity Warrants) relative to all of the shares of American Acquisition Opportunity Common Stock outstanding both before and after the redemption. The redemption of American Acquisition Opportunity Common Stock generally will be treated as a sale or exchange of the American Acquisition Opportunity Common Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in American Acquisition Opportunity or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

95

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only American Acquisition Opportunity Common Stock actually owned by the U.S. Holder, but also shares of American Acquisition Opportunity Common Stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include American Acquisition Opportunity Common Stock which could be acquired pursuant to the exercise of American Acquisition Opportunity Warrants. In order to meet the substantially disproportionate test, (i) the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of American Acquisition Opportunity Common Stock must be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of our outstanding stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of our stock entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the American Acquisition Opportunity Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the American Acquisition Opportunity Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other American Acquisition Opportunity Common Stock. The redemption of the American Acquisition Opportunity Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in American Acquisition Opportunity. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in American Acquisition Opportunity will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed American Acquisition Opportunity Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining American Acquisition Opportunity Common Stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its American Acquisition Opportunity Warrants or possibly in other American Acquisition Opportunity Common Stock constructively owned by it.

Redemption Treated as Corporate Distribution

If the redemption does not qualify as a sale or exchange of American Acquisition Opportunity Common Stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from American Acquisition Opportunity’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the American Acquisition Opportunity Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of American Acquisition Opportunity Common Stock. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the American Acquisition Opportunity Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their American Acquisition Opportunity Common Stock pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s American Acquisition Opportunity Common Stock as a sale or exchange under Section 302 of the Code or as a corporate distribution under Section 301 of the Code generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s American Acquisition Opportunity Common Stock, as described above, and the corresponding consequences will be as described below.

Redemption Treated as Sale or Exchange

Any gain realized by a Non-U.S. Holder on the redemption of American Acquisition Opportunity Common Stock that is treated as a sale or exchange under Section 302 of the Code generally will not be subject to U.S. federal income tax unless:

·

the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

·

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

·

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such American Acquisition Opportunity Common Stock redeemed, and either (A) shares of American Acquisition Opportunity Common Stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of American Acquisition Opportunity Common Stock. There can be no assurance that shares of American Acquisition Opportunity Common Stock will be treated as regularly traded on an established securities market for this purpose.

96

A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the redemption of American Acquisition Opportunity Common Stock generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. We would generally be classified as a “U.S. real property holding corporation” if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, we believe that we are not and have not been at any time since our formation a U.S. real property holding corporation and we do not expect to be a U.S. real property holding corporation immediately after the Business Combination is completed.

Redemption Treated as Corporate Distribution

With respect to any redemption treated as a corporate distribution under Section 301 of the Code, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, American Acquisition Opportunity will be required to withhold U.S. tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of the American Acquisition Opportunity Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described above.

This withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Royalty Common Stock

The following discussion. “—Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Royalty Common Stock” constitutes the opinion of Barnes & Thornburg LLP, counsel to Royalty, as to the material U.S. federal income tax consequences of the Business Combination to U.S. holders of Royalty Common Stock, subject to the limitations, exceptions, beliefs, assumptions and qualifications described herein and in the opinion set forth in Exhibit 8 hereto.

Characterization of the Business Combination

The parties believe that, for U.S. federal income tax purposes, the Business Combination should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties have agreed to use their commercially reasonable efforts to cause the Business Combination to so qualify and agree not to take any action which to its knowledge could reasonably be expected to prevent or impede the Business Combination from qualifying as a reorganization under Section 368(a) of the Code. None of the Parties has requested or will obtain a ruling from the IRS as to the U.S. federal income tax consequences of the Business Combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position that the Business Combination does not constitute a “reorganization,” within the meaning of Section 368(a) of the Code.

Consequences of the Business Combination

Assuming that the Business Combination constitutes a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the Business Combination to U.S. Holders of Royalty Common Stock are as follows:

·	a U.S. Holder of Royalty Common Stock will not recognize any gain or loss realized on the exchange of Royalty Common Stock for American Acquisition Opportunity Common Stock;

·

the aggregate tax basis of the American Acquisition Opportunity Common Stock received in the Business Combination will be the same as the aggregate tax basis of the Royalty Common Stock surrendered in exchange for such American Acquisition Opportunity Common Stock; and

·

the holding period of American Acquisition Opportunity Common Stock received in exchange for shares of Royalty Common Stock will include the holding period of the Royalty Common Stock surrendered in exchange for such American Acquisition Opportunity Common Stock.

If a U.S. Holder exchanges more than one “block” of Royalty Common Stock (that is, groups of Royalty Common Stock that the U.S. Holder acquired at different times or for different prices), the tax basis in, and the holding period of, the Royalty Common Stock exchanged for American Acquisition Opportunity Common Stock in accordance with the preceding rules will be determined separately with respect to each such block of Royalty Common Stock. U.S. Holders who acquired Royalty Common Stock at different times are urged to consult their own tax advisors regarding the application of these rules to them, including in the event (discussed immediately below) that the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

If the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code is not satisfied, a U.S. Holder of Royalty Common Stock generally would recognize gain or loss for U.S. federal income tax purposes on each share of Royalty Common Stock surrendered in the Business Combination in an amount equal to the difference between (i) the fair market value of the Business Combination Consideration received in exchange for such surrendered share upon completion of the Business Combination and (ii) the holder’s basis in the share of Royalty Common Stock surrendered. Gain or loss must be calculated separately for each block of Royalty Common Stock exchanged by such U.S. Holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be long-term capital gain or loss if the U.S. Holder’s holding period in a particular block of Royalty Common Stock exceeds one year at the Effective Time. Long-term capital gain of non-corporate U.S. Holders (including individuals) generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s tax basis in shares of American Acquisition Opportunity Common Stock received in the Business Combination would be equal to the fair market value thereof as of the Effective Time, and the U.S. Holder’s holding period in such shares would begin on the day following the Business Combination.

97

U.S. Federal Income Tax Consequences of Ownership and Disposition of American Acquisition Opportunity Common Stock

U.S. Federal Income Tax Consequences to U.S. Holders

Distributions on American Acquisition Opportunity Common Stock

The gross amount of any distribution on shares of American Acquisition Opportunity Common Stock that is made out of American Acquisition Opportunity’s current or accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will qualify for a dividends received deduction (pursuant to which a portion of the dividend may be deducted) if the requisite holding period is satisfied. Subject to applicable requirements and limitations, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains.

Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution made by American Acquisition Opportunity on the American Acquisition Opportunity Common Stock exceeds American Acquisition Opportunity’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. Holder’s shares of American Acquisition Opportunity Common Stock, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Shares of American Acquisition Opportunity Common Stock.”

Sale, Exchange, Redemption or Other Taxable Disposition of Shares of American Acquisition Opportunity Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange, or other taxable disposition of American Acquisition Opportunity Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the American Acquisition Opportunity Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its American Acquisition Opportunity Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its shares of American Acquisition Opportunity Common Stock will generally equal the U.S. Holder’s acquisition cost for such shares (or, in the case of American Acquisition Opportunity Common Stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such American Acquisition Opportunity Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the American Acquisition Opportunity Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise or Lapse of a American Acquisition Opportunity Warrant

Except as discussed below with respect to the cashless exercise of a American Acquisition Opportunity Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of American Acquisition Opportunity Common Stock on the exercise of a American Acquisition Opportunity Warrant for cash. A U.S. Holder’s tax basis in a share of American Acquisition Opportunity Common Stock received upon exercise of the American Acquisition Opportunity Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the American Acquisition Opportunity Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a share of American Acquisition Opportunity Common Stock received upon exercise of the American Acquisition Opportunity Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the American Acquisition Opportunity Warrants and will not include the period during which the U.S. Holder held the American Acquisition Opportunity Warrants. If a American Acquisition Opportunity Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the American Acquisition Opportunity Warrant.

98

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the American Acquisition Opportunity Common Stock received would equal the holder’s basis in the American Acquisition Opportunity Warrant exercised therefor. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the American Acquisition Opportunity Common Stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the American Acquisition Opportunity Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the American Acquisition Opportunity Common Stock would include the holding period of the American Acquisition Opportunity Warrant exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised American Acquisition Opportunity Warrants treated as surrendered to pay the exercise price of the American Acquisition Opportunity Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the American Acquisition Opportunity Common Stock that would have been received with respect to the surrendered warrants in a regular exercise of the American Acquisition Opportunity Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the American Acquisition Opportunity Common Stock received would equal the U.S. Holder’s tax basis in the American Acquisition Opportunity Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the American Acquisition Opportunity Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the American Acquisition Opportunity Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of American Acquisition Opportunity Warrants.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Distributions on American Acquisition Opportunity Common Stock

Distributions of cash or property to a Non-U.S. Holder in respect of American Acquisition Opportunity Common Stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from American Acquisition Opportunity’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds American Acquisition Opportunity’s current and accumulated earnings and profits, the excess will generally be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in the American Acquisition Opportunity Common Stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of American Acquisition Opportunity Common Stock.”

Dividends paid to a Non-U.S. Holder of American Acquisition Opportunity Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an IRS FormW-8ECI). Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

99

A Non-U.S. Holder of American Acquisition Opportunity Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS FormW-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the shares of American Acquisition Opportunity Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury Regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of American Acquisition Opportunity Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of American Acquisition Opportunity Common Stock

In general, a Non-U.S. Holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of shares of American Acquisition Opportunity Common Stock unless:

●

the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder;

●	the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

●

American Acquisition Opportunity is or has been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and either (A) shares of American Acquisition Opportunity Common Stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of American Acquisition Opportunity Common Stock. We believe that American Acquisition Opportunity currently is not, and we do not anticipate it becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Exercise or Lapse of a American Acquisition Opportunity Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a American Acquisition Opportunity Warrant, or the lapse of a American Acquisition Opportunity Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Holders — Exercise or Lapse of a American Acquisition Opportunity Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described under “— Sale, Exchange, Redemption or Other Taxable Disposition of American Acquisition Opportunity Common Stock,” above for a Non-U.S. Holder’s gain on the sale or other disposition of American Acquisition Opportunity securities.

100

Information Reporting and Backup Withholding

American Acquisition Opportunity must report annually to the IRS and to each holder the amount of cash dividends (including constructive dividends) paid to and the tax withheld with respect to, each holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. In the case of a Non-U.S. Holder, copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to U.S. Holders that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a Non-U.S. Holder generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. or Non-U.S. Holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders should consult their tax advisors regarding the application of the of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

THE CONCLUSIONS EXPRESSED ABOVE ARE BASED ON CURRENT LAW. FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THESE CONCLUSIONS. THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO U.S. HOLDERS OF ROYALTY COMMON STOCK. IT DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES.

Foreign Account Tax Compliance Act

Section 1471 through 1474 of the Code and Treasury Regulations and administrative guidance promulgated thereunder (provisions commonly referred to as “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% on payments of dividends (including constructive dividends) on American Acquisition Opportunity Common Stock and American Acquisition Opportunity Warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of American Acquisition Opportunity securities.

 THE CONCLUSIONS EXPRESSED ABOVE ARE BASED ON CURRENT LAW. FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THESE CONCLUSIONS. THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO U.S. HOLDERS OF ROYALTY COMMON STOCK. IT DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES.

101

PROPOSAL NO. 2 — THE CHARTER PROPOSAL

Overview

If the Business Combination is consummated, American Acquisition Opportunity will replace the Existing Certificate of Incorporation with the Proposed Certificate of Incorporation in the form attached to this proxy statement/prospectus as Annex B. In the judgment of the American Acquisition Opportunity Board, adoption of the Proposed Certificate of Incorporation is necessary to adequately address the needs of the Combined Company.

The following is a summary of the key amendments effected by the Amended Charter, but this summary is qualified in its entirety by reference to the full text of the Amended Charter:

Name Changes — change American Acquisition Opportunity’s name to “Royalty Management Holding Corporation;”

Eliminate Class B Common Stock — eliminate a Class B common stock; and

Actions by Stockholders — require that stockholders only act at annual and special meeting of the corporation and not by written consent; and

Corporate Opportunity — eliminate the current limitations in place on the corporate opportunity doctrine; and

Additional Charter Amendments — approve all other changes including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant following the Closing.

Reasons for the Amendments to the Existing Certificate of Incorporation

Name Change

Changing the post-combination corporate name from “American Acquisition Opportunity” to “Royalty Management Holding Corporation” is desirable to reflect the business combination with Royalty and to clearly identify the Combined Company as the publicly traded entity. Additionally, the American Acquisition Opportunity Board believes the name of the post-combination company should more closely align with the name of the existing operating business of Royalty.

Eliminate Dual Class Common Stock Structure

The existing amended and restated certificate of incorporation of American Acquisition Opportunity provides for two classes of common stock – Class A Common Stock and Class B Common Stock. The dual-class structure was put into class in connection with American Acquisition Opportunity’s IPO. On consummation of the Business Combination, all outstanding shares of Class B Common Stock will convert into an equal number of shares of Class A Common Stock. As such, the dual class common stock structure is no longer needed.

102

Actions by Stockholders Charter Amendment

The elimination of stockholder written consents prevent a controlling stockholder or group of stockholders from amending the Proposed Certificate or bylaws of the Combined Company or removing directors without calling a special meeting of the stockholders and waiting the notice periods determined by the Combined Company Board pursuant to the bylaws prior to taking any such action. This guarantees that stockholders are given sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote. Notwithstanding the foregoing, elimination of such stockholder written consents may lengthen the amount of time required to take stockholder actions since actions by written consent are generally not subject to the minimum notice requirement of a stockholders’ meeting.

Corporate Opportunity Amendment

The “corporate opportunity” doctrine provides that directors and officers of a corporation, as part of their duty of loyalty to the corporation and its stockholders, generally have a fiduciary duty to disclose opportunities to the corporation that are related to its business and are prohibited from pursuing those opportunities unless the corporation determines that it is not going to pursue them. Section 122(17) of the DGCL expressly permits Delaware corporations, such as Royalty, to renounce any interest or expectancy of the corporation in certain business opportunities. The Existing Certificate currently provides that certain business opportunities are not subject to the “corporate opportunity” doctrine. The Proposed Certificate will be silent on the issue of the application of the doctrine of corporate opportunity.

Provisions Specific to a Blank Check Company

The elimination of certain provisions related to American Acquisition Opportunity’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Certificate does not include the requirement to dissolve the Combined Company after a certain time period and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the American Acquisition Opportunity Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in the Existing Certificate require that proceeds from American Acquisition Opportunity’s IPO be held in the trust account until a business combination or liquidation of American Acquisition Opportunity has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Certificate.

Vote Required for Approval

The Charter Proposal will be approved and adopted if the holders of a majority of all outstanding shares of American Acquisition Opportunity Common Stock entitled to vote thereon at the special meeting vote “FOR” such respective Charter Proposal.

Adoption of the Charter Proposal is conditioned on the approval of the Business Combination Proposal, and the Nasdaq Proposal at the special meeting.

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals, and the Nasdaq Proposal at the special meeting.

Recommendation of the American Acquisition Opportunity Board

THE AMERICAN ACQUISITION OPPORTUNITY BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

103

PROPOSALS 3A – 3E — THE ADVISORY PROPOSALS

Overview

We are also asking our stockholders to vote on five separate proposals with respect to certain governance provisions in the Amended Charter, which are separately being presented in order to give American Acquisition Opportunity stockholders the opportunity to present their separate views on important corporate governance provisions. These separate votes are not otherwise required by Delaware law separate and apart from the Charter Proposal and will be voted upon on a non-binding advisory basis. Accordingly, the stockholder votes regarding the Advisory Proposals are advisory votes and are not binding on American Acquisition Opportunity or the Board (separate and apart from the approval of the Charter Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Proposals, American Acquisition Opportunity intends that the Amended Charter will take effect upon the Closing (assuming approval of the Charter Proposal).

The following summary of the material changes to the Current Charter that will be effected by the Amended Charter is qualified in its entirety by reference to the full text of the Amended Charter:

(a)	Eliminate Dual Class Common Stock Structure – eliminate the dual class common structure such that the only class of common stock will be the Class A Common Stock
(b)	Name Change — change American Acquisition Opportunity’s name to “Royalty Management Holding Corporation;”
(c)	Actions by Stockholders — require that stockholders only act at annual and special meeting of the corporation and not by written consent;
(d)	Corporate Opportunity — eliminate the current limitations in place on the corporate opportunity doctrine; and
(e)

Additional Charter Amendments — approve all other changes including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant following the Closing.

The subsection below entitled “— Reasons for the Advisory Proposals” summarizes the principal, material changes proposed to be made between the Current Charter and the Amended Charter and the Board’s reasons for proposing each change. This summary is qualified by reference to the complete text of the Amended Charter, a copy of which is attached to this proxy statement/prospectus as Annex B. We encourage all American Acquisition Opportunity stockholders to read the Amended Charter in its entirety for a more complete description of its terms.

Reasons for the Advisory Proposals

The Board’s reasons for proposing each of these amendments to the Current Charter is set forth below.

Name Change

Changing the post-combination corporate name from “American Acquisition Opportunity” to “Royalty Management Holding Corporation” is desirable to reflect the business combination with Royalty and to clearly identify the Combined Company as the publicly traded entity. Additionally, the American Acquisition Opportunity Board believes the name of the post-combination company should more closely align with the name of the existing operating business of Royalty.

104

Dual Class Common Stock

The existing amended and restated certificate of incorporation of American Acquisition Opportunity provides for two classes of common stock – Class A Common Stock and Class B Common Stock. The dual-class structure was put into class in connection with American Acquisition Opportunity’s IPO. On consummation of the Business Combination, all outstanding shares of Class B Common Stock will convert into an equal number of shares of Class A Common Stock. As such, the dual class common stock structure is no longer needed.

Actions by Stockholders Charter Amendment

The elimination of stockholder written consents prevent a controlling stockholder or group of stockholders from amending the Proposed Certificate or bylaws of the Combined Company or removing directors without calling a special meeting of the stockholders and waiting the notice periods determined by the Combined Company Board pursuant to the bylaws prior to taking any such action. This guarantees that stockholders are given sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote. Notwithstanding the foregoing, elimination of such stockholder written consents may lengthen the amount of time required to take stockholder actions since actions by written consent are generally not subject to the minimum notice requirement of a stockholders’ meeting.

Corporate Opportunity Amendment

The “corporate opportunity” doctrine provides that directors and officers of a corporation, as part of their duty of loyalty to the corporation and its stockholders, generally have a fiduciary duty to disclose opportunities to the corporation that are related to its business and are prohibited from pursuing those opportunities unless the corporation determines that it is not going to pursue them. The Existing Certificate currently provides that certain business opportunities are not subject to the “corporate opportunity” doctrine. The Proposed Certificate will be silent on the issue of the application of the doctrine of corporate opportunity.

105

Provisions Specific to a Blank Check Company

The elimination of certain provisions related to American Acquisition Opportunity’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Certificate does not include the requirement to dissolve the Combined Company after a certain time period and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the American Acquisition Opportunity Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in the Existing Certificate require that proceeds from American Acquisition Opportunity’s IPO be held in the trust account until a business combination or liquidation of American Acquisition Opportunity has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Certificate.

Vote Required for Approval

The Advisory Proposals will be approved and adopted only if holders of at least a majority of the issued and outstanding shares of Common Stock present by teleconference or represented by proxy and entitled to vote at the American Acquisition Opportunity Special Meeting vote “FOR” the Advisory Proposals.

The Business Combination is not conditioned upon the approval of the Advisory Proposals.

As discussed above, a vote to approve each of the Advisory Proposals is an advisory vote, and therefore, is not binding on American Acquisition Opportunity, Royalty or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, American Acquisition Opportunity and Royalty intend that the Amended Charter, in the form attached to this proxy statement/information statement/prospectus as Annex B and containing the provisions noted above, will take effect at the Closing, assuming approval of the Charter Proposal (Proposal 2).

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF EACH OF THE ADVISORY PROPOSALS.

106

PROPOSAL NO. 4 — THE NASDAQ PROPOSAL

Overview

In connection with the Business Combination, we intend to effect (subject to customary terms and conditions, including the Closing) the issuance of 11,100,000 shares of American Acquisition Opportunity Common Stock to the holders of Royalty Common Stock.

For further information, see the section titled “Proposal No. 1 — The Business Combination Proposal,” as well as the annexes to this proxy statement/prospectus.

Why American Acquisition Opportunity Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(a), (b), and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance.

Stockholder approval of the Nasdaq Proposal is also a condition to the Closing under the Business Combination Agreement.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, we will issue (i) up to 11,100,000 shares of American Acquisition Opportunity Common Stock to the holders of Royalty Common Stock upon the Closing. The issuance of the shares of American Acquisition Opportunity Common Stock described above will result in significant dilution to American Acquisition Opportunity stockholders and result in American Acquisition Opportunity’s stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of American Acquisition Opportunity.

107

Vote Required for Approval

Approval of the Nasdaq Proposal requires the affirmative vote (virtually in person or by proxy) of holders as of the Record Date of a majority of the then outstanding shares of American Acquisition Opportunity Common Stock entitled to vote and actually cast thereon at the special meeting. Failure to vote by proxy or to vote online at the virtual special meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal.

Adoption of the Nasdaq Proposal is conditioned on the approval of the Business Combination Proposal and each of the Charter Proposals, at the special meeting.

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposal and the Nasdaq Proposal at the special meeting.

Recommendation of the American Acquisition Opportunity Board

THE AMERICAN ACQUISITION OPPORTUNITY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL THE NASDAQ PROPOSAL.

108

PROPOSAL NO. 4 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal

The Adjournment Proposal, if adopted, will allow the American Acquisition Opportunity Board to adjourn the special meeting of stockholders to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to American Acquisition Opportunity’s stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of stockholders to approve one or more of the proposals presented at the special meeting or Public Stockholders have elected to redeem an amount of Public Shares such that the minimum available cash condition to the obligation to closing of the Business Combination would not be satisfied. In no event will the American Acquisition Opportunity Board adjourn the special meeting of stockholders or consummate the Business Combination beyond the date by which it may properly do so under the Existing Certificate of Incorporation and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by American Acquisition Opportunity’s stockholders, the American Acquisition Opportunity Board may not be able to adjourn the special meeting of stockholders to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of stockholders to approve the Business Combination Proposal or Public Stockholders have elected to redeem an amount of Public Shares such that the minimum available cash condition to the obligation to closing of the Business Combination would not be satisfied.

Vote Required for Approval

The Adjournment Proposal will be approved and adopted if the holders of a majority of the shares of American Acquisition Opportunity Common Stock represented virtually in person or by proxy and voted thereon at the special meeting vote “FOR” the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Stockholder Proposals.

Recommendation of the American Acquisition Opportunity Board

THE AMERICAN ACQUISITION OPPORTUNITY BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

109

INFORMATION ABOUT ROYALTY

Unless the context otherwise requires, all references in this section to “we,” “Royalty” “us,” or “our” refer to Royalty and its subsidiaries prior to the consummation of the Business Combination.

Overview

Royalty is a corporation organized under the laws of the state of Indiana on June 21, 2021. The Company was formed for the purpose of investing or purchasing assets that have current or near-term income to provide the company with accretive cash flow from which it can reinvest in new assets or expand cash flow from existing assets. These assets typically are natural resources assets (including real estate), patents, and intellectual property, and emerging technologies.

Royalty has a diversified business plan dedicated both to near term cash flow as well as long term growth. Additionally, Royalty identifies and invests in undervalued assets which are either under-utilized, undeveloped or at an inflection point in their life cycle. Royalty’s business plan is focused on assets and revenue streams that are divided into 3 groups:

Resources and Land Assets – Royalty has 3 resource and land assets in operation:

FUB Mineral – Royalty stream is 2.3% of gross sales price from PCI carbon operation in Perry County Kentucky. The royalty agreement carries a 10 year term, which then automatically extends yearly thereafter until all leased coal has been mined.

Ferrox Holdings – Investment in convertible note of operating Titanium and Pig Iron mine in Limpopo South Africa. The principal of the investment totaled $250,000 and carries a 7% interest rate with a maturity date of August 31, 2023.

Sycamore Holdings – Land rental income totaling a fixed $2,500 per month from a carbon processing operation located in Pike County Kentucky.

Royalty plans to acquire assets and rights for critical element and rare earth element, metallurgical carbon, traditional resource deposits and land resources that are or can be proven out and monetized for long term cash flow stream.

·	Net Carbon Assets – Carbon deposits often get labeled with a broad brush. The Royalty team is experienced at identifying which deposits can generate sustainable cash flow from infrastructure demand

·

Land Assets – Land is a commodity that can drive lease and royalty payments through the transition to more sustainable industries such as regenerative agriculture, recycling and other industries built for a transitioning economy.

·

Critical and Rare Earth Metals – Royalty has interests in 30,000 acres of surface and mineral assets to investigate and develop rare earth and critical elements from clay deposits associated with Appalachian coal seams.

Sustainable Assets – Sustainable revenue streams utilizing land and methods traditionally focused only on legacy ways of monetizing land and assets, such as targeting water, regenerative agriculture, sustainable timber and sustainable building solutions through long term financial structures.

·

Water Rights – Royalty has development rights agreement from land and infrastructure assets throughout Indiana, Kentucky and West Virginia and are exploring partnerships to develop such opportunities to bring to market.

·

Sustainable housing and farms – Royalty has rights to buy and/or provide the financing for housing and indoor farming company that builds its products from upcycled shipping containers that provide a sustainable, durable and energy efficient solution to the market.

·

Sustainable timber assets – Timber properties that are sustainably farmed help the growth of the future generation of trees in a stronger, faster and better environment. The Royalty team has been involved in sustainable timbering for over 12 years.

110

Royalty had no operational agreements under this category.

IP & Digital Assets – Royalty acquires the rights to intellectual property and purchases and/or funds the development of intellectual property development to achieve long term technology value from creating revenue streams.

·

Agriculture and Recycling IP – The Royalty team is identifying new methods and the associate IP for sustainable farming and recycling. Royalty has one asset under operations which is the investment in the LBX Token. At December 31, 2021, the Company is the holder of 250,000 LBX Tokens which have been recorded at their purchase price of $8 per token. No cash consideration was given but a convertible note in the amount of $2,000,000 and 76,924 warrants were issued to Westside Advisors LLC. During 2022, due to lack of market transactions and failure to list on an exchange the token value was written to $0 on the balance sheet as of December 31, 2022.

Facilities

We currently maintain our principal executive offices at 12115 Visionary Way, Suite 174, Fishers, IN 46038, which is provided to us by American Resources Corporation, a member of the sponsor of American Acquisition Opportunity, for which we pay one-quarter of the monthly rent. We also maintain a regional office at 1845 South Kentucky Highway 15, Hazard, Kentucky 41701, for which we pay $250 per month to an affiliated party. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

The Chief Executive Officer is currently our only officer and employee. This individual is obligated to only devote enough time to the business as he reasonably believes to be necessary to our business.

Directors and Executive Officers

Our officers and directors are as follows:

Name	Age	Position
Thomas M. Sauve	43	Chairman, Chief Executive Officer and Director
Dr. Byron E. Price, PhD	59	Director
Mark J. LaVerghetta	49	Director
Peter B. Rodriguez	38	Director

Thomas M. Sauve, Chief Executive Officer and Chairman of the Board of Directors, has over 18 years in entity formation, land and lease management acquisition integration. He has served as President of American Resources Corporation (Nasdaq: AREC) since 2015 during which Mr. Sauve has successfully integrated 8 acquisitions into a streamlined operating model. Additionally, Mr. Sauve is the founder and manager of a private land management company. He has served as Chief Executive Officer of Royalty since its formation in 2021.

Dr. Byron E. Price, PhD, a director and is a professor of public administration and the former Dean of the School of Business at Medgar Evers College of the City University of New York in Brooklyn. He has served in this capacity since 2012. From 2008 to 2012, he served as the Director of the Barbara Jordan Institute of Policy Research and as an associate professor of political science in the Barbara Jordan Mickey Leland School of Public Affairs at Texas Southern University (TSU) in Houston, Texas. Dr. Price spent five years (from 2003 to 2008) at Rutgers University-Newark at the School of Public Affairs and Administration where he served as an assistant professor of public administration and director of the MPA and Executive MPA Programs. Before beginning his academic career, Byron served in the United States Army as Deputy Commander, Executive Officer and Training Officer at Fort Sill in a period that covered the Desert Storm operation and he honorably separated in 1991 and achieved the rank of Captain. Dr. Price received his undergraduate degree and his second graduate degree in Public Administration / Public Policy, from Texas Southern University. His other advanced degrees were received at Oklahoma City University, an MBA in 1991, and his Ph.D. from Mississippi State University in 2002.

111

Mark J. LaVerghetta, Director, has over 15 years of financial market experience holding various roles with several Wall Street firms. He has a history of successfully and efficiently translating corporate strategy, benchmarks, and financials to the investment community, while also working with members of the executive team to evaluate and define corporate strategy and financial direction. Mr. LaVerghetta is currently Vice President of Corporate Finance and Communications at American Resources Corporation (Nasdaq: AREC) and has been in that position since 2018. Prior to joining American Resources Corporation, Mr. LaVerghetta served as Vice President of Institutional Equity Sales with Avondale Partners from 2009 to 2016. He has been successful in assisting in the integration of acquired assets into American Resources Corporation’s business model while analyzing the overall financial impact of such opportunities and operations. Mr. LaVerghetta is a graduate of the University of Virginia with a Bachelor’s Degree in Economics

Peter B. Rodriguez, Director, is an operational executive that has been involved in both large organizations and start up enterprises. He has over 20 years of experience in the manufacturing and logistics industry ranging from housing, agriculture, commercial and automotive. Since 2021, Mr. Rodriguez has been General Manager of Container Solutions, Inc., a metal fabrication and packaging company based on Decatur, Alabama. Prior to that, from 2016 to 2021, Mr. Rodriguez served as Director of Quality and Continuous Improvement and Director of Manufacturing Excellence at Proper Group International.

Number, Terms of Office, and Election of Executive Officers and Directors

On June 21, 2021 (date of inception), our officers and directors consisted of Thomas M. Sauve, as Chief Executive Officer and Chairman of our Board of Directors, and Mark C. Jensen, Director. On March 15, 2022, during our annual shareholder meeting, Mark C. Jensen stepped down as director of Royalty and Thomas M. Sauve, Dr. Byron E. Price, PhD, Mark J. LaVerghetta, and Peter B. Rodrigues, our current board of directors, was elected and will serve approximately one year until the next election at our next annual meeting of stockholders. Our executive officers are elected by the Board of Directors and serve at terms that are outlined in their respective employment contracts. Our current Chief Executive Officer is under an employment agreement with us that began on January 1, 2022 and continues until December 31, 2022, which then extends for additional yearly periods unless otherwise terminated pursuant to the employment agreement. Our bylaws provide that our executive officers may consist of a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer, one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other offices as may be determined by the board of directors.

Executive Officer and Director Compensation

There was no compensation paid or earned by any of the individuals serving as our principal executive officer or acting in a similar capacity during the year ended December 31, 2022.

112

Employment Agreements

Royalty’s Chief Executive officer is party to an employment agreement for the period of January 1, 2022 through December 31, 2022. The agreement calls for an annual salary of $75,000. The contract can extend for annual periods unless terminated by either the executive or the company. The annual salary upon extension is $150,000.  As of December 31, 2022, accrued salaries amounted to $75,000.  During 2023, the accrued salaries amounting to $75,000 had been paid.

Committees of the Board of Directors

Our board of directors currently has no standing committees.

Audit Fees

The firm of BF Borgers CPA PC (“Borgers”) acts as our independent registered public accounting firm. The following is a summary of fees paid to Borgers for services rendered.

Audit Fees. Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our annual financial statements and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit. The aggregate fees of Borgers for professional services rendered for the 2022 audit totaled $30,000 and 2021 audit totaled $20,000.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “ — Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the period from June 21, 2021 (date of inception) to December 31, 2021 and for the year ended December 31, 2022, we did not pay Borgers any audit-related fees.

Tax Fees. We did not pay Borgers any fees for tax return services, planning and tax advice for the period from June 21, 2021 (date of inception) to December 31, 2021 and for the year ended December 31, 2022.

All Other Fees. We did not pay Borgers for any other services for the period from June 21, 2021 (date of inception) to December 31, 2021 and for the year ended December 31, 2022.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team.

113

ROYALTY MANAGEMENT CO. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Royalty Management Corporation. and its subsidiaries should be read together with the section of this proxy statement/prospectus titled “Selected Historical Financial Information of Royalty” and the audited and consolidated financial statements, together with related notes thereto for the Years ended December 31, 2022 and 2021 and the unaudited consolidated financial statements for the three and six months ended June 30, 2023 and 2022, included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the section of this proxy statement/prospectus titled “Information About Royalty” and the unaudited pro forma condensed combined financial information (in the section of this proxy statement/prospectus titled “Unaudited Pro Forma Condensed Combined Financial Information”). The following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See the section titled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in the forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors — Risks Related to Royalty’s Business and Industry” or elsewhere in this proxy statement/prospectus. As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” the “Company” or “Royalty” refer to Royalty and its subsidiaries prior to the consummation of the Business Combination.

Overview

Royalty Management Corporation is a corporation organized under the laws of Indiana on June 21, 2021. The Company was formed for the purpose of investing or purchasing assets that have current or near-term income to provide the company with accretive cash flow from which it can reinvest in new assets or expand cash flow from existing assets. These assets typically are natural resources assets (including real estate), patents, and intellectual property.

Royalty Management Corporation has two wholly owned subsidiaries Coking Coal Financing LLC and RMC Environmental Services LLC.

Coking Coal Financing LLC was acquired during April 2022 for the purpose of holding energy contracts.

RMC Environmental Services LLC was formed during 2022 to conduct environmental consulting and services.

COVID-19 Update

On January 30, 2020, the World Health Organization declared the coronavirus “COVID-19” outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. COVID-19 and actions taken to mitigate it such as travel bans and restrictions, limitations on business activity, quarantines, work-from-home directives and shelter-in-place orders have had and are expected to continue to have an adverse impact on certain businesses and industries and the economies and financial markets regionally and globally, including the geographical areas in which we operate. The COVID-19 pandemic created significant global economic uncertainty, adversely impacted the business of our customers and partners, impacted our business, results of operations and cash flows and, while it is no longer considered a pandemic, there can be no guarantee that a resurgence of COVID-19 or any similar global health issue, will not further impact our business, results of operations and our cash flows in the future.

114

Pending Merger

We entered into the Business Combination Agreement with American Acquisition Opportunity on June 28, 2022. Pursuant to the Business Combination Agreement, the newly-formed Royalty Merger Sub Inc., a wholly-owned subsidiary of American Acquisition Opportunity, will merge with and into Royalty, with Royalty surviving as a wholly-owned subsidiary of American Acquisition Opportunity .

The Business Combination is anticipated to be accounted for akin to a reverse recapitalization. Royalty will be deemed the accounting predecessor and the combined entity will be the successor SEC registrant, meaning that Royalty’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. Under this method of accounting, American Acquisition Opportunity will be treated as the acquired company for financial statement reporting purposes. See “Unaudited Pro Forma Condensed Combined Financial Information”

As a result of the Business Combination, Royalty will become a wholly owned subsidiary of American Acquisition Opportunity, a publicly traded company which will be renamed as Royalty Management Holding Corporation and will be listed on NASDAQ, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Rubicon expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.

Key Factors Affecting Our Performance

Financial results from our operations and the growth and future success of our business are dependent upon many factors. While each of these factors presents significant opportunities for us, these factors also pose challenges that we must successfully address to sustain and grow our business.

 Our business is affected by our liquidity and capital constraints which limit our ability to grow through the purchase of additional royalty streams as well as the size of any royalty stream we can purchase. While we have low overhead expenses and could operate independently for some period of time, our growth is dependent upon our ability to obtain additional sources of capital or liquidity so as to be able to expand our royalty portfolio.

Our business will be affected by global macro trends for resources and royalty streams we invest in. The royalty revenue will be generated off of the sales prices of the underlying material governed by the royalty streams. As global demand for these resources fluctuate it may affect the underlying sales price of the agreements. Additionally, macro trends in employment, supply chain and other constraints may affect the underlying royalty or lease agreements.

Our business will also be affected by micro trends effecting individual operators under royalty and lease agreements with us. Each agreement will have its own factors including but not limited to operator risk, capital constraints, regulatory oversight or operational decisions by the individual operating companies.

Industry Trends and Customers Preference

Investment in growth

We are actively investing in our business to support future growth and we expect this investment to continue. We have built a diversified royalty portfolio encompassing natural resources, intellectual property, and digital asset royalty streams.

At June 30, 2023, December 31, 2022 and December 31, 2021, our intangible assets, less accumulated amortization, totaled $557,873, $740,487 and $0, respectively.

We generate our revenue from royalties, investment income and interest income. For the three months ended June 30, 2023 and 2022, total revenues were $66,363 and $22,500. For the six months ended June 30, 2023 and 2022, total revenues were $133,655 and $22,500.  For the year ended December 31, 2022 and the period from inception through December 31, 2021, revenues were $172,686 and $0.  The growth in revenues across the periods reflects the growth in earning assets.

While we continue to make investments to provide capacity for the growth of our business, our strategy may continue to change related to these investments and we may slow the pace of our investments including in response to the known and potential impacts of COVID-19 on our business.

Components of Results of Operations

Revenue

We generate our revenue from royalties, investment income and interest income. For the three months ended June 30, 2023 and 2022, total revenues were $66,363 and $22,500. For the six months ended June 30, 2023 and 2022, total income was $133,655 and $22,500. The increase in revenue is attributed to an increase in environmental services income, fee income and rental income as compared to the prior period. For the year ended December 31, 2022, total revenues were $172,686 compared to no revenues in the period from inception through December 31, 2021 with the increase due to the fact that Royalty had just commenced operations in late 2021.

Operating Expenses, exclusive of amortization and depreciation

Total Operating Expense for the three months ended June 30, 2023 and 2022 were $150,231 and $72,700. For the six months ended June 30, 2023 and 2022, they were $353,133 and $110,200. Operating expenses primarily consist of expenses related to board of directors fees, employees and consultants we employ to help manage our business.

Total Other Income/(Expenses) for the three months ended June 30, 2023 and 2022 totaled ($136,427) and ($2,046,446). For the six months ended June 30, 2023 and 2022 totaled ($275,126) and ($2,197,800). It was mostly attributed to interest income, income(loss) from investment, and convertible debt interest.

Total Operating Expense for the year ended December 31, 2022 was $435,92 compared to none for the period from inception through December 31, 2021.  Total Other Income/Expenses for the year ended December 31, 2022 were $2,889,205 compared to net expenses of $56,576 for the period from inception through December 31, 2021.  Royalty had not generated any operating revenue in 2021 and all expenses were related to its formation.

115

We expect that general and administrative expenses will increase substantially over the next several years as a result of operating as a public company, including expenses to comply with the rules and regulations applicable to companies listed on a national securities exchange, expenses related to compliance and reporting obligations pursuant to the rules and regulations of the SEC. Following the consummation of the Business Combination, we also expect to incur significant additional general and administrative expenses related to hiring of additional personnel, general and director and officer insurance premiums, investor relations, and professional services (e.g., audit, legal, regulatory and tax- related services).

Amortization

Amortization consists of the amortization of convertible note discounts.

Interest expense

Interest expense consists primarily of interest expense associated with our outstanding debt.

Results of Operations

During the period ended December 31, 2022, income increased from the prior period due to the commencement of environmental services income and rental income. Additionally, the operating expenses incurred during this period increased from the prior period due to commencement of operating activities. The investments made during the period are anticipated to be longer term and to produce revenue in future periods.

The following table shows our results of operations for the periods presented. The period-to-period comparison of financial results is not necessarily indicative of future results.

		For the Period from January 20, 2021 (Inception)
	For the Year Ended December 31, 2022	Through December 31, 2021
Statement of Operations Data
Income	$172,686	$--
Operating Expenses	(2,425,929)	$--
Other Income (Expense)	(435,962)	$(56,577)
Net Loss	$(2,689,205)	$(56,577)

Our revenue is comprised of the performance of environmental services and royalty and lease revenue governed by the underlying contracts. As of December 31, 2022, all the revenue-generating activity is undertaken in eastern Kentucky, Indiana, and Limpopo, South Africa. All of our revenue generated from 3 sources. The loss of any one of these sources could have a material adverse effect on our results of operations.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows in the short- and long-term to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, other commitments and contractual obligations. We consider liquidity in terms of cash flows from operations and other sources, including availability under our credit facility, and their sufficiency to fund our operating and investing activities. Historically, we have financed our operations and acquisitions from a combination of cash generated from operations and periodic borrowings under the convertible note as well as non-convertible note offerings. Our primary cash needs are for day-to- day operations, to fund working capital requirements, to fund our growth strategy, including acquisitions, and to pay interest and principal on our indebtedness.  Royalty currently has no contractual and other arrangement cash requirements.

Liquidity. Our principal sources of liquidity have been borrowings under our current convertible note facility, proceeds from the issuance of equity and cash generated by operating activities. Over the course of the upcoming 24 months, Royalty plans to utilize cash flow from investments, issuance of convertible notes or sale of equity to financing ongoing operations.

Capital Resources. Currently we have no commitments to utilize cash on hand other than investments that have already been completed. Our acquisition strategy and our interest expense in particular may require that we seek additional sources of equity or debt financing in future periods.

Common Stock. The Company is able to issue shares of Royalty Common Stock for investments as well as services.  As of June 30, 2023 the Company has issued 947,301 shares of Royalty Common Stock for execution of Royalty’s business plan and services.

Convertible Notes.  The Company has raised funds primarily through the issuance of convertible notes.  The notes carry interest at 10% and offer a conversion feature to common equity at $6.50 for each share.  The Company may in the future utilize this structure to raise additional capital.  As of June 30, 2023, the outstanding balance of the convertibles notes amounted to $2,615,834.

At June 30, 2023, cash and cash equivalents totaled $270,030.

Until such time as our operations are of sufficient size to produce income to support our operations and investments, our future growth may be limited.

116

Cash Flows

The following table summarizes our cash flows for the periods indicated:

	For the six months ended June 30,	For the six months ended June 30,
	2023	2022
Operating Activities
Net Income (loss)	$(457,027)	$(2,285,500)

Net Cash Provided (Used) by Operating Activities	$(223,209)	$123,957

Investing Activities

Net Cash Used by Investing Activities	$(501,904)	$(856,152)

Financing Activities

Net Cash Provided by Financing Activities	$388,000	$760,150

Net Cash Increase (Decrease) for the Period	$(337,113)	$27,956
Cash at Beginning of the Period	610,143	0
Cash at End of the Period	$273,030	$27,956

Supplemental Information
Discount on Convertible Notes	$30,770	$40,469

	December 31,	December 31,
	2022 (As Restated)	2021
Operating Activities
Net Income (loss)	$(2,689,205)	$56,577

Net Cash Provided by Operating Activities	$368,696	$1,639

Investing Activities

Net Cash Used by Investing Activities	$(1,645,599)	$(251,639)

Financing Activities

Net Cash Provided by Financing Activities	$1,887,046	$250,000

Net Cash Increase for the Year	$610,143	$0
Cash at Beginning of the Year	0	0
Cash at End of the Year	$610,143	$0

Operating Activities

Operating activities include cash received from rental income and environmental services income and adjustments for accruals in accounts receivables, interest receivable and accrued expenses.

Investing Activities

The main use of investing activities includes investing in LLC’s, Notes Receivable and Intangible Assets.

Financing Activities

The main source of financing activities includes the proceeds from the issuance Notes Payable and Convertible Notes.

Debt

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of our consolidated financial statements.

Revenue recognition

The Company recognizes revenue in accordance with ASC 606 from services provided when (a) persuasive evidence that an agreement exists; (b) the products or services has been delivered or completed; (c) the prices are fixed and determinable and not subject to refund or adjustment; and (d) collection of the amounts due is reasonably assured.

Our revenue is comprised of the performance of environmental services and royalty and lease revenue governed by the underlying contracts. As of June 30, 2023, all the revenue generating activity is undertaken in eastern Kentucky, Indiana, and Limpopo, South Africa.

Leases

Leases with a term greater than one year are recognized on the consolidated balance sheet as right-of-use (“ROU”) assets and lease liabilities. Lease liabilities and their corresponding ROU assets are recorded based on the present value of lease payments over the expected lease term. As the interest rate implicit in lease contracts is typically not readily determinable, we utilize the appropriate incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

Recent Accounting Pronouncements

For information regarding recently issued accounting pronouncements and recently adopted accounting pronouncements, please see Note 2, Recent accounting pronouncements, to our consolidated financial statements included elsewhere in this proxy statement /prospectus.

The following are recently issued accounting pronouncements that do not have a material application to Royalty, and have not been adopted by Royalty as of June 30, 2023:

Management has determined that the impact of the following recent FASB pronouncements will not have a material impact on the financial statements.

ASU 2020-10, Codification Improvements, effective for years beginning after December 15, 2020.

ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable and other Costs, effective for years beginning after December 15, 2020.

ASU 2020-06, Debt – Debt with Conversion and Other Options, effective for years beginning after December 15, 2021. Management is still evaluating the effects of this pronouncement ahead of its effective date.

117

CERTAIN ROYALTY RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for Royalty directors and our executive officer, which are described elsewhere in this proxy statement/prospectus, there were no other related party transactions.

Land Resources & Royalties LLC / Wabash Enterprises LLC

Royalty may at times in the future lease property from Land Resources & Royalties LLC (“LRR”) and enter into various other agreements with LRR and/or its parent company, Wabash Enterprises LLC, an entity owned and controlled by Mark Jensen, Thomas Sauve and Kirk Taylor of its management who are also directors and shareholders. On January 24, 2022, Wabash Enterprises LLC invested $50,000 cash into Royalty in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-3.”

Land Betterment Corporation

Royalty may at times in the future enter into agreements with Land Betterment Corporation, an entity in which Mark Jensen is the Executive Chairman, Kirk Taylor is a director, President and Chief Financial Officer and Thomas Sauve who is a director and Chief Development Officer.  As of December 31, 2022, Royalty had entered into a contractor services agreement with Land Betterment Corporation for environmental services personal. The contract called for cost plus 12.5% margin.

American Resources Corporation

The Company may at times enter into agreements with American Resources Corporation, an entity in which Mark Jensen is the Board Chairman and Chief Executive Officer, Thomas Sauve is a director and President, and Kirk Taylor is the Chief Financial Officer.

Westside Advisors LLC

Royalty may at times in the future enter into agreements with Westside Advisors LLC, an entity controlled by Mark Jensen and Thomas Sauve of its management who are also shareholders. In October 2021, Westside Advisors LLC sold 250,000 LBX Tokens it owned to Royalty in exchange for the Round A Convertible Note of $2,000,000 and 76,924 warrants (Warrant “A-2”); no cash was part of this consideration. $1,681,756 was outstanding as of December 31, 2022 with no payments in cash of interest or principal paid.  The note carries an interest rate of 10%.  During 2022, $318,244.72 of principal was converted to common shares at a rate of $6.50 per share.

T Squared Partners LP

Royalty has and may at times in the future enter into agreements with T Squared Partners LP, an entity controlled by Mark Jensen and Thomas Sauve of the Company's management who are also shareholders of the Company. On October 2, 2021, T Squared Partners LP invested $250,000 cash into the Royalty in the form of the Round A Convertible Note and 9,616 warrants issued under Warrant “A- 1.” On January 31, 2022, T Squared Partners LP invested an additional $50,000 cash into the Royalty in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-5.” 5”, all of which was outstanding as of December 31, 2022 with no payments of interest or principal paid.  The note carries an interest rate of 10%.

White River Holdings LLC

Royalty has and may at times in the future enter into agreements with White River Holdings LLC, an entity controlled by Mark Jensen. On January 1, 2022, Royalty entered into a consulting agreement with White River Holdings LLC whereby we paid White River Holdings a monthly consulting fee of $6,250, effective January 1, 2022, for 12 months. This consulting fee is not payable in cash to Royalty until we raise a minimum of five million dollars of external capital. On February 1, 2022, White River Holdings LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-6.”

First Frontier Capital LLC

The Company may at times enter into agreements with First Frontier Capital LLC, an entity controlled by Thomas Sauve, CEO and Chairman of Royalty and Director of American Acquisition Opportunity Inc. On February 1, 2022, First Frontier Capital LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-7.”

American Acquisition Opportunity Inc.

Royalty is party to the Business Combination Agreement with American Acquisition Opportunity. Two officers and directors of American Acquisition Opportunity (Mark Jensen and Kirk Taylor) have ownership interests in Royalty. In addition, Thomas Sauve, our Chief Executive Officer serves on the board of American Acquisition Opportunity Inc.

118

INFORMATION ABOUT AMERICAN ACQUISITION OPPORTUNITY

As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” or “American Acquisition Opportunity” refers to American Acquisition Opportunity.

Overview

We are a Delaware blank check company incorporated on January 21, 2021 formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. While we may pursue an initial business combination target in any business or industry or geographic location, we intend to focus our search on land and resource holding companies.

The registration statement on Form S-1 (File No. 333-252751) for our IPO was declared effective by the SEC on March 17, 2021. On March 22, 2021, we consummated our IPO of 10,000,000 American Acquisition Opportunity Units, with each American Acquisition Opportunity Unit consisting of one share of American Acquisition Opportunity Common Stock and one-half of one redeemable American Acquisition Opportunity Warrant. Each American Acquisition Opportunity Warrant entitles the holder to purchase one share of American Acquisition Opportunity Common Stock, $0.0001 par value per share, at $11.50 per share. The American Acquisition Opportunity Warrants will expire at 5:00 p.m., New York City time, five years after the completion of American Acquisition Opportunity’s initial business combination, or earlier upon redemption or liquidation. The American Acquisition Opportunity Units in our IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $100.0 million.

Simultaneously with the consummation of our IPO, we consummated a private placement in which the Founders purchased an aggregate of 3,800,000 American Acquisition Opportunity Private Warrants generating total gross proceeds of approximately $3.8 million. Subsequent to the IPO, on March 30, 2021, the underwriter for the IPO partially exercised its over-allotment option. An additional 101,621 American Acquisition Opportunity Units were sold in connection with the over-allotment option and a concurrent private placement of 506,002 additional private placement warrants. A total of $106,110,620.80 million from the net proceeds of the sale of the American Acquisition Opportunity Units and the private placement in the IPO and the partial exercise of the over-allotment option were placed in the Trust Account, with Continental Stock Transfer & Trust Company acting as trustee.

Extensions of Time to Consummate Initial Business Combination

At the time of our IPO, our amended and restated certificate of incorporation provided that we must complete an initial business combination by March 22, 2022. In March 2022, we held a special meeting of our stockholders at which time our stockholders approved an amendment to our amended and restated certificate of incorporation and a related amendment to the Investment Management Trust Agreement that governs the Trust Account to extend the deadline for completing our initial business combination to September 22, 2022. In connection with the charter amendment, we were required to permit holders of Public Shares to redeem their shares. A total of 8,943,317 Public Shares were redeemed for an aggregate payment of $90,334,513.

On June 24, 2022, we entered into the Business Combination Agreement with Royalty. As it was unlikely that the Business Combination would be completed by September 22, 2022, we decided to seek a further six-month extension as well as additional amendments to the amended and restated certificate of incorporation that we believe would facilitate the consummation of the Business Combination. In connection with the charter amendments, we were again required to permit holders of Public Shares to redeem their shares. A total of 820,377 Public Shares were redeemed for an aggregate payment of $8,331,836.

On March 21, 2023, our stockholders approved a further extension of the deadline for completing our initial business combination to September 22, 2023. A total of 216,697 Public Shares were redeemed for an aggregate payment of $2,188,639.70. On September 18, 2023, our stockholders approved a further extension of the deadline for completing our initial business combination to October 31, 2023.

119

Initial Business Combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. with respect to the satisfaction of such criteria.

Submission of Our Initial Business Combination to a Stockholder Vote

We are providing the Public Stockholders with redemption rights upon consummation of the Business Combination. Public stockholder electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including any amounts representing interest earned on the Trust Account, less taxes payable, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement/prospectus relating to the stockholder vote on the Business Combination. The Public Stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then Public Stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

The American Acquisition Opportunity Initial Stockholders and our executive officers and directors have agreed (1) to vote any shares of common stock owned by them in favor of the Business Combination, including the Initial Stockholder Shares , (2) not to redeem any shares of American Acquisition Opportunity Common Stock in connection with a stockholder vote to approve the Business Combination, and (3) not sell any shares of American Acquisition Opportunity Common Stock in any tender in connection with the Business Combination. As of the Record Date for the Special Meeting, a total of 2,626,500 shares were subject to this agreement. As a result, none of the 348,068 Public Shares sold in the IPO and outstanding as of the Record Date need be voted in favor of a transaction in order to proceed with the Business Combination.

Redemption Rights for Public Stockholders

We will provide the Public Stockholders with the opportunity to redeem all or a portion of their shares of American Acquisition Opportunity Common Stock upon the completion of the Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including any interests earned on the funds held in the Trust Account less any taxes then due but not yet paid (which taxes may be paid only from the interest earned on the funds in the Trust Account). As of September 30, 2023, the amount in the Trust Account was approximately $3.6 million, which is equal to approximately $10.42 per Public Share. Our Founders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of the Business Combination.

Redemption of Public Shares and Liquidation if No Initial Business Combination

The Existing Certificate of Incorporation provides that we will have until October 31, 2023 to complete an initial business combination. If we have not completed an initial business combination by such date or obtained the approval of American Acquisition Opportunity’s stockholders to extend the deadline for us to consummate an initial business combination, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to us to pay taxes and any other taxes payable, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the American Acquisition Opportunity Warrants, which will expire worthless if we fail to complete our initial business combination by October 31, 2023.

120

Our Founders, executive officers, directors and director nominees have agreed that they will not propose any further amendment to the Existing Certificate of Incorporation that would stop the Public Stockholders from redeeming their shares of common stock in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our Public Shares if we do not complete a business combination by October 31, 2023 unless we provide the Public Stockholders with the opportunity to redeem their shares of common stock upon such approval at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, net of income taxes or any other taxes payable, divided by the number of then outstanding Public Shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our Founders, any executive officer, director or director nominee, or any other person.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account distributed to the Public Stockholders upon the redemption of 100% of our outstanding Public Shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our Trust Account distributed to the Public Stockholders upon the redemption of 100% of our Public Shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete an initial business combination within the prescribed time frame, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our Public Shares as soon as reasonably possible following the deadline for completion of our initial business combination. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

121

We are required to use our reasonable best efforts to have all third parties and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the Trust Account to the Public Stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

We anticipate notifying the trustee of the Trust Account to begin liquidating such assets promptly after the deadline for completion of our initial business combination and anticipate it will take no more than ten business days to effectuate such distribution. Our Founders have waived their rights to participate in any liquidation distribution with respect to the Founder Shares. There will be no distribution from the Trust Account with respect to the American Acquisition Opportunity Warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the Trust Account and the interest earned on the funds held in the Trust Account that we are permitted to withdraw to pay such expenses.

The Public Stockholders shall be entitled to receive funds from the Trust Account only in the event of our failure to complete an initial business combination within the required time period or if the stockholders seek to redeem their respective shares upon a business combination which is actually completed by us or upon certain amendments to our charter documents as described elsewhere herein. In no other circumstances shall a stockholder have any right or interest of any kind to or in the Trust Account.

The Founders will not participate in any redemption distribution from our Trust Account with respect to such Founder Shares. Additionally, any loans made by our officers, directors, sponsors or their affiliates for working capital needs will be forgiven and not repaid if we are unable to complete an initial business combination.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return to the Public Stockholders at least $10.10 per share.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the Trust Account to the Public Stockholders promptly after eighteen months from the closing of the IPO, this may be viewed or interpreted as giving preference to the Public Stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

122

Facilities

We currently maintain our principal executive offices at 12115 Visionary Way Fishers, Indiana 46038 which is provided to us by American Resources Corp, a member of our sponsor, which is included in the shared services fee. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management may spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of an initial business combination.

Directors and Executive Officers

Our officers and directors are as follows:

Name	Age	Position
Mark C. Jensen	43	Chairman, Chief Executive Officer and Director
Kirk P. Taylor	44	President, Chief Financial Officer and Director
Thomas M. Sauve	44	Director
Daniel J. Hasler	62	Director
Edward Smid	46	Director
Gary T. Ehlebracht	37	Director

Mark C. Jensen, our Chief Executive Officer and Chairman, has over 18 years of experience operating both private and public companies in the infrastructure and resource marketplace. In 2015, Mr. Jensen founded Quest Energy, Inc. which through a reverse-merger up-listed on Nasdaq as American Resources Corporation (Nasdaq: AREC), a leader in supplying raw materials to the infrastructure industry. Mr. Jensen has served as Chairman of the Board and Chief Executive Officer of American Resources since 2015. Mr. Jensen is also a founder and Executive Chairman of Land Betterment Corp, a benefit corporation, focused on positive environmental and social solutions for communities facing a changing industrial landscape since 2020. Beyond founding and operating companies, Mr. Jensen has also invested capital through a micro-cap fund focused on the international infrastructure market.

We believe Mr. Jensen is qualified to serve as our director due to his significant experience in operating public companies and experience in the resources industry.

Kirk P. Taylor, CPA, our President, Chief Financial Officer, Director, has over 18 years of financial, accounting and tax structuring experience. After working in national public accounting firms, he has been the Chief Financial Officer of American Resources Corporation (Nasdaq: AREC) since 2015, leading the public process as well as integrations of 8 different acquisitions within the infrastructure and resource space. Mr. Taylor is also a founder and President of Land Betterment Corp, a benefit corporation, focused on positive environmental and social communities facing a changing industrial landscape since 2020.

We believe Mr. Taylor is qualified to serve as director due to his financial and accounting experience.

Thomas M. Sauve, Director, has over 18 years in entity formation, land and lease management acquisition integration. As President of American Resources Corporation (Nasdaq: AREC) since 2015, Mr. Sauve has successfully integrated 8 acquisitions into a streamlined operating model. Additionally, Mr. Sauve is the founder and manager of Royalty since 2021.

We believe Mr. Sauve is qualified to serve as director due to his mergers and acquisitions experience.

Daniel J. Hasler, Director is the founder and President of Hasler Ventures LLC, a company he formed in 2020, that is working to advance groundbreaking technologies by moving them to the public through collaborations with industry. From 2017 to 2020, Mr. Hasler was President of Purdue Research Foundation, a university led foundation support the commercialization of intellectual property. From 2011 to 2013_, Mr. Hasler was the Secretary of Commerce for the State of Indiana and spent 31 years at Eli Lilly and Co., (NYSE: LLY) in a number of leadership positions including Vice President for Global Marketing.

We believe Mr. Hasler is qualified to serve as director due to extension business background.

123

Edward Smid, J.D., Director, is the founding member of Smid Law, LLC, a firm he founded in 2020. Before founding Smid Law, LLC , in 2020. Mr. Smid spent the prior 10 years with the law firm of Barnes and Thornburg LLP, where he specialized in protecting the rights of businesses and individuals involved in a wide range of commercial claims. Mr. Smid has served his country for the last 25 years as a United States Marine. After serving overseas as an infantry platoon commander, Ed left active service in 2008 to attend law school at Indiana University, where he graduated with honors.

We believe Mr. Smid is qualified to serve as a director due to his legal experience.

Gary T. Ehlebracht, Director has over 12 years of physical and financial commodity trading experience. He joined grain trading and merchandising firm Gavilon, LLC in 2008 where he spent over 10 years as a senior trader focused primarily on dairy commodities. In 2019 Gary joined Dairy Products Incorporated, a leading dairy trading firm, where he focuses on physical merchandising, financial risk management, global logistics and supply chain management working with some of the largest multinational food companies.

We believe Mr. Ehlebracht is qualified to serve as a director due to his financial experience.

Number, Terms of Office and Election of Executive Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Taylor and Mr. Hasler, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Ehlebracht and Mr. Smid, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Jensen and Mr. Sauve, will expire at the third annual meeting. Our executive officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our executive officers may consist of a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.

Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered to us.

No compensation or fees of any kind will be paid to the American Acquisition Opportunity Initial Stockholders, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

Committees of the Board of Directors

Our board of directors has two standing committees, an audit committee and a compensation committee. Each of our audit committee and our compensation committee is composed solely of independent directors. Each committee operates under a charter that was approved by our board of directors and has the composition and responsibilities described below.

Audit Committee

Thomas Sauve, Edward Smid, Daniel Hasler and Gary Ehlebracht, serve as members of our audit committee, and Thomas Sauve will chair the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Sauve, Smid, Hasler and Ehlebracht, meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

124

Each member of the audit committee is financially literate, and our board of directors has determined that Thomas Sauve qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Our audit committee charter, which details the principal functions of the audit committee, including:

·	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

·	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

·	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

·	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

·

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

·	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Thomas Sauve, Edward Smid, Daniel Hasler and Gary Ehlebracht serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. All of our members are independent and Mr. Smid will chair the compensation committee.

Our compensation committee charter, details the principal functions of the compensation committee, including:

·

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

·	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

·	reviewing on an annual basis our executive compensation policies and plans;

·	implementing and administering our incentive compensation equity-based remuneration plans;

125

·	assisting management in complying with our proxy statement and annual report disclosure requirements;

·	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

·	if required, producing a report on executive compensation to be included in our annual proxy statement; and

·	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to American Resources Corporation, an affiliate of our sponsor, of $10,000 per month, for up to 12 months, for office space, utilities and secretarial and administrative support, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Nominating Committee

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Thomas Sauve, Edward Smid, Daniel Hasler, and Gary Ehlebracht. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The American Acquisition Opportunity Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have adopted a code of ethics that applies to our officers and directors. We have filed copies of our code of ethics, our audit committee charter, nominating committee charter and compensation committee charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us.

126

Audit Fees

The firm of BF Borgers CPA PC (“Borgers”) acts as our independent registered public accounting firm. The following is a summary of fees paid to Borgers for services rendered.

Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements. The aggregate fees of Borgers for professional services rendered for the review of the financial information included in our Forms 10-Q and 10-K for the respective periods and other required filings with the SEC for the period from January 20, 2021 (date of inception) to December 31, 2021 totaled $65,000. Additionally, we paid $45,000 to Marcum LLP (“Marcum”) for additional fees related to audit services in connection with our IPO. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings. The Company paid $42,500 for the December 31, 2022 audit.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “ — Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the period from January 20, 2021 (date of inception) to December 31, 2021 and for the year ended December 31, 2022, we did not pay Borgers or Marcum any audit-related fees.

Tax Fees. We did not pay Borgers or Marcum any fees for tax return services, planning and tax advice for the period from January 20, 2021 (date of inception) to December 31, 2021 and for the year ended December 31, 2022.

All Other Fees. We did not pay Borgers Marcum for any other services for the period from January 20, 2021 (date of inception) to December 31, 2021 and for the year ended December 31, 2022.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team.

127

AMERICAN ACQUISITION OPPORTUNITY MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements in the discussion and analysis regarding industry outlook, our expectations regarding the performance of our business and the forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections titled “Risk Factors,” “Information About American Acquisition Opportunity” and the audited consolidated financial statements, including the related notes, appearing elsewhere in this proxy statement/prospectus. All references to years, unless otherwise noted, refer to our fiscal years, which end on December 31. As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” or “American Acquisition Opportunity” refer to American Acquisition Opportunity.

Overview

American Acquisition Opportunity is a blank check company organized on January 20, 2021 under the laws of the State of Delaware. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

The issuance of additional shares of our stock in the Business Combination:

·	may significantly reduce the equity interest of our stockholders;

·	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

·

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

·	may adversely affect prevailing market prices for our securities.

As indicated in the accompanying financial statements, we had $52,328 in cash and investments held in the Trust Account of approximately $5,505,349 at June 30, 2023, $77,023 in cash and investments held in the Trust Account of approximately $7,613,762 million at December 31, 2022. During 2022, we held two meetings of our stockholders seeking extensions of the time period for us to complete an initial business combination.  In each case, we were required to give the holders of the Class A Common Stock the right to seek redemption of their shares.  An aggregate of 9,763,694 shares were redeemed as a result of the two meetings with redemption payments totaling $98.6 million. During 2023, we have held two additional meetings seeking extensions of the time period for us to complete an initial business combination.  As of October 18, 2023, 348,068 shares of Class A Common Stock remain outstanding. We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete the Business Combination will be successful.

Results of Operations

For the periods ended June 30, 2023 and December 31, 2022, our activities have consisted of target due diligence, legal and administrative costs. Our only activities from January 20, 2021 (inception) through December 31, 2021 were organizational activities necessary to prepare for the IPO and identifying a target for the IPO. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the trust account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended June 30, 2023 and 2022, we had net loss of ($217,665) and ($673,854), for the six months ended June 30, 2023 and 2022, we had net (loss) income of ($654,129) and $3,018.101. For the year ended December 31, 2022, we had net income of $3,888,708. For the period from January 20, 2021 (inception), through December 31, 2021, we had net income of $2,316,786.

128

Revenues.

Revenues for the three months ended June 30, 2023 and 2022, and the six months ended June 30, 2023 and 2022 were all $0, respectively.

Expenses.

Total Operating Expenses for the three months ended June 30, 2023 and 2022 were $206,244 and $277,173. For the six months ended June 30, 2023 and 2022 they were $666,897 and $515,587. The main driver of operating expenses were administrative and professional fees for all periods.

Total Other Income/(Expenses) for the three months ended June 30, 2023 and 2022 totaled $65,662 and $26,173. For the six months ended June 30, 2023 and 2022 totaled $164,380 and $27,793.  In all cases it was mostly attributable to fair value adjustments of warrant liabilities for both years.

Liquidity and Capital Resources

In March 2021, the initial stockholders purchased 2,875,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000.

On March 17, 2021, we consummated an initial public offering of 10,000,000 Units at a price of $10.00 per Unit, generating gross proceeds of $100,000,000 (the “Initial Public Offering”). Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 3,800,000 Private Warrants to our initial stockholders generating gross proceeds of $3,800,000. Following the Initial Public Offering and the sale of the Private Warrants, a total of $101,000,000 was placed in the trust account. We incurred $3,910,297 in Initial Public Offering related costs, including $3,500,000 of underwriting fees and $410,297 of other costs. For the period from its inception though December 31, 2021, cash used in operating activities was $1,372,504. For the year  ended December 31, 2022, cash generated by operating activities was $103,682 mostly from administrative and due diligence costs. Cash generated from financing activities were $250,000 related to the proceeds of our Initial Public Offering and sale of Private Warrants.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete our Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of June 30, 2023 and December 31, 2022, we had cash of $52,328 and $77,023, respectively. We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel (to the extent necessary and practicable) to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $800,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the Private Warrants.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our public share of our common stock sold in the Initial Public Offering upon consummation of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our Business Combination. If we are unable to complete our Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

129

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2023 or December 31, 2022.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than the promissory note to a related party.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Common stock subject to possible redemption

We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed balance sheets.

Net loss per common share

We apply the two-class method in calculating loss per share. Common stock subject to possible redemption which is not currently redeemable and is not redeemable at fair value, has been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net loss is adjusted for the portion of loss that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.

130

Warrant Liability

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Recent accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our condensed financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions as of December 31, 2022 and has determined that it does not have any uncertain tax positions. For the period from January 20, 2021 (inception) through December 31, 2021, the Company recognized interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carry forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2021 and has not been required to file any tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject. The provision for income taxes was deemed to be de minimis for the period from January 20, 2021 through December 31, 2021.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our condensed financial statements.

131

CERTAIN AMERICAN ACQUISITION OPPORTUNITY RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” or “American Acquisition Opportunity” refer to American Acquisition Opportunity.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers could, but were not obligated to, loan the Company funds as may be required, of which up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant (“Working Capital Loans”). From inception to date, $760,000 has been advanced and repaid and as of December 31, 2022 $ 0 is outstanding.

Administrative Services Arrangement

The Company’s Sponsor agreed, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $10,000 per month for these services. As of December 31, 2022, $150,000 have been paid under this agreement.

Promissory Note — Related Party

On March 22, 2021, the Sponsor agreed to loan the Company an aggregate of up to $800,000 to cover expenses related to Initial Public Offering pursuant to a promissory note (the "Note"). This loan was non-interest bearing and payable in full on or before March 22, 2022 or could be converted into equity on September 22, 2022. During the period ended June 30, 2023 and December 31, 2022, $777,294 and $359,825, respectively has been advanced and remained outstanding.

132

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of the Combined Company will be managed by or under the direction of its board of directors. It is expected that the directors and executive officers of the Combined Company upon the consummation of the Business Combination will include the following:

Management

The following table sets forth certain information about our executive officers, key employees and directors as of the date of this prospectus.

Name	Age	Position
Thomas M. Sauve	44	Chief Executive Officer; Chairman of the Board of Directors
Kirk P. Taylor	44	Chief Financial Officer
Daniel J. Hasler	65	Independent Director
Gary Ehlebracht	38	Independent Director
Julie K. Griffith	66	Independent Director, Chair of Audit Committee

Executive Officers

Thomas M. Sauve, Chief Executive Officer and Chairman of the Board of Directors has over 18 years in entity formation, land and lease management acquisition integration. As President of American Resources Corporation (Nasdaq: AREC) since 2015, Mr. Sauve has successfully integrated eight acquisitions into a streamlined operating model. Additionally, Mr. Sauve is the founder and manager of a private land management company. We believe Mr. Sauve is well qualified to serve as an officer and director due to his over 20 years of finance, resources and public company experience.

Kirk P. Taylor, CPA, our Chief Financial Officer, has over 18 years of financial, accounting and tax structuring experience. After working in national public accounting firms, he has been the Chief Financial Officer of American Resources Corporation (Nasdaq: AREC) since 2015, leading the public process as well as integrations of 8 different acquisitions within the infrastructure and resource space. Mr. Taylor is also a founder and President of Land Betterment Corp, a benefit corporation, focused on positive environmental and social communities facing a changing industrial landscape. We believe Mr. Taylor is well qualified to serve as an officer and director due to his over 20 years of accounting, resources and public company experience.

Directors

133

Daniel J. Hasler, a director nominee who is anticipated to serve as an independent director of the Combined Company and is the founder and President of Hasler Ventures LLC, a company working to advance groundbreaking technologies by moving them to the public through collaborations with industry. For the previous 5 years, Mr. Hasler was President of Purdue Research Foundation. Previously, Mr. Hasler was the Secretary of Commerce for the State of Indiana and spent 31 years at Eli Lilly and Co., (NYSE: LLY) in a number of leadership positions including Vice President for Global Marketing. We believe Mr. Hasler is well qualified to serve as a director due to his over 40 years of university, government and public company experience.

Gary T. Ehlebracht, a director nominee who is anticipated to serve as an independent director of the Combined Company and has over 12 years of physical and financial commodity trading experience. He joined grain trading and merchandising firm Gavilon, LLC in 2008 where he spent over 10 years as a senior trader focused primarily on dairy commodities. In 2019 Mr. Ehlebracht joined Dairy Products Incorporated, a leading dairy trading firm, where he focuses on physical merchandising, financial risk management, global logistics and supply chain management working with some of the largest multinational food companies. We believe Mr. Ehlebracht is well qualified to serve as a director due to his over 20 years of commodities and agriculture experience.

Julie K. Griffith, a director nominee who is anticipated to serve as an independent director of the Combined Company and has over 30 years of public policy experience in both the public and private sector. Ms. Griffith joined the Ball State University Board of Trustees in 2022 and is the current executive vice president for Strategy, Partnerships, and Outreach for the Indiana Innovation Institute. Within this role, she is able to highlight her strategic vision, rich background in government affairs, and business development and marketing experience. Before joining the Indiana Innovation Institute, Griffith served as the vice president of Public Affairs for Purdue University and worked with Duke Energy in a variety of roles, including vice president for Government Affairs and Foundation Relations. Before that she worked for the Texas-based energy company Spectra Energy and its predecessor companies. Griffith has an extensive background in marketing, business development, and government and regulatory affairs. Ms. Griffith graduated from Ball State University in 1979 with a Bachelor of Science degree in Political Science. We believe Ms. Griffith is well qualified to serve as a director due to her over 40 years of university, government and public policy experience.

134

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES

The following summary of the material terms of the securities of the Combined Company following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Proposed Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the Combined Company’s securities following the Business Combination. The Proposed Certificate of Incorporation is described in “Proposal No. 2 — The Charter Proposals” and the full text of the proposed certificate, which includes the proposed amendments described in Proposal No. 2 and eliminates the provisions of the Existing Certificate of Incorporation that terminate pursuant to their terms upon the closing of the Business Combination is attached as Annex B to this proxy statement/prospectus.

Authorized and Outstanding Stock

The Proposed Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Class A common stock, $0.0001 par value per share and 10,000,000 shares of undesignated preferred stock, $0.0001 par value. The outstanding shares of American Acquisition Opportunity Common Stock are, and the shares of American Acquisition Opportunity Common Stock issued in the Business Combination will be, duly authorized, validly issued, fully paid and non-assessable. As of the Record Date for the special meeting, there were 3,074,568 shares of American Acquisition Opportunity Common Stock held by six  stockholders of record, and no shares of preferred stock of American Acquisition Opportunity outstanding, including shares held by holders of record of American Acquisition Opportunity Units.

Combined Company Common Stock Following the Business Combination

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Combined Company Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Combined Company Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Combined Company Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Combined Company Common Stock unless the shares of Combined Company Common Stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Combined Company Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Combined Company Common Stock.

135

Election of Directors

Following the Business Combination, our board of directors will have one class of directors and each director will generally serve for a term of one year. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

American Acquisition Opportunity Class A Common Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares of American Acquisition Opportunity Class A Common Stock upon the consummation of the Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of taxes payable, divided by the number of then outstanding Public Shares, subject to the limitations described herein. All of the Founders, including the American Acquisition Opportunity Initial Stockholders, have agreed to waive their redemption rights with respect to all of the shares of American Acquisition Opportunity Common Stock held by them at the closing of the IPO and the American Acquisition Opportunity Initial Stockholders, have agreed to waive their redemption rights with respect to any Public Shares that they may have acquired during or after our IPO in connection with the completion of our Business Combination.

We will consummate the Business Combination only if a majority of the outstanding shares of American Acquisition Opportunity Common Stock voted at the special meeting are voted in favor of the Business Combination Proposal. The American Acquisition Opportunity Initial Stockholders have agreed to vote the Initial Stockholder Shares and any Public Shares purchased during or after the IPO in favor of the Business Combination. Public stockholders may elect to redeem their Public Shares whether they vote for or against the Business Combination.

Pursuant to the Existing Certificate of Incorporation, if we are unable to complete our initial business combination by October 31, 2023 or obtain the approval of American Acquisition Opportunity’s stockholders to extend the deadline for us to consummate an initial business combination, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, subject to lawfully available funds therefor, redeem the Public Shares, at a per share price which is payable in cash and equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable by us) divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Founders, executive officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (1) waive their redemption rights with respect to any common stock held by them in connection with the completion of our initial business combination or any amendment to the provisions of the Existing Certificate of Incorporation relating to our pre-initial business combination activity and related stockholders’ rights and (2) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our business combination within the prescribed timeframe (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold).

Holders of American Acquisition Opportunity Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the American Acquisition Opportunity Common Stock, except that we will provide our stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable by us), divided by the number of then outstanding Public Shares, subject to the limitations described herein.

136

Our board of directors is currently divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. In accordance with the terms of the Existing Certificate of Incorporation, the classification of the board of directors expires on its terms upon consummation of the Business Combination.

Founder Shares

The Founder Shares are identical to the shares of American Acquisition Opportunity Class A Common Stock sold in our IPO, and holders of these shares have the same stockholder rights as Public Stockholders, except that (A) all of the Founders, including the American Acquisition Opportunity Initial Stockholders, have agreed to waive their redemption rights with respect to all of the shares of American Acquisition Opportunity Class B Common Stock held by them at the closing of the IPO and the Founders have agreed to waive their redemption rights with respect to any Public Shares that they may have acquired during or after our IPO in connection with the completion of our Business Combination and (B) all of the Founders, including the American Acquisition Opportunity Initial Stockholders, have agreed to waive their redemption rights with respect to their Founder Shares if American Acquisition Opportunity fails to consummate an initial business combination by September 22 2022, although they will be entitled to redemption rights with respect to any Public Shares they hold if American Acquisition Opportunity fails to consummate the Business Combination within such time period. The American Acquisition Opportunity Initial Stockholders have agreed to vote the Initial Stockholder Shares and any Public Shares purchased during or after our IPO in favor of our initial business combination.

Pursuant to agreements entered into in connection with the IPO, the Initial Stockholder Shares are not transferable, other than (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any American Acquisition Opportunity Initial Stockholders, or any affiliates of the American Acquisition Opportunity Initial Stockholders; (b) by gift to a member of one of the members of the American Acquisition Opportunity Initial Stockholders’ immediate family or to a trust, the beneficiary of which is a member of one of the members of the American Acquisition Opportunity Initial Stockholders’ immediate family, to an affiliate of the American Acquisition Opportunity Initial Stockholders or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the American Acquisition Opportunity Initial Stockholders; (d) pursuant to a qualified domestic relations order; (e) in the event of our liquidation prior to our completion of our initial business combination; or (f) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Initial Stockholder Shares held by the American Acquisition Opportunity Initial Stockholders will be released from the lock-up one year following closing of the initial business combination, except that if, subsequent to the initial business combination, the Initial Stockholder Shares will be released earlier when the last sale price of American Acquisition Opportunity Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination. Notwithstanding the foregoing, the Initial Stockholder Shares will be released from the lock-up on the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

Our Existing Certificate of Incorporation provides, and the Proposed Certificate of Incorporation will provide, that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of American Acquisition Opportunity or the removal of existing management.

137

American Acquisition Opportunity has no preferred stock outstanding at the date hereof and will have no preferred stock outstanding immediately after the Closing.

Warrants

As of December 31, 2022, there were 8,954,622 American Acquisition Opportunity Warrants outstanding to purchase American Acquisition Opportunity Common Stock, consisting of 5,253,001Public Warrants and 3,701,621 Private Warrants held by our Founders. Each American Acquisition Opportunity Warrant entitles the registered holder to purchase one share of American Acquisition Opportunity Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. The American Acquisition Opportunity Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation.

Holders of our Public Warrants cannot pay cash to exercise of their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the five trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Warrants, as well as any warrants we issue to the American Acquisition Opportunity Initial Stockholders, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the private warrants sold in the private placement in connection with the IPO except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the American Acquisition Opportunity Initial Stockholders or their permitted transferees.

We may call the warrants for redemption (excluding the private warrants and any warrants underlying additional units issued to the American Acquisition Opportunity Initial Stockholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant:

·	at any time after the warrants become exercisable;

·	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

·

if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third trading day prior to the notice of redemption to warrant holders; and

·	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

138

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Public Warrants and Private Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the Closing, or warrants, if such modification or amendment is being undertaken after the Closing, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to the American Acquisition Opportunity Initial Stockholders or their affiliates, without taking into account any Initial Stockholder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the “fair market value” (as defined below) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the fair market value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities. The “fair market value” for this purpose shall mean the volume weighted average reported trading price of American Acquisition Opportunity Common Stock for the 20 trading days ending on the trading day prior to the date of the consummation of the Business Combination.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

139

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law

Special Meeting of Stockholders

Our current bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote. The bylaws that will be in effect upon consummation of the Business Combination provide that special meetings of our stockholders may be called by the chairperson of our board of directors, our Chief Executive Officer and our board of directors pursuant to adoption of a resolution.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our current bylaws provide, and the bylaws to be in effect upon consummation of the Business Combination will provide, that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. Our current bylaws, and the bylaws to be in effect upon consummation of the Business Combination, also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

140

Exclusive Forum Selection

The Existing Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel.

The Proposed Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the Delaware General Corporation Law; (4) any action regarding the Existing Certificate of Incorporation or our amended and restated bylaws; (5) any action as to which the Delaware General Corporate Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The Proposed Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of the Existing Certificate of Incorporation and the Proposed Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Existing Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

141

Limitation on Liability and Indemnification of Directors and Officers

The Existing Certificate of Incorporation and the Proposed Certificate of Incorporation provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, the Existing Certificate of Incorporation and the Proposed Certificate of Incorporation provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will also enter into agreements with our officers and directors to provide contractual indemnification. Our current bylaws permit, and the bylaws to be in effect upon the consummation of the Business Combination will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

142

 COMPARISON OF STOCKHOLDER RIGHTS

General

American Acquisition Opportunity is incorporated under the laws of the State of Delaware and Royalty is incorporated under the laws of the State of Indiana. The rights of American Acquisition Opportunity’s stockholders are governed by the laws of the State of Delaware, including the DGCL, and Royalty’s stockholders are governed by the laws of the State of Indiana, including the Indiana Business Corporation Law (the “IBCL”). The rights of American Acquisition Opportunity stockholders are further governed by American Acquisition Opportunity’s Amended and Restated Certificate of Incorporation as filed on March 17, 2021, and American Acquisition Opportunity’s Amended and Restated Bylaws. The rights of Royalty’s stockholders are further governed by Royalty’s Amended and Restated Certificate of Incorporation as filed on November 22, 2021 and Royalty’s Amended and Restated Bylaws.

As a result of the Business Combination, American Acquisition Opportunity and Royalty shareholders will become Royalty Management Holding Corporation stockholders. Thus, following the Merger, the rights of American Acquisition Opportunity and Royalty shareholders who become Royalty Management Holding Corporation stockholders will no longer be governed by the Amended and Restated Certificates of Incorporation or Amended and Restated Bylaws of American Acquisition Opportunity or Royalty, respectively, and instead will be governed by the Royalty Management Holding Corporation Amended and Restated Certificate of Incorporation and Bylaws.

Comparison of Stockholders’ Rights

Set forth below is a summary comparison of material differences: (i) between the rights of American Acquisition Opportunity stockholders under American Acquisition Opportunity’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (left column), and the rights of Royalty shareholders under Royalty’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (center column), and (ii) between the rights of Royalty shareholders under Royalty’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (center column), and the rights of Royalty Management Holding Corporation’s stockholders under its Amended and Restated Certificate of Incorporation and Bylaws (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of American Acquisition Opportunity’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and Royalty’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as the relevant provisions of the DGCL and IBCL.

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Authorized Capital Stock
110 million shares of common stock (including 100 million shares of Class A common stock, and 10 million shares of Class B common stock) 1 million shares of preferred stock	100 million shares of common stock	110 million shares of Class A common stock 1 million shares of preferred stock

Rights of Preferred Stock

As authorized by the American Acquisition Opportunity Board and contained in the preferred stock designation filed with the Indiana Secretary of State.

American Acquisition Opportunity’s Amended and Restated Certificate of Incorporation authorizes one or more series’ of preferred stock with varying rights as to voting, dividends, liquidation, dilution, optional and automatic conversion into common stock, and other matters.

Royalty’s articles of incorporation do not authorize preferred stock.

As authorized by Royalty Management Holding Corporation’s board of directors and contained in the preferred stock designation filed with the Delaware Secretary of State.

Any new series of preferred stock may be designated by Royalty Management Holding Corporation’s board of directors without approval of the holders of common stock or preferred stock.

143

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Number and Qualification of Directors
The number of directors is set by resolution of the American Acquisition Opportunity Board.

Royalty’s Amended and Restated Certificate of Incorporation and Bylaws provide for the number of directors to be set by resolution at least 50% of Royalty’s then outstanding stockholders acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the IBCL, and Royalty’s Certificate of Incorporation (as amended or restated) and Bylaws.

The number of directors is set by resolution of Royalty Management Holding Corporation’s board of directors.

Classified Board of Directors

The American Acquisition Opportunity Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to the first annual meeting of stockholders) serving a three-year term.

Royalty’s board of directors is not divided into classes.

Royalty Management Holding Corporation’s board of directors is divided into three classes.

Class I directors will initially serve for a term expiring at the first annual meeting of stockholders after the effectiveness of Royalty Management Holding Corporation’s Amended and Restated Certificate of Incorporation. Class II directors will initially serve for a term expiring at the second annual meeting of the stockholders after the effectiveness of the Amended and Restated Certificate of Incorporation, and Class III directors will initially serve for a term expiring at the end of third annual meeting of stockholders after the effectiveness of the Amended and Restated Certificate of Incorporation.

At each annual meeting thereafter, directors elected to succeed those whose terms expire will be elected for a term of office that will expire at the third annual meeting of stockholders after their election.

144

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Election of Directors
The election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.	The election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.	The holders of common stock have one vote per share held for directors of Royalty Management Holding Corporation.

Removal of Directors

Directors may be removed either for or without cause, at any time by action of the holders of a majority of the outstanding shares of stock entitled to vote thereon, either at a meeting of the holders of such shares or, whenever permitted by law, without a meeting by their written consents thereto.

Directors may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of Royalty’s outstanding shares of stock that are entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the IBCL, the Certificate of Incorporation and these Bylaws.

Directors may be removed at any time for cause by an affirmative vote of the holders of a majority of the outstanding shares of voting stock with the power to vote at an election of directors.

Voting

Other than with respect to the election of directors, which is described above, or an amendment to American Acquisition Opportunity’s amended and restated Certificate of Incorporation prior to completion of an initial business combination, which must be approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of American Acquisition Opportunity Common Stock, the holders of the Common Stock shall exclusively possess all voting power and shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

Holders of shares of any series of Common Stock are not entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock, that the holders of such affected series of Preferred Stock or Common Stock, entitled exclusively, either separately or together with the holders of one or more other such series.

The holders of common stock are entitled to one vote for each share held; provided, that, except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to Royalty’s Amended and Restated Certificate of Incorporation that relates solely to the terms of a series of preferred stock if the holders of such preferred stock are entitled to vote on such amendment, either separately or together with the holders of another series.

All voting powers of the common stock are subject and subordinate to those of the preferred stock.

The holders of common stock possess exclusively all voting power , and each holder shall have one vote per share held for the election of directors and on all matters submitted to a vote of stockholders.

Holders of common stock are not entitled to vote on any amendment to the Amended & Restated Certificate of Incorporation that relates to the rights, powers, preferences or other terms of one or more series of preferred stock, if the holders of such series are entitled to vote thereon.

145

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Cumulative Voting
No stockholder has cumulative voting rights.	No stockholder has cumulative voting rights.	No stockholder has cumulative voting rights.

Vacancies on the Board of Directors

Vacancies, created either by a newly created directorship or the death, resignation, retirement, disqualification, removal or other cause of a director may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders.

Vacancies, created either by a newly created directorship or the death, resignation, retirement, disqualification, removal or other cause of a director may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, by a sole remaining director (and not by stockholders), or the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of Royalty entitled to vote generally for the election of directors at a meeting of the stockholders or by written consent (if permitted) in accordance with the IBCL, the Amended and Restated Certificate of Incorporation (as amended) and the Bylaws (as amended).

Vacancies, created either by a newly created directorship or the death, disability, resignation, retirement, disqualification, removal or other cause, of a director may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.

Directors chosen in this way will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation, removal, death or incapacity.

Special Meeting of the Board of Directors

Special meetings of the American Acquisition Opportunity Board may be called by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors pursuant to a Board resolution. The stockholders shall have no ability to call a special meeting.

Special meetings of the board of directors may be called by the Board pursuant to a resolution adopted by a majority affirmative vote; provided, however, that special meetings may also be called by the Secretary of Royalty at the request of the holders of record of a majority of the outstanding shares of Common Stock.

Special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, or a Chief Executive Officer, or the Board pursuant to a resolution.

adopted by a majority of the Board

146

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Stockholder Action by Written Consent

Except as relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to Class B Common Stock. Action may be taken by written consent with respect to Class B Common Stock.

Any action required or permitted to be taken at any annual meeting or special meeting of Royalty’s stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having more than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon.

Any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders of the Royalty Management Holding Corporation, and shall not be taken by written consent in lieu of a meeting, and the power of stockholders to consent in writing, without a meeting is expressly denied under the Bylaws.

Amendment to Certificate of Incorporation

Prior to the completion of an initial business combination, an amendment to American Acquisition Opportunity’s amended and restated certificate of incorporation must be approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of American Acquisition Opportunity Common Stock.

After the completion of an initial business combination, an amendment to American Acquisition Opportunity’s amended and restated certificate of incorporation must be approved in the manner prescribed by law.

No amendment, alteration or repeal of any provision of the Amended and Restated Certificate of Incorporation that adversely affects the powers, preferences or rights of the preferred stock is permitted, except with the consent of a majority of the outstanding shares of preferred stock, provided that this restriction ends if the number of outstanding shares of preferred stock falls below a specified amount.

In addition to an affirmative vote

of the holders of any series of Preferred Stock, the affirmative vote of the holders of a majority in voting power of the holders of Royalty Management Holding Corporation’s stock (that is entitled to vote thereon) is required to amend, alter, change or repeal any provision of the Amended and Restated Certificate of Incorporation, or to

add any new provision;

The affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of Royalty Management Holding Corporation’s capital stock entitled to vote generally in the election of directors is required to amend in any respect or repeal Article I, Paragraph B of Article IV, Article V, Article VI, Article VII, Article VIII of the Amended and Restated Certificate of Incorporation.

147

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Amendment of the Bylaws

The Board of Directors is authorized to adopt, amend, alter or repeal the Bylaws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any required vote of the holders of any class or series of capital stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required for the stockholders to adopt, amend, alter or repeal the By-Laws.

The Board of Directors is authorized to adopt, amend or repeal Royalty’s Bylaws, only with the approval of a majority of the Board. Stockholders, by vote of a majority of the voting power of all of the outstanding shares of stock of Royalty entitled to vote, shall also have the power to adopt, amend or repeal the Bylaws without any requirement to obtain separate Board approval.

The Board has the power to adopt, amend, alter or

repeal the Bylaws, by an affirmative vote of a majority of the Board.

The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided that in addition to any vote of the holders of any class or series of Royalty Management Holding Corporation’s capital stock required by required by applicable law or the Amended and Restated Certificate of Incorporation, there is also an affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Royalty Management Holding Corporation’s capital stock entitled to vote generally in the election of directors, voting together as a single class.

Stockholder Quorum

The holders of a majority of the shares of capital stock issued, outstanding, and entitled to vote represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation (as amended).

The holders of a majority of the voting power of all of the outstanding shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of all of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

The holders of shares of outstanding capital stock

of the Royalty Management Holding Corporation representing a majority of the voting power of all outstanding shares of capital stock that are entitled to vote at such meeting, in person or by proxy, at a stockholders meeting will constitute a quorum for the transaction of business at such meeting.

When specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series will constitute a quorum of such class or series for the transaction of such business.

Corporate Opportunity

Under American Acquisition Opportunity’s amended and restated certificate of incorporation, the doctrine of corporate opportunity does not apply with respect to American Acquisition Opportunity or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have.

No provisions regarding the doctrine of corporate opportunity are listed in Royalty’s Amended and Restated Certificate of Incorporation or Bylaws.	No provisions regarding the doctrine of corporate opportunity are listed in Royalty Management Holding Corporation’s Amended and Restated Certificate of Incorporation or Bylaws.

148

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Special Stockholder Meetings

Special meetings of American Acquisition Opportunity’s stockholders may be called by resolution of the Board of Directors, the President, or by the holders of not less than one-quarter of all of the shares entitled to vote at the meeting.

stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Secretary.

Special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, a Chief Executive Officer, or the Board, pursuant to a resolution adopted by a majority of the Board, subject to the rights of the holders of any outstanding series of the preferred stock, and special meetings may not be called by any other person.

Special meetings of stockholders will be held at such time and on such date as shall be determined by the Board and stated in the notice of the meeting.

Notice of Stockholder Meetings

Written or printed notice of the meeting stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, must be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, or by telegram, facsimile or cable or other electronic means, by or at the direction of the Chief Executive Officer, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

Written notice, stating the place, if any, date and time of the meeting, must be given, not less than ten days nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at the meeting.

The notice must specify (A) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting); (B) the place, if any, date and time of such meeting; (C) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; and (D) in the case of a special meeting, the purpose or purposes for which such meeting is called.

Written notice, stating the place, if any, date, time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and the record date for determining the stockholders entitled to vote at the meeting, must be given, not less than 10 nor more than 60 days before the date of the meeting.

149

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Stockholder Proposals (Other than Nomination of Persons for Election as Directors)

No business may be transacted at a special meeting of stockholders, other than business that is prescribed in the notice of meeting. Neither American Acquisition Opportunity’s Amended and Restated Certification (as amended) nor its Bylaws include specific provisions regarding stockholder proposals.

No business may be transacted at a special meeting of stockholders, other than business that is prescribed in the notice of meeting. Neither Royalty’s Amended and Restated Certification nor Amended and Restated Bylaws include specific provisions regarding stockholder proposals.

If the notice for a special meeting is for a purpose other than an annual meeting, it will in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting (or any supplement thereto).

Stockholder Nominations of Persons for Election as Directors
Nominations of persons for election to the Board may only be made in accordance with Delaware law.

Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (1) by or at the direction of the Board, any Board committee, or stockholders, or (2) if the Board or stockholders has determined that directors shall be elected at such meeting, by any Royalty shareholder who (a) is a stockholder of record at the time of giving of notice provided for and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures and applicable law.

If a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any stockholder of record among such requesting stockholders may nominate a person or persons, for election to such position(s) as specified in Royalty’s notice of meeting, if such stockholder delivers notice with the information with respect to any nomination (including the completed and signed questionnaire, representation and agreement. Such notice shall be delivered to the Secretary at the principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which notification to stockholders is first made of the date of the special meeting and of the nominees proposed by the Board.

Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Royalty Management Holding Corporation’s notice of meeting

150

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Indemnification and Limitation of Liability of Directors and Officers

American Acquisition Opportunity has agreed to hold indemnify and harmless its officers and directors, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he/she is or was a director, officer, employee or agent of American Acquisition Opportunity, and any person that is or was serving at the request American Acquisition Opportunity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. to the fullest extent permitted by law

Royalty has agreed to indemnify and hold harmless its officers and directors, and any person that is or was serving at Royalty’s request as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan.

 A director will not be personally liable to Royalty Management Holding Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director, in addition to the limitation on personal liability provided herein, will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Each person who is or was a director or officer of Royalty Management Holding Corporation or is or was serving at the request of Royalty Management Holding Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person) will be indemnified and advanced expenses.

Anti-Takeover Provisions and Other Stockholder Protections

American Acquisition Opportunity’s amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage takeover transactions.

No anti-takeover provisions are listed in Royalty’s Amended and Restated Certificate of Incorporation or Bylaws.

Royalty Management Holding Corporation’s Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage takeover transactions.

Preemptive Rights and Share Transfer Restrictions
There are no preemptive rights or transfer restrictions relating to the shares of American Acquisition Opportunity Common Stock.	There are no preemptive rights or transfer restrictions relating to the shares of Royalty’s Common Stock.	There are no preemptive rights or transfer restrictions relating to the shares of Royalty’s Common Stock.

151

American Acquisition Opportunity	Royalty	Royalty Management Holding Corporation

Inspection of Books and Records

Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business.

Under the IBCL, a stockholder, upon written demand at least five (5) business days prior, stating the purpose and records for inspection, is entitled to inspect and copy, during regular business hours at Royalty's principal office or a reasonable location specified by Royalty: (1) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors, the minutes of any meeting of the stockholders, and records of action taken by the stockholders or board of directors without a meeting; (2) Royalty’s accounting records; or (3) the list of stockholders.

Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business.

Choice of Forum

Unless American Acquisition Opportunity consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of American Acquisition Opportunity, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to American Acquisition or its stockholders, (iii) any action asserting a claim against the American Acquisition Opportunity, its directors, officers or employees arising pursuant to any provision of the DGCL or the Amended and Restated Certificate (as amended) or the By-Laws, or (iv) any action asserting a claim against American Acquisition Opportunity, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction.

Royalty is incorporated under the laws of Indiana, but no specific forum is named in its A&R COI and Bylaws.

Unless the Royalty Management Holding Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or the federal district court for the

District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on behalf of the Royalty Management Holding Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder to Royalty Management Holding Corporation or to the stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, the Bylaws, or this Amended and Restated Certificate

(as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against Royalty Management Holding Corporation governed by the internal affairs doctrine; and

The federal district courts of the United States of America

are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

152

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Business Combination, the Combined Company will have 100,000,000 shares of Combined Company Common Stock authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to:

·	14,702,111 shares of American Acquisition Opportunity Common Stock issued and outstanding, assuming that no Public Stockholders exercise their redemption rights;

·	14,176,500 shares of American Acquisition Opportunity Common Stock issued and outstanding, assuming that all 348,068 Public Shares are redeemed.

All of the shares of American Acquisition Opportunity Common Stock issued in connection with the Business Combination will be freely transferable by persons other than by American Acquisition Opportunity’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the American Acquisition Opportunity Common Stock in the public market could adversely affect prevailing market prices of the American Acquisition Opportunity Common Stock.

Lock-up Agreements and Registration Rights

In connection with the Closing, the Sponsor equityholders and certain equityholders will enter into an Amended and Restated Registration Rights and Lock-Up Agreement. Pursuant to the Registration Rights and Lock-Up Agreement, Agreement, the Combined Company will agree that, within 30 calendar days after the closing of the Business Combination, the Combined Company will file with the SEC the Resale Registration Statement, and the Combined Company shall use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. In certain circumstances, the New Holders can demand up to three underwritten offerings, and all of the signators will be entitled to piggyback registration rights. An additional of 3,901,201 shares of Combined Company Common Stock will be entitled to registration rights under the agreement. In addition, the registration rights agreement will cover the resale of shares of Combined Company Common Stock held by affiliates.

The agreement also provides that certain stockholders of Royalty will agree, subject to certain exceptions, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Combined Company Common Stock for a period of 90 days after the Closing Date.

For more information about the Lock-Up Agreement and Registration Rights, see the section titled “Certain Agreements Related to the Business Combination—Lock-Up Agreements” and “Certain Agreements Related to the Business Combination—Registration Rights Agreement.”

Rule 144

A person who has beneficially owned restricted shares of American Acquisition Opportunity Common Stock or restricted American Acquisition Opportunity Warrants for at least nine months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of American Acquisition Opportunity Common Stock or restricted American Acquisition Opportunity Warrants for at least nine months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of either of the following:

·

1% of the then outstanding equity shares of the same class which, immediately after the Business Combination, will equal approximately 147,021 shares of American Acquisition Opportunity Common Stock, assuming that no Public Shares are redeemed; or

·

the average weekly trading volume of American Acquisition Opportunity Common Stock of the same class or American Acquisition Opportunity Warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

153

Sales by affiliates of American Acquisition Opportunity under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about American Acquisition Opportunity.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

·	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

·	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

·

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

·

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

154

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding (i) the actual beneficial ownership of American Acquisition Opportunity Common Stock as of October 18, 2023 (the “Record Date”), which is prior to the consummation of the Business Combination (pre-Business Combination) and (ii) expected beneficial ownership of Combined Company Common Stock immediately following the Closing (post-Business Combination), assuming that no Public Shares are redeemed, by:

·	each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding shares of American Acquisition Opportunity Common Stock or of Combined Company Common Stock;

·	each of our current executive officers and directors;

·	each person who will become an executive officer or director of the Combined Company post-Business Combination; and

·	all executive officers and directors of American Acquisition Opportunity as a group pre-Business Combination and all executive officers and directors of the Combined Company post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of American Acquisition Opportunity Common Stock pre-Business Combination is based on 3,074,568 shares of American Acquisition Opportunity Common Stock (including 348,068 Public Shares, 2,626,500 Founder Shares and 100,000 Representative Shares) issued and outstanding as of the Record Date and 7,363,276 shares of Royalty Common Stock to be converted in the Business Combination

The expected beneficial ownership of shares of the Combined Company Common Stock post-Business Combination assumes:

·	no exercise of the 5,252,985 Public Warrants or the 3,901,201 Private Placement Warrants that will remain outstanding post-Business Combination; and

·	that 11,100,000 shares of Combined Company Common Stock are issued to Royalty’s stockholders.

·	none of the Public Shares are redeemed resulting in 14,524,568 shares of Combined Company Common Stock are outstanding and that the Exchange Ratio is 1.5034.

155

	American Acquisition Common Stock	%	Royalty Common Stock	Combined Company Common Stock	%
Directors and Executive Officers of American Acquisition Opportunity (1)
Mark C. Jensen(2)	--	--	1,303,672	1,959,935	17.7
Kirk P. Taylor(3)	--	--	944,600	1,420,108	12.8
Thomas.(4)	--	--	1,438,850	2,163,161	19.
Daniel J. Hasler	5,000	*	--	5,000	*
Edward Smid	5,000	*	--	5,000	*
Gary T. Ehlebracht	5,000	*	--	5,000	*
All Directors and Executive Officers of American Acquisition Opportunity
as a Group (6 Individual)	15,000		3,687,122	5,558,204	50.0
Five Percent Holders of American Acquisition Opportunity:
American Opportunity Ventures LLC(6)	2,611,500		--	2,611,500	18.0
American Resources Corporation(6)	2,611,500		--	2,611,500	18.0

All Directors, Executive Officers and the Sponsor of American Acquisition
Opportunity as a Group	2,626,500		3,687,122	9,014,700	68.0

Directors and Executive Officers of Royalty
Thomas M. Sauve (Beneficially)	--	--	1,438,850	2,163,161	17.7
Dr. Byron E. Price	--	--	2,000	3,020	*
Mark J. LaVerghetta (Beneficially)			700,000	1,052,377	9.5
Peter Rodriquez			10,000	15,100	*
All Directors and Executive Officers of Royalty as a Group (4 Individuals)
Five Percent Holders of Royalty Common Stock
White River Holdings LLC	--	--	1,303,672	1,959,935	17.7
First Frontier Capital LLC	--	--	1,438,850	2,163,161	19.5
Liberty Hill Capital Management	--	--	944,600	1,420,108	12.8
Homewood Holdings, LLC	--	--	700,000	1,058,160	7.3

Directors and Executive Officers of the Combined Company After
Consummation of the Business Combination
Thomas M. Sauve (Beneficially)	--	--	1,438,850	2,163,161	19.5
Kirk P. Taylor (Beneficially)	--	--	944,600	1,420,108	12.8
Dr. Byron E. Price	--	--	2,000	3,020	*
Daniel J. Hasler	5,000	*	-	5,000	*
Gary Ehlebracht	5,000	*	-	5,000	*
Julie K. Griffith	--		-	-	-
All Directors and Executive Officers of the Combined Company as a Group
(6 individuals)	10,000	*	2,413,000	6,070,432	32.3
Five Percent Holders of the Combined Company After Consummation of
the Business Combination:
White River Holdings LLC	--	--	1,303,672	1,959,935	17.7
First Frontier Capital LLC	--	--	1,438,850	2,188,725	19.5
Liberty Hill Capital Management	--	--	944,600	1,420,108	12.8
Homewood Holdings, LLC	--	--	700,000	1,058,160	9.5

* Less than 1%

(1)Unless otherwise indicated, the address of each of the persons listed below is c/o American Acquisition Opportunity Inc., 12115 Visionary Way, Suite 174, Fishers, Indiana.

(2) Mr. Jensen is the beneficial owner of White River Holdings LLC which is a stockholder of record of Royalty.

(3) Mr. Taylor is the beneficial owner of Liberty Hill Capital Management which is a stockholder of record of Royalty.

(4) Mr. Sauve is the beneficial owner of First Frontier Capital LLC which is a stockholder of record of Royalty.

(6)American Opportunity Ventures LLC, our sponsor, is the record holder of the securities reported herein. American Resources Corporation, a publicly traded company, is the manager of our sponsor. By virtue of this relationship, American Resources Corporation may be deemed to share beneficial ownership of the securities held of record by our sponsor. American Resources Corporation disclaims any such beneficial ownership except to the extent of its pecuniary interest. Interests shown consist solely of founder shares, classified as shares of Class B common stock. Founder shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment.

156

PRICE RANGE OF SECURITIES AND DIVIDENDS

Market Price of American Acquisition Opportunity Securities

American Acquisition Opportunity Common Stock, Warrants and Units are currently listed on the Nasdaq Capital Market under the symbols “AMAO,” “AMAOW” and “AMAOU,” respectively. The closing price of the American Acquisition Opportunity Common Stock, Warrants and Units on June 27, 2022, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.05, $0.175 and $10.01, respectively. As of October 18, 2023, the most recent practicable date prior to the date of this proxy statement/prospectus, the closing price of the American Acquisition Opportunity Common Stock and Warrants was $10.90 and $0.0697, respectively.

Holders

As of the Record Date, there was five holder of record of American Acquisition Common Stock, one holder of record of Warrants and one holder of record of Units. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose securities are held of record by banks, brokers and other nominees.

Dividends

American Acquisition Opportunity has not paid any cash dividends on the American Acquisition Opportunity Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

Royalty Securities

Historical market price information regarding Royalty is not provided because there is no public market for Royalty’s securities.

157

STOCKHOLDER PROPOSALS

The American Acquisition Opportunity Board is not aware of any other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

You may propose director candidates for consideration by the Board’s Nominating, Corporate Governance and Compensation Committee. Any such recommendations should include the nominee’s name and qualifications for board of directors membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve. Such proposals must be received by the Company within the time period described above for proposals under Rule 14a-8.

LEGAL MATTERS

The validity of the shares of American Acquisition Opportunity Common Stock to be issued in connection with the Business Combination will be passed upon by Loeb & Loeb LLP. Certain federal tax matters were passed upon by Barnes & Thornburg LLP

EXPERTS

The financial statements as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and the period from January 20, 2021 (inception) to December 31, 2021 of American Acquisition Opportunity appearing in this proxy statement/prospectus and Registration Statement have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as stated in their report thereon and included in this proxy statement/prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Royalty Management Corporation and Subsidiaries at December 31, 2022 and 2021, and for the year ended December 31, 2022 and the period from June 20, 2021 (inception) through December 31, 2021, included in the proxy statement/prospectus of American Acquisition Opportunity, have been audited by BF Borgers CPA PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

HOUSEHOLDING

Pursuant to the rules of the SEC, American Acquisition Opportunity and servicers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement/prospectus. Upon written or oral request, American Acquisition Opportunity will deliver a separate copy of the proxy statement/prospectus to any stockholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement/prospectus may likewise request delivery of single copies of the proxy statement/prospectus in the future. Stockholders may notify American Acquisition Opportunity of their requests by calling or writing American Acquisition Opportunity at its principal executive offices at (317) 855-9926 and 12115 Visionary Way, Suite 174, Fishers, IN 46038.

TRANSFER AGENT; WARRANT AGENT AND REGISTRAR

The registrar and transfer agent for the shares of common stock of American Acquisition Opportunity the warrant agent for American Acquisition Opportunity Warrants is Continental Stock Transfer & Trust Company. American Acquisition Opportunity has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

158

WHERE YOU CAN FIND MORE INFORMATION

American Acquisition Opportunity files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read American Acquisition Opportunity’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact us by telephone or in writing:

American Acquisition Opportunity Inc.

12115 Visionary Way #174

Fishers, IN 46038

Telephone: (317) 855-9926

Attention: Chairman

You may also obtain these documents by requesting them in writing or by telephone from our proxy solicitor at:

ALLIANCE ADVISORS, LLC

200 BROADACRES DRIVE; 3RD FLOOR

BLOOMFIELD, NEW JERSEY 07003

TELEPHONE: (973) 873-7757

If you are a stockholder of American Acquisition Opportunity and would like to request documents, please do so by October 25, 2023 to receive them before the American Acquisition Opportunity special meeting of stockholders. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement/prospectus relating to American Acquisition Opportunity has been supplied by American Acquisition Opportunity, and all such information relating to Royalty has been supplied by Royalty. Information provided by either American Acquisition Opportunity or Royalty does not constitute any representation, estimate or projection of any other party.

Neither American Acquisition Opportunity or Royalty has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

159

AMERICAN ACQUISITION OPPORTUNITY INC.

AMERICAN ACQUISITION OPPORTUNITY INC.

ROYALTY MANAGEMENT CORPORATION
Page
FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet as of June 30, 2023 and December 31, 2022	F-40

Condensed Consolidated Statement of Operations for the Three Months Ended June 30, 2023 and 2022 and the Six Months Ended June 30, 2023 and 2022	F-41

Condensed Consolidated Statement of Changes Stockholders' Deficit for the Six Months Ended June 30, 2023 and the Period Beginning January 1, 2022 Through June 30, 2022	F-42

Condensed Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2023 and 2022	F-43

Notes to Financial Statements	F-44

FINANCIAL STATEMENTS AS OF December 31, 2022 and 2021:

F-1

AMERICAN ACQUISITION OPPORTUNITY INC.

Condensed Balance Sheet (Unaudited)

June 30, 2023

ASSETS

CURRENT ASSETS	June 30, 2023	December 31, 2022
Cash	$52,328	$77,023
Accounts receivable – related party	-	-
Prepaid Insurance	98,243	100,049
Deposits	-	-

Total Current Assets	150,571	177,072

Cash Held in Trust account	5,505,349	7,613,762
Cash Held in Escrow account	-	-

TOTAL ASSETS	$5,655,920	$7,790,834

LIABILITIES AND SHAREHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable – related party	$777,294	359,825
Accounts payable	295,711	156,931
Total Current Liabilities	1,073,005	516,755

Deferred Underwriter commissions	3,500,000	3,500,000
Fair value liability of Public Warrants	199,368	110,182
Fair value liability of Private Warrants	163,851	101,432
TOTAL LIABILITIES	4,936,224	4,228,369

COMMITMENTS AND CONTINGENCIES
Class A Common Stock at $10.10 per shares, 555,611 in June 2023 and 742,308 in December 2022 shares at redemption value:	$5,308,671	$7,497,311

SHAREHOLDER’S EQUITY

Class B Common Stock: $0.0001 par value; 10,000,000 shares authorized, 2,726,500 shares issued and outstanding for the period end (including 100,000 representative shares).(1)	273	273

Additional paid-in capital	(10,140,613)	(10,140,613)

Accumulated Deficit	5,551,365	6,205,494

Total Shareholder’s Equity	(4,588,975)	(3,934,846)

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$5,655,920	$7,790,834

The accompanying footnotes are integral to the consolidated financial statements.

F-2

AMERICAN ACQUISITION OPPORTUNITY INC CONDENSED STATEMENT OF OPERATIONS (Unaudited)

	For the three months ended June 30, 2023	For the three months ended June 30, 2022	For the six months ended June 30, 2023	For the six months ended June 30, 2022
Professional Fees	$(88,333)	$(143,792)	$(208,241)	$(246,192)
General and Administrative	(117,911)	(133,381)	(458,656)	(269,395)
Total Expenses	(206,244)	(277,173)	(666,897)	(515,587)
Gain (Loss) on Warrant Fair Value Adjustment	(77,083)	(422,853)	(151,612)	3,505,895
Other Income	65,662	26,173	164,380	27,793
Net Income	(217,665)	(673,854)	(654,129)	3,018,101

Weighted average shares outstanding, basic and diluted	3,500,611	4,537,685	3,595,191	8,441,121
Basic and diluted net income per ordinary share	$(0.06)	$(0.15)	$(0.18)	$0.36

The accompanying footnotes are integral to the consolidated financial statements.

F-3

AMERICAN ACQUISITION OPPORTUNITY INC. CONDENSED STATEMENT OF CHANGES SHAREHOLDER’S EQUITY (Unaudited) FOR THE PERIOD FROM JANUARY 20, 2021 (INCEPTION) THROUGH JUNE 30, 2023

	Common Stock		Additional Paid-In	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance January 20, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Founders(1)	2,626,500	263	24,737	—	25,000
Issuance of Class B Common to Representatives	100,000	10	990	—	1,000
Offering Costs	—	—	(4,910,297)	—	(4,910,297)
Warrant fair value and capital adjustments	—	—	496,956	—	496,956
Class A common stock			(5,752,999)		(5,752,999)
Net income		—	—	2,316,786	2,316,786
Balance – December 31, 2021	2,726,500	$273	$(10,140,613)	$2,316,786	$(7,823,554)
Net income		—	—	3,888,708	3,888,708
Balance – December 31, 2022	2,726,500	$273	$(10,140,613)	$6,205,494	$(3,934,846)
Net Income		—	—	(654,129)	(654,129)
Balance – June 30, 2023	2,726,500	$273	$(10,140,613)	$5,551,365	$(4,588,975)

The accompanying footnotes are integral to the consolidated financial statements.

F-4

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF CASH FLOWS (Unaudited)

	For the six months ending June 30, 2023	For six months ending June 30, 2022
Cash flows from Operating Activities:
Net Income	$(654,129)	$3,018,101
Adjustments to reconcile net income to net cash used in operations
Fair Value Adjustment of Public Warrants	(2,015,476)	(2,015,476)
Fair Value Adjustment of Private Warrants	(1,490,419)	(1,490,419)
Changes in operating assets and liabilities:
Accounts receivable – related party	-	675,000
Prepaid Insurance	1,806	847
Deposits	-	(75,000)
Accounts payable	138,780	27,593
Net used in operating activities	(361,937)	138,952

Cash Flows from Investing Activities
Investment of cash in Trust Account	2,108,413	90,023,983

Cash Flows from Financing Activities:
Proceeds from initial stockholders	-	-
Proceeds from sale of Units, net underwriting fees paid	(2,188,640)	(90,328,902)
Proceeds from sale of Private Warrants	-	-
Proceeds from promissory note – related party	417,469	-
Repayment of promissory note – related party	-	-
Proceeds from advance – related party	-	-
Repayment of advance – related party	-
Net cash provided by financing activities	(1,771,171)	(90,328,902)

Net Change in Cash	(24,695)	(165,966)
Cash – Beginning of period	77,023	293,153
Cash – Ending of period	$52,328	$127,187

The accompanying footnotes are integral to the consolidated financial statements.

F-5

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1: NATURE OF OPERATIONS

The Company is a blank check company organized on January 20, 2021 under the laws of the State of Delaware. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on companies in the land holdings and resources industry in the United States.

The registration statement for the Company’s initial public offering was declared effective on March 17, 2021 (the “Initial Public Offering”). On March 22, 2021, the Company consummated the Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,800,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to the Company’s sponsor, American Opportunity Ventures, LLC (the “Sponsor”), generating gross proceeds of $3,800,000, which is described in Note 5.

Transaction costs amounted to $4,910,297, consisting of $1,000,000 of underwriting fees, $3,500,000 of deferred underwriting fees and $410,297 of other offering costs.

F-6

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

Following the closing of the Initial Public Offering on March 22, 2021, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account, as described below.

The Company has listed the Units on the Nasdaq Capital Market (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released for taxes) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. After the Initial Public Offering, the Company is holding 101,000,000 from the proceeds received from the Initial Public Offering and the sale of the Private Warrants in the Trust Account, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

F-7

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation and By-Laws provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s Warrants. These common stocks will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B common stock and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B common stock) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to stockholders’ rights of pre-Business Combination activity and (d) that the Class B common stock and the securities underlying the Private Warrants shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

F-8

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

The Company initially had until March 22, 2022 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.10).

On March 21, 2022 the Company certified an Amended and Restated Certificate of Incorporation of the Company extending the Combination Period to September 21, 2022.

On September 21, 2022, the Company certified an Amended and Restated Certificate of Incorporation of the Company extending the Combination Period to March 21, 2023.

On March 21, 2023 the Company certified an Amended and Restated Certificate of Incorporation of the Company extending the Combination Period to September 21, 2023.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties:  Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Initial Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statement do not include any adjustments that might result from the outcome of this uncertainty.

F-9

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The Company adopted the calendar year as its basis of reporting.

Interim Financial Information

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been omitted. In the opinion of management, these interim unaudited Consolidated Financial Statements reflect all normal and recurring adjustments necessary for a fair presentation of the results for the periods presented. Results of operations for the three and six months ended June 30, 2023, are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or any other period. These financial statements should be read in conjunction with the Company’s 2021 audited financial statements and notes thereto which were filed on Form 10-K on March 22, 2023.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering (as described in Note 9) and that were charged to stockholder’s equity upon the completion of the Initial Public Offering.

F-10

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding common stock subject to forfeiture. At June 30, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limit of $250,000. As of June 30, 2023 and 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative financial instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Liability

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. As of January 20, 2021, through June 30, 2023, the Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carry forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2021 and has not been required to file any tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

The provision for income taxes was deemed to be de minimis as of June 30, 2023.

F-11

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(cont.)

Recently issued accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3: INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 10,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A common stock and one half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 (see Note 6).

NOTE 4: PRIVATE PLACEMENT

Simultaneously with the closing of Initial Public Offering, the Sponsor purchased an aggregate of 3,800,000 Private Warrants (or 4,100,000 Private Warrants if the underwriters’ over-allotment is exercised in full) at a price of $1.00 per Private Warrant for $3,800,000 in the aggregate. The Sponsor has agreed to purchase an additional aggregate amount of 300,000 Private Warrants, for $300,000 in the aggregate if the underwriters’ over-allotment was exercised in full. The proceeds from the sale of the Private Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. The terms of the Private Warrants are described in Note 8. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

F-12

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5: SHAREHOLDER’S EQUITY

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2023 there were no shares of preferred stock issued or outstanding.

Class A Common Stock - The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At June 30, 2023, there were 525,611 shares of common stock issued and outstanding, stock subject to possible redemption.

Class B Common Stock - The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At June 30, 2023, there were 2,726,500 shares of Class B common stock issued and outstanding, of which 2,626,500 were held by the Sponsor (and of which 375,000 of such shares held by the Sponsor being subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full) so that the Initial Stockholders (exclusive of the holders of Representative Shares) will own 20% of the issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Initial Public Offering).

F-13

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 5: SHAREHOLDER’S EQUITY (cont.)

Founder Shares

On January 22, 2021 the Company issued the Sponsor an aggregate of 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor owns, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). The Sponsor agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On March 22, 2021, our Sponsor transferred 5,000 shares of Class B common stock with a par value of $0.0001 per share to each of three of our independent directors. The number of shares of Class B common stock that our Sponsor holds after the transfer is 2,860,000.

Representative Shares

On March 22, 2021, we issued the 100,000 shares of Class B common stock to the representative for nominal consideration (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $1,000 based upon the price of the Founder Shares issued to the Sponsor. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

NOTE 6: RELATED PARTY TRANSACTIONS

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers could, but were not obligated to, loan the Company funds as may be required, of which up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant (“Working Capital Loans”). From inception to date, $760,000 has been advanced and repaid and as of June 30, 2023 $ 0 is outstanding. The advance bears no interest rate.

F-14

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 6: RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Arrangement

The Company’s Sponsor agreed, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $10,000 per month for these services. As of June 30, 2023, $90,000 has been paid and $180,000 has been accrued and is owed under this agreement.

Promissory Note — Related Party

On March 22, 2021, the Sponsor agreed to loan the Company an aggregate of up to $800,000 to cover expenses related to Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable in full or could be converted into equity on or before September 21, 2023. As of the period ended June 30, 2023 $777,294 is outstanding.

NOTE 7: WARRANTS

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

·	in whole and not in part;

·	at a price of $0.01 per warrant;

·	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

·

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

F-15

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 7:  WARRANTS (cont.)

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A common shares during the 20 trading day period starting on the trading day after the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Class A common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8: FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

F-16

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 8: FAIR VALUE MEASUREMENTS (cont.)

At June 30, 2023 and 2022, assets held in the Trust Account were comprised of $5,505,349 and $15,811,165 in money market funds which are invested primarily in U.S. Treasury Securities. Through June 30, 2023, the Company has not withdrawn any of interest earned on the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2023	June 30, 2022
Assets:
Marketable securities held in Trust Account	1	$5,505,349	$15,811,165

Liabilities:
Warrant Liability – Public Warrants	3	199,368	1,020,825
Warrant Liability – Private Warrants	3	163,851	722,522

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our accompanying June 30, 2023 and 2021 condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on March 19, 2021	3,610,000	4,700,000	8,310,000
Change in valuation inputs or other assumptions	(1,034,930)	(1,233,019)	(2,267,949)
Fair value as of June 30, 2021	2,575,070	3,466,981	6,042,051

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2022	$2,262,941	$3,036,301	$5,299,242
Change in valuation inputs or other assumptions	(1,490,419)	(2,015,476)	(3,505,895)
Fair value as of June 30, 2022	772,522	1,020,825	1,793,347

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2023	$101,432	$110,182	$211,614
Change in valuation inputs or other assumptions	62,419	89,186	151,605
Fair value as of June 30, 2023	163,851	199,368	363,219

F-17

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 9: COMMITMENTS AND CONTINGENCIES

In the course of normal operations, the Company may be involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material adverse impact on the Company’s business or financial position.

Registration Rights

The holders of the insider shares, as well as the holders of the Private Warrants (and underlying securities) and any securities issued in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to an agreement to be signed on the effective date of Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. Notwithstanding anything to the contrary, the underwriters (and/or their designees) may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the Initial Public Offering. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing upon the date that the Company consummates a Business Combination. The holders of a majority of the Placement Units (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding anything to the contrary, the underwriters (and/or their designees) may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-18

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 9: COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The underwriters partially exercised their option and purchased 506,002 additional units at a per unit price of $10.00

The underwriters are entitled to a cash underwriting discount of one percent (1.00%) of the gross proceeds of the Initial Public Offering, or $1,000,000. In addition, the underwriters are entitled to a deferred fee of three point five percent (3.50%) of the gross proceeds of the Initial Public Offering, or $3,500,000(or up to $4,025,000 if the underwriters’ over- allotment was exercised in full) upon closing of the Business Combination. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on the closing of this offering and ending 24 months from the closing of a business combination, we have granted the Representative a right of first refusal to act as sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Forward Share Purchase Agreements

Effective March 25, 2022, American Acquisition Opportunity Inc., a Delaware corporation (“AMAO” or the “Company”), and certain accredited investors in the Company (the “Investors”) entered into Forward Share Purchase Agreements (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”), pursuant to which the Investors may each individually elect to sell and transfer to the Company via redemption on the earlier of (a) the closing of the Company’s initial business combination (the “Business Combination”), and (b) September 22, 2022 (the “Extended Date”), the amount of shares of the Company’s Class A common stock (“Shares”) identified in each Purchase Agreement, for an aggregate purchase price of $10.35 per Share (the “Shares Purchase Price”). Collectively, the Investors hold 1,123,499 Shares subject to the Purchase Agreements.

If an Investor provides a timely notice of an election to sell or redeem Shares, the Company will pay the Shares Purchase Price for each eligible Share as follows: (a) 0.25 for each Share being sold by such selling Investor to be delivered by the escrow agent appointed by the parties (the “Escrow Agent”) from an escrow account established by the parties the Purchase Agreements (the “Escrow Account”) and (B) $10.10 for each Share being sold by such selling Investor to be delivered in the form of a redemption payment from the trustee of the trust account established in conjunction with the closing of the Company’s initial public offering. The Company has agreed to deposit $280,874.75 into the Escrow Account to satisfy payment of the Shares Purchase Price for all Investors. In order to be eligible to receive the Shares Purchase Price, the Investors must continuously hold such Shares unless Shares are sold in open market sales at a price per Share greater than $10.35 and such sold Shares are replaced by other Shares purchased in the open market. If an Investor fails to timely notify the Company of its election to sell or redeem Shares, such Investor will have forfeited its right to sell or redeem Shares.

In exchange for the Company’s commitment to purchase or redeem the Shares at the Shares Purchase Price, each Investor agreed (i) not to request redemption of any of the Shares in conjunction with the Company’s approval of the Extension Proposal (as described in Item 5.07), and (ii) to withdraw any prior redemption requests with respect to the amount of Shares subject the applicable Purchase Agreement. The Company agreed that it would not enter into any agreements with additional redeeming holders of its Shares containing material terms that are more favorable to such additional redeeming holders than the terms offered to the Investors, provided, however, that if the Company did provide more favorable terms to a third party, the Company would promptly advise the Investors and provide them with a right to amend the Purchase Agreements to include such more favorable terms.

In the event that an Investor fails to timely deliver a notice of its election to sell or redeem Shares, exercises its election with respect to only a portion of the Shares, or fails to continuously hold some or all Shares, subject to the exception for open market sales and repurchases (the total amount Shares that are consequently not required to be purchased or redeemed by the Company, the “Retained Shares”), then, within five business days of the Extended Date, the parties to each Purchase Agreement shall instruct the Escrow Agent to release an amount equal to $0.25 multiplied by the number of Retained Shares to the Company.

The Purchase Agreements contain customary representations, warranties and covenants from the parties. The Company agreed to indemnify each Investor and its respective officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of the Company asserting that an Investor is not entitled to receive the aggregate Share Purchase Price or such portion thereof as they are entitled to receive pursuant to a Purchase Agreement, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee.

As of June 30, 2023, cash held in escrow for the settlement of the forward purchase agreement was $0. The forward purchase agreement expired on September 22, 2022 and the all obligations under the agreement concluded.

Agreement and Plan of Merger

On June 28, 2022, the Company entered into an agreement and plan of merger by and among the Company and Royalty Management Co, and Indiana Corporation.

NOTE 10: SUBSEQUENT EVENTS

None.

F-19

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of American Acquisition Opportunity Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of American Acquisition Opportunity Inc. (the “Company”) as of December 31, 2022 and 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period January 1, 2022 through December 31, 2022 and for the period January 20, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the period January 1, 2022 through December 31, 2022 and for the period January 20, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

March 21, 2023

F-20

American Acquisition Opportunity Inc.

Balance Sheet

AMERICAN ACQUISITION OPPORTUNITY INC. Balance Sheet December 31, 2022

ASSETS

CURRENT ASSETS	December 31, 2022	December 31, 2021
Cash	$77,023	$293,153
Accounts receivable – related party	-	675,000
Prepaid Insurance	100,049	102,534
Deposits	-	-

Total Current Assets	177,072	1,070,687

Cash Held in Trust account	7,613,762	106,116,023

TOTAL ASSETS	$7,790,834	$107,186,710

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable – related party	$359,825	-
Accounts payable	156,931	99,002
Total Current Liabilities	516,755	99,002

Deferred Underwriter commissions	3,500,000	3,500,000
Fair value liability of Public Warrants	110,182	3,036,301
Fair value liability of Private Warrants	101,432	2,262,941
TOTAL LIABILITIES	4,228,369	8,898,244

COMMITMENTS AND CONTINGENCIES
Class A Common Stock at $10.10 per share, 742,308 as of 2022 and 10,506,002 as of 2021 shares at redemption value:	$7,497,311	$106,112,020

SHAREHOLDERS’ EQUITY

Class B Common Stock: $0.0001 par value; 10,000,000 shares authorized, 2,726,500 shares issued and outstanding for the period end (including 100,000 representative shares).(1)	273	273

Additional paid-in capital	(10,140,613)	(10,140,613)

Accumulated Deficit	6,205,494	2,316,786

Total Shareholder’s Equity	(3,934,846)	(7,823,554)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,790,834	$107,186,710

_________

(1)	Includes up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying footnotes are integral to the consolidated financial statements.

F-21

American Acquisition Opportunity Inc.

Statement of Operations

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF OPERATIONS FOR THE PERIOD BEGINNING JANUARY 20, 2021 (INCEPTION) THROUGH DECEMBER 31, 2022

	For the year ended December 31, 2022	From inception January 20, 2021 through December 31, 2021
Professional Fees	$(662,568)	$(513,762)
General and Administrative	(559,081)	(503,057)
Total Expenses	(1,221,649)	(1,016,819)
Gain (Loss) on Warrant Fair Value Adjustment	5,087,628	3,328,201
Other Income	22,729	5,404
Net Income	3,888,708	2,316,786

Weighted average shares outstanding, basic and diluted	6,246,353	11,115,481
Basic and diluted net income per common share	$0.62	$0.21

The accompanying footnotes are integral to the consolidated financial statements.

F-22

American Acquisition Opportunity Inc.

Statement of Shareholders’ Equity

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF CHANGES SHAREHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 20, 2021 (INCEPTION) THROUGH DECEMBER 31, 2022

	Common Stock		Additional Paid-In	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance January 20, 2021	—	$—	$—	$—	$—
Issuance of Class B common stock to Founders(1)	2,626,500	263	24,737	—	25,000
Issuance of Class B Common to Representatives	100,000	10	990	—	1,000
Offering Costs	—	—	(4,910,297)	—	(4,910,297)
Warrant fair value and capital adjustments	—	—	357,556	—	357,556
Sale of private placement units to sponsor	—	—	139,400	—	139,400
Class A common stock			(5,752,999)		(5,752,999)
Net income		—	—	2,316,786	2,316,786
Balance – December 31, 2021	2,726,500	$273	$(10,140,613)	$2,316,786	$(7,823,554)
Net Income	-	-	-	3,888,708	3,888,708
Balance – December 31, 2022	2,726,500	273	(10,140,613)	6,205,294	(3,934,846)

____________

(1)	Includes up to 375,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying footnotes are integral to the consolidated financial statements.

F-23

American Acquisition Opportunity Inc.

Statement of Cash Flows

AMERICAN ACQUISITION OPPORTUNITY INC. STATEMENT OF CASH FLOWS

	For the year ending December 31, 2022	For the Period from January 20, 2021 (inception) through December 31, 2021
Cash flows from Operating Activities:
Net Income	$3,888,708	$2,316,786
Adjustments to reconcile net income to net cash used in operations
Fair Value Adjustment of Public Warrants	(2,926,119)	(1,663)
Fair Value Adjustment of Private Warrants	(2,161,509)	(1,347,059)
Changes in operating assets and liabilities:
Accounts receivable – related party	675,000	(675,000)
Prepaid Insurance	2,485	(102,534)
Deposits	0
Accounts payable	417,753	99,002
Net used in operating activities	(103,682)	(1,372,504)

Cash Flows used in Investing Activities
Withdrawal (Investment) of cash in Trust Account	98,502,261	(106,116,023)

Cash Flows from Financing Activities:
Proceeds from initial stockholders	-	25,975
(Return of Investment Proceeds) Proceeds from sale of Units, net underwriting fees paid	(98,614,709)	107,616,305
Proceeds from sale of Private Warrants	-	139,400
Proceeds from promissory note – related party	-	485,900
Repayment of promissory note – related party	-	(485,900)
Proceeds from advance – related party	-	760,000
Repayment of advance – related party	-	(760,000)
Net cash used in financing activities	(98,614,709)	107,781,680

Net Change in Cash	(216,130)	293,153
Cash – Beginning of period	293,153	—
Cash – Ending of period	$77,023	$293,153

The accompanying footnotes are integral to the consolidated financial statements.

F-24

AMERICAN ACQUISITION OPPORTUNITY INC.

Notes to the Financial Statements For the Year Ended December 31, 2022

NOTE 1: NATURE OF OPERATIONS

The Company is a blank check company organized on January 20, 2021 under the laws of the State of Delaware. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on companies in the land holdings and resources industry in the United States.

The registration statement for the Company’s initial public offering was declared effective on March 17, 2021 (“Initial Public Offering”). On March 22, 2021, the Company consummated the Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 3,800,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to the Company’s sponsor, American Opportunity Ventures, LLC (the “Sponsor”), generating gross proceeds of $3,800,000, which is described in Note 5.

Transaction costs amounted to $4,910,297, consisting of $1,000,000 of underwriting fees, $3,500,000 of deferred underwriting fees and $410,297 of other offering costs.

On March 30, 2021, the underwriters partially exercised their over-allotment option, and the closing and sale of an additional 506,002 Units (the “Over-Allotment Units”) occurred on April 1, 2021. The issuance by the Company of the Over-Allotments Units at a price of $10.00 per Unit resulted in total gross proceeds of $5,060,020.

On April 1, 2021, simultaneously with the sale and issuance of the Over-Allotment Units, the Company consummated the sale of an additional 101,621 Private Placement Warrants (the “Over-Allotment Private Placement Warrants” and, together with the Private Placement Warrants, the “Private Placements”, generating gross proceeds of $101,621. The Over-Allotment Private Placement Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

F-25

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

Following the closing of the Initial Public Offering on March 22, 2021, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the assets held in the Trust Account, as described below.

The Company has listed the Units on the Nasdaq Capital Market (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released for taxes) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. After the Initial Public Offering, the Company is holding $101,000,000 from the proceeds received from the Initial Public Offering and the sale of the Private Warrants in the Trust Account, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

F-26

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation and By-Laws provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s Warrants. These common stocks will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B common stock and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B common stock) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to stockholders’ rights of pre-Business Combination activity and (d) that the Class B common stock and securities underlying the Private Warrants shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until March 22, 2022 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.10).

On March 21, 2022 the Company certified an Amended and Restated Certificate of Incorporation of the Company extending the Combination Period to September 21, 2022.

On September 21, 2022, the Company certified an Amended and Restated Certificate of Incorporation of the Company extending the Combination Period to March 21, 2023.

F-27

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 1: NATURE OF OPERATIONS (cont.)

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties: Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Initial Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statement do not include any adjustments that might result from the outcome of this uncertainty.

F-28

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The Company adopted the calendar year as its basis of reporting.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering (as described in Note 4) and that were charged to stockholder’s equity upon the completion of the Initial Public Offering.

F-29

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net income per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Earnings per share is computed by dividing net income by the weighted average number of common stock outstanding during the period, excluding common stock subject to forfeiture. At December 31, 2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income per share is the same as basic income per share for the periods presented.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limit of $250,000. As of December 31, 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative financial instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, "Derivatives and Hedging". For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrant Liability

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

F-30

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and measured at fair value. Shares of conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. As discussed in Note 2, all of the Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022, 742,308 shares of Class A common stock subject to possible redemption, respectively, are presented as temporary equity outside of the stockholders’ equity section of the Company’s balance sheet. The Company recognizes any subsequent changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A common stock to the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value of redeemable Class A common stock. This method would view the end of the reporting period as if it were also the redemption date for the security. The change in the carrying value of redeemable Class A common stock also resulted in charges against additional paid-in capital and accumulated deficit.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. As of  the year ended December 31, 2022, the Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carry forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2021 and has not been required to file any tax returns. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

The provision for income taxes was deemed to be de minimis for the year ending December 31, 2022.

F-31

AMERICAN ACQUISITION OPPORTUNITY INC. NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3: INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 10,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 (see Note 6).

NOTE 4: PRIVATE PLACEMENT

Simultaneously with the closing of Initial Public Offering, the Sponsor purchased an aggregate of 3,800,000 Private Warrants (or 4,100,000 Private Warrants if the underwriters’ over-allotment is exercised in full) at a price of $1.00 per Private Warrant for $3,800,000 in the aggregate. The Sponsor has agreed to purchase an additional aggregate amount of 300,000 Private Warrants, for $300,000 in the aggregate if the underwriters’ over-allotment is exercised in full. The proceeds from the sale of the Private Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. The term of the Private Warrants are described in Note 8. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

On April 1, 2021, simultaneously with the sale and issuance of the Over-Allotment Units, the Company consummated the sale of an additional 101,621 Private Placement Warrants (the “Over-Allotment Private Placement Warrants” and, together with the Private Placement Warrants, the “Private Placements”, generating gross proceeds of $101,621. The Over-Allotment Private Placement Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

NOTE 5: SHAREHOLDERS’ EQUITY

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2022, there were 742,308 shares of Class A common stock issued and outstanding.  At December 31, 2021, there were 10,506,002 shares of Class A common stock issued and outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At December 31, 2022, there were 2,975,000 shares of Class B common stock issued and outstanding, of which 2,875,000 were held by the Sponsor (and of which 375,000 of such shares held by the Sponsor being subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full) so that the Initial Stockholders (exclusive of the holders of Representative Shares) will own 20% of the issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Initial Public Offering).

F-32

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 5: SHAREHOLDERS’ EQUITY (cont.)

Representative Shares

On March 22, 2021, we issued the 100,000 shares of Class B common stock to the representative for nominal consideration (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $1,000 based upon the price of the Founder Shares issued to the Sponsor. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Founder Shares

On January 22, 2021 the Company issued the Sponsor an aggregate of 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor owns, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). The Sponsor agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On March 22, 2021, our Sponsor transferred 5,000 shares of Class B common stock with a par value of $0.0001 per share to each of three of our independent directors. The number of shares of Class B common stock that our Sponsor holds after the transfer is 2,860,000.

NOTE 6: RELATED PARTY TRANSACTIONS

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers could, but were not obligated to, loan the Company funds as may be required, of which up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant (“Working Capital Loans”). From inception to date, $760,000 has been advanced and repaid and as of December 31, 2022, $0 is outstanding. The advance bears no interest rate.

F-33

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 6: RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Arrangement

The Company’s Sponsor agreed, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company agreed to pay the Sponsor $10,000 per month for these services. As of December 31, 2022, $120,000 is accrued and owed under this agreement.

Promissory Note — Related Party

On March 22, 2021, the Sponsor agreed to loan the Company an aggregate of up to $800,000 to cover expenses related to Initial Public Offering pursuant to a promissory note (the "Note"). This loan was non-interest bearing and payable in full on or before March 22, 2022 or could be converted into equity on March 22, 2022. From inception to date, $485,900 was advanced and repaid. As of December 31, 2021 December 31, 2022, $0 and $239,825 is outstanding, respectively.

NOTE 7: WARRANTS

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

●

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

F-34

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

In addition, if (x) the Company issues additional Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Class A common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The company uses the black Scholes option pricing model to value its warrants and options.  The significant inputs are as follows:

	2022	2021
Expected Dividend Yield	0.00%	0.0%
Expected volatility	1.55%	11.1%
Risk-Free Rate	4.27%	1.2%
Expected life of warrants	2.72	4.3

			Weighted
		Weighted	Average	Aggregate
	Number of	Average	Contractual	Intrinsic
Public Warrants	Warrants	Exercise Price	Life in Years	Value

Exercisable (vested) - December 31, 2020	-	$-		$-

Granted	4,777,364	$1	4.3	$2,770,871
Forfeited or Expired	-
Exercised	-
Outstanding December 31, 2021	4,777,364	$1	4.3	$2,770,871
Exercisable (vested) - December 31, 2021	4,777,364	$1	4.3	$2,770,871

Granted	-	$-		$-
Forfeited or Expired	-	$-		$-
Exercised	-	$-		$-
Outstanding December 31, 2022	4,777,364	$0	3.3	$100,325
Exercisable (vested) - December 31, 2022	4,777,364	$0	3.3	$100,325

			Weighted
		Weighted	Average	Aggregate
	Number of	Average	Contractual	Intrinsic
Private Warrants	Warrants	Exercise Price	Life in Years	Value

Exercisable (vested) - December 31, 2020	-	$-		$-

Granted	3,901,201	$0.58	4.3	$2,262,696.58
Forfeited or Expired	-	$-		$-
Exercised	-	$-		$-
Outstanding December 31, 2021	3,901,201	$0.58	4.3	$2,262,696.58
Exercisable (vested) - December 31, 2021	3,901,201	$0.58	4.3	$2,262,696.58

Granted	-	$-		$-
Forfeited or Expired	-	$-		$-
Exercised	-	$-		$-
Outstanding December 31, 2022	3,901,201	$0.03	3.3	$101,431.23
Exercisable (vested) - December 31, 2022	3,901,201	$0.03	3.3	$101,431.23

F-35

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 8: FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2022 and 2021, assets held in the Trust Account were comprised of $7,613,762 and  $106,116,023 in money market funds which are invested primarily in U.S. Treasury Securities. Through December 31, 2022, the Company has not withdrawn any of interest earned on the Trust Account.

The following table presents information about the Company’s assets, liabilities and redeemable class A common that are measured at fair value on a recurring basis at December 31, 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$7,613,762	$106,116,023

Liabilities:
Warrant Liability – Public Warrants	3	110,182	3,036,301
Warrant Liability – Private Warrants	3	101,432	2,262,941

Commitments and Contingencies:
Class A Common Stock		7,497,311	106,112,020

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our accompanying December 31, 2022 and 2021 condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the Public Warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date. The decrease in the fair value of the warrant liability from the date of the Private Placement (March 19, 2021) to December 31, 2022 reflects a change in the estimated fair value per private warrant for the period from $0.95 to $0.026 and per public warrant for the period from $0.94 to $0.021.

F-36

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

The following tables present the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on March 19, 2021	3,610,000	4,700,000	8,310,000
Change in valuation inputs or other assumptions	(1,347,059)	(1,663,699)	(3,010,758)
Fair value as of December 31, 2021	2,262,941	3,036,301	5,299,242

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2022	$2,262,941	$3,036,301	$5,299,242
Change in valuation inputs or other assumptions	(2,161,510)	(2,926,119)	(5,087,629)
Fair value as of December 31, 2022	101,431	110,182	211,613

NOTE 9: COMMITMENTS AND CONTINGENCIES

F-37

AMERICAN ACQUISITION OPPORTUNITY INC.

NOTES TO THE FINANCIAL STATEMENT

NOTE 9: COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions.

The underwriters are entitled to a cash underwriting discount of one percent (1.00%) of the gross proceeds of the Initial Public Offering, or $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment is exercised in full). In addition, the underwriters are entitled to a deferred fee of three-point five percent (3.50%) of the gross proceeds of the Initial Public Offering, or $3,500,000 (or up to $4,025,000 if the underwriters’ over- allotment is exercised in full) upon closing of the Business Combination. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

For a period beginning on March 21, 2021 and ending 24 months from the closing of a business combination, we have granted the Representative a right of first refusal to act as sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Forward Share Purchase Agreements

Effective March 25, 2022, the Company and certain accredited investors in the Company (the “Investors”) entered into Forward Share Purchase Agreements (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”), pursuant to which the Investors may each individually elect to sell and transfer to the Company via redemption on the earlier of (a) the closing of the Company’s initial business combination (the “Business Combination”), and (b) September 22, 2022 (the “Extended Date”), the amount of shares of the Company’s Class A common stock (“Shares”) identified in each Purchase Agreement, for an aggregate purchase price of $10.35 per Share (the “Shares Purchase Price”). Collectively, the Investors hold 1,123,499 Shares subject to the Purchase Agreements.  The agreement expired on September 22, 2022 unused.

The forward purchase agreement expired on September 22, 2022 and all obligations under the agreement concluded.

Agreement and Plan of Merger

On June 28, 2022, the Company entered into a binding agreement and plan of merger by and among the Company and Royalty Management Co, and Indiana Corporation. The agreement and plan of merger calls for Royalty Management Co to become a fully owned subsidiary with the Company and values Royalty Management Co at $111,000,000 enterprise value. As of the balance sheet date, the plan of merger is awaiting regulatory approval.

NOTE 10: SUBSEQUENT EVENTS

On March 21, 2023, the Company, through actions of its Shareholders, filed an amended and restated articles of incorporation which extended the term of the trust to September 22, 2023 to allow for the execution of a business combination.  An additional 216,697 shares redeemed, leaving 525,611 shares of redeemable Class A Common outstanding.

F-38

ROYALTY MANAGEMENT

CORPORATION
CONDENSED CONSOLIDATED

 FINANCIAL STATEMENTS

June 30, 2023 and December 31, 2022 and 2021

F-39

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Balance Sheet

	June 30,
	2023	December 31,
	As Restated	2022
Current Assets
Cash	$96,230	$433,343
Accounts Receivable	18,280	71,540
Total Current Assets	114,510	504,883
Long-Term Assets
Interest Receivable	359,109	147,084
Fee Income Receivable	112,191	376
Investments in Corporations and LLCs	10,112,852	10,115,948
Convertible Notes Receivable	900,000	350,000
Notes Receivable	350,000	250,000
Intangible Assets, less accumulated amortization of $66,271 and $28,658	557,873	740,487
Restricted Cash	176,800	176,800
Operating lease right-of-use assets	471,105	181,006
Total Long-Term Assets	13,039,929	11,961,700
Total Assets	$13,154,439	$12,466,583

Current Liabilities
Current portion of operating lease liabilities, net	$33,553	$11,876
Accrued Expenses	750,171	481,318
Total Current Liabilities	783,724	493,194

Long-Term Liabilities
Convertible Notes Payable, Net	2,615,834	2,187,512
Notes Payable – Related Party, Net	1,595,218	1,422,138
Operating lease liabilities, net	436,046	169,252
Notes payable	30,000	42,000
Total Long-Term Liabilities	4,677,098	3,820,902

Total Liabilities	$5,460,822	$4,314,096

Stockholders' Equity (Deficit)
Common Stock: $0.01 par value; 100,000,000 shares
authorized, 6,891,051 and 6,890,281 shares issued and
outstanding, respectively	$68,911	$68,903
Additional paid-in capital	10,865,129	10,829,366
Accumulated Deficit	(3,240,422)	(2,745,782)
Total Stockholders' Equity (Deficit)	$7,693,617	$8,152,487

Total Liabilities & Stockholders' Equity (Deficit)	$13,154,439	$12,466,583

F-40

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Operations

	For the three months ended June 30, 2023 As Restated	For the three months ended June 30, 2022	For the six months ended June 30, 2023 As Restated	For the six months ended June 30, 2022
Income
RMC Environmental Services	$16,740	$22,500	$51,840	$22,500
Fee Income	27,123	0	36,815	0
Rental Income	22,500	0	45,000	0
Total Income	$66,363	$22,500	$133,655	$22,500

Operating Expenses
Administrative Expenses	0	130	0	130
Bank Fees & Service Charges	3,286	20	14,798	20
Professional Fees	676	20,000	48,882	20,000
Software & apps	180	50	360	50
Payroll	26,445	0	52,288	0
Payroll Taxes	1,991	0	4,534	0
Employee Insurance	2,417	0	4,658	0
Board of Directors Comp	15,000	15,000	35,000	15,000
Consultant Fee	18,750	18,750	37,500	37,500
Officers’ Salaries	37,500	18,750	75,000	37,500
Rent/Lease	32,135	0	55,554	0
Travel	5,536	0	5,536	0
Fuel	75	0	3,184	0
Equipment Rentals	145	0	369	0
Supplies & Materials	674	0	674	0
Repair & Maintenance	1,213	0	1,213	0
Telephone	314	0	1,105	0
Utilities	3,895	0	12,477	0
Total Operating Expenses	$150,231	72,700	353,133	$110,200

Net Loss from Operations	$(83,868)	(50,200)	(219,478)	$(87,700)

Other Income and Expense
Interest Income	110,135	3,490	210,809	4,238
Income/Loss from Investment	0	110,207	0	121,657
Impairment Loss	0	(2,000,000)	0	(2,000,000)
Amortization Expense - Intangibles	(18,807)	0	(37,614)	0
Convertible Debt Interest	(227,756)	(159,944)	(448,357)	(323,695)
Total Other Income and Expense	$(136,427)	(2,046,246)	(275,162)	$(2,197,800)
Net Loss for the Period	$(220,295)	(2,096,446)	(494,640)	$(2,285,500)

Weighted Average Number of Common Shares -
Basic and Diluted	6,891,051	6,252,665	6,891,051	6,252,665

Net Loss for the Period Per Common Share -
Basic and Diluted	(0.03)	(0.34)	(0.07)	(0.37)

F-41

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the Period from January 1, 2022 through June 30, 2022

	Par Value	0.01	Additional	Accumulated
	Shares	Amount	paid in capital	deficit	Total

December 31, 2021	5,943,750	59,438	27,107	(56,576)	29,968

Amortization of debt discount and issuance costs			40,469		40,469

Net loss				(102,514)	(102,514)

Balance March 31, 2022	5,943,750	59,438	67,576	(159,090)	(32,077)

ENCECo, Inc. shares issued	300,000	3,000	(3,000)		0

MC Mining Overland shares issued	8,915	89	89,061		89,150

Net Loss				(9,907)	(9,907)

Balance June 30, 2022	6,252,665	62,527	153,637	(168,997)	47,167

For the Period from January 1, 2023 through June 30, 2023

As Restated

	Par Value	0.01	Additional	Accumulated
	Shares	Amount	paid in capital	deficit	Total

December 31, 2022	6,890,281	68,903	10,829,366	(2,745,782)	8,152,487

Issuance of common stock for service	770	8	4,992		5,000

Net loss				(274,345)	(274,345)

Balance March 31, 2023	6,891,051	68,911	10,834,359	(3,020,127)	7,883,142

Amortization of debt discount and issuance costs			30,770		30,770

Net Loss				(220,295)	(220,295)

Balance June 30, 2023	6,891,051	68,911	10,865,129	(3,240,422)	7,693,617

F-42

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Cash Flows

	For the six months ended June 30,2023	For the six months ended June 30, 2022
Operating Activities
Net Income (loss)	$(494,640)	$(2,285,500)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of debt discount	232,174	294,238
Amortization expense of right of use assets	(1,628)	0
Amortization expense – intangible assets	37,614	0
Issuance of commons shares for service	5,000	0
Impairment loss on intangible asset		2,000,000

Changes in Assets and Liabilities:
Accounts Receivable	53,260	0
Interest Receivable	(212,025)	(4,238)
Fee Income Receivable	(111,815)	0
Accrued Expenses	268,853	119,458
Net Cash Provided by Operating Activities	$(223,209)	$123,957

Investing Activities
Investments in Corporations and LLCs	$3,096	$(321,657)
Convertible Notes Receivable	(550,000)	0
Notes Receivable	0	(200,000)
Intangible Assets	45,000	(334,495)
Net Cash Used by Investing Activities	$(501,904)	$(856,152)

Financing Activities
Notes Payable	$(12,000)	$56,000
Proceeds from issuance of convertible notes	400,000	615,000
Issuance of share	0	89,150
Net Cash Provided by Financing Activities	$388,000	$760,150

Net Cash Increase for the Period	$(337,113)	$27,956
Cash at Beginning of the Period	610,143	0
Cash at End of the Period	$273,030	$27,956

Supplemental Information
Discount on Convertible Notes	$30,770	$40,469

Notes Receivable	$(100,000)	$0
Intangible Assets	$100,000	$0

F-43

ROYALTY MANAGEMENT CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As Restated

NOTE 1 – NATURE OF OPERATIONS

Royalty Management Corporation (“RMC” or the “Company”) is a corporation organized under the laws of Indiana on June 21, 2021. The Company was formed for the purpose of investing or purchasing assets that have current or near-term income to provide the company with accretive cash flow from which it can reinvest in new assets or expand cash flow from existing assets.  These assets typically are natural resources assets (including real estate and mining permits), patents, intellectual property, and emerging technologies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Coking Coal Financing LLC and RMC Environmental Services LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Coking Coal Financing LLC was acquired in April 2022 for the purpose of holding energy contracts.

RMC Environmental Services LLC was formed in August 2022 to conduct environmental consulting and services.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. (“U. S. GAAP”).

The Company adopted the calendar year as its basis of reporting.

Going Concern

The Company has suffered recurring losses from operations and currently a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We plan to generate profits by expanding current coal operations as well as developing new coal operations. However, we will need to raise the funds required to do so through sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requirements management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the United States along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to credit risk, and changes to regulations governing the Company’s industry. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

F-44

Related Party Policies

In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Cash

The Company’s cash is maintained in bank deposit accounts which, at times, may exceed federally insured limits. To date, there have been no losses in such accounts.

Restricted Cash

The Company has $176,800 in restricted cash that is at deposit with the Kentucky State Treasurer that serves as a performance bond required for a mining permit held by McCoy Elkhorn Coal LLC.

 The following table sets forth a reconciliation of cash and restricted cash reported in the consolidated balance sheet that agrees to the total of those amounts as presented in the consolidated statement of cash flows for the periods ended June 30, 2023 and December 31, 2022.

	June 30,	December 31,
	2023	2022
Cash	$96,230	$433,343
Restricted Cash	176,800	176,800
Total cash and restricted cash presented in the statement of cash flows	$273,030	$610,143

Allowance for Doubtful Accounts

The Company recognizes an allowance for losses on trade and other accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable amounts considered at risk or uncollectible.

Allowance for trade receivables as of June 30, 2023 and December 31, 2022 amounted to $0 for both periods. Allowance for other accounts receivable, including interest, fee, convertible notes, and notes receivable as of June 30, 2023 and December 31, 2022 amounted to $0 for both periods.

F-45

Beneficial Conversion Features of Convertible Securities

Conversion options that are not bifurcated as a derivative pursuant to ASC 815 and not accounted for as a separate equity component under the cash conversion guidance are evaluated to determine whether they are beneficial to the investor at inception (a beneficial conversion feature) or may become beneficial in the future due to potential adjustments. The beneficial conversion feature guidance in ASC 470-20 applies to convertible stock as well as convertible debt which are outside the scope of ASC 815. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. In addition, our convertible debt issuances contain conversion terms that may change upon the occurrence of a future event, such as antidilution adjustment provisions. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as a dividend over either the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the dividend must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence. The conversion feature is linked to the Company’s own equity value, therefore there is no requirement to quantify the beneficial conversion feature.

The Company has a convertible note outstanding. Principal and accrued interest is convertible into common shares at $6.50 per share.

Loan Issuance Costs and Convertible Note Discounts

Loan Issuance Costs and Convertible Note Discounts are amortized using the effective interest method. Amortization expense of $232,175, which was included in convertible debt interest of $448,357 through the six months ended June 30, 2023.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 from services provided when (a) persuasive evidence that an agreement exists; (b) the products or services has been delivered or completed; (c) the prices are fixed and determinable and not subject to refund or adjustment; and (d) collection of the amounts due is reasonably assured.

Our revenue is comprised of the performance of environmental services and royalty and lease revenue governed by the underlying contracts. As of June 30, 2023, all the revenue generating activity is undertaken in eastern Kentucky, Indiana, and Limpopo, South Africa.

Leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASU 2016-02). ASU 2016-02, along with related amendments issued from 2017 to 2018 (collectively, the “New Leases Standard), requires a lessee to recognize a right-of-use asset and a lease liability on the balance sheet. The Company adopted ASU 2016-02 upon inception.

The Company leases certain land and office space under noncancelable operating leases, typically with initial terms of 5 to 21 years. Right to use assets recorded on the balance sheet as of June 30, 2023, associated with these leases amounted to $471,105. Right to use liabilities recorded on the balance sheet as of June 30, 2023, associated with these leases amounted to $469,599.

F-46

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2021 and has filed all required tax returns to date. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

New Accounting Pronouncements:

Management has determined that the impact of the following recent FASB pronouncements will not have a material impact on the financial statements.

ASU 2020-10, Codification Improvements, effective for years beginning after December 15, 2020.

ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable and other Costs, effective for years beginning after December 15, 2020.

F-47

ASU 2020-06, Debt – Debt with Conversion and Other Options, effective for years beginning after December 15, 2021. Management is still evaluating the effects of this pronouncement ahead of its effective date.

NOTE 3A – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AS OF June 30, 2023

The Company is filing this Amendment to amend the Original Report, to restate the Company’s related balance sheets as of the period ended June 30, 2023, statement of operations for the three and six months periods ended June 30, 2023, and footnote disclosures as of and for the period ended June 30, 2023 to correct errors noted below that were identified by the Company’s management.  The errors related to the cash effects of the amortization of intangible assets.

The following table summarizes the effect of the restatement on the balance sheet line items as of the period ended June 30, 2023.

	As Previously		Restated
	Reported	Adjustments	Balances
Intangible Assets. Net of accumulated amortization	$624,145	$(66,271)	$557,873
Total Long-Term Assets	13,106,201	(66,271)	13,039,929
Total Assets	13,220,711	(66,271)	13,154,439
Accumulated Deficit	(3,174,151)	(66,271)	(3,240,422)
Total Stockholders’ Equity (Deficit)	7,759,889	(66,271)	7,693,617
Total Liabilities & Stockholders’ Equity (Deficit)	13,220,711	(66,271)	13,154,439

The following table summarizes the effect of the restatement on the statement of operations line items for the three months ended June 30, 2023.

	As Previously		Restated
	Reported	Adjustments	Balances
Amortization expense of intangibles	$0	$(18,807)	$(18,807)
Total Other Income and Expense	(117,620)	(18,807)	(136,427)
Net Loss for the Period	(201,488)	(18,807)	(220,295)

The following table summarizes the effect of the restatement on the statement of operations line items for the six months ended June 30, 2023.

	As Previously		Restated
	Reported	Adjustments	Balances
Amortization expense of intangibles	$0	$(37,614)	$(37,614)
Total Other Income and Expense	(237,548)	(37,614)	(275,162)
Net Loss for the Period	(457,027)	(37,614)	(494,640)

As a result, these restatements and revisions result in the financial statement line items noted and will have no impact on the Company’s current or previously reported statements for the period represented.

NOTE  4 – INVESTMENTS IN CORPORATIONS AND LLCS

Investments in corporations and llcs as of June 30, 2023 and December 31, 2022 consisted of the following:

	June 30, 2023	December 31, 2022

FUB Mineral LLC	$614,147	$617,243
MaxPro Investment Holdings	9,498,705	9,498,705
Total Investments in corporations and llcs	$10,112,852	$10,115,948

FUB Mineral LLC

On October 1, 2021, the Company made an investment into FUB Mineral LLC (FUB) in the amount of $250,000 in exchange 38.45% of the membership interest. As such, the investment in FUB will be accounted for using the equity method of accounting. On February 1, 2022, the Company invested an additional $200,000 into FUB Mineral LLC through the purchase of debt held in that entity. The Company recorded pass-through activity of $0 and $165,604, for the periods ended June 30, 2023 and December 31, 2022, respectively.

MaxPro Investment Holdings

On December 23, 2022, the Company entered into an agreement with Maxpro Invest Holdings Inc. (Maxpro) to purchase from Maxpro the sum of 95,000,000 Class A Common Stock of Ferrox Holdings Ltd. that was owned by Maxpro.  The consideration paid to Maxpro for those shares was the sum of 627,806 shares of common stock of the Company.

NOTE 5 – CONVERTIBLE NOTES RECEIVABLE

Convertible notes receivable as of June 30, 2023 and December 31, 2022 consisted of the following:

	June 30, 2023	December 31, 2022

Heart Water Inc.	$500,000	$100,000
Advanced Magnetic Lab, Inc.	400,000	250,000
Total convertible notes receivable	$900,000	$350,000

F-48

Heart Water Inc.

On December 2, 2022, the Company advanced $100,000 to Heart Water Inc. in exchange for a Convertible Promissory Note issued to the Company.  The Convertible Promissory Note carries an 8.0% annual interest rate.  Concurrently, the Company and Heart Water entered into an agreement whereby the Company has the ability to invest in certain development projects of Heart Water in exchange for a per-gallon of water payment from the water that is captured and sold from the project. An additional $400,000 was advanced in exchange for a Convertible Promissory Note on June 16, 2023.

Advanced Magnetic Lab, Inc.

On December 21, 2022, Advanced Magnetic Lab, Inc. (or AML) issued a Convertible Promissory Note to the Company in the amount of $250,000.  Additional Convertible Promissory Notes were subsequently issued by AML to the Company in the amount of $50,000 each on February 21, 2023, March 20, 2023, and May 5, 2023.  The Convertible Promissory Notes carry a 10.0% annual interest rate, compounded monthly, and has the ability to convert into a maximum of 166,667 common stock of AML or repaid at maturity, which is twenty-four months after issuance.  Concurrently, the Company and AML entered into a royalty agreement whereby the Company will receive between 0.5% and 1.5% of the sales revenue received from sales of product(s) developed under a Technology Development and Services Agreement.

NOTE 6 – NOTES RECEIVABLE

Notes receivable as of June 30, 2023 and December 31, 2022 consisted of the following:

	June 30, 2023	December 31, 2022

Ferrox Holdings Ltc	$250,000	$250,000
Texas Tech University	100,000	0
Total notes receivable	$350,000	$250,000

Ferrox Holdings Ltd.

In March 2022 and September 2022, the Company made a series of investments totaling $250,000 into convertible debt of Ferrox Holdings, Ltd (Ferrox).  The convertible debt holds a 7.0% annual interest rate, compounded annually, and is convertible into common stock of Ferrox at $0.15 per share.  As part of its investment in the convertible debt of Ferrox, the Company also received an additional 833,335 common shares of Ferrox at the time of investment.

Texas Tech University

On July 31, 2022, the Company purchased payments that are owed to Texas Tech University from a third party for sponsored research services performed by Texas Tech University and agreed to assume responsibility for those payments.  The payments that were due to Texas Tech University amounted to $184,662.72 and the Company has since paid $100,000 of that amount so far.  A note payable between the Company and the third party was created to reflect the assumption by the Company of these payments and the note pays interest at 7% and matures on July 31, 2024. The operator of the technology is a related entity and is described more in Note 12.

F-49

NOTE 7 – INTANGIBLE ASSETS

Intangible assets as of June 30, 2023 and December 31, 2022 consisted of the following:

	June 30, 2023	December 31, 2022

Mining Permit Package	$68,739	$68,739
MC Mining	149,150	149,150
Carnegie ORR	117,623	117,623
Energy Technologies Inc	52,700	52,700
Coking Coal Financing LLC	8,978	53,978
RMC Environmental Services LLC	225,000	225,000
Texas Tech University	0	100,000
Pollinate	1,954	1,954
Total Intangible Assets	$624,145	$769,145

Amortization expense – Intangible Assets totaled $37,614 and $28,658 for the 6 month period ended June 30, 2023 and the ended December 31, 2022, respectively.

Land Betterment Exchange (LBX)

The Company is the holder of 250,000 LBX Tokens.  The Company purchased the LBX Tokens for the consideration of $2,000,000 of Round A Convertible Debt and 76,924 Warrant “A-2” issued to an affiliated party.  The token issuance process is undertaken by a related party, Land Betterment Corporation, and is predicated on proactive environmental stewardship and regulatory bond releases.  As of June 30, 2022, there is no market for the LBX Token and therefore the purchase price of $8 per token has been assigned for fair value. The consideration issued for the 250,000 tokens was in the form of a $2,000,000 convertible note.  Due to the lack of market or independent market level transactions, the value assigned to the LBX Token of $0 as of June 30, 2023. The intangible will be treated as an indefinite lived asset.

Mining Permit Package

On January 3, 2022, the Company entered into an agreement with a Kentucky licensed engineer to create three coal mining permits for the total payment of $75,000, payable in equal weekly installments over the course of 36 weeks.  The permits will be held in the name of American Resources Corporation, or its subsidiaries, and the Company will receive an overriding royalty in the amount of the greater of $0.10 per ton or 0.20% of the gross sales price of the coal sold from the permit. The intangible will be amortized over its initial 10 year contract period.

F-50

MC Mining

On April 1, 2022, the Company purchased the rights to receive rental income from property located in Pike County, Kentucky.  The rental income is $2,500 per month and the consideration paid by the Company to the seller was a total of $149,150.44, which represents $60,000 in cash to be paid to the seller in the form of 80% of the monthly rental income until the cash consideration is paid in full, plus the issuance of $89,150.44 worth of shares of the Company that will be valued at the same per common share value at the consummation of a transaction that results in the Company becoming publicly traded. The intangible will be amortized over its initial 30 year contract period.

Carnegie ORR

On May 20, 2022, the Company entered into an agreement to fund the development of a series of coal mines located in Pike County, Kentucky in exchange for a promissory note to repay the Company its capital invested, plus interest, and then an ongoing overriding royalty from coal sold from the mines.  $117,623.17 has been funded by the Company under this contract thus far.  The operator of the property is a related entity and is described more in Note 12. The intangible will be amortized over its initial 15 year anticipated mine life.

Energy Technologies Inc

On September 30, 2022, the Company entered into an agreement to purchase, for the consideration of $52,700, a partial interest in a density gauge analyzer that is manufactured by Energy Technologies, Inc. and will be repaid to the Company on a per ton of coal basis from coal sold by using the density gauge analyzer.  The operator of the technology is a related entity and is described more in Note 12. The intangible will be amortized over the 5 year useful life period of the underlying equipment.

Coking Coal Financing LLC

On April 15, 2022, the Company entered into a membership interests purchase agreement with ENCECo, Inc., the sole owner and member of Coking Coal Leasing LLC (“CCL”), whereby the Company issued 236,974 shares to ENCECo, Inc. for the purchase of purchase of CCL.  As part of this transaction, the Company, through CCL, purchased a contract to manage the electrical power account for a coal mining complex located in Perry County, Kentucky.  The fee for managing this contract payable to the Company is $5,000 per month. The intangible will be treated as an indefinite lived asset.

RMC Environmental Services LLC

On August 17, 2022, the Company formed RMC Environmental Services LLC as a wholly owned subsidiary of the Company for the purpose of purchasing certain rights to operate a clean fill landfill located in Hamilton County, Indiana that pays RMC Environmental Services for each load of clean fill material that is disposed on, or removed from, the landfill.  The consideration paid by the Company was $225,000 for the rights to operate this business. The intangible will be amortized over its initial 5 year contract period.

Pollinate

On July 15, 2022, the Company entered into a Honey Royalty Agreement whereby the Company will purchase apiaries for the use of Land Betterment Corporation and the Company will be paid $1.00 per pound of salable honey sold or used by Land Betterment from the purchased apiaries.  The operator of Pollinate is a related entity and is described more in Note 12. The intangible will be treated as an indefinite lived asset.

F-51

NOTE 8 – RIGHT OF USE ASSETS

The right-of-use asset is the Company’s right to use an asset over the life of a lease. The asset is calculated as the initial amount of the lease liability, plus any lease payments made to the lessor before the lease commencement date, plus any initial direct costs incurred, minus any lease incentives received.

The Company’s discounted lease payment rate is 10%, which is the Company’s borrowing rate.

We lease an office from an affiliated entity, LRR, located at 1845 South KY Highway 15 South, Hazard, KY 41701. We pay $250.00 a month, plus common charges, in rent with an initial lease term of 10 years.

We sublease an office from an affiliated entity, American Resources Corporation, located at 12115 Visionary Way, Ste 174, Fishers, IN 46038. We pay $2,143.25 a month in rent with an initial lease term of 10 years.

We lease land from an affiliated entity, LRR, located in Pike County, Kentucky. We pay $2,000 a month in rent with an initial lease term of 21 years.

We lease land from an affiliated entity, LRR, located in Hamilton County, Indiana. We pay a minimum of $2,000 a month in rent or 20% of the immediately prior month’s total monthly gross revenues from the lessee’s operations. The initial lease term is 5 years.

At June 30, 2023 and December 31, 2022, right of use assets and liabilities were comprised of the following:

	June 30, 2023	December 31, 2022
Assets:
ROU asset	$471,105	$181,006

Liabilities
Current:
Operating lease assets	$33,553	11,876
Non-current
Operating lease assets	436,046	$169,252
As of June 30, 2023, remaining maturities of lease liabilities were as follows:
2024	33,553
2025	37,066
2026	40,947
2027	45,236
2028 and thereafter	312,797
	469,599

F-52

NOTE 9 – ROUND A CONVERTIBLE DEBT

As of June 30, 2023 and December 31, 2022, the amount outstanding under the Round A Convertible Debt amounted to:

	June 30, 2023	December 31, 2022

Gross principal value of convertible notes – related party	$370,000	$370,000
Gross principal value of convertible notes – non-related party	2,359,150	1,959,150
Unamortized loan discounts	(113,316)	(141,638)
Total convertible notes payable, Net	$2,615,834	$2,187,512

The principal and any accrued interest in the Round A Convertible Debt has a per share conversion price of $6.50 and bear a 10.0% annual interest rate, compounded calendar quarterly. Accrued interest of $256,204 was recorded at June 30, 2023. The notes issued under the Round A Convertible Debt are due two years from the date of issuance or earlier if converted to Common Shares. Due dates range from October 2023 through June 2025.  Related party Round A Convertible Debt payable as of June 30, 2023, holds the same terms as the other Round A Convertible Debt.

NOTE 10 –NOTE PAYABLE - RELATED PARTY

As of June 30, 2023 and December 31, 2022, the amount outstanding of non-convertible Note Payable to related parties amounted to:

	June 30, 2023	December 31, 2022

Gross principal value of note payable – related party	$1,681,755	$1,681,755
Unamortized loan discounts	(86,537)	(259,617)
Total notes payable – related party, Net	$1,595,218	$1,422,138

The Note Payable bears a 10.0% annual interest rate, compounded calendar quarterly. Accrued interest of $213,749 was recorded at June 30, 2023. The related party note is due two years from the date of issuance and is due in October 2023.

F-53

NOTE 11– EQUITY TRANSACTIONS

The Company initially authorized 10,000,000 shares of $0.01 par value common stock on June 21, 2021, the Company’s inception date. On November 22, 2021, the Company filed restated Articles of Incorporation, authorizing 100,000,000 shares of $0.01 par value of common stock (“Common shares”). Common shares have all right and voting privileges of standard common shares.

Upon Company formation, 5,943,750 share of common stock were issued.

On April 1, 2022, the Company issued 8,915 common shares for the purchase of payment rights.

On April 15, 2022, the Company issued 236,974 common shares for the purchase of membership interest.

On April 15, 2022, the Company issued 63,026 common shares for the conversion of debt.

On September 24, 2022, the Company issued 1,540 common shares for service.

On December 27, 2022, the Company issued 627,806 common shares for the purchase of membership interest.

On December 31, 2022, the Company issued 8,270 common shares for service.

On January 31, 2023 the Company issued 770 common shares for service.

As of June 30, 2023, 6,891,051 remain outstanding.

New Warrant Issuances

On June 12, 2023, the Company issued Common Stock Purchase Warrant “A-19” in conjunction with the issuance of $400,000 of Round A Convertible Notes.  The warrant provides the option to purchase 15,385 Class A Common Shares at a price of $9.00.  The warrants expire on June 12, 2025.

The company uses the Black Scholes option pricing model to value its warrants and options. The significant inputs are as follows:

Expected Dividend Yield	0%
Expected Volatility	57.76%
Risk Free Rate	3.61%
Weighted Average Expected Life of warrants	1.91 years

F-54

Company Warrants:

WARRANTS
January 1, 2023 to June 30, 2023

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Contractual Life (Yrs)	Aggregate Intrinsic Value
Outstanding - June 30, 2023	166,517	$9.00	1.91	$0.00
Exercisable - June 30, 2023	166,517	$9.00	1.91	$0.00
Granted	15,385	$9.00	3.20	$0.00
Forfeited or Expired	0	$0.00	0.00	$0.00
Exercised	0	$0.00	0.00	$0.00
Outstanding - June 30, 2023	181,902	$9.00	2.02	$0.00
Exercisable - June 30, 2023	181,902	$9.00	2.02	$0.00

NOTE 12 - FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At June 30, 2023, the Company is the holder of 250,000 LBX Tokens which were initially recorded at their purchase price of $8 per token.  During 2022, the value of the LBX Tokens were written to $0 to reflect that there was no market for the tokens.  No cash consideration was given but a convertible note in the amount of $2,000,000 and 76,924 warrants (Warrant “A-2”) were issued to Westside Advisors LLC.

F-55

NOTE 13 – RELATED PARTY TRANSACTIONS

Land Resources & Royalties LLC / Wabash Enterprises LLC

The Company may at times lease property from Land Resources & Royalties LLC (“LRR”) and enter into various other agreements with LRR and/or its parent company, Wabash Enterprises LLC, an entity owned and controlled by certain members of the Company’s management who are also directors and shareholders of the Company.  On January 24, 2022, Wabash Enterprises LLC invested $50,000 cash into the Company in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-3”.

Land Betterment Corporation

The Company may at times enter into agreements with Land Betterment Corporation, an entity controlled by certain members of the Company’s management who are also directors and shareholders of the Company.

American Resources Corporation

The Company may at times enter into agreements with American Resources Corporation, an entity controlled by certain members of the Company’s management who are also directors and shareholders of the Company.

Westside Advisors LLC

The Company may at times enter into agreements with Westside Advisors LLC, an entity controlled by certain members of the Company’s management who are also shareholders of the Company.  In October 2021, Westside Advisors LLC sold 250,000 LBX Tokens it owned to the Company in exchange for the Round A Convertible Note of $2,000,000 and 76,924 warrants (Warrant “A-2”); no cash was part of this consideration.

T Squared Partners LP

The Company may at times enter into agreements with T Squared Partners LP, an entity controlled by certain members of the Company's management who are also shareholders of the Company.  On October 2, 2021, T Squared Partners LP invested $250,000 cash into the Royalty in the form of the Round A Convertible Note and 9,616 warrants issued under Warrant “A-1”.  On January 31, 2022, T Squared Partners LP invested an additional $50,000 cash into the Royalty in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-5”.

White River Holdings LLC

The Company may at times enter into agreements with White River Holdings LLC, an entity controlled by certain shareholders of the Company.  On January 1, 2022, Royalty entered into a consulting agreement with White River Holdings LLC whereby we paid White River Holdings a monthly consulting fee.  On February 1, 2022, White River Holdings LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-6”.

First Frontier Capital LLC

The Company may at times enter into agreements with First Frontier Capital LLC, an entity controlled by the Company's management who are also shareholders of the Company.  On February 1, 2022, First Frontier Capital LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-7”.

F-56

NOTE 14 – COMMITMENTS AND CONTINGENCIES

In the course of normal operations, the Company may be involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material   adverse impact on the Company’s business or financial position.

NOTE 15 – SUBSEQUENT EVENTS

There are no subsequent events as of August 23, 2023.

F-57

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Royalty Management Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Royalty Management Corporation (the "Company") as of December 31, 2022 and 2021, the related statement of operations, stockholders' equity (deficit), and cash flows (as restated) for the year ended December 31, 2022 and for the period June 21, 2021 (Inception) through December 31, 2021 and the related notes (as restated for December 31, 2022) (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period June 21, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Previous Issued Financial Statements

The accompanying financial statements include a restatement to certain portions.  Notes 3A and 3B describe this restatement in more detail.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

May 2, 2023 except for Restatement as outlined in Footnote 3A and 3B which is dated October 5, 2023

F-58

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Balance Sheet

	December 31,	December 31,
	2022 As Restated	2021
Current Assets
Cash	$433,343	$0
Accounts Receivable	71,540	0
Total Current Assets	504,883	0
Long-Term Assets
Interest Receivable	147,084	0
Fee Income Receivable	376	0
Investments in Corporations and LLCs	10,115,948	251,639
Convertible Notes Receivable	350,000	0
Notes Receivable	250,000	0
Intangible Assets. Net of accumulated amortization $28,658 and $0	740,487	0
Restricted Cash	176,800	0
Operating lease right-of-use assets	181,006	0
Total Long-Term Assets	11,961,700	251,639

Total Assets	$12,466,583	$251,639

Current Liabilities
Current portion of operating lease liabilities, net	$11,876	$0
Accrued Expenses	481,318	47,397
Total Current Liabilities	493,194	47,397

Long-Term Liabilities
Convertible Notes Payable – Related Party, Net	3,609,650	174,274
Operating lease liabilities, net	169,252	0
Notes payable	42,000	0
Total Long-Term Liabilities	3,820,902	174,274

Total Liabilities	$4,314,096	$221,671

Stockholders’ Equity (Deficit)
Common Stock: $0.01 par value; 100,000,000 shares
authorized, 6,890,281 and 5,943,750 shares issued and
outstanding, respectively	$68,903	$59,438
Additional paid-in capital	10,829,366	27,106
Accumulated Deficit	(2,745,782)	(56,576)
Total Stockholders’ Equity (Deficit)	$8,152,487	$29,968

Total Liabilities & Stockholders’ Equity (Deficit)	$12,466,583	$251,639

F-59

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Operations

	December 31,
	2022 As Restated	2021
Income
RMC Environmental Services	$104,810	$0
Fee Income	376	0
Rental Income	67,500	0
Total Income	$172,686	$0

Operating Expenses
Administrative Expenses	227	0
Bank Fees & Service Charges	94	0
Sponsorship Expense	15,000	0
Professional Fees	95,787	0
Printing	869	0
Software & apps	265	0
Payroll	30,419	0
Payroll Taxes	2,942	0
Employee Insurance	718	0
Board of Directors Comp	60,000	0
Consultant Fee	75,000	0
Officers’ Salaries	75,000	0
Rent/Lease	59,052	0
Fuel	3,425	0
Equipment Rentals	44	0
Small Equipment	1,197	0
Telephone	319	0
Utilities	5,570	0
Impairment Loss	(2,000,000)	0
Total Operating Expenses	$2,425,929	$0

Net Loss from Operations	$(2,253,243)	$0

Other Income and Expense
Interest Income	149,808	0
Income/Loss from Investment	165,604	1,639
Amortization expense of intangibles	(28,658)	0
Convertible Debt Interest	(722,717)	(58,215)
Total Other Income and Expense	$(435,962)	$(56,577)
Net Loss for the Period	$(2,689,205)	$(56,577)

Weighted Average Number of Common Shares -
Basic and Diluted	6,890,281	5,943,750

Net Loss for the Period Per Common Share -
Basic and Diluted	(0.39)	(0.01)

F-60

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

December 31, 2022

	Par Value	0.01	Additional	Accumulated
	Shares	Amount	paid in capital	deficit	Total
December 31, 2020	0	0	0	0	0

Founding June 21, 2021	5,943,750	59,438	(59,438)	0	0

Amortization of debt discount and issuance costs			86,544		86,544

Net Loss				(56,577)	(56,577)

December 31, 2021	5,943,750	59,438	27,107	(56,577)	29,967

Common shares issued for purchase of membership interest	864,780	8,648	9,490,057	0	9,498,705

Common shares issued for conversion of debt	63,026	630	409,039	0	409,669

Common shares issued for purchase of the payment rights	8,915	89	89,061	0	89,150

Issuance of common stock for service	9,810	98	63,652	0	63,750

Amortization of debt discount and issuance costs			750,451		750,451

Net loss				(2,689,205)	2,689,205)

Balance December 31, 2022 (As Restated)	6,890,281	68,903	10,829,366	(2,745,782)	8,152,487

F-61

ROYALTY MANAGEMENT CORPORATION

Condensed Consolidated Statement of Cash Flows

	2022 As Restated	2021
Operating Activities
Net Income (loss)	$(2,689,205)	$(56,577)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization of debt discount	750,451	10,818
Amortization expense of intangibles	28,658	0
Amortization expense of right of use assets	122	0
Issuance of commons shares for service	63,750	0
Impairment Loss on Intangible Assets	2,000,000	0

Changes in Assets and Liabilities:
Accounts Receivable	(71,540)	0
Interest Receivable	(147,084)	0
Fee Income Receivable	(376)	0
Accrued Expenses	433,920	47,397
Net Cash Provided by Operating Activities	$368,696	$1,639

Investing Activities
Investments in Corporations and LLCs	$(365,604)	$(251,639)
Convertible Notes Receivable	(350,000)	0
Notes Receivable	(250,000)	0
Intangible Assets	(679,995)	0
Net Cash Used by Investing Activities	$(1,645,599)	$(251,639)

Financing Activities
Notes Payable	$42,000	$0
Proceeds from issuance of convertible notes	1,435,377	250,000
Convertible Note Conversions	409,669	0
Net Cash Provided by Financing Activities	$1,887,046	$250,000

Net Cash Increase for the Year	$610,143	$0
Cash at Beginning of the Year	0	0
Cash at End of the Year	$610,143	$0

Supplemental Information
Discount on Convertible Notes	$750,451	$86,544
Acquisition of right of use assets for lease obligation	186,636	0
Issuance of common shares for purchase of membership interest	9,498,705	0

F-62

ROYALTY MANAGEMENT CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 (As Restated) and 2021

NOTE 1 – NATURE OF OPERATIONS

Royalty Management Corporation (“RMC” or the “Company”) is a corporation organized under the laws of Indiana on June 21, 2021. The Company was formed for the purpose of investing or purchasing assets that have current or near-term income to provide the company with accretive cash flow from which it can reinvest in new assets or expand cash flow from existing assets. These assets typically are natural resources assets (including real estate and mining permits), patents, intellectual property, and emerging technologies.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Coking Coal Financing LLC and RMC Environmental Services LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Coking Coal Financing LLC was acquired during April 2022 for the purpose of holding energy contracts.

RMC Environmental Services LLC was formed during 2022 to conduct environmental consulting and services.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. (“U. S. GAAP”).

The Company adopted the calendar year as its basis of reporting.

Going Concern: The Company has suffered recurring losses from operations and currently a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We plan to generate profits by expanding current coal operations as well as developing new coal operations. However, we will need to raise the funds required to do so through sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with GAAP requirements management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the United States along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to credit risk, and changes to regulations governing the Company’s industry. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

F-63

Related Party Policies

In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Cash

The Company’s cash is maintained in bank deposit accounts which, at times, may exceed federally insured limits. To date, there have been no losses in such accounts.

Restricted Cash

The Company has $176,800 in restricted cash that is at deposit with the Kentucky State Treasurer that serves as a performance bond required for a mining permit held by McCoy Elkhorn Coal LLC.

The following table sets forth a reconciliation of cash and restricted cash reported in the consolidated balance sheet that agrees to the total of those amounts as presented in the consolidated statement of cash flows for the year ended December 31, 2022 and 2021.

	December 31,
	2022	2021
Cash	$433,816	$0
Restricted Cash	176,800	0
Total cash and restricted cash presented in the statement of cash flows	$610,616	$0

Allowance for Doubtful Accounts

The Company recognizes an allowance for losses on trade and other accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable amounts considered at risk or uncollectible.

Allowance for trade receivables as of December 31, 2022 and 2021 amount to $0, for both years. Allowance for other accounts receivable, including interest, fee, convertible notes, and notes receivable as of December 31, 2022 and 2021 amounted to $0 for both years.

Beneficial Conversion Features of Convertible Securities

Conversion options that are not bifurcated as a derivative pursuant to ASC 815 and not accounted for as a separate equity component under the cash conversion guidance are evaluated to determine whether they are beneficial to the investor at inception (a beneficial conversion feature) or may become beneficial in the future due to potential adjustments. The beneficial conversion feature guidance in ASC 470-20 applies to convertible stock as well as convertible debt which are outside the scope of ASC 815. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. In addition, our convertible debt issuances contain conversion terms that may change upon the occurrence of a future event, such as antidilution adjustment provisions. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as a dividend over either the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the dividend must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence. The conversion feature is linked to the Company’s own equity value, therefore there is no requirement to quantify the beneficial conversion feature.

F-64

The Company has a convertible note outstanding. Principal and accrued interest is convertible into common shares at $6.50 per share.

Loan Issuance Costs and Convertible Note Discounts

Loan Issuance Costs and Convertible Note Discounts are amortized using the effective interest method. Amortization expense of $424,922, which was included in convertible debt interest of $722,717 as of December 31, 2022.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 from services provided when (a) persuasive evidence that an agreement exists; (b) the products or services has been delivered or completed; (c) the prices are fixed and determinable and not subject to refund or adjustment; and (d) collection of the amounts due is reasonably assured.

Our revenue is comprised of the performance of environmental services and royalty and lease revenue governed by the underlying contracts. As of December 31, 2022, all the revenue generating activity is undertaken in eastern Kentucky, Indiana, and Limpopo, South Africa.

Leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASU 2016-02). ASU 2016-02, along with related amendments issued from 2017 to 2018 (collectively, the “New Leases Standard), requires a lessee to recognize a right-of-use asset and a lease liability on the balance sheet. The Company adopted ASU 2016-02 upon inception.

The Company leases certain office space under noncancelable operating leases, typically with initial terms of 10 years. Right to use assets recorded on the balance sheet as of December 31, 2022, associated with these leases amounted to $181,006. Right to use liabilities recorded on the balance sheet as of December 31, 2022, associated with these leases amounted to $181,128.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

F-65

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and various state income tax returns. The Company was formed in 2021 and has filed all required tax returns to date. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

New Accounting Pronouncements:

Management has determined that the impact of the following recent FASB pronouncements will not have a material impact on the financial statements.

ASU 2020-10, Codification Improvements, effective for years beginning after December 15, 2020.

ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable and other Costs, effective for years beginning after December 15, 2020.

ASU 2020-06, Debt – Debt with Conversion and Other Options, effective for years beginning after December 15, 2021. Management is still evaluating the effects of this pronouncement ahead of its effective date.

NOTE 3A — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AS OF December 31, 2022

The Company is filing this Amendment to amend the Original Report, to restate the Company’s related statement of cash flows and related footnote disclosures as of and for the year ended December 31, 2022 to correct errors noted below that were identified by the Company’s management.  The errors related to the cash effects of issuance of common stock to purchase a membership interest.

The following table summarizes the effect of the restatement on each financial statement line items as of December 31, 2022.

	As Previously		Restated
	Reported	Adjustments	Balances
Operating Activities
Issuance of common shares for purchase of membership interest	$9,498,705.00	$(9,498,705.00)	$-
Impairment loss on intangible asset	-	2,000,000.00	2,000,000.00
Net Cash Provided by Operating Activities	7,867,401.00	(7,498,705.00)	368,696.00
Investing Activities
Investments in Corporations and LLCs	(9,864,309.00)	9,498,705.00	(365,604.00)
Net Cash Used by Investing Activities	(11,144,304.00)	9,498,705.00	(1,645,599.00)
Financing Activities
Proceeds from issuance of convertible notes	3,435,377.00	(2,000,000.00)	1,435,377.00
Net Cash Provided by Financing Activities	3,887,046.00	(2,000,000.00)	1,887,046.00
Net Cash Increase for the Year	$610,143.00	$-	$610,143.00
Supplemental Information
Issuance of common shares for purchase of membership interest	1,540,331.00	7,958,374.00	9,498,705.00

As a result, these restatements and revisions result in cash flow classification differences and will have no impact on the Company’s current or previously reported cash position, operating expenses, or ending cash flow for the period represented.

NOTE 3B — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AS OF December 31, 2022

The Company is filing this Amendment to amend the Original Report, to restate the Company’s related balance sheets, statement of operations, and footnote disclosures as of and for the year ended December 31, 2022 to correct errors noted below that were identified by the Company’s management.  The errors related to the cash effects of the impairment of intangible assets.

The following table summarizes the effect of the restatement on the balance sheet line items as of December 31, 2022.

	As Previously		Restated
	Reported	Adjustments	Balances
Intangible Assets. Net of accumulated amortization	$769,145	$(28,658)	$740,487
Total Long-Term Assets	11,990,358	(28,658)	11,961,700
Total Assets	12,495,241	(28,658)	12,466,583
Accumulated Deficit	(2,717,124)	(28,658)	(2,745,782)
Total Stockholders’ Equity (Deficit)	8,181,145	(28,658)	8,152,487
Total Liabilities & Stockholders’ Equity (Deficit)	12,495,241	(28,658)	12,466,583

The following table summarizes the effect of the restatement on the statement of operations line items as of December 31, 2022.

	As Previously		Restated
	Reported	Adjustments	Balances
Amortization expense of intangibles	$0	$(28,658)	$(28,658)
Total Other Income and Expense	(407,304)	(28,658)	(435,962)
Net Loss for the Period	(2,660,547)	(28,658)	(2,689,205)

As a result, these restatements and revisions result in the financial statement line items noted and will have no impact on the Company’s current or previously reported statements for the period represented.

NOTE 4 – INVESTMENTS IN CORPORATIONS AND LLCS

Investments in corporations and llcs as of December 31, 2022 and 2021 consisted of the following:

	December 31,
	2022	2021

FUB Mineral LLC	$617,243	$251,639
MaxPro Investment Holdings	9,498,705	0
Total Investments in corporations and llcs	$10,115,948	$251,639

F-66

FUB Mineral LLC

On October 1, 2021, the Company made an investment into FUB Mineral LLC (FUB) in the amount of $250,000 in exchange 38.45% of the membership interest. As such, the investment in FUB will be accounted for using the equity method of accounting. On February 1, 2022, the Company invested an additional $200,000 into FUB Mineral LLC through the purchase of debt held in that entity. The Company recorded pass through activity of $165,604 and $1,639, for the years ended December 31, 2022 and 2021, respectively.

MaxPro Investment Holdings

On December 23, 2022, the Company entered into an agreement with Maxpro Invest Holdings Inc. (Maxpro) to purchase from Maxpro the sum of 95,000,000 Class A Common Stock of Ferrox Holdings Ltd. that was owned by Maxpro. The consideration paid to Maxpro for those shares was the sum of 627,806 shares of common stock of the Company. The investment is carried at the cost of consideration paid and accounted for on the cost method of accounting.  The investment is measured for impairment when conditions arise requiring the review.  As of December 31, 2022 no events have transpired and the Company owns 9.9%.

NOTE 5 – CONVERTIBLE NOTES RECEIVABLE

Convertible notes receivable as of December 31, 2022 and 2021 consisted of the following:

	December 31,
	2022	2021

Heart Water Inc.	$100,000	$0
Advanced Magnetic Lab, Inc.	250,000	0
Total convertible notes receivable	$350,000	$0

Heart Water Inc.

On December 2, 2022, the Company advanced $100,000 to Heart Water Inc. in exchange for a Convertible Promissory Note issued to the Company. The Convertible Promissory Note carries an 8.0% annual interest rate. Concurrently, the Company and Heart Water entered into an agreement whereby the Company has the ability to invest in certain development projects of Heart Water in exchange for a per-gallon of water payment from the water that is captured and sold from the project.

Advanced Magnetic Lab, Inc.

On December 21, 2022, Advanced Magnetic Lab, Inc. (or AML) issued a Convertible Promissory Note to the Company in the amount of $250,000. The Convertible Promissory Note carries a 10.0% annual interest rate, compounded monthly, and has the ability to convert into a maximum of 166,667 common stock of AML or repaid at maturity, which is December 21, 2024. Concurrently, the Company and AML entered into a royalty agreement whereby the Company will receive between 0.5% and 1.5% of the sales revenue received from sales of product(s) developed under a Technology Development and Services Agreement.

NOTE 6 – NOTES RECEIVABLE

Ferrox Holdings Ltd.

In March 2022 and September 2022, the Company made a series of investments totaling $250,000 into convertible debt of Ferrox Holdings, Ltd (Ferrox). The convertible debt holds a 7.0% annual interest rate, compounded annually, and is convertible into common stock of Ferrox at $0.15 per share. As part of its investment in the convertible debt of Ferrox, the Company also received an additional 833,335 common shares of Ferrox at the time of investment.

F-67

NOTE 7 – INTANGIBLE ASSETS

Intangible assets as of December 31, 2022 and 2021 consisted of the following:

	December 31,
	2022	2021

Mining Permit Package	$68,739	$0
MC Mining	149,150	0
Carnegie ORR	117,623	0
Energy Technologies Inc	52,700	0
Coking Coal Financing LLC	53,978	0
RMC Environmental Services LLC	225,000	0
Texas Tech University	100,000	0
Pollinate	1,954	0
Total Intangible Assets	$769,145	$0

Amortization Expense - Intangible Assets totaled $28,658 and $0 for the years ended December 31, and 2022, respectively. The estimated aggregate amortization on intangible assets for the calendar year 2023 is $75,227.

Land Betterment Exchange (LBX)

The Company is the holder of 250,000 LBX Tokens. The Company purchased the LBX Tokens for the consideration of $2,000,000 of Round A Convertible Debt and 76,924 Warrant “A-2” issued to an affiliated party. The token issuance process is undertaken by a related party, Land Betterment Corporation, and is predicated on proactive environmental stewardship and regulatory bond releases. As of June 30, 2022, there is no market for the LBX Token and therefore the purchase price of $8 per token has been assigned for fair value. The consideration issued for the 250,000 tokens was in the form of a $2,000,000 convertible note. Due to the lack of market or independent market level transactions, the value assigned to the LBX Token of $0 as of December 31, 2022. The impairment loss was recorded in the statement of operations as an operating expense. The intangible will be treated as an indefinite lived asset.

Mining Permit Package

On January 3, 2022, the Company entered into an agreement with a Kentucky licensed engineer to create three coal mining permits for the total payment of $75,000, payable in equal weekly installments over the course of 36 weeks. The permits will be held in the name of American Resources Corporation, or its subsidiaries, and the Company will receive an overriding royalty in the amount of the greater of $0.10 per ton or 0.20% of the gross sales price of the coal sold from the permit. The intangible will be amortized over its initial 10 year contract period.

MC Mining

On April 1, 2022, the Company purchased the rights to receive rental income from property located in Pike County, Kentucky. The rental income is $2,500 per month and the consideration paid by the Company to the seller was a total of $149,150.44, which represents $60,000 in cash to be paid to the seller in the form of 80% of the monthly rental income until the cash consideration is paid in full, plus the issuance of $89,150.44 worth of shares of the Company that will be valued at the same per common share value at the consummation of a transaction that results in the Company becoming publicly traded. The intangible will be amortized over its initial 30 year contract period.

F-68

Carnegie ORR

On May 20, 2022, the Company entered into an agreement to fund the development of a series of coal mines located in Pike County, Kentucky in exchange for a promissory note to repay the Company its capital invested, plus interest, and then an ongoing overriding royalty from coal sold from the mines. $117,623.17 has been funded by the Company under this contract thus far. The operator of the property is a related entity and is described more in Note 11. The intangible will be amortized over the anticipated 15 year mining plan.

Energy Technologies Inc

On September 30, 2022, the Company entered into an agreement to purchase, for the consideration of $52,700, a partial interest in a density gauge analyzer that is manufactured by Energy Technologies, Inc. and will be repaid to the Company on a per ton of coal basis from coal sold by using the density gauge analyzer. The operator of the technology is a related entity and is described more in Note 11. The intangible will be amortized over the 5 year useful life period of the underlying equipment.

Coking Coal Financing LLC

On April 15, 2022, the Company entered into a membership interests purchase agreement with ENCECo, Inc., the sole owner and member of Coking Coal Leasing LLC (“CCL”), whereby the Company issued 236,974 shares to ENCECo, Inc. for the purchase of purchase of CCL. As part of this transaction, the Company, through CCL, purchased a contract to manage the electrical power account for a coal mining complex located in Perry County, Kentucky. The fee for managing this contract payable to the Company is $5,000 per month. The intangible will be treated as an indefinite lived asset.

RMC Environmental Services LLC

On August 17, 2022, the Company formed RMC Environmental Services LLC as a wholly owned subsidiary of the Company for the purpose of purchasing certain rights to operate a clean fill landfill located in Hamilton County, Indiana that pays RMC Environmental Services for each load of clean fill material that is disposed on, or removed from, the landfill. The consideration paid by the Company was $225,000 for the rights to operate this business. The intangible will be amortized over its initial 5 year contract period.

Texas Tech University

On July 31, 2022, the Company purchased payments that are owed to Texas Tech University from a third party for sponsored research services performed by Texas Tech University and agreed to assume responsibility for those payments. The payments that were due to Texas Tech University amounted to $184,662.72 and the Company has since paid $100,000 of that amount so far. A note payable between the Company and the third party was created to reflect the assumption by the Company of these payments and the note pays interest and an ongoing royalty from the sales of product created from the sponsored research agreement with Texas Tech University. The operator of the technology is a related entity and is described more in Note 11. The intangible will be treated as an indefinite lived asset.

Pollinate

On July 15, 2022, the Company entered into a Honey Royalty Agreement whereby the Company will purchase apiaries for the use of Land Betterment Corporation and the Company will be paid $5.00 per pound of salable honey sold or used by Land Betterment from the purchased apiaries. The operator of Pollinate is a related entity and is described more in Note 11. The intangible will be treated as an indefinite lived asset.

F-69

NOTE 8 – RIGHT OF USE ASSETS

The right-of-use asset is the Company’s right to use an asset over the life of a lease. The asset is calculated as the initial amount of the lease liability, plus any lease payments made to the lessor before the lease commencement date, plus any initial direct costs incurred, minus any lease incentives received.

The Company’s discounted lease payment rate is 10%, which is the Company’s borrowing rate.

We lease an office from an affiliated entity, LRR, located at 1845 South KY Highway 15 South, Hazard, KY 41701. We pay $250.00 a month in rent with an initial lease term of 10 years.

We sublease an office from an affiliated entity, American Resources Corporation, located at 12115 Visionary Way, Ste 174, Fishers, IN 46038. We pay $2,143.25 a month in rent with an initial lease term of 10 years.

At December 31, 2022 and 2021, right of use assets and liabilities were comprised of the following:

	December 31,
	2022	2021
Assets:
ROU asset	181,006	0

Liabilities
Current:
Operating lease assets	11,876	0
Non-current
Operating lease assets	169,252	0

As of December 31, 2022, remaining maturities of lease liabilities were as follows:

2023	11,876
2024	13,119
2025	14,494
2026	16,011
2027 and thereafter	125,628
181,128

NOTE 9 – ROUND A CONVERTIBLE DEBT

As of December 31, 2022, the amount outstanding under the Round A Convertible Debt amounted to:

December 31, 2022
Gross principal value of convertible notes	$4,010,905
Unamortized loan discounts	(401,255)
Total convertible notes payable - related party, Net	$3,609,650

The principal and any accrued interest in the Round A Convertible Debt has a per share conversion price of $6.50 and bear a 10.0% annual interest rate, compounded calendar quarterly. Accrued interest of $253,768 and $47,397 was recorded at December 31, 2022 and 2021, respectively. The notes issued under the Round A Convertible Debt are due two years from the date of issuance or earlier if converted to Common Shares. Due dates range from June 2023 through December 2024.

F-70

NOTE 10– EQUITY TRANSACTIONS

The Company initially authorized 10,000,000 shares of $0.01 par value common stock on June 21, 2021, the Company’s inception date. On November 22, 2021, the Company filed restated Articles of Incorporation, authorizing 100,000,000 shares of $0.01 par value of common stock (“Common shares”). Common shares have all right and voting privileges of standard common shares.

Upon Company formation, 5,943,750 share of common stock were issued.

On April 1, 2022, the Company issued 8,915 common shares for the purchase of payment rights.

On April 15, 2022, the Company issued 236,974 common shares for the purchase of membership interest.

On April 15, 2022, the Company issued 63,026 common shares for the conversion of debt.

On September 24, 2022, the Company issued 1,540 common shares for service.

On December 27, 2022, the Company issued 627,806 common shares for the purchase of membership interest.

On December 31, 2022, the Company issued 8,270 common shares for service.

As of December 31, 2022, 6,890,281 remain outstanding.

New Warrant Issuances

On January 4, 2022, the Company issued Common Stock Purchase Warrant “A-4” in conjunction with the issuance of $100,000 of Round A Convertible Notes. The warrant provides the option to purchase 3,847 Class A Common Shares at a price of $9.00. The warrants expire on January 4, 2024.

On January 24, 2022, the Company issued Common Stock Purchase Warrant “A-3” in conjunction with the issuance of $50,000 of Round A Convertible Notes. The warrant provides the option to purchase 1,924 Class A Common Shares at a price of $9.00. The warrants expire on January 24, 2024.

On January 31, 2022, the Company issued Common Stock Purchase Warrant “A-5” in conjunction with the issuance of $50,000 of Round A Convertible Notes. The warrant provides the option to purchase 1,924 Class A Common Shares at a price of $9.00. The warrants expire on January 31, 2024.

On February 2, 2022, the Company issued Common Stock Purchase Warrants “A-6” and “A-7” in conjunction with the issuance of two of Round A Convertible Notes totaling $20,000. The warrants provide the option to purchase a combined total of 770 Class A Common Shares at a price of $9.00. The warrants expire on February 2, 2024.

On February 8, 2022, the Company issued Common Stock Purchase Warrant “A-8” in conjunction with the issuance of $75,000 of Round A Convertible Notes. The warrant provides the option to purchase 2,885 Class A Common Shares at a price of $9.00. The warrants expire on February 8, 2024.

F-71

On March 18, 2022, the Company issued Common Stock Purchase Warrant “A-9” in conjunction with the issuance of $295,000 of Round A Convertible Notes. The warrant provides the option to purchase 11,347 Class A Common Shares at a price of $9.00. The warrants expire on March 18, 2024.

On March 23, 2022, the Company issued Common Stock Purchase Warrant “A-10” in conjunction with the issuance of $25,000 of Round A Convertible Notes. The warrant provides the option to purchase 962 Class A Common Shares at a price of $9.00. The warrants expire on March 23, 2024.

On July 21, 2022, the Company issued Common Stock Purchase Warrant “A-11” in conjunction with the issuance of $150,000 of Round A Convertible Notes. The warrant provides the option to purchase 5,770 Class A Common Shares at a price of $9.00. The warrants expire on July 21, 2024.

On August 16, 2022, the Company issued Common Stock Purchase Warrant “A-12” in conjunction with the issuance of $136,700 of Round A Convertible Notes. The warrant provides the option to purchase 5,258 Class A Common Shares at a price of $9.00. The warrants expire on August 16, 2024.

On September 8, 2022, the Company issued Common Stock Purchase Warrant “A-13” in conjunction with the issuance of $213,800 of Round A Convertible Notes. The warrant provides the option to purchase 8,224 Class A Common Shares at a price of $9.00. The warrants expire on September 8, 2024.

On September 8, 2022, the Company issued Common Stock Purchase Warrant “A-14” in conjunction with the issuance of $318,650 of Round A Convertible Notes. The warrant provides the option to purchase 12,256 Class A Common Shares at a price of $9.00. The warrants expire on September 8, 2024.

On September 26, 2022, the Company issued Common Stock Purchase Warrant “A-15” in conjunction with the issuance of $300,000 of Round A Convertible Notes. The warrant provides the option to purchase 11,539 Class A Common Shares at a price of $9.00. The warrants expire on September 26, 2024.

On October 19, 2022, the Company issued Common Stock Purchase Warrant “A-16” in conjunction with the issuance of $195,000 of Round A Convertible Notes. The warrant provides the option to purchase 7,500 Class A Common Shares at a price of $9.00. The warrants expire on October 19, 2024.

On October 20, 2022, the Company issued Common Stock Purchase Warrant “A-17” in conjunction with the issuance of $100,000 of Round A Convertible Notes. The warrant provides the option to purchase 3,847 Class A Common Shares at a price of $9.00. The warrants expire on October 20, 2024.

On December 20, 2022, the Company issued Common Stock Purchase Warrant “A-18” in conjunction with the issuance of $50,000 of Round A Convertible Notes. The warrant provides the option to purchase 1,924 Class A Common Shares at a price of $9.00. The warrants expire on December 20, 2024.

The company uses the Black Scholes option pricing model to value its warrants and options. The significant inputs are as follows:

Expected Dividend Yield	0%
Expected Volatility	57.76%
Risk Free Rate	4.04%
Weighted Average Expected Life of warrants	2.35 years

F-72

Company Warrants:

NOTE 10 - FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2022, the Company is the holder of 250,000 LBX Tokens which were initially recorded at their purchase price of $8 per token. During 2022, the value of the LBX Tokens were written to $0 to reflect that there was no market for the tokens. No cash consideration was given but a convertible note in the amount of $2,000,000 and 76,924 warrants (Warrant “A-2”) were issued to Westside Advisors LLC.

F-73

NOTE 11 – RELATED PARTY TRANSACTIONS

Land Resources & Royalties LLC / Wabash Enterprises LLC

The Company may at times lease property from Land Resources & Royalties LLC (“LRR”) and enter into various other agreements with LRR and/or its parent company, Wabash Enterprises LLC, an entity owned and controlled by certain members of the Company’s management who are also directors and shareholders of the Company. On January 24, 2022, Wabash Enterprises LLC invested $50,000 cash into the Company in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-3”.

Land Betterment Corporation

The Company may at times enter into agreements with Land Betterment Corporation, an entity controlled by certain members of the Company’s management who are also directors and shareholders of the Company.

American Resources Corporation

The Company may at times enter into agreements with American Resources Corporation, an entity controlled by certain members of the Company’s management who are also directors and shareholders of the Company.

Westside Advisors LLC

The Company may at times enter into agreements with Westside Advisors LLC, an entity controlled by certain members of the Company’s management who are also shareholders of the Company. In October 2021, Westside Advisors LLC sold 250,000 LBX Tokens it owned to the Company in exchange for the Round A Convertible Note of $2,000,000 and 76,924 warrants (Warrant “A-2”); no cash was part of this consideration.

T Squared Partners LP

The Company may at times enter into agreements with T Squared Partners LP, an entity controlled by certain members of the Company’s management who are also shareholders of the Company. On October 2, 2021, T Squared Partners LP invested $250,000 cash into the Royalty in the form of the Round A Convertible Note and 9,616 warrants issued under Warrant “A-1”. On January 31, 2022, T Squared Partners LP invested an additional $50,000 cash into the Royalty in the form of the Round A Convertible Note and 1,924 warrants issued under Warrant “A-5”.

White River Holdings LLC

The Company may at times enter into agreements with White River Holdings LLC, an entity controlled by certain shareholders of the Company. On January 1, 2022, Royalty entered into a consulting agreement with White River Holdings LLC whereby we paid White River Holdings a monthly consulting fee. On February 1, 2022, White River Holdings LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-6”.

First Frontier Capital LLC

The Company may at times enter into agreements with First Frontier Capital LLC, an entity controlled by the Company’s management who are also shareholders of the Company. On February 1, 2022, First Frontier Capital LLC invested $10,000 cash into the Company in the form of the Round A Convertible Note and 385 warrants issued under Warrant “A-7”.

F-74

NOTE 12 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The primary temporary differences that give rise to the deferred tax assets and liabilities are as follows: accrued expenses.

Deferred tax assets consisted of $66,021 and $11,881 at December 31, 2022 and 2021, respectively, which was fully reserved. Deferred tax assets consist of net operating loss carryforwards in the amount of $77,902 and $11,881 at December 31, 2022 and 2021, respectively, which was fully reserved. The net operating loss carryforwards for year 2021 begin to expire in 2041. The application of net operating loss carryforwards are subject to certain limitations as provided for in the tax code. The Tax Cuts and Jobs Act was signed into law on December 22, 2017, and reduced the corporate income tax rate from 34% to 21%. The Company’s deferred tax assets, liabilities, and valuation allowance reflect the impact of the tax law.

The Company’s effective income tax rate is lower than what would be expected if the U.S. federal statutory rate (21%) were applied to income before income taxes primarily due to certain expenses being deductible for tax purposes but not for financial reporting purposes. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. All years are open to examination as of December 31, 2022.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

In the course of normal operations, the Company may be involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material adverse impact on the Company’s business or financial position.

NOTE 14 – SUBSEQUENT EVENTS

The Company’s wholly owned subsidiary, RMC Environmental Services LLC, signed a service lease with a related party, Land Resources & Royalties LLC effective January 1, 2023. The initial term of the lease is for five years. Rent is the greater of $2,000 per month or 20% of monthly revenue.

On February 21, 2023 and March 20, 2023, the Company invested an additional $50,000 on each date into Advanced Magnet Lab, Inc. (or “AML”) as a Convertible Promissory Note under the same terms and conditions as the Convertible Promissory Note the Company invested into AML on December 21, 2022.

F-75

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

AMERICAN ACQUISITION OPPORTUNITY INC.

ROYALTY MERGER SUB, INC.

and

ROYALTY MANAGEMENT CORPORATION

Dated as of June 28, 2022

A-1

A-2

(continued)

Page
SECTION 4.16 Environmental Matters	A-45
SECTION 4.17 Material Contracts	A-47
SECTION 4.18 Customers and Suppliers	A-49
SECTION 4.19 Insurance	A-49
SECTION 4.20 Internal Controls	A-50
SECTION 4.21 Registration Statement	A-50
SECTION 4.22 Operations of the Company Business During COVID-19	A-50
SECTION 4.23 Support Agreement	A-50
SECTION 4.24 Board Approval; Vote Required	A-51
SECTION 4.25 Reserved	A-51
SECTION 4.26 Brokers	A-51
SECTION 4.27 Takeover Laws	A-51
SECTION 4.28 International Trade Matters; Anti-Bribery Compliance	A-51
SECTION 4.29 Related Party Transactions	A-52
SECTION 4.30 Not An Investment Company	A-53
SECTION 4.31 Withholding	A-53
SECTION 4.32 Exclusivity of Representations and Warranties	A-53
SECTION 4.33 Full Disclosure	A-53

ARTICLE V REPRESENTATIONS AND WARRANTIES OF AAO AND MERGER SUB	A-54
SECTION 5.1 Corporate Organization	A-54
SECTION 5.2 Certificate of Incorporation and Bylaws	A-54
SECTION 5.3 Capitalization	A-54
SECTION 5.4 Authority Relative to This Agreement	A-53
SECTION 5.5 No Conflict; Required Filings and Consents	A-56
SECTION 5.6 Compliance	A-56
SECTION 5.7 AAO SEC Documents and Financial Statements	A-57
SECTION 5.8 Absence of Certain Changes or Events	A-58
SECTION 5.9 Absence of Litigation	A-58
SECTION 5.10 Board Approval; Vote Required	A-58
SECTION 5.11 No Prior Operations of Merger Sub	A-58
SECTION 5.12 AAO Trust Fund	A-59
SECTION 5.13 Employees	A-59
SECTION 5.14 Taxes	A-59
SECTION 5.15 Listing	A-61

A-3

(continued)

A-4

(continued)

A-5

MERGER AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of June 28, 2022 (this “Agreement”), by and among American Acquisition Opportunity Inc., a Delaware corporation (“AAO”), Royalty Merger Sub, Inc., an Indiana corporation (“Merger Sub”), and Royalty Management Corporation, an Indiana corporation (the “Company”). AAO, Merger Sub, and the Company are sometimes referred to individually herein as a “Party” and, collectively, the “Parties.”

WHEREAS, AAO is a special purpose acquisition company incorporated in Delaware and formed to acquire one or more operating businesses through a business combination;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct subsidiary of AAO and was formed for the sole purpose of the Merger;

WHEREAS, subject to the terms and conditions of this Agreement and in accordance with the Indiana Business Corporation Law (the “IBCL”), at the Effective Time, Merger Sub will merge with and into the Company pursuant to the Merger, with the Company surviving as the Surviving Corporation;

WHEREAS, in connection with the Merger, the Shareholders will be entitled to receive the Merger Consideration, as described in this Agreement;

WHEREAS, the Sponsor, certain of Sponsor’s Affiliates and AAO have entered into a Sponsor Support Agreement, dated as of the date hereof (the “Sponsor Support Agreement”), providing that dated as of the date hereof, providing that, among other things, the Principal Shareholders will vote in favor of this Agreement and the Transactions (including the Merger);

WHEREAS, AAO and the Principal Shareholders, contemporaneously with the execution and delivery of this Agreement, have entered into the Shareholder Support Agreement, dated as of the date hereof (the “Shareholder Support Agreement”), providing that, among other things, the Principal Shareholders will vote in favor of this Agreement and the Transactions (including the Merger);

WHEREAS, at the Closing, AAO, certain stockholders of AAO and certain Shareholders will enter into an Amended and Restated Registration Rights Agreement with AAO (the “Registration Rights Agreement”), which will, among other things, govern the registration of certain Company Common Stock for resale and also provide for a lock-up pertaining to certain Company Common Stock owned by such Shareholders and which shall be effective as of the Closing.

WHEREAS, in connection with the Merger, AAO shall adopt the second amended and restated certificate of incorporation (the “Amended Charter”) in the form attached hereto as Exhibit B, to provide for, among other things, an increase in the number of authorized shares of AAO Common Stock;

WHEREAS, in connection with the Merger, AAO shall adopt the amended and restated bylaws (the “Amended Bylaws”) in the form attached hereto as Exhibit C;

A-6

WHEREAS, the respective boards of directors of each of AAO, Merger Sub and the Company have each (a) unanimously approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and IBCL and (b) adopted a resolution recommending to their respective stockholders or shareholders, as the case may be, the approval and adoption of this Agreement and the Transactions;

WHEREAS, the sole shareholder of Merger Sub has approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the IBCL;

WHEREAS, each of the Parties intends that, for United States federal income tax purposes, (a) this Agreement shall be adopted as a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) and (b) the Merger shall constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations (collectively, the “Intended Tax Treatment”); and

WHEREAS, all capitalized terms not defined in these Recitals shall have the respective meanings ascribed to them in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. For purposes of this Agreement:

“AAO Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of AAO, dated March 17, 2021.

“AAO Class A Common Stock” means, at all times prior to the Effective Time, AAO’s Class A Common Stock, par value $0.0001 per share.

“AAO Class B Common Stock” means, at all times prior to the Effective Time, AAO’s Class B Common Stock, par value $0.0001 per share.

“AAO Common Stock” means, at all times prior to the Effective Time, AAO Class A Common Stock and AAO Class B Common Stock, collectively.

“AAO Extension Proposal” means a proposal which, at the discretion of AAO, may be submitted to the stockholders of AAO to amend AAO Certificate of Incorporation to extend the date by which AAO has to consummate a business combination from September 22, 2022 to December 22, 2022, or such other date reasonably determined by AAO, with such details as will be set forth in a proxy statement filed with the SEC.

“AAO Extension Redemption” means the right of stockholders of AAO to redeem AAO Common Stock pursuant to AAO’s Certificate of Incorporation in connection with the AAO Extension Proposal.

A-7

“AAO Material Adverse Effect” means any fact, event, circumstance, change or effect that, individually or in the aggregate with all other Effects, (a) has had a material adverse effect on the business, assets, financial condition or results of operations of AAO or (b) has a material adverse effect on the ability of AAO and/or Merger Sub to consummate the Transactions in accordance with the terms of this Agreement; provided, however, that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be an AAO Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law (including any COVID-19 Measures) or GAAP after the date of this Agreement; (ii) any material downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iii) any actions taken or not taken by AAO as required by this Agreement or any Ancillary Agreement; (iv) any fact, event, circumstance, change or effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions, (v) any actions taken, or failures to take any action, or such other changes or events, in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement, (vi) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, pandemic, explosion fire, act of God or other force majeure event (including, for the avoidance of doubt, COVID-19 and any Law, directive, pronouncement or guideline issued by a Governmental Authority, including the Centers for Disease Control and Prevention, providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or AAO’s compliance therewith), (vii) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, AAO operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States, or (viii) any failure of AAO to meet any projections, forecasts or budgets (provided, that any Effect underlying such failure (except to the extent otherwise excluded by the other clauses in this definition) shall be taken into account in determining whether an AAO Material Adverse Effect has occurred or would reasonably be expected to occur); provided, however, that any change, event, change, fact or circumstance referred to in clauses (i), (ii), (iv), (vi), and (vii) may be taken into account in determining if a “Material Adverse Effect” occurred to the extent it has a disproportionate impact on AAO as compared to similarly situated companies in the industry in which AAO conducts its operations, or the ability of AAO to perform its obligations under this Agreement and the Ancillary Agreements or to consummate the Transactions.

“AAO Organizational Documents” means the AAO Certificate of Incorporation and bylaws, in each case as amended, modified or supplemented from time to time.

A-8

“AAO Private Placement Warrants” has the meaning ascribed to “Private Warrant” in the AAO SEC Reports as of the date of this Agreement.

“AAO Public Warrant” has the meaning ascribed to “Public Warrant” in the AAO SEC Reports as of the date of this Agreement.

“AAO Units” means the units of AAO issued in connection with its initial public offering, which such units are comprised of one share of AAO Class A Common Stock and one-half of one AAO Public Warrant, which ceased trading and were separated into their component parts as of April 21, 2022.

“AAO Warrants” means, collectively, AAO Public Warrants and AAO Private Placement Warrants.

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the avoidance of doubt, Merger Sub shall be deemed to be an Affiliate of AAO.

“Ancillary Agreements” means the Amended Charter, the Amended Bylaws, the Shareholder Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, and all other agreements, certificates and instruments executed and delivered by the Parties in connection with the Transactions and specifically contemplated by this Agreement.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. Travel Act, 18 U.S.C. § 1952, and the U.K. Bribery Act 2010, when applicable.

“Books and Records” means books and records (whether written, electronic, or otherwise embodied) in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems or otherwise in the course of the conduct of the business of the Company.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are customarily open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used or held for use in the conduct of the Company Business.

A-9

“Closing Payment Shares” means eleven million one hundred thousand (11,100,000) shares of AAO Common Stock.

“Company Acquisition Proposal” means any proposal or offer from a Person or a “group” (as defined in the Exchange Act) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, of (i) any equity ownership in the Company or any of its controlled Affiliates or (ii) all or a material portion of assets or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Agreements or the Transactions shall constitute a Company Acquisition Proposal.

“Company Affiliate Agreement” means any Contract between the Company on the one hand, and a Related Party, on the other hand.

“Company Business” means the administration of current royalty interests or the investment in new royalty interests.

“Company Capital Stock” means the Company Common Stock and includes Company Common Stock issued upon the Company Convertible Debt Conversion and the Company Warrant Settlement.

“Company Certificate of Incorporation” means the First Amended and Restated Articles of Incorporation of the Company, as filed with the Indiana Secretary of State on November 22, 2021, as such may have been amended, supplemented, designated or modified from time to time.

“Company Common Stock” means the Company’s common stock, with a par value of $0.001 per share.

“Company Debt” means the following consolidated obligations of the Company: (a) all indebtedness for borrowed money or in respect of loans or advances of any kind or for the deferred purchase price of property or services, including “earn-out” payments; (b) all liabilities evidenced by bonds, debentures, promissory notes, mortgages or other debt instruments and debt securities; (c) all guarantees of the debt of other Persons on assets or properties of such Person, whether or not the obligations secured thereby have been assumed; (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn); (e) obligations under capitalized leases, (f) any unfunded or underfunded liabilities pursuant to any pension or nonqualified deferred compensation plan or arrangement and any earned but unpaid compensation (including salary, bonuses and paid time off) for any period prior to the Closing Date; and guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (f) above, and with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations. The amount of Company Debt as of the date hereof is set forth on Schedule 1.01(b).

A-10

“Company Disclosure Schedules” means the disclosure schedules, delivered as of the date hereof, by the Company to AAO and Merger Sub, which the Parties acknowledge and agree incorporate identified information related to the Company’s predecessors and assigns.

“Company Fully Diluted Capital Stock” means, without duplication, a number of shares of Company Common Stock equal to (a) the aggregate number of shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time after giving effect to the Company Convertible Debt Conversion and the Company Warrant Settlement; minus (b) any Treasury Shares.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or to which the Company otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change, effect or occurrence (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets or results of operations of the Company or (b) has a material adverse effect on the ability of the Company to consummate the Transactions in accordance with the terms of this Agreement; provided, however, that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law (including any COVID-19 Measures) after the date of this Agreement; (ii) events or conditions generally affecting the industries or geographic areas or markets in which the Company operates; (iii) any material downturn in general economic conditions, including material changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, cyberterrorism (including ransomware attacks), epidemics, pandemics or disease outbreaks (including COVID-19), or any escalation or worsening of any of the foregoing; (v) any hurricane, tornado, flood, earthquake, wild fire, natural disaster, or other acts of God or other force majeure event, including, for the avoidance of doubt, COVID-19 and any COVID-19 Measures, (vi) any actions taken or not taken by the Company as required by this Agreement or any Ancillary Agreement, (vii) any fact, event, circumstance, change or effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, distributors, licensors, partners, providers, employees or Governmental Authorities), provided, however, that the exceptions in clauses (vi) or (vii) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.5 and, to the extent related thereto, the condition in Section 8.2(a), or (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that clause (viii) shall not prevent or otherwise affect a determination that any event, change, fact or circumstance underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect, and provided, further, that any change, event, change, fact or circumstance referred to in clauses (i), (ii), (iii), (iv), and (v) may be taken into account in determining if a “Material Adverse Effect” occurred to the extent it has a disproportionate impact on (x) the Company as compared to similarly situated companies in the industry in which the Company conducts its operations, or (y) the ability of the Company to perform its obligations under this Agreement and the Ancillary Agreements or to consummate the Transactions).

A-11

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company.

“Company Convertible Debt” means, the Round A Convertible Notes issued to certain investors and listed on Schedule 4.3(e) of the Company Disclosure Schedules.

 “Company Requisite Approval” means the affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock, voting together as a single class.

“Company Warrant” means a warrant to purchase Company Common Stock.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, or any Suppliers or customers of the Company or AAO or its subsidiaries (as applicable) that is not already generally available to the public.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Copyright License” means any license that requires, as a condition of use, modification or distribution of software or other Intellectual Property subject to such license, that such software or other Intellectual Property subject to such license, or other software or other Intellectual Property incorporated into, derived from, used or distributed with such software or other Intellectual Property subject to such license (a) in the case of software, be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing derivative works, (c) be licensed under terms that allow the Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) be redistributable at no license fee. Copyright Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, workplace safety or similar Law promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

A-12

“DGCL” means the General Corporation Law of the State of Delaware.

“Environmental Laws” means any applicable Law, and any United States federal, state or local or non-United States laws relating to: (a) pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient or indoor air, soil, soil gas, surface water, groundwater, sediments, surface or subsurface strata); or (b) concerning the release, threatened release, presence of, exposure to, contamination of, or any injury or threat of injury to persons or property relating to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, sale, distribution, labeling, disposal or remediation of any Hazardous Substances or materials containing Hazardous Substances . The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; and the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq; the Safe Drinking Water and Toxic Enforcement Act of 1986, 27 Cal. Code Regs., §§ 25249 et seq, and Federal Insecticide, Fungicide, and Rodenticide Act.

“Environmental Claim” means any action, suit, claim, investigation or other proceeding by any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources assessments and damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the actual or alleged presence, generation, use, handling, transportation, storage, treatment, disposal, threatened Release or Release of, or exposure to, any Hazardous Substances; (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit; or (c) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient of (a) the Merger Consideration, divided by (b) the number of shares of Company Fully Diluted Capital Stock.

“Hazardous Substance(s)” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, carcinogenic, mutagenic, radioactive, a pollutant, a contaminant or is otherwise characterized by words of similar import or regulatory effect or that could give rise to Liability under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, natural gas, synthetic gas, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls and per- and polyfluoroalkyl substances.

A-13

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Immediate Family” means, with respect to any natural person, such person’s spouse or domestic partner, lineal ancestor or descendant, or sibling, including any adoptive relationship and relationships through marriage.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world (a) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, extensions or reexaminations thereof; (b) trademarks and service marks, trade dress, trade names, corporate names, any other indicia of source or origin, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (c) copyrights and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof; (d) trade secrets, know-how and other confidential information, in each instance, that derive independent economic value from not being generally known to the public and not being readily ascertainable by other Persons; (e) Internet domain names, social media accounts, websites and content; (f) Software and rights in Software.

“Intended Tax Treatment” has the meaning set forth in the recitals of this Agreement.

“International Trade Laws” means all applicable laws, regulations, rules and licenses of the United States and other governments, including but not limited to, the sanctions, embargoes and restrictions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the Foreign Trade Regulations administered by the U.S. Department of Commerce’s Bureau of Census, the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury.

“knowledge” or “to the knowledge” of a Person shall mean in the case of the Company or AAO, the actual knowledge of the Persons listed on Schedule 1.01(c) after reasonably inquiry.

“Leased Real Property” means the real property leased by the Company as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or Improvements located thereon.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable Securities Laws).

A-14

“Merger Consideration” means one hundred eleven million dollars ($111,000,000).

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Surviving Corporation Articles of Incorporation” means the form of articles of incorporation set forth on Exhibit D to be attached to this Agreement within 30 days after the date hereof.

“Surviving Corporation Bylaws” means the form of bylaws set forth on Exhibit E.

“NASDAQ” means the means the Nasdaq Global Select Market or the Nasdaq Global Market.

“IBCL” means the Indiana Business Corporation Law.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. For the avoidance of doubt, Open Source Licenses include Copyright Licenses.

 “Owned Real Property” means the land owned by the Company (collectively, the “Land”), together with all buildings and other structures, facilities, and other improvements located thereon (collectively, the “Improvements”); all right, title and interest of the Company if any, in and to any and all appurtenances, strips or gores, roads, easements, streets, alleys, drainage facilities and rights-of-way bounding any of the Land; all utility capacity, utilities, water rights, licenses, permits, entitlements, and bonds, if any, and all other rights and benefits attributable to the Land; and all rights of ingress and egress thereto; all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any Governmental Authority in connection with the Land or the Improvements held by or granted to the Company any of its respective predecessors in title, and/or the agents thereof with respect to the Land or the Improvements; all right, title and interest of the Company in and to all site plans, surveys, soil and substratus studies, and engineering and architectural drawings, plans and specifications, in the possession or control of the Company relating to the Land or Improvements; all equipment and other personal property owned by the Company located on and/or exclusively used in connection with the operation of the Land or Improvements; and all written service and maintenance contracts and other written contracts, if any, relating to the Land or Improvements.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s assets that are subject thereto; (b) Liens for Taxes not yet due and payable, or being contested in good faith for which adequate reserves have been set aside according to GAAP; (c) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (d) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company granted to any licensee in the ordinary course of business; and (e) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property.

A-15

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, health information, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, device or household, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data regulated by Privacy/Data Security Laws.

“Principal Shareholders” means White River Holdings LLC, First Frontier Capital LLC and Homewood Holdings LLC.

“Privacy/Data Security Laws” means all Laws, self-regulatory standards, third party system and platform requirements, and industry regulations governing (a) the receipt, collection, use, storage, processing, sharing, security, disclosure, transfer, sale, unauthorized access or modification, theft, loss, inaccessibility, breach, or transfer of Personal Information, Confidential Information, the Company’s Business Systems or Business Data and (b) unfair and deceptive practices, accessibility, advertising communications (e.g., text messages, emails, calls), PCI-DSS, location tracking and marketing.

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed other otherwise made available by or on behalf of the Company from which the Company has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Proxy Statement” means the proxy statement to be filed by AAO as part of the Registration Statement with respect to the Special Meeting for the purpose of soliciting proxies from stockholders of AAO to approve AAO Proposals.

“Redeeming Stockholder” means a stockholder of AAO who properly demands that AAO redeem its Class A Common Stock for cash in connection with the AAO Proposals and in accordance and in compliance with AAO Organizational Documents.

“Registered Company IP” means patents, patent applications, registrations and applications for registration of trademarks, service marks, and trade dress, internet domains, and copyrights owned or licensed by the Company.

“Related Party” means, with respect to the Company, (a) any Affiliate of the Company or any Person who serves as a director, officer, general partner or managing member of such Affiliate; (b) any Person who serves as a director, officer, general partner or managing member of the Company; (c) any Person that beneficially owns, directly or indirectly, at least 5% of the Company Capital Stock or any Affiliate described in clause (i) of such Person; or (d) any Immediate Family member of any Person described in clause (a), (b) or (c). For purposes of this definition, “Affiliate” shall not include the Company.

“Securities Act” means the Securities Exchange Act of 1933, as amended.

A-16

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Shareholder” means the holder of a share of Company Common Stock, and includes holders of shares of Company Common Stock issued upon the Company Convertible Debt Conversion and/or the Company Warrant Settlement.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Special Meeting” means a meeting of the holders of AAO Common Stock to be held for the purpose of approving AAO Proposals.

“Sponsor” means American Opportunity Ventures LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to a Person, any other Person, of which (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person or (b) such Persons controls any other Person. For the purposes hereof, the term “Subsidiary” shall include all subsidiaries of such Subsidiary.

“Supplier” means any Person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company.

“Tax” and “Taxes” means any federal, state, local, foreign, and other income, gross income, adjusted gross income or gross receipts, franchise, estimated, alternative or add-on minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, communication, mortgage, profits, license, lease, service, goods and services, withholding, disability, estimated, escheat, premium, turnover, windfall profits or other taxes of any kind whatsoever, together with any interest, penalties, additions to tax, or additional amounts imposed by any Governmental Authority with respect thereto.

“Tax Return” means any return, information return, statement, declaration, claim for refund, estimate, report, or other document relating to Taxes that is filed or required to be filed with any Governmental Authority, including any schedule or attachment thereto and including any amendments thereof.

 “Transactions” means the transactions contemplated by this Agreement, including the Merger and the Ancillary Agreements.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

A-17

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement.

GLOSSARY

“2021 Balance Sheet”	Section 4.7(b)
“AAO”	Recitals
“AAO Board”	Section 5.10(a)
“AAO Board Recommendation”	Section 7.1(e)
“AAO Disclosure Schedules”	Preamble to Article V
“AAO Financial Statements”	Section 5.7(b)
“AAO Preferred Stock”	Section 5.3(a)
“AAO Proposals”	Section 7.1(b)
“AAO SEC Documents”	Section 5.7(a)
“Action”	Section 4.10
“Additional AAO SEC Documents”	Section 5.7(a)
“Agreement”	Recitals
“Affordable Care Act”	Section 4.11(k)
“Alternative Transaction Structure”	Section 7.7(a)
“Anti-Corruption Laws”	Section 4.29(a)
“Antitrust Laws”	Section 7.10(c)
“Applicable Per Share Merger Consideration”	Section 3.1(c)
“Articles of Merger”	Section 2.3
“Basket”	Section 10.3(a)
“Blue Sky Laws”	Section 4.5(b)
“Certificates”	Section 3.2(b)
“Claim Notice”	Section 10.4(b)
“Claims”	Section 6.3
“Closing”	Section 2.2
“Closing Date”	Section 2.2
“Code”	Recitals
“Company”	Recitals
“Company Convertible Debt Conversion”	Section 3.01(a)
“Company Board Recommendation”	Section 7.1(f)
“Company Permits”	Section 4.6(a)
“Company Warrant Settlement”	Section 3.1(b)
“Confidentiality Agreement”	Section 7.2(b)
“Contribution”	Section 4.14(e)
“Contributor”	Section 4.14(e)
“D&O Indemnified Persons”	Section 7.5(a)
“D&O Tail Insurance”	Section 7.5(b)
“Data Security Requirements”	Section 4.14(g)
“Dissenting Shares”	Section 3.5(a)

A-18

“Effective Time”	Section 2.3
“ERISA”	Section 4.11(a)
“ERISA Affiliate”	Section 4.11(i).
“Expiration Date”	Section 3.6(a)(ii)
“Exchange Fund”	Section 3.2(a)
“Financial Statements”	Section 4.7(b)
“GAAP”	Section 4.7(a)
“Governmental Authority”	Section 4.5(b)
“Investment Company Act”	Section 4.31
“International Trade Control Laws”	Section 4.29(a)
“Law”	Section 4.5(a)
“Lease”	Section 4.13(b)
“Lease Documents”	Section 4.13(b)
“Material Contracts”	Section 4.17(a)
“Material Customers”	Section 4.18(a)
“Material Suppliers”	Section 4.18(b)
“Merger”	Section 2.1(a)
“Merger Sub”	Recitals
“Merger Sub Common Stock”	Section 5.3(b)
“Outside Date”	Section 9.1(b)
“Outstanding AAO Transaction Expenses”	Section 3.4(b)
“Outstanding Company Transaction Expenses”	Section 3.4(a)
“Party” and “Parties”	Recitals
“PCAOB Audit Deadline”	Section 7.13
“PCAOB Audited Financial Statements”	Section 4.7(c)
“Pending Claims”	3.6(a)(ii)
“Plans”	Section 4.11(a)
“Prior Financial Statements”	Section 4.7(a)
“Prohibited Party”	Section 4.29(b)
“Registration Statement”	Section 7.1(a)
“Remedies Exceptions”	Section 4.4
“Representative Documents”	Section 11.10
“Representatives”	Section 7.2(a)
“Sanctions Laws”	Section 4.29(a)
“SEC”	Section 5.7(a)
“Sponsor Support Agreement”	Recitals
“Shareholder Support Agreement”	Recitals
“Surviving Corporation”	Section 2.1
“Terminating AAO Breach”	Section 9.1(f)
“Terminating Company Breach”	Section 9.1(e)
“Third Party Claim”	Section 10.4(c)
“Transaction Litigation”	Section 7.6
“Trust Account”	Section 5.12
“Trust Agreement”	Section 5.12
“Trust Fund”	Section 5.12
“Trustee”	Section 5.12
“Withholding Agent”	Section 3.3

A-19

SECTION 1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include all other genders, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including”, “include” or similar derivations means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (viii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (ix) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(b) The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been (i) provided no later than seven days prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (A) in the “virtual data room” set up by the Company in connection with this Agreement no later than two days prior to the date hereof or (B) by delivery to such Party or its legal counsel via electronic mail or hard copy form, or (ii) with respect to AAO, filed with the SEC by AAO no later than two days prior to the date hereof.

(c) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s or AAO’s business, as applicable, consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19 or COVID-19 Measures).

(d) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

A-20

ARTICLE II

THE MERGER; CLOSING

SECTION 2.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, (a) Merger Sub shall be merged with and into the Company in accordance with the IBCL, and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and become a wholly owned Subsidiary of AAO, and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger as provided in the IBCL, and (c) the Merger shall have such other effects as provided in the IBCL and this Agreement.

SECTION 2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York on a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in Article VIII that are required to be satisfied prior to the Closing Date, or at such other place and time as the AAO and Company may mutually agree upon. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

SECTION 2.3 Effective Time. Subject to the satisfaction or waiver of all of the conditions set forth in Article VIII of this Agreement, as soon as practicable following the Closing on the Closing Date the Company, AAO and Merger Sub will cause articles of merger relating to the Merger (the “Articles of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Indiana in accordance with the relevant provisions of the IBCL. The Merger shall become effective at the time when the Articles of Merger have been duly filed with and accepted by the Secretary of State of the State of Indiana, and the Secretary of State of the State of Delaware, or at such later date and time as may be agreed by the Parties in writing and specified in the Articles of Merger (such date and time, the “Effective Time”).

SECTION 2.4 Organizational Documents of AAO and the Surviving Corporation.

(a) At the Closing and immediately prior to the Effective Time, subject to obtaining the affirmative vote of the stockholders of AAO for the AAO Proposals in accordance with the Proxy Statement, AAO shall cause the AAO Organizational Documents to be amended and restated in their entirety to be the Amended Charter and the Amended Bylaws, respectively, until thereafter supplemented or amended in accordance with their respective terms and the DGCL. Without limiting the generality of the foregoing, as of the Effective Time, AAO will change its corporate name to “Royalty Management Corporation.”

(b) At the Effective Time, by virtue of the Merger, the Company Articles of Incorporation and the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read in the forms of the Surviving Corporation Articles of Incorporation and the Surviving Corporation Bylaws, respectively, and as so amended and restated, will be the articles of incorporation and the bylaws, respectively, of the Surviving Corporation until thereafter supplemented or amended in accordance with their respective terms and the IBCL. Without limiting the generality of the foregoing, as of the Effective Time, the Company will change its corporate name to “Royalty Management Operating Corporation.”

A-21

SECTION 2.5 Directors. Immediately after the Closing, the board of directors of the Surviving Corporation and of AAO each shall consist of five directors, consisting of (a) one (1) director designated by AAO, and (b) four (4) designated by the Company, at a least three (3) of whom will serve as independent directors satisfying the independence requirements of the Securities Act and the Nasdaq rules.

SECTION 2.6 No Further Ownership Rights in Company Capital Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company.

SECTION 2.7 Rights Not Transferable. The rights of the Shareholders as of immediately prior to the Effective Time are personal to each such Shareholder and shall not be assignable or otherwise transferable for any reason (except (i) in the case of an entity, by operation of Law or (ii) in the case of a natural person, by will or the Laws of descent and distribution). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

SECTION 2.8 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Merger Sub and the Company, the officers and directors of Merger Sub and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

ACTIONS PRIOR TO THE MERGER; CONVERSION OF SECURITIES; CONSIDERATION

SECTION 3.1 CONVERSION OF SECURITIES

(a) Company Convertible Debt. Prior to the Effective Time, all holders of Company Convertible Debt shall have converted their full principal amount of Company Convertible Debt that is issued and outstanding immediately prior to the Effective Time into a number of shares of Company Common Stock at the then-effective conversion rate as calculated pursuant to the senior secured convertible promissory note agreements that govern the terms of the Company Convertible Debt (the “Company Convertible Debt Conversion”). After the Company Convertible Debt Conversion, all convertible debt of the Company shall no longer be outstanding and shall cease to exist, and each holder of Company Convertible Debt shall thereafter cease to have any rights with respect to such securities; and the number of shares of Company Common Stock resulting from the Company Convertible Debt Conversion shall be 678,675.

A-22

(b) Company Warrants. Immediately prior to the Effective Time, the Company shall cause each Company Warrant that is issued and outstanding immediately prior to the Effective Time to be either exercised in full on a cash or cashless basis or terminated without exercise in exchange for the issuance of the applicable shares of Company Common Stock (the “Company Warrant Settlement”). After the Company Warrant Settlement, all of the Company Warrants shall no longer be outstanding and shall cease to exist and each holder of Company Warrants shall thereafter cease to have any rights with respect to such securities and the number of shares of Company Common Stock resulting from the Company Warrant Settlement shall be 110,799.

(c) Cancellation of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of AAO, Merger Sub or the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the applicable portion of the Closing Payment Shares for each share of Company Common Stock (the “Applicable Per Share Merger Consideration”) as specified on Exhibit A hereto. For avoidance of any doubt, each Stockholder will cease to have any rights with respect to his, her or its Company Common Stock, except the right to receive the Applicable Per Share Merger Consideration. At the Effective Time (and, for the avoidance of doubt, following the Company Convertible Debt Conversion and the Company Warrant Settlement), by virtue of the Merger and without any action on the part of any holder thereof:

(i) Company Common Stock. Each share of Company Common Stock (including Company Common Stock issued as a result of the Company Convertible Debt Conversion and the Company Warrant Settlement) that is issued and outstanding immediately prior to the Effective Time, other than the Dissenting Shares, shall thereupon be converted into the right to receive, and the holder of such share of Company Stock shall be entitled to receive, the Applicable Per Share Merger Consideration;

(ii) Company Treasury Stock. Each share of Company Common Stock held in the treasury of the Company (“Treasury Shares”) immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(iii) Company Dissenting Share. Each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 3.5(a) and shall thereafter represent only the right to receive the applicable payments set forth in Section 3.5(a).

AAO Class B Common Stock. Each share of AAO Class B Common Stock shall automatically convert into and become one validly issued, fully paid and non-assessable share of AAO Class A Common Stock.

A-23

(d) Merger Sub Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall thereupon be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001, of the Surviving Corporation, and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately following the Effective Time.

(e) Surrender of Certificates. All securities issued upon the surrender of Company Common Stock in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of such Company Common Stock shall also apply to the Closing Payment Shares so issued in exchange.

(f) Lost, Stolen or Destroyed Certificates. In the event any certificates for any shares of Company Common Stock shall have been lost, stolen or destroyed, AAO shall cause to be issued in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof; provided, however, that AAO may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Company or AAO with respect to the certificates alleged to have been lost, stolen or destroyed.

(g) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding securities of the Company or AAO shall occur (other than the issuance of additional shares of the Company or AAO as permitted by this Agreement), including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares, the Exchange Ratio and the number of the Closing Payment Shares (as well as the Applicable Per Share Merger Consideration) payable to the Shareholders pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit AAO or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

SECTION 3.2 Payment of Merger Consideration.

(a) Upon and subject to the terms and conditions of this Agreement, on the Closing Date, AAO shall issue to each Shareholder such number of Closing Payment Shares opposite such Shareholder’s name on Exhibit A.

(b) No certificates or scrip representing fractional AAO Class A Common Stock will be issued pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of AAO.

A-24

(c) Each certificate issued pursuant to the Merger to any Shareholder shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of the Closing Payment Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

SECTION 3.3 Withholding Rights. Each of AAO and Merger Sub (each, a “Withholding Agent”) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law; provided that prior to making any deduction or withholding pursuant to this Section 3.3, the Withholding Agent shall use commercially reasonable efforts to provide the Shareholders with advance written notice of any such intended deduction or withholding (other than any withholding on amounts properly treated as compensation to employees for U.S. federal income Tax purposes) at least five (5) days before the making of such payment, and the Withholding Agent shall cooperate in good faith with the Shareholders to obtain any available exception from, or reduction in, such deduction or withholding pursuant to this Section 3.3 to the extent permitted under applicable Law. To the extent that amounts are so withheld by the Withholding Agent or any of their respective Affiliates with respect to any Person and are properly remitted to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid on behalf of such Person in respect of which such deduction and withholding was made. In the case of any such payment payable to employees of the Company or its Affiliates in connection with the Merger treated as compensation, the parties shall cooperate to pay such amounts through the Company’s payroll to facilitate applicable withholding.

SECTION 3.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Capital Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Capital Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to AAO for any reason shall be converted into the Merger Consideration in accordance with the provisions of Section 3.1.

A-25

SECTION 3.5 Payment of Expenses.

(a) No sooner than five nor later than two Business Days prior to the Closing Date, the Company shall provide to AAO a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company and/or the Shareholders in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with the Transactions (collectively, the “Outstanding Company Transaction Expenses”). On the Closing Date concurrent with the Closing, AAO shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Transaction Expenses.

(b) No sooner than five nor later than two Business Days prior to the Closing Date, AAO shall provide to the Company a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of AAO and/or Merger Sub in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with the Transactions (collectively, the “Outstanding AAO Transaction Expenses”). On the Closing Date concurrent with the Closing, AAO shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding AAO Transaction Expenses.

(c) Neither of AAO or the Surviving Corporation shall be liable to any holder of Company Capital Stock for any such Company Capital Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.2.

(d) AAO shall not pay or cause to be paid any Outstanding AAO Transaction Expenses or Outstanding Company Transaction Expenses other than in accordance with this Section 3.5.

SECTION 3.6 Dissenter’s Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the IBCL, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and that are held by Shareholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing dissenter’s rights for such Company Capital Stock in accordance with the IBCL and otherwise complied at all times with all of the provisions of the IBCL relevant to the exercise and perfection of dissenters’ rights (collectively, the “Dissenting Shares”) shall not be converted into, and such Shareholders shall have no right to receive, the applicable Merger Consideration in accordance with the provisions of Section 3.1, unless and until such Shareholder fails to perfect or withdraws or otherwise loses his, her or its dissenter’s rights and payment under the IBCL. Any Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenter’s rights as to such shares of Company Capital Stock under the IBCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the applicable Merger Consideration in accordance with the provisions of Section 3.1, without any interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares of Company Capital Stock.

A-26

(b) Prior to the Closing, the Company shall give AAO (i) prompt notice of any demands for dissenter’s rights received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenter’s rights under the IBCL. The Company shall not, except with the prior written consent of AAO (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for dissenter’s rights or offer to settle or settle any such demands.

(c) The Company shall give AAO (i) prompt, but within at least five (5) Business Days, written notice of its receipt of any written demands for dissenter’s rights as to any shares of Company Common Stock, withdrawals of such demands, and any other instruments relating to such demands served pursuant to the IBCL and received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenter’s rights under the IBCL or the Laws of any other applicable jurisdiction. The Company shall not, except with the prior written consent of AAO, which consent may be given or withheld in AAO’s reasonable discretion, or as may be required under applicable Laws, voluntarily make any payment with respect to any demands for dissenter’s rights as to Company Common Stock or offer to settle or settle any such demands or approve any withdrawal of any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to AAO simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to AAO that each of the following representations and warranties is true, correct and complete as of the date of this Agreement (or, if such representations and warranties are made with respect to a certain date, as of such date). All references to the Company in this Article IV shall also apply to each Subsidiary, both individually and on a consolidated basis with the Company. The parties hereto agree that any reference to numbered and lettered sections and subsections of this Article IV shall only refer to the section or subsection being referenced.

SECTION 4.1 Organization and Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that do not constitute a Company Material Adverse Effect.

A-27

(b) Each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that do not constitute a Company Material Adverse Effect. There are no options, restricted shares, restricted share units, phantom equity awards, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other equity interests of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, any Subsidiary.

(c) Except as provided in Schedule 4.1 of the Company Disclosure Schedules, the Company does not directly or indirectly own any Subsidiaries. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

SECTION 4.2 Articles of Incorporation and Bylaws. The Company has prior to the date of this Agreement made available a complete and correct copy of the articles of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company and of each subsidiary. Such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

SECTION 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock. As of the date of this Agreement, (i) 6,243,750 shares of Company Common Stock are issued and outstanding, (ii) 0 shares of Company Common Stock are held in the treasury of the Company, (iii) there are Company Warrants to purchase 110,199 shares of Company Common Stock outstanding, and 245,007 shares of Company Common Stock are reserved for issuance upon the exercise of the Company Warrants and (iv) 678,675 shares of Company Common Stock are reserved for issuance upon the conversion of the Company Convertible Debt.

A-28

(b) The aggregate outstanding and unpaid Company Convertible Debt as of the date of this Agreement is $906,377.01.

(c) Other than this Agreement, the Company Convertible Debt and the Company Warrants, there are no options, restricted shares, restricted share units, phantom equity awards, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. The Company is not a party to, or otherwise bound by, and the Company has not granted, any equity appreciation rights, participations, phantom equity or similar rights. Other than this Agreement and any Ancillary Agreements, there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock, the Company Warrants or the Company Convertible Debt or any of the equity interests or other securities of the Company.

(d) Schedule 4.3(d) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, the following information with respect to each Company Warrant outstanding: (i) the name of the holder of such Company Warrant; (ii) the number of shares of Company Capital Stock subject to such Company Warrant; (iii) the exercise or purchase price of such Company Warrant; (iv) the date on which such Company Warrant was granted; and (v) the date on which such Company Warrant expires. The Company has made available to AAO an accurate and complete copy of each Company Warrant. All Company Capital Stock subject to issuance pursuant to any Company Warrant, upon issuance on the terms and conditions specified therein, will be. and as of the effectiveness of the Company Warrant Conversion has been, duly authorized, validly issued, fully paid and nonassessable. Each of the Company Warrants shall be terminated prior to the Closing.

(e) Schedule 4.3(e) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, the following information with respect to each instrument evidencing Company Convertible Debt outstanding: (i) the name of the holder of such Company Convertible Debt; (ii) the number of shares of the Company into which such Company Convertible Debt shall be converted into; and (iii) the date on which such Company Convertible Debt was incurred. The Company has made available to AAO an accurate and complete copy of each promissory note evidencing Company Convertible Debt. All Company Common Stock subject to issuance pursuant to the Company Convertible Debt Conversion upon issuance on the terms and conditions specified therein, will be and has been duly authorized, validly issued, fully paid and nonassessable. All Company Convertible Debt shall be terminated prior to the Closing.

(f) Except as contemplated by or as otherwise set forth in this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(g) (i) Except as otherwise set forth in Schedule 4.3(g) of the Company Disclosure Schedules, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Warrant as a result of the proposed transactions herein, and (ii) all outstanding shares of the Company Capital Stock and all outstanding Company Warrants have been issued and granted in compliance with (A) all applicable Securities and other Laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company is a party.

A-29

(h) The Shareholders collectively own directly and beneficially and of record, all of the equity of the Company (which are represented by the issued and outstanding shares of Company Capital Stock). Except for the Company Capital Stock held by the Shareholders, the Company Convertible Debt and the Company Warrants, no shares or other equity or voting interest of the Company, or options, warrants, convertible debt or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

SECTION 4.4 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Company Requisite Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Company Requisite Approval, which the written consent delivered in connection with Section 7.1(f) shall satisfy, and the filing and recordation of appropriate merger documents as required by the IBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of AAO and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”).

SECTION 4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement, and the transactions contemplated hereby, by the Company do not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the IBCL and of the consents, approvals, authorizations or permits, filings and notifications contemplated by Schedule 4.5(a) of the Company Disclosure Schedules, the performance of this Agreement by the Company will not (i) conflict with or violate the Company Articles of Incorporation or bylaws, (ii) conflict with or violate any federal, state, local or foreign (including the general principles of common law, civil law and equity) statute, law, ordinance, regulation, code, executive order, injunction, judgment, decree, constitution, convention, treaty, common law, act, code, edict, determination, binding interpretation, subpoena, decision, verdict, judgment, award, administrative requirement, decree and the rules and regulations promulgated thereunder, in each case enacted, promulgated or imposed by any Governmental Authority, and to the extent they have the force of law, any policies, guidelines and notices of any Governmental Authority (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract or any Lease Document to which the Company is a party or by which it or any of its respective assets or properties may be bound or affected, (iv) except as set forth on Schedule 4.5(a)(iv) of the Company Disclosure Schedules, require any consent, waiver or other action by any Person under any Material Contract or Lease to avoid any violation, breach, or default thereof, or, result in the acceleration, cancellation, termination or modification, or the right to effect such acceleration, cancellation, termination or modification, of any such Material Contract or Lease, or (v) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company. In no event will the conversion of Company Capital Stock into the right to receive the applicable Merger Consideration or the distribution of the Merger Consideration as set forth herein be superseded by any other Contract.

A-30

(b) The execution and delivery of this Agreement, and the transactions contemplated hereby, by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, foreign government, governmental or quasi-governmental, regulatory or administrative authority or office, any political or other subdivision thereof, agency, instrumentality, bureau, authority, body or commission or any court, tribunal, judicial or arbitral body or body exercising, or entitled to exercise, any judicial, quasi-judicial, legislative, executive, police, regulatory, taxing or other administrative instrumentality (a “Governmental Authority”), except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the IBCL.

SECTION 4.6 Permits; Compliance.

(a) The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits does not constitute a Company Material Adverse Effect. To the Company’s knowledge, no suspension or cancellation of any of the Company Permits is pending or threatened in writing.

(b) Except (i) with respect to compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 4.16) and compliance with Laws related to Taxes (which are the subject of Section 4.15), and (ii) where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect, the Company is, and since December 31, 2018, has been, in compliance with all applicable Laws and Privacy/Data Security Laws.

A-31

(c) The Company is, and since inception, has been, in compliance with the terms of any note, bond, mortgage, indenture, or guarantee evidencing any Company Debt.

(d) Since inception, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect, (i) there has been no action taken by the Company or, to the knowledge of the Company, any officer, director, manager, employee, agent or representative of any the Company acting on behalf of the Company in violation of any applicable Anti-Corruption Law or International Trade Law, (ii) the Company has not been convicted of violating any Anti-Corruption Laws or International Trade Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws or International Trade Laws, nor, to the knowledge of the Company, has any investigation been threatened or pending, (iii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law or International Trade Law, (iv) the Company has not received any written notice, inquiry or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law or International Trade Law, nor has any such notice, inquiry or citation been threatened or is pending and (v) the Company has instituted and maintained policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and International Trade Laws. No officer, director, manager or, to the knowledge of the Company, employee, agent or member of the Company is a foreign official within the meaning of the FCPA.

SECTION 4.7 Financial Statements.

(a) The Company has made available to AAO true, correct and complete copies of the audited consolidated balance sheets and the related audited consolidated statements of operations and cash flows of the Company as of December 31, 2019 and December 31, 2020 (collectively, the “Prior Financial Statements”). The Prior Financial Statements (including the notes thereto) (i) were prepared on an accrual basis in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) were derived from the Books and Records of the Company, and (iii) fairly present, in all material respects, the financial position, results of operations, income (loss), changes in stockholders’ equity, and cash flows of the Company as at the date thereof and for the period indicated therein. (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition in all material respects as of their dates including for all warranty, maintenance, service and indemnification obligations; and (v) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

A-32

(b) The Company has made available to AAO a true, correct and complete copy of the consolidated unaudited balance sheet of the Company for the twelve-month period ended December 31, 2021 (the “2021 Balance Sheet”), and the related reviewed consolidated statements of operations and cash flows of the Company for the twelve-month period then ended (such financial statements, including the 2021 Balance Sheet, the “2021 Financial Statements”). The 2021 Financial Statements were (i) prepared on an accrual basis in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments), ii) were derived from the Books and Records of the Company, and (iii) fairly present, in all material respects, the financial position, results of operations, income (loss), changes in stockholders’ equity, and cash flows of the Company as at the date thereof and for the period indicated therein. (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition in all material respects as of their dates including for all warranty, maintenance, service and indemnification obligations; and (v) contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

(c) The Prior Financial Statements and the 2021 Financial Statements accurately reflect in all material respects the outstanding Indebtedness of the Company as of the dates thereof.

(d) The Company will deliver to AAO, pursuant to Section 7.15, true, complete and complete copies of the audited consolidated balance sheets of the Company as of December 31, 2019, December 31, 2020, and December 31, 2021 and the related audited consolidated statements of operations, cash flows and stockholders’ equity for the years ended December 31, 2019, December 31, 2020, and December 31, 2021, together with the auditor’s reports thereon, which will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act for financial statements required to be included in the Registration Statement (collectively, the “PCAOB Audited Financial Statements”).

(e) The PCAOB Audited Financial Statements (i) will be prepared from, and will reflect in all material respects, the Books and Records of the Company, (ii) will present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), changes in stockholders’ equity, and cash flows of the Company as of the dates and for the periods indicated therein in conformity with GAAP consistently applied throughout the periods covered thereby and (iii) when delivered by the Company for inclusion in the Registration Statement for filing with the SEC in accordance with Section 7.1, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act for financial statements required to be included in the Registration Statement, in effect as of the respective dates thereof.

(f) The Company has established and maintains systems of internal accounting controls that are sufficient to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the assets of the Company. The Company maintains and, for all periods covered by the Financial Statements, has maintained, Books and Records of the Company and its Subsidiaries in the ordinary course of business that are true and complete and reflect the revenues, expenses, assets and liabilities of the Company in all material respects.

A-33

(g) Except for certain cryptocurrency tokens obtained on an ancillary basis in the ordinary course of business and as further described in Schedule 4.7(f) of the Company Disclosure Schedules, the Company has not invested in cryptocurrency and will not do so in the future.

SECTION 4.8 Undisclosed Liabilities. There is no liability, Company Debt or obligation of the Company (whether absolute, accrued, contingent or otherwise) whether or not required to be set forth or reserved for on a consolidated balance sheet of the Company (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities, Company Debts or obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen in the ordinary course of business since the date of the 2021 Balance Sheet included in the Financial Statements, (c) disclosed in Schedule 4.8 of the Company Disclosure Schedules, or (d) arising under or related to this Agreement and/or the performance by the Company of its obligations hereunder (including, for the avoidance of doubt, any Outstanding Company Transaction Expenses). Except as set forth on Schedule 4.8 of the Company Disclosure Schedules, the Company does not have any Indebtedness for borrowed money.

SECTION 4.9 Absence of Certain Changes or Events. Since inception, or as expressly contemplated by this Agreement and the Transactions, (a) there has not been any Company Material Adverse Effect, and (b) except as set forth on Schedule 4.9 of the Company Disclosure Schedules, (i) the Company has conducted its business in the ordinary course consistent with past practices, and (ii) the Company has not taken any action that, if taken after the date of this Agreement, would require the consent of AAO pursuant to Section 6.1 if such action had been taken after the date hereof.

SECTION 4.10 Absence of Litigation. Except as set forth on Schedule 4.10 of the Company Disclosure Schedules, there is no cause of action, litigation, suit, hearing, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise (an “Action”) pending against or, to the knowledge of the Company, threatened against or affecting the Company, or any directors, officers or employees thereof, or any property or asset of the Company. Neither the Company nor any material property or asset of the Company is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would constitute a Company Material Adverse Effect. There is no unsatisfied judgment or any injunction binding upon the Company which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no (i) Action (or any basis therefor) pending against, or to the knowledge of the Company threatened against or affecting, the Company, any of the Company’s officers or directors, the business, or any Company Common Stock, Company Convertible Debt or Company Warrants, or any of the Company’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Ancillary Agreements or (ii) outstanding judgment against the Company that would reasonably to be expected to the ability of the Company to enter into and perform its obligations under this Agreement. Each Principal Shareholder is not, and has not been in the past six (6) years, subject to any proceeding with any Authority.

A-34

SECTION 4.11 Employee Benefit Plans.

(a) Schedule 4.11(a) of the Company Disclosure Schedules sets forth a true and complete list of each company benefit plan (“Plan”). For purposes of this Agreement, “Plan” means each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any stock purchase, stock option, equity or equity-based or phantom equity compensation, severance, retirement, employment, individual consulting, retention, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, in each case, (a) which are contributed to (or required to be contributed to), sponsored by or maintained by the Company for the benefit of any current or former employee, officer, director or individual consultant of the Company (the “Company Employees”) or (b) pursuant to which the Company could have any liability, other than any statutory plan, program or arrangement that is required under applicable Laws and maintained by any Governmental Authority.

(b) With respect to each Plan, the Company has delivered or made available to AAO copies, to the extent applicable of (i) each Plan and any current trust agreement or other funding instrument relating to such plan, (ii) the most recent summary plan description, with respect to such Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to each Plan, (iv) the most recent actuarial valuation relating to such Plan, (v) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to any Plan; (vi) all material communications received from or sent to the Internal Revenue Service or the Department of Labor or any other Governmental Authority (including a written description of any oral communication) within the last calendar year; and (vii) the most recent written results of any required compliance testing.

(c) Each Plan has been established, administered and funded in accordance with its terms, and in compliance with all applicable Laws, including ERISA and the Code, and (ii) all contributions required to be made or premiums required to be paid with respect to any Plan on or before the date hereof have been made or paid in full, or to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Financial Statements. There is no material Action pending or, to the knowledge of the Company, threatened against any Plan or the assets of any Plan (other than routine undisputed claims for benefits). With respect to the Plans, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other Governmental Authorities is pending or, to the knowledge of the Company, threatened.

A-35

(d) With respect to each Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, such arrangement has, at all times while subject to Section 409A of the Code, been operated in compliance (including documentary compliance) with, Section 409A of the Code and all applicable guidance thereunder. Each Company Option was granted with a per share exercise price equal to or greater than the per share fair market value of Company Common Stock on the date of grant.

(e) No Plan or other contract to which the Company is a party or otherwise bound provides any Person with a “gross up” or similar payment in respect of any Taxes that may become payable under Sections 409A or 4999 of the Code.

(f) Each Plan which is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and nothing has occurred, whether by action or failure to act, that could to cause the loss of such qualification, or the imposition of any material liability, penalty or tax under ERISA or the Code.

(g) With respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), no event has occurred and no condition exists that would subject the Company to any Tax, fine, lien, or penalty imposed by ERISA, the Code or other applicable Law. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA that are not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Plan, in either case, that would reasonably be expected to give rise to material liabilities to the Company.

(h) The Company has not incurred any current or projected liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for current, former or retired employees of the Company, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law.

(i) None of the Company nor any of its respective ERISA Affiliates, sponsors, maintains or is required to contribute to, and at no point during the six year period prior to the date hereof sponsored, maintained or was required to contribute to, (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code), (ii) a plan subject to Section 302 or Title IV of ERISA or Section 412 or Section 4971 of the Code, (iii) a defined benefit plan (as defined in Section 414 of the Code), whether or not subject to ERISA or (iv) a multiple employer plan, as defined in Section 413(c) of the Code or otherwise or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 or 4064 of ERISA. The Company does not, either directly or through an ERISA Affiliate, have any liability pursuant to Section 302 or Title IV of ERISA or Section 412 or Section 4971 of the Code. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with another Person would be deemed a “single employer” with such Person for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

A-36

(j) Except as set forth on Schedule 4.11(j) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement by the Company nor the consummation of the Transactions will (whether alone or in connection with any subsequent event(s)) (i) result in the payment, acceleration, vesting, funding or creation of any compensatory rights of any Company Employee to payments or benefits or increases in any compensation or benefits (including any loan forgiveness) under any Plan (or under any plan, agreement or arrangement that would be a Plan if in effect as of the date of this Agreement), (ii) result in severance pay or any increase in severance pay upon any termination of employment, or (iii) require any contributions or payments to fund any obligations under any Plan, or cause the Company to transfer or set aside any assets to fund any Plan.

(k) Each Plan that is subject to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”) has been established, maintained and administered in compliance with the requirements of the Affordable Care Act.

(l) No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any Company Employee who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of or in connection with the consummation of the Transactions.

SECTION 4.12 Labor Matters.

(a) The Company is not a party to any collective bargaining agreement or other agreement with a labor union or like organization, and to the knowledge of the Company, there are no activities or Actions by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company.

(b) The Company: (i) is, and since December 31, 2018, has been, in compliance in all material respects with all applicable Laws regarding employment and employment practices, including all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, pay equity, overtime pay, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, (ii) has not been adjudged to have committed any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved and (iii) since December 31, 2018, has not experienced any actual or, to the knowledge of the Company, threatened arbitrations, grievances, labor disputes, strikes, lockouts, picketing, hand-billing, slowdowns or work stoppages against or affecting the Company.

A-37

(c) The Company is not delinquent in payments to any of its current or former employees, officers, directors, consultants or other service providers for any services rendered or amounts required to be reimbursed or otherwise paid.

(d) To the knowledge of the Company, no employee of the Company at the level of senior vice president or above is in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation with or to: (i) the Company; or (ii) a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or (B) to the knowledge or use of trade secrets or proprietary information.

(e) All employees of the Company are legally permitted to be employed by the Company in the jurisdiction in which such employees are employed in their current job capacities.

(f) The Company has not incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Law that remains unsatisfied.

(g) Since December 31, 2018, with regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company, the Company has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Plan purposes and, the Company does not have any liability by reason of any individual who performs or performed services for the Company in any capacity, being improperly excluded from participating in any Plan. Since December 31, 2018, each of the employees of the Company has been properly classified by the Company as “exempt” or “non-exempt” under applicable Law.

(h) Since December 31, 2018 the Company has not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any director, officer or employee.

SECTION 4.13 Real Property; Title to and Sufficiency of Assets.

(a) The Company does not own or hold any Owned Real Property.

A-38

(b) Schedule 4.13(b) of the Company Disclosure Schedules lists as of the date of this Agreement the street address of each parcel of material Leased Real Property, and sets forth a list as of the date of this Agreement of each lease pursuant to which the Company leases any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents in effect as of the date of this Agreement have been made available to AAO. Except as otherwise set forth in Schedule 4.13(b) of the Company Disclosure Schedules, with respect to each Lease: (i) each Lease is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the Company; and (vi) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, in cases of each of clauses (i) through (vi). The Company holds the leasehold estate on the Company Leases free and clear of all Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located.

(c) There are no contractual or legal restrictions that preclude or restrict the ability of the Company to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not constitute a Company Material Adverse Effect. There are no latent defects or adverse physical conditions affecting Leased Real Property, and improvements thereon, other than those that would not constitute a Company Material Adverse Effect. The Leased Real Property is presently served by public or private water, sewer, telephone, gas and electric facilities located in the public right of way adjacent to each of the respective properties and no additional rights are needed for such utilities to reach the Leased Real Property.

(d) The Company has legal and valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all encumbrances, liens or other restrictions other than Permitted Liens. The Company has no knowledge of any encumbrances on title the Leased Real Property or rights of possession thereof other than those that would appear of record and/or would be set forth in any title insurance commitment issued in connection with this transaction. The Company has no knowledge of any assessments for public Improvements which have been made or threatened against the Leased Real Property.

(e) The Company is not aware of any unpaid-for Improvements that have been made, or materials, machinery or fuel delivered to or labor performed on the Leased Real Property by or on behalf of Company, which might form the basis of a mechanic’s lien, nor has Company received a copy of an affidavit of mechanic’s lien which may later be recorded.

(f) The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property used in the operations of the Company Business are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. All assets used in the operations of the Company Business are sufficient for the continued conduct of the Company Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Company Business as currently conducted.

A-39

SECTION 4.14 Intellectual Property.

(a) Schedule 4.14(a) of the Company Disclosure Schedules contains a true, correct and complete list of the Registered Company IP (showing in each, as applicable, the jurisdiction, filing date, date of issuance, expiration date, owner, and registration or application number, and registrar). Each item on Schedule 4.14(a) is subsisting, in full force and effect, and has not expired, been cancelled, abandoned or otherwise terminated and the registered, issued and/or patented items on Schedule 4.14(a) are valid, subsisting and enforceable.

(b) Except as provided on Schedule 4.14(b), the Company solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and the Company has the right to use pursuant to a valid and enforceable written license, all Company-Licensed IP used by it in the Company Business. Except as provided on Schedule 4.14(b), no funding, facilities or personnel of any governmental authority or any university, college, research institute or other educational institution have been or are being used by the Company to develop or create, in whole or in part, any Company-Owned IP. All documents and instruments necessary to record the ownership rights (if applicable) of the Company in the registrations, patents and applications for the Company-Owned IP have been validly executed and filed with the appropriate governmental authority. The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company’s right to own or use any Company-Owned IP. Except as provided on Schedule 4.14(b) of the Company Disclosure Schedules, immediately subsequent to the Closing, the Company IP shall be owned or available for use by the Company on terms and conditions identical to those under which they own or use the Company IP immediately prior to the Closing, without payment of additional fees. There is no loss or expiration of any of the Company-Owned IP or Company-Licensed IP pending, and to the Company’s knowledge, no such loss or expiration is threatened.

(c) The Company has taken and will take reasonable actions to maintain, protect and enforce rights in the Company-Owned IP, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. To the knowledge of the Company, the Company has not disclosed any trade secrets or other Confidential Information that is material to the business of the Company to any other Person other than pursuant to a written confidentiality agreement under which such other Person agrees to maintain the confidentiality and protect such trade secrets and Confidential Information.

(d) To the knowledge of the Company, (i) there have been no claims filed and served, or threatened in writing (including email), against the Company in any forum, by any Person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company-Owned IP, or (B) alleging any infringement, violation or misappropriation of, or other conflict with, any Intellectual Property rights of other Persons (including any material demands or unsolicited offers to license any Intellectual Property rights from any other Person); (ii) the operation of the Company Business (including the use, development, manufacture, marketing, license, sale, distribution or furnishing of any Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other Persons or constitute, unfair competition or trade practices under the Laws of any applicable jurisdiction; (iii) no other Person, including any employee or former employee of the Company, has infringed, misappropriated or violated any of the Company-Owned IP; (iv) none of the Company-Owned IP or Products is subject to any proceeding, or outstanding order, agreement, settlement or stipulation restricting in any manner the use, enforcement, development, manufacture, marketing, licensing, sale, distribution, furnishing or disposition by the Company of any Company-Owned IP, or any Product, and (v) the Company has not received any formal written opinions of counsel regarding any of the foregoing.

A-40

(e) Except as provided on Schedule 4.14(e) of the Company Disclosure Schedules, all Persons who have contributed, developed or conceived (each, a “Contributor”) any Intellectual Property (i) for or on behalf of the Company, or (ii) in the course of and related to his, her or its relationship with the Company (in each case a “Contribution”) have an obligation to maintain the confidentiality of the Company’s proprietary information and have either assigned all rights, title and interest to such Company-Owned IP to the Company or is a party to a “work-for-hire” agreement under which the Company is deemed to be the owner or author of all property rights therein. To the knowledge of the Company, no current or former officer, employee, consultant or independent contractor of the Company: (A) is in violation of any term or covenant of any agreement (including any employment or settlement agreement or stipulation) with any other Person, or any order or judgment of any court, arbitrator or other Governmental Authority, by virtue of such employee, consultant or independent contractor being employed by, performing services for, or developing Intellectual Property used by the Company, or is, while such employee, consultant or independent contractor has been employed by, performed services for, or developed Intellectual Property used by, the Company, using trade secrets or proprietary information of others without permission; (B) has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP, or (C) has developed any Intellectual Property for the Company that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights in or to such Intellectual Property.

(f) The Company owns, leases, licenses, or otherwise has the legal right to use all Business Systems. In the past year, there has not been a material failure with respect to any of the Business Systems that has not been remedied. The Company maintains business continuity and disaster recovery plans consistent with industry standards for companies with similar resources in the same sector. The Company has purchased a sufficient number of seat licenses for their Business Systems.

(g) The Company is in compliance in all material respects with (i) all applicable Privacy/Data Security Laws, (ii) any applicable privacy, data protection, security and other policies and procedures of the Company concerning the processing, collection, disclosure, dissemination, storage, security, sale or use of Personal Information, Confidential Information or other Business Data, (iii) industry standards to which the Company is bound, and (iv) all contractual commitments that the Company has entered into or is otherwise bound with respect to privacy, data protection, transfer and/or security (collectively, the “Data Security Requirements”). The Company maintains commercially reasonable policies, procedures and rules regarding data privacy, protection and security that are in material compliance with all applicable Data Security Requirements. To the knowledge of the Company, the Company and the conduct of the business by the Company is in material compliance with, and at all times since December 31, 2018, have been in material compliance with, all applicable Data Security Requirements. Since December 31, 2018, except as set forth on Schedule 4.14(g) of the Company Disclosure Schedules, to the knowledge of the Company, there have been no material incidents of security breaches or intrusions or unauthorized access, distribution, disclosure, destruction, disposal or use of any of the Business Systems or Personal Information that are in the possession of and controlled by the Company. Since December 31, 2018, except as set forth on Schedule 4.14(g) of the Company Disclosure Schedules, to the knowledge of the Company, there has been no (and no member of the Company has received any) written charge, challenge, complaint, claim or demand from any Person with respect to any actual or alleged material violation or breach of any Data Security Requirement or incidents of security breaches or intrusions or unauthorized access, distribution, disclosure, destruction, disposal or use of any of the Business System or Personal Information that are in the possession of and controlled by the Company. The Company has valid and legal rights to process all Personal Information and Confidential Information that is processed by or on behalf of the Company, and the execution, delivery, or performance of this Agreement will not affect these rights or violate any applicable Data Security Requirements.

A-41

(h) The Company (i) exclusively owns and possesses all right, title and interest in and to the Business Data free and clear of any restrictions of any nature or (ii) has all rights to use, exploit, publish, reproduce, process, distribute, license, sell, and create derivative works of the Business Data, in whole or in part, in the manner in which the Company receives and uses such Business Data prior to the Closing Date. The Company is not subject to any Data Security Requirements or other legal obligations, including based on the Transactions, that would prohibit Merger Sub or AAO from receiving or using Personal Information or other Business Data, in the manner in which the Company receives and uses such Personal Information and other Business Data prior to the Closing Date or result in liabilities in connection with Data Security Requirements.

SECTION 4.15 Taxes.

(a) The Company: (i) has duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by Law to be filed by the Company and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all Taxes, whether or not shown as due on such filed Tax Returns, except with respect to current Taxes that are being contested in good faith and are disclosed in Schedule 4.15(a) of the Company Disclosure Schedules; (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, and no written request for any such waiver or extension is currently pending; (iv) does not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing, for a Tax period for which the statute of limitations for assessments remains open, and do not expect any Tax authority to assess any additional Taxes for any period for which Tax Returns have been filed; and (v) has provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of the Company, for any Taxes of the Company that have not been paid, whether or not shown as being due on any Tax Return.

A-42

(b) The Company is not a party to, is bound by or has an obligation to any Governmental Authority or other Person under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (excluding agreements, contracts, arrangements or commitments the primary purpose of which do not relate to Taxes).

(c) The Company has (i) withheld or collected all amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party, and (ii) reported and timely remitted such amounts required to have been withheld or collected, reported and remitted to the appropriate Governmental Authority. All Forms W-2 or 1099 or other Tax Returns required with respect thereto have been properly completed and timely filed.

(d) The Company has (i) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (ii) returned all sales Taxes erroneously collected from any Person to such Person in the time and in the manner required by applicable Law. The Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption of waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes.

(e) The Company has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Company was the common parent).

(f) The Company is not a party to any agreement, contract, arrangement, or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax law), or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code.

(g) The Company does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract (excluding contracts, the primary purpose of which do not relate to taxes), or otherwise.

A-43

(h) The Company (i) does not have any request for a ruling in respect of Taxes pending between the Company and any Tax authority; and (ii) has not entered into any closing agreement, private letter ruling technical advice memoranda or similar agreements with any Tax authority.

(i) The Company has not in any year for which the applicable statute of limitations remains open distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) The Company has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(k) There are no Tax liens upon any assets of the Company except for Permitted Liens.

(l) The Company is not, and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has not been a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) The unpaid Taxes of the Company (i) did not, as of the date of the Financial Statements, exceed the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing difference between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of Company in filing its Tax Returns. Since the date of the Financial Statements, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(n) “Neither the Company nor any director, officer, or employee responsible for Tax matters expects (i) any jurisdiction to assess any additional Taxes for any period for which Tax Returns have been filed, and (ii) any jurisdiction in which Tax Returns are not filed to require the filing of Tax Returns. Within the last three (3) years, no written claim has been made by any Governmental Authority in a jurisdiction where the Company does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved.

A-44

(o) The Company will not be required to include any item or income, or exclude any item or deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any:

(i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Effective Time;

(ii) use of an improper method of accounting for a taxable period ending on or prior to the Effective Time;

(iii) ruling by, or written agreement with, a Governmental Authority (including any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local, or non-U.S. Tax law)) for a taxable period ending on or prior to the Effective Time;

(iv) installment sale or open transaction disposition made on or prior to the Effective Time;

(v) prepaid amount received on or prior to the Effective Time;

(vi) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Effective Time;

(vii) election under Section 965(h) of the Code; or

(viii) election under Section 108(i) of the Code.

Nothing in this Section 4.15 shall be construed as providing a representation or warranty with respect to any taxable period (or portion thereof) beginning after the Effective Time or (ii) the existence, amount, expiration date or limitations on (or availability of) any Tax attribute.

SECTION 4.16 Environmental Matters.

(a) The Company is currently, and has been, in compliance with all Environmental Laws, and there are no actions or Environmental Claims pending or threatened against the Company. The Company has not received any (A) notice of any actual, alleged or potential (i) Environmental Claim, (ii) violation of or liability under any Environmental Law, or (iii) claim of potential liability with regard to any Hazardous Substance. The Company has not received any request for information pursuant to Environmental Law or related to any Hazardous Substance. No condition exists or event has occurred relating to the Company that would reasonably be expected to result in any Environmental Claim or request for information.

(b) The Company has not (i) manufactured, distributed, treated, disposed, stored, transported, or handled, or arranged for the disposal, treatment, transportation or handling of, (ii) emitted, discharged, handled, stored, used or released any Hazardous Substance, or (iii) exposed any employee or other individual to any Hazardous Substance. There are not now, nor has there been, underground storage tanks on any property currently or formerly owned, leased or occupied by the Company.

A-45

(c) The Company has and is in compliance with all Environmental Permits (each of which is disclosed in Schedule 4.16(b) of the Company Disclosure Schedules) necessary for the ownership, lease, operation or use of its respective business or assets in connection with the Company business, all such Environmental Permits are valid and in full force and effect, , there is no reasonable basis to believe that any such Environmental Permit will be revoked, canceled, refused renewal or adversely modified, and none of the Environmental Permits will be impacted as a result of this transaction.

(d) There has been no manufacturing, distribution, treatment, storage, disposal of, handling or exposure of any person to, or release or threatened release of any Hazardous Substances on) any real property currently or formerly owned, operated, used or leased by the Company.

(e) Except as set forth in Schedule 4.16(e) of the Company Disclosure Schedules, the Company has not received any notice alleging that any real property currently or formerly owned, operated, used or leased by the Company (including soils, groundwater, surface water, and indoor air located on, in, at, under, or from any such real property) has been impacted by any Hazardous Substances.

(f) Except as disclosed in Schedule 4.16(d) of the Company Disclosure Schedules, the Company has not assumed by contract or by operation of Law, any liability of any other person relating to Hazardous Substances or arising out of any Environmental Law, nor has the Company retained with regard to any divested assets, businesses or properties any liability relating to Hazardous Substances or arising out of any Environmental Law.

(g) Except as disclosed in Schedule 4.16(e) of the Company Disclosure Schedules, there are no outstanding governmental orders or unsatisfied judgments, penalties or awards, in each case, arising under Environmental Law or relating to Hazardous Substances, against or affecting the Company, or any of its respective properties or assets.

(h) The Company has made available to AAO all environmental reports, studies, audits, records, sampling data, site assessments, Environmental Permits and other similar documents with respect to the Company in connection with the business or any real property or currently or formerly owned, operated used or leased by the Company.

SECTION 4.17 Material Contracts.

(a) Schedule 4.17(a) of the Company Disclosure Schedules lists, as of the date of this Agreement, the following types of contracts and agreements (other than purchase orders) to which the Company is a party (such contracts and agreements as are required to be set forth in Schedule 4.17(a) of the Company Disclosure Schedules, the “Material Contracts”):

(i) each contract and agreement with all Material Suppliers and Material Customers;

A-46

(ii) each employee collective bargaining Contract;

(iii) each contract and agreement with consideration paid or payable to the Company of more than $100,000, in the aggregate, over any 12-month period, (as well as each Company asset valued at $100,000 or more and which are listed on Schedule 4.15(l));

(iv) each contract and agreement with suppliers to the Company for expenditures paid or payable by the Company of more than $100,000, in the aggregate, over any 12-month period;

(v) any Contract that is a definitive merger, acquisition, purchase and sale or similar agreement entered into in connection with an acquisition or disposition by the Company since January 1, 2018, involving consideration in excess of $250,000 of any Person or of any business entity or division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner), but excluding any Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations of the Company ongoing;

(vi) all management and employment contracts (excluding at-will contracts for employment that do not contain any severance or change of control provisions) and all contracts with natural person consultants and natural person independent contractors that cannot be terminated with less than 30 days’ prior notice and that provide for base salary or compensation in excess of $125,000, in either case to which the Company is a party;

(vii) any Contract evidencing or guaranteeing Company Debt or under which the Company has created, incurred, assumed or guaranteed any other Person’s indebtedness, has the right to draw upon credit that has been extended for indebtedness, or has granted a Lien on its assets, whether tangible or intangible, to secure any indebtedness, in each case, in an amount in excess of $50,000;

(viii) all partnership agreements or other joint venture agreements that are material to the business of the Company;

(ix) all contracts and agreements with any Governmental Authority to which the Company is a party, other than any Company Permits and Environmental Permits;

(x) all contracts and agreements that materially limit, or purport to materially limit, the ability of the Company to compete in any line of business or with any Person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and agreements that contain customary confidentiality clauses;

A-47

(xi) any Contract that (A) grants to any Person any preferred pricing, “most favored nation” or similar rights or (B) grants exclusivity to any Person in respect of any geographic location, any customer, or any product or service;

(xii) each Company Affiliate Agreement, excluding those that are employee confidentiality and invention assignment agreements, equity or incentive equity documents, and employment agreements;

(xiii) all contracts or agreements for any Company-Licensed IP that are material to the Company Business, including for Intellectual Property rights incorporated in or necessary for any Products, and the Business Systems of any other person (excluding both unmodified, commercially available, “off-the-shelf” Software or shrink-wrap licenses with a replacement cost and/or aggregate annual license and maintenance fees of less than $10,000 and Open Source Licenses);

(xiv) all contracts relating to registration rights, drag-along, tag along, right of first refusal or put rights or any other agreements with, among or between Shareholders;

(xv) all contracts or agreements providing for revenues to the Company, whether currently, in the future, or since January 1, 2019, in an amount exceeding $25,000;

(xvi) all leases or master leases of personal property reasonably likely to result in annual payments of $25,000 or more in a 12-month period by the Company, or for any facility material to the operations of the Company; and

(xvii) any commitment to enter into any Contract of the type described in clauses (i) through (xiv) of this Section 4.17(a).

(b) Each Material Contract is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, and the Company is not in breach or violation of, or default under, any Material Contract nor, to the knowledge of the Company, has any Material Contract been canceled by the other party. To the Company’s knowledge, no other party is in breach or violation of, or default under, any Material Contract. The Company has not received any written claim of breach or default under any such Material Contract. The Company has furnished or made available to AAO true and complete copies of all Material Contracts in effect as of the date of this Agreement, including amendments thereto that are material in nature. Each Material Contract sets forth the entire agreement and understanding between the Company and the other parties thereto. Since January 1, 2020, the Company has not received any notice or request, in each case, in writing, from or on behalf of any other party to a Material Contract to terminate, cancel or not renew such Material Contract, or to renegotiate any material term thereof that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or alleging or disputing any breach or default under such Material Contract.

A-48

SECTION 4.18 Customers and Suppliers.

(a) Schedule 4.18(a) of the Company Disclosure Schedules sets forth with respect to the Company Business (i) a list of the top ten (10) customers, by aggregate dollar volume, for each of the two (2) most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Except as set forth in Schedule 4.18(a) of the Company Disclosure Schedules, the Company has not received any notice, and has no reason to believe, that any of the Material Customers has ceased, or intends to cease after the Closing Date, to use the goods or services of the Company or to otherwise terminate or materially reduce its relationship with the Company.

(b) Schedule 4.18(b) of the Company Disclosure Schedules sets forth with respect to the Company Business (i) a list of the top ten (10) vendors and suppliers, by aggregate dollar volume, for each of the two (2) most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Except as set forth in Schedule 4.18(b) of the Company Disclosure Schedule, the Company has not received any notice, and has no reason to believe, that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

SECTION 4.19 Insurance.

(a) Schedule 4.19(a) of the Company Disclosure Schedules sets forth, (a) with respect to each material insurance policy under which the Company is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement, and (b) the Company’s loss runs with respect to all Commercial Automobile, Commercial General Liability, employment practices liability insurance, directors and officers liability insurance, physical damage, cargo, cyber, excess, surplus and umbrella coverages. True, correct, and complete copies or comprehensive summaries of such insurance policies have been made available to AAO.

(b) With respect to each such insurance policy required to be listed on Schedule 4.19(a) of the Company Disclosure Schedules, except as would not constitute a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default under the policy; (iii) as of the date hereof, to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.

A-49

SECTION 4.20 Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2018, the Company has not identified and has not been advised by the Company’s auditors of any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting.

SECTION 4.21 Registration Statement. None of the information relating to the Company supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion or incorporation by reference in the Registration Statement will, as of (a) the time the Registration Statement becomes effective under the Securities Act, (b) the date of mailing of the Proxy Statement to stockholders of AAO or (c) the time of the Special Meeting (including any adjournment thereof), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.21, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement that were not supplied by or on behalf of the Company for use therein.

SECTION 4.22 Operations of the Company Business During COVID-19. None of the Company’s actions and inactions prior to the date of this Agreement in response to COVID-19: (a) has resulted in the Company experiencing any material business interruption or material losses; or (b) if taken following the date of this Agreement would constitute a Material Adverse Effect or a material breach of the covenants set forth in Section 6.1.

SECTION 4.23 Support Agreement. The Company has delivered to AAO a true, correct and complete copy of the Shareholder Support Agreement. The Shareholder Support Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and, to the knowledge of the Company, no withdrawal, termination, amendment or modification is contemplated. The Shareholder Support Agreement is a legal, valid and binding obligation of the Principal Shareholders’ party thereto and neither the execution or delivery by any party thereto of, nor the performance of any party’s obligations under, the Shareholder Support Agreement violates any provision of, or results in the breach of or default under, or requires any filing, registration or qualification under, any applicable Law in any material respect. No event has occurred that, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of any Principal Shareholder under any term or condition of the Shareholder Support Agreement. The parties to the Shareholder Support Agreement will hold a number of shares of common stock of the Company sufficient to provide the Company Requisite Approval.

A-50

SECTION 4.24 Board Approval; Vote Required. The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its Shareholders, (b) approved this Agreement and the Transactions (including the Merger) and declared their advisability, and (c) recommended that the Shareholders approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Shareholders. The Company Requisite Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions.

SECTION 4.25 Reserved.

SECTION 4.26 Brokers. Except for those Persons set forth on Schedule 4.26 of the Company Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 4.27 Takeover Laws. The Company has taken all action necessary to exempt this Agreement and the Transactions, from the provisions of Chapter 42 and Chapter 43 Chapter 42 and Chapter 43 of the IBCL. Assuming the accuracy of the representations set forth in Section 5.22, no other anti-takeover, “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar statute or regulation is applicable to this Agreement or the transactions contemplated hereby. The Company does not have any shareholder rights plan or “poison pill” in effect, including any agreement with a third-party trust or fiduciary entity with respect thereto.

SECTION 4.28 International Trade Matters; Anti-Bribery Compliance.

(a) The Company currently is and, for the past five years has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the FCPA and any other equivalent or comparable Laws of other countries in which the Company has conducted and/or currently conducts business (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasure, or any other relevant Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries in which the company has conducted and/or currently conducts business (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries in which the Company has conducted and/or currently conducts business (collectively, “International Trade Control Laws”).

A-51

(b) The Company, its directors and officers and, to the knowledge of the Company, the employees or agents of the Company (acting on behalf of the Company), is not and is not acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions-related lists administered by the U.S. Department of State, the U.S. Department of the Treasury, including the OFAC specially Designated Nationals List, the U.S. Department of Commerce, including the Bureau of Industry and Security’s Denied Persons List and Entity List, Her Majesty’s Treasury, including the Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria. Neither the Company, nor any director or officer, nor, to the knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company) has, in the past five (5) years, engaged in any transaction involving a Prohibited Party, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws.

(c) To the knowledge of the Company, the Company has not exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(d) The Company has not received written notice of, nor, to the knowledge of the Company, none of its officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws or International Trade Control Laws.

SECTION 4.29 Related Party Transactions. Schedule 4.29 of the Company Disclosure Schedules sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into prior to the date hereof, between the Company, on the one hand, and any Shareholder or any other current or former Affiliate of the Company on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed by any Shareholder or any other current or former Affiliate to the Company. Other than the Affiliate Transactions, no Shareholder or Affiliate thereof owns any right in or to any of the material Assets or properties belonging to the Company. Except as set forth on Schedule 4.29 of the Company Disclosure Schedules, each Affiliate Transaction entered into or occurring prior to the Closing (i) is an arms-length transaction with fair market price and does not impair the interests of the Shareholders (except to an extent that is not material), or (ii) is transaction duly approved by the board of directors in accordance with the Organizational Documents of such Company.

A-52

SECTION 4.30 Not An Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

SECTION 4.31 Withholding. Except as disclosed on Schedule 4.31 of the Company Disclosure Schedules, all obligations of the Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits, social insurance, housing fund contributions or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed on Schedule 4.31 of the Company Disclosure Schedules all reasonably anticipated obligations of the Company with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Closing Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

SECTION 4.32 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedules), the Company hereby expressly disclaims and negates, any express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company and its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to AAO, its Affiliates or any of their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, neither the Company nor any other Person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to AAO, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to AAO, its Affiliates or any of their respective Representatives or any other Person, and that any such representations or warranties are expressly disclaimed.

SECTION 4.33 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Company Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to AAO pursuant to this Agreement, including all information furnished in writing to AAO by or on behalf of the Company specifically for inclusion in the Registration Statement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

A-53

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF AAO AND MERGER SUB

Except as set forth in (a) the disclosure schedules, delivered as of the date hereof, by AAO and Merger Sub in connection with this Agreement (the “AAO Disclosure Schedules”); (provided, however, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the AAO Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by AAO or Merger Sub that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have an AAO Material Adverse Effect and (iii) any disclosures made with respect to a section of this Article V shall be deemed to qualify any other section of this Article V specifically referenced or cross-referenced and (b) the AAO SEC Reports filed at least two days prior to the date hereof (to the extent the qualifying nature of such disclosure is readily apparent from the content of such AAO SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), AAO and Merger Sub hereby represent and warrant to the Company as follows:

SECTION 5.1 Corporate Organization.

(a) Each of AAO and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b) Merger Sub is the only Subsidiary of AAO. Except for Merger Sub, AAO does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other Person.

SECTION 5.2 Certificate of Incorporation and Bylaws. Each of AAO and Merger Sub has heretofore furnished to the Company complete and correct copies of the AAO Organizational Documents and the Merger Sub Organizational Documents. The AAO Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither of AAO nor Merger Sub is in violation of any of the provisions of the AAO Organizational Documents and the Merger Sub Organizational Documents.

SECTION 5.3 Capitalization.

(a) The authorized capital stock of AAO consists of (x) 100,000,000 shares of AAO Class A Common Stock, (y) 10,000,000 shares of AAO Class B Common Stock and (z) 1,000,000 shares of preferred stock, par value $0.0001 per share (“AAO Preferred Stock”). As of the date of this Agreement (i) 1,562,685 shares of AAO Class A Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) 2,726,500 shares of AAO Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (iii) no shares of AAO Class A Common Stock or AAO Class B Common Stock are held in the treasury of AAO, (iv) 9,124,582 AAO Warrants are issued and outstanding, consisting of (A) 5,223,381 AAO Public Warrants and (B) 3,901,621 AAO Private Placement Warrants, and (v) 9,154,622 shares of AAO Class A Common Stock are reserved for future issuance pursuant to the AAO Warrants. There are no shares of AAO Preferred Stock issued and outstanding. Each AAO Public Warrant is exercisable for one share of AAO Class A Common Stock at an exercise price of $11.50. Each AAO Private Placement Warrant is exercisable for one share of AAO Class A Common Stock at an exercise price of $11.50.

A-54

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share (the “Merger Sub Common Stock”). As of the date hereof, 1,000 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by AAO free and clear of all Liens, other than transfer restrictions under applicable Securities Laws and the Merger Sub Organizational Documents.

(c) All outstanding AAO Units, shares of AAO Common Stock and AAO Warrants have been issued and granted in compliance with all applicable Securities Laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable Securities Laws and the AAO Organizational Documents.

(d) The Closing Payment Shares to be delivered by AAO in the Merger shall be duly and validly issued, fully paid and nonassessable, and each Closing Payment Share shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable Securities Laws and the AAO Organizational Documents. The Closing Payment Shares will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other Person’s rights therein or with respect thereto.

SECTION 5.4 Authority Relative to This Agreement. Each of AAO and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval of the AAO Proposals, to consummate the Transactions. The execution and delivery of this Agreement by each of AAO and Merger Sub and the consummation by each of AAO and Merger Sub of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of AAO or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than with respect to the AAO Proposals, the approval of a majority of the then-outstanding shares of AAO Common Stock). This Agreement has been duly and validly executed and delivered by AAO and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of AAO and Merger Sub, enforceable against AAO and Merger Sub in accordance with its terms subject to the Remedies Exceptions.

A-55

SECTION 5.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of AAO and Merger Sub do not, and the performance of this Agreement by each of AAO and Merger Sub will not, (i) conflict with or violate the AAO Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.5(b) have been obtained and all filings and obligations described in Section 5.5(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of AAO or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of AAO or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of AAO or Merger Sub is a party or by which each of AAO or Merger Sub or any of their property or assets is bound or affected.

(b) The execution and delivery of this Agreement by each of AAO and Merger Sub do not, and the performance of this Agreement by each of AAO and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the IBCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent any of AAO or Merger Sub from performing its material obligations under this Agreement.

SECTION 5.6 Compliance. Neither of AAO nor Merger Sub is in breach or violation of, (a) any Law applicable to AAO or Merger Sub or by which any material property or asset of AAO or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which AAO or Merger Sub is a party or by which AAO or Merger Sub or any property or asset of AAO or Merger Sub is bound, except, in each case, for any such breaches or violations that do not constitute an AAO Material Adverse Effect. Each of AAO and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for AAO or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

A-56

SECTION 5.7 AAO SEC Documents and Financial Statements.

(a) AAO has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by AAO with the SEC since AAO’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the Signing Date (the “Additional AAO SEC Documents”). AAO has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) AAO’s Quarterly Reports on Form 10-Q for each fiscal quarter of AAO beginning with the first quarter AAO was required to file such a form, (ii) all proxy statements relating to AAO’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal quarter referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal quarter referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.7(a)) filed by AAO with the SEC since AAO’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “AAO SEC Documents”). The AAO SEC Documents were, and the Additional AAO SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The AAO SEC Documents did not, and the Additional AAO SEC Documents will not, at the time they were or are to be filed, as the case may be, with the SEC (except to the extent that information contained in any AAO SEC Document or Additional AAO SEC Document has been or is revised or superseded by a later filed AAO SEC Document or Additional AAO SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.7(a), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements and notes contained or incorporated by reference in the AAO SEC Documents and the Additional AAO SEC Documents (collectively, the “AAO Financial Statements”) are or will be, as the case may be, complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of AAO as of the dates thereof and the results of operations of AAO for the periods reflected therein. The AAO Financial Statements are or will, as the case may be (i) prepared from the Books and Records of AAO; (ii) prepared on an accrual basis in accordance with U.S. GAAP consistently applied; and they contain and reflect or will contain and reflect, as the case may be, (iii) all necessary adjustments and accruals for a fair presentation of AAO’s financial condition as of their dates; and (iv) adequate provisions for all material Liabilities for all material Taxes applicable to AAO with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against in the AAO Financial Statements, and except for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since AAO’s formation, there are no material liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to AAO. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are or will be (as the case may be) included in AAO Financial Statements.

A-57

SECTION 5.8 Absence of Certain Changes or Events. Except as expressly contemplated by this Agreement, there has not been any AAO Material Adverse Effect.

SECTION 5.9 Absence of Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of AAO, threatened against AAO, or any property or asset of AAO, before any Governmental Authority. As of the date hereof, neither AAO nor any material property or asset of AAO is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of AAO, continuing investigation by, any Governmental Authority.

SECTION 5.10 Board Approval; Vote Required.

(a) The Board of Directors of AAO (the “AAO Board”), by resolutions duly adopted by majority vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of AAO and its stockholders, (ii) approved this Agreement and the Transactions (including the Merger) and declared their advisability, (iii) recommended that the stockholders of AAO approve and adopt this Agreement and Merger and the other AAO Proposals, and (iv) directed that this Agreement and the Merger and the other AAO Proposals be submitted for consideration by the stockholders of AAO at the Special Meeting.

(b) The only vote of the holders of any class or series of capital stock of AAO necessary to approve the AAO Proposals is the affirmative vote of the holders of a majority of the outstanding shares of AAO Common Stock.

(c) The board of directors of Merger Sub by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, have duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions be submitted for consideration by the sole stockholder of Merger Sub.

(d) The only vote of the holders of any class or series of capital stock of Merger Sub that is necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

SECTION 5.11 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability and holds no assets, other than as specifically contemplated by this Agreement.

A-58

SECTION 5.12 AAO Trust Fund. As of the date of this Agreement, AAO has at least $10,665,487 in the trust fund established by AAO for the benefit of its public shareholders (the “Trust Fund”) in a United States-based account at JP Morgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company (the “Trustee”) acting as trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act) and held in trust by the Trustee pursuant to the Trust Agreement. There are no separate agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Trust Agreement in the AAO SEC Documents to be inaccurate in any material respect or, to the Parent Parties’ knowledge, that would entitle any Person to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of AAO and the Trust Agreement. AAO has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of AAO, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since March 22, 2021, and except in connection with the AAO Extension Redemption, AAO has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, AAO shall have no further obligation under either the Trust Agreement or the Organizational Documents of Parent to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

SECTION 5.13 Employees. Other than any officers as described in the AAO SEC Reports, AAO and Merger Sub have never employed any employees. Other than reimbursement of any out-of-pocket expenses incurred by AAO’s officers and directors in connection with activities on AAO’s behalf in an aggregate amount not in excess of the amount of cash held by AAO outside of the Trust Account, AAO and Merger Sub have no unsatisfied material liability with respect to any employee, officer or director.

SECTION 5.14 Taxes.

(a) AAO and Merger Sub (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required by Law to be filed by AAO or Merger Sub, and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that AAO and Merger Sub are otherwise obligated to pay, except with respect to current Taxes not yet due and payable or otherwise being contested in good faith or that are described in clause (a)(v) below; (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, and no written request for any such waiver or extension is currently pending; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of AAO, for any material Taxes of AAO that have not been paid, whether or not shown as being due on any Tax Return.

A-59

(b) Neither of AAO nor Merger Sub is a party to, is bound by or has an obligation to any Governmental Authority or other Person under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (excluding agreements, contracts, arrangements or commitments the primary purpose of which do not relate to Taxes).

(c) Each of AAO and Merger Sub has (i) withheld or collected all amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party, and (ii) reported and timely remitted such amounts required to have been withheld or collected, reported and remitted to the appropriate Governmental Authority. All Forms W-2 or 1099 or other Tax Returns required with respect thereto have been properly completed and timely filed.

(d) Neither of AAO nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(e) Neither of AAO nor Merger Sub has any material liability for the Taxes of any Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract (excluding contracts the primary purpose of which do not relate to taxes), or otherwise.

(f) Neither of AAO nor Merger Sub (i) has any request for a ruling in respect of Taxes pending between AAO and/or Merger Sub, on the one hand, and any Tax authority, on the other hand, or; (ii) has entered into any closing agreement, private letter ruling technical advice memoranda or similar agreements with any Tax authority.

(g) Neither of AAO nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) Neither of AAO nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i) Neither of AAO nor Merger Sub has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has not been a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized. Neither of AAO nor Merger Sub has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

A-60

Nothing in this Section 5.14 shall be construed as providing a representation or warranty with respect to (i) any taxable period (or portion thereof) beginning after the Effective Time or (ii) the existence, amount, expiration date or limitations on (or availability of) any Tax attribute.

SECTION 5.15 Listing. As of the date hereof, the AAO Common Stock and AAO Warrants are listed on the Nasdaq Stock Market, with trading symbols “AMAO” and “AMAOW,” “respectively.

SECTION 5.16 Investment Company Act. AAO is not an “investment company” within the meaning of the Investment Company Act.

SECTION 5.17 Registration Statement. As of the time the Registration Statement becomes effective under the Securities Act, the Registration Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that AAO makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to AAO by or on behalf of the Company specifically for inclusion in the Registration Statement.

SECTION 5.18 Contracts. Except for those contracts filed (or incorporated by reference) as exhibits to the AAO SEC Reports, neither of AAO or Merger Sub is party to any contract that would be required to be filed (or incorporated by reference) as an exhibit to AAO’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K.

SECTION 5.19 Brokers. Except as set forth on Schedule 5.19 of the AAO Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission (including any deferred underwriting commission) in connection with the Transactions (including the Private Placement) based upon arrangements made by or on behalf of AAO, Merger Sub or any other their respective Affiliates, including Sponsor.

SECTION 5.20 Sponsor Support Agreement. Concurrently with the execution of this Agreement, AAO has delivered to the Company a true, correct and complete copy of the Sponsor Support Agreement. The Sponsor Support Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by the Company or Sponsor. The Sponsor Support Agreement is a legal, valid and binding obligation of AAO and Sponsor and neither the execution or delivery by any party thereto of, nor the performance of any party’s obligations under, the Sponsor Support Agreement violates any provision of, or results in the breach of or default under, or requires any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of AAO or Sponsor under any term or condition of the Sponsor Support Agreement.

A-61

SECTION 5.21 AAO’s and Merger Sub’s Investigation and Reliance. Each of AAO and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Transactions, which investigation, review and analysis were conducted by AAO and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. AAO, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, Books and Records of the Company and other information that they have requested in connection with their investigation of the Company and the Transactions. Neither of AAO nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedules). Neither the Company nor any of its respective Shareholders, Affiliates or Representatives shall have any liability to AAO, Merger Sub or any of their respective Shareholders, Affiliates or Representatives resulting from the use of, and AAO, Merger Sub and their Representatives shall not have relied upon, any information, documents or materials made available to AAO or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its Shareholders, Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company.

SECTION 5.22 Takeover Matters. Other than as a result of this Agreement, neither AAO nor the Merger Sub, nor any of their Affiliates is, nor at any time during the last five (5) years has been, an “interested shareholder” of the Company as defined in IBCL 23-1-43-10.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1 Conduct of Business by the Company Pending the Merger.

(a) Except as (i) contemplated by any other provision of this Agreement or any Ancillary Agreement, (ii) set forth in Schedule 6.1 of the Company Disclosure Schedules, (iii) taken (or omitted to be taken), as reasonably necessary, in response to COVID-19 Measures, (iv) may be requested or compelled by any Governmental Authority or (v) required by applicable Law (provided, however, that Company shall provide reasonable advance notice in writing to AAO of any action taken as a result of clauses (iii)-(v)), the Company shall not, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of AAO:

(i) amend or otherwise change its or any Subsidiary’s certificate of incorporation or bylaws or equivalent organizational documents;

(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of the Company or of any Subsidiary or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Subsidiary;

A-62

(iii) (A) fail to maintain its or any Subsidiary’s existence; or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the transactions contemplated by this Agreement);

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Company Capital Stock;

(v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any Company Capital Stock;

(vi) (A) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination), whether in whole or in part or via an equity or asset acquisition, any other corporation, limited liability company, partnership, other business organization or any division thereof; (B) incur or guarantee any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, or intentionally grant any security interest in any of its assets, other than additional extensions or borrowings as permitted under existing credit facilities or (C) enter into any new line of business;

(vii) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person, except as required under any indemnification agreement to which the Company is a party as of the date hereof and which has been disclosed in the Company Disclosure Schedules;

(viii) except to the extent otherwise permitted pursuant to this Section 6.1, (A) adopt, enter into or materially amend any Plan or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company is a party or by which it is bound, (B) grant or provide any severance, termination payments, bonus, change of control, retention, or benefits to any employee of the Company, except in connection with the promotion or hiring (to the extent permitted by clause (C) of this paragraph) or separation of any employee in the ordinary course of business, (C) hire any employee of the Company or any other individual who is providing or will provide services to the Company other than any employee with an annual base salary of less than $100,000 or any employee hired to replace terminated employees in the ordinary course of business, (D) adopt, enter into or materially amend Contracts with any consultants or natural person independent contractors that involve consideration of more than $100,000 in the aggregate or (E) take any action to accelerate the vesting, payment or funding of any cash or equity-based compensation, payment or benefit other than as contemplated by this Agreement;

A-63

(ix) grant any material increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company as of the date of this Agreement, other than (A) increases in the ordinary course of business, or (B) increases required by the terms of a Plan or applicable Law;

(x) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(xi) make, change or revoke any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material United States federal, state, local or non-United States income Tax liability, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);

(xii) take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;

(xiii) enter into, modify in any material respect or terminate any Contract that is (or would be if entered into prior to the date of this Agreement) a Material Contract of the type described in Section 4.17(a), other than in the ordinary course of business;

(xiv) acquire any fee interest in real property;

(xv) settle any pending or threatened Action (A) if such settlement would require payment by the Company in an amount greater than $200,000 or (B) to the extent such settlement is adverse to the Company and involves an Action brought by a Governmental Authority or alleged criminal wrongdoing;

(xvi) make or authorize any payment of, or accrual or commitment for, capital expenditures in excess of $100,000 for any individual capital expenditure or series of related capital expenditures or $300,000 in the aggregate;

(xvii) enter into, renew, or materially amend, any Company Affiliate Agreement;

A-64

(xviii) make any payment, distribution, loan or other transfer of value to any Related Party, other than (A) payments to employees in the ordinary course of business, and (B) payments pursuant to Company Affiliate Agreements set forth on Schedule 4.25 of the Company Disclosure Schedules;

(xix) fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the Company and its assets, properties and businesses;

(xx) permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable;

(xxi) in all respects not already set forth in this Section 6.1, fail to conduct the Company Business in the ordinary course of business consistent with past practice; or

(xxii) enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

SECTION 6.2 Conduct of Business by AAO Pending the Merger. From the date hereof through the Closing Date, AAO shall remain a “blank check company” as defined under the Securities Act, and without the Company’s prior written consent (which shall not be unreasonably withheld) shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement, without the Company’s prior written consent (which shall not be unreasonably withheld), AAO shall not amend, waive or otherwise change the Trust Agreement in any manner adverse to AAO. Notwithstanding anything to the contrary in this Section 6.2, nothing in this Agreement shall prohibit or restrict AAO from pursuing and executing the Extension Proposal should AAO elect to do so.

SECTION 6.3 Claims Against Trust Account. The Company (on its own behalf and on behalf of the Shareholders) agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and AAO and Merger Sub on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.3 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future and will not seek recourse against the Trust Fund, any monies held in the Trust Account (or any distributions therefrom directly or indirectly to AAO’s stockholders) for any reason whatsoever in respect thereof. This Section 6.3 shall survive the termination of this Agreement for any reason.

A-65

SECTION 6.4 Approval of 280G Payments. If, after reviewing the 280G calculations and other supporting materials prepared by the Company, either the Company or AAO determines that any person who is a “disqualified individual” has a right to any payments and/or benefits as a result of or in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby that would be deemed to constitute “parachute payments” (as such terms are defined in Section 280G of the Code and the regulations promulgated thereunder) absent approval by the shareholders of the Company, then the Company will undertake its best efforts to modify its obligations to provide such payments or benefits to the extent necessary such that, after giving effect to such modifications, the modified payments or benefits would not constitute a parachute payment to a disqualified individual based on the 280G calculations. If, in the opinion of AAO, the Company is not able to modify its obligations to make such payments or benefits comply with the foregoing within 30 days after determining that a payment or benefit would constitute a parachute payment to a disqualified individual, then at least five (5) Business Days prior to the Closing Date, the Company will take all necessary actions (including obtaining any required waivers or consents from each disqualified individual) to submit to a shareholder vote, in a manner that satisfies the shareholder approval requirements for exemption under Section 280G(b)(5)(A)(ii) of the Code and the regulations promulgated thereunder, the right of each disqualified individual to receive or retain, as applicable, any payments and benefits to the extent necessary so that no payment or benefit received by such disqualified person shall be deemed a parachute payment. Such vote shall establish the disqualified individual’s right to the payment or benefits. The Company will be responsible for all liabilities and obligations related to the matters described in this Section 6.04, including any claims by disqualified individuals that they are entitled to payment or reimbursement for any related excise taxes. The Company will provide to AAO copies of any waivers, consents, and shareholder information statements or disclosures relating to Section 280G and the shareholder vote described in this Section 6.04, a reasonable period of time before disseminating such materials to the disqualified individuals and the Company’s shareholders, and will work with AAO in good faith regarding the inclusion of any -s provided by AAO thereto. Prior to the Closing, the Company shall deliver to AAO evidence that a vote of Company’s shareholders who are entitled to vote was solicited in accordance with the foregoing provisions of this Section 6.04 and that the requisite number of shareholder votes was or was not obtained with respect thereto.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.1 Preparation of Registration Statement; Special Meeting; Company Requisite Approval.

(a) As promptly as practicable after the execution of this Agreement, (i) AAO (with the assistance and cooperation of the Company as reasonably requested by AAO) shall cause to be filed with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the AAO Common Stock to be issued in connection with the Merger. AAO shall use commercially reasonable efforts to (i) cause the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all -s received from the SEC concerning the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iv) keep the Registration Statement effective as long as is necessary to consummate the Transactions unless this Agreement is terminated in accordance with Article IX. The Company shall promptly provide to AAO such information concerning the Company (including, for the avoidance of doubt, any Company financial statements) and the Shareholders as is required by the Securities Laws. As promptly as practicable after the Registration Statement is declared effective under the Securities Act, AAO will cause the Proxy Statement to be mailed to stockholders of AAO.

A-66

(b) AAO agrees to include provisions in the Proxy Statement and to take reasonable action related thereto with respect to approval and adoption of (i) this Agreement, the Merger and the other Transactions, (ii) the Amended Charter, (iii) the issuance of the AAO Common Stock in connection with the issuance of the Merger Consideration, including any required approvals under NASDAQ rules, (i) the election of directors effective as of the Closing as contemplated by Section 2.5, and (v) any other proposals the Parties deem necessary or advisable to effectuate the Merger and the other Transactions (collectively, the “AAO Proposals”).

(c) No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by AAO without the approval of the Company, which shall not be unreasonably withheld, conditioned or delayed. AAO will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the AAO Common Stock to be issued or issuable to the Shareholders in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or -s thereon and responses thereto or requests by the SEC for additional information. Each of AAO and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed), any response to -s of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto.

(d) If AAO or the Company becomes aware that the Registration Statement, (i) as of the Effective Time, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, or, (ii) at any time prior to the Effective Time, information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law (including the Securities Laws), then (x) such Party shall promptly inform the other Parties and (y) AAO, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) an amendment or supplement to the Registration Statement. AAO shall use commercially reasonable efforts to cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and the Proxy Statement to be disseminated to the holders of shares of AAO Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and AAO Organizational Documents.

A-67

(e) AAO shall use commercially reasonable efforts to, as promptly as practicable, after the Registration Statement is declared effective by the SEC, (i) establish the record date for, duly call, give notice of, convene and hold the Special Meeting in accordance with the DGCL, (ii) cause the Proxy Statement to be disseminated to the stockholders of AAO and (iii) solicit proxies from the stockholders of AAO to vote in favor of each of the AAO Proposals. AAO shall, through the AAO Board, recommend to its stockholders that they approve each of the AAO Proposals (the ”AAO Board Recommendation”) and shall include the unqualified AAO Board Recommendation in the Proxy Statement. The AAO Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold,qualify or modify, the AAO Board Recommendation, except as required by Law; provided, however, that, the AAO Board may make a withdrawal of such recommendation or an amendment, qualification or modification of such recommendation to the extent that (i) after consultation with counsel, the AAO Board determines that a failure to make such a change would reasonably be likely to be inconsistent with its fiduciary duties under applicable Law, (ii) AAO promptly delivers to the Company a written notice advising the Company that the AAO Board proposes to take such action and specifying the reasons therefor, (iii) until 5:00 pm on the third Business day following the date such notice was delivered, if requested by the Company, AAO will engage in good faith negotiations to make adjustments to the terms of this Agreement so that the need to make such change in the AAO Board Recommendation is obviated and (iv) following such time referred to in clause (iii) above, the AAO Board determines in good faith (after consultation with its counsel, and taking into account any modifications to this Agreement proposed by the Company prior to such time) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Notwithstanding the foregoing provisions of this Section 7.1(e), if on a date for which the Special Meeting is scheduled, AAO has not received proxies representing a sufficient number of shares of AAOCommon Stock to approve, in consultation with the Company, the AAO Proposals, whether or not a quorum is present, AAO shall have the right to make one or more successive postponements or adjournments of the Special Meeting.

(f) As promptly as reasonably practicable, and in any event within three Business Days following the date on which the Registration Statement is declared effective by the SEC, the Company shall use commercially reasonable efforts to obtain and deliver to AAO a true, complete and correct copy of a written consent (in form and substance reasonably satisfactory to AAO) evidencing the Company Requisite Approval that is duly executed by the Shareholders that hold at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to obtain the Company Requisite Approval. If the Company Requisite Approval is obtained, then promptly following the receipt of the Company Requisite Approval, the Company will prepare and deliver to its Shareholders who have not consented the notice required by the IBCL. Unless this Agreement has been terminated in accordance with its terms, the Company’s obligation to solicit written consents from the Shareholders to give the Company Requisite Approval in accordance with this Section 7.1(f) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Company Acquisition Proposal. The Company shall, through the Company Board, recommend to the Shareholders that they adopt this Agreement (the “Company Board Recommendation”). The Company Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation, except as required by Law.

A-68

SECTION 7.2 Access to Information; Confidentiality; Publicity.

(a) From the date of this Agreement until the Effective Time, the Company and AAO shall (and shall cause their respective subsidiaries, Affiliates and Representatives to): (i) provide to the other Party (and the other Party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such Party and its subsidiaries and to the Books and Records thereof; and (ii) furnish promptly to the other Party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other Party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor AAO shall be required to provide access to or disclose information where the access or disclosure would (i) jeopardize the protection of attorney-client privilege or contravene applicable Law or (ii) require providing access that such Party reasonably determines, in light of COVID-19 or COVID-19 Measures, would jeopardize the health and safety of any employee of such Party (it being agreed that the Parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the Parties pursuant to this Section 7.2 shall be kept confidential in accordance with the confidentiality agreement, dated April 1, 2022 (the “Confidentiality Agreement”), between AAO and the Company.

(c) No Party hereto shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior written consent of the Company or AAO, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Laws or the rules of any national securities exchange), in which case AAO or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other Party, prior to announcement or issuance and allow the other Party a reasonable opportunity to - thereon (which shall be considered by AAO or the Company, as applicable, in good faith); provided, however, that, the foregoing shall not prohibit any Party from communicating with third parties, under confidentiality terms no less restrictive than the Confidentiality Agreement, to the extent necessary for the purpose of seeking any third party consent.

A-69

SECTION 7.3 Exclusivity. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public or private offering of any equity securities of the Company (or any Affiliate or successor of the Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person (other than with AAO, its stockholders and their Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Company Acquisition Proposal. The Company agrees to (A) notify AAO promptly upon receipt of any Company Acquisition Proposal by the Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep AAO reasonably informed on a current basis of any modifications to such offer or information.

SECTION 7.4 Employment Agreements. The Company and AAO shall cooperate in good faith to negotiate new employment agreements with the persons listed on Schedule 7.4 of the Company Disclosure Schedule, to be effective on the Closing Date, and subject to the terms identified thereon.

SECTION 7.5 Directors’ and Officers’ Indemnification.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of AAO or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of AAO or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective organizational documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and AAO or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. Such rights shall include indemnification against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, or liabilities, whether asserted or claimed prior to or after the Effective Time and whether the claim involves the enforcement of the terms of this Section 7.5(a). For a period of six (6) years after the Effective Time, AAO shall cause the Amended Charter and the Surviving Corporation Articles of Incorporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the AAO Organizational Documents to the extent permitted by applicable Law. The provisions of this Section 7.5 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

A-70

(b) For the benefit of AAO’s and Merger Sub’s directors and officers, AAO shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than AAO’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, AAO shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and AAO shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.5 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on AAO and the Surviving Corporation and all successors and assigns of AAO and the Surviving Corporation. In the event that AAO, the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person or effects any division transaction, then, and in each such case, AAO and the Surviving Corporation shall ensure that proper provision shall be made so that the successors and assigns of AAO or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 7.5. The obligations of AAO and the Surviving Corporation under this Section 7.5 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director or officer of the Company or AAO, or other Person that may be a director or officer of the Company or AAO prior to the Effective Time, to whom this Section 7.5 applies without the consent of the affected Person. The rights of each Person entitled to indemnification or advancement hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Company articles of incorporation or bylaws or the AAO Organizational Documents, any other indemnification arrangement, any applicable law, rule or regulation or otherwise. The provisions of this Section 7.5 are expressly intended to benefit, and are enforceable by, each Person entitled to indemnification or advancement hereunder and their respective successors, heirs and representatives, each of whom is an intended third-party beneficiary of this Section 7.5.

SECTION 7.6 Transaction Litigation. In the event that any Action related to this Agreement, any Ancillary Agreement or the Transactions is brought, or to the knowledge of AAO, threatened in writing, against AAO or its directors or officers by any of AAO’s stockholders or by a Governmental Authority prior to the Closing, AAO shall promptly notify the Company of any such Action and keep the Company reasonably informed with respect to the status thereof. AAO shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such Action, shall give due consideration to the Company’s advice with respect to such litigation and shall provide the Company with a meaningful opportunity to review and give due consideration to the Company’s concerns regarding the settlement of any such Action.

A-71

SECTION 7.7 Tax Matters.

(a) Each of AAO, Merger Sub and the Company shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any of their Affiliates or subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment. This Agreement is intended to constitute, and the Parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of AAO, Merger Sub and the Company shall report the Transactions in a manner consistent with the Intended Tax Treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its U.S. federal income Tax Return for the taxable year of the Merger. Notwithstanding anything to the contrary herein, if, after the date hereof but prior to the time at which the AAO Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of AAO, AAO and the Company mutually determine in good faith that the Transactions are not reasonably expected to qualify for the Intended Tax Treatment, the Parties shall use commercially reasonable efforts to restructure the transactions contemplated hereby (such restructured transactions, the “Alternative Transaction Structure”) in a manner that is reasonably expected to cause the Alternative Transaction Structure to so qualify.

(b) The Company, AAO and Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

(c) If, in connection with the preparation and filing of the Registration Statement/Proxy Statement, if the SEC requires that an opinion of counsel be provided with respect to the tax treatment of the Transactions, AAO and the Company shall deliver to counsel for both Parties, respectively, customary Tax representation letters satisfactory to each counsel, dated and executed as of the date the Registration Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel. Notwithstanding the foregoing or anything to the contrary herein, Loeb & Loeb LLP shall not be required to provide a tax opinion with respect to the Intended Tax Treatment.

(d) Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of any relevant Tax Returns, and any audit, examination or other proceeding with respect to Taxes.

A-72

(e) The Surviving Corporation shall be responsible for any sales, use, real property transfer, stamp or other similar transfer Taxes imposed in connection with the Transactions and the preparation and filing of any Tax Returns required to be filed with respect thereto. The Surviving Corporation shall, at its own expense, prepare and file all necessary Tax Returns required to be filed with respect thereto.

SECTION 7.8 Stock Exchange Listing. AAO will use commercially reasonable efforts to cause the AAO Common Stock issued in connection with the Transactions to be approved for listing on NASDAQ (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. During the period from the date hereof until the Closing, AAO shall use commercially reasonable efforts to keep the AAO Common Stock and AAO Warrants listed for trading on NASDAQ.

SECTION 7.9 AAO Public Filings. From the date hereof through the Closing, AAO will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise to comply in all material respects with its reporting obligations under applicable Securities Laws.

SECTION 7.10 Efforts to Consummate; Antitrust; Regulatory Approvals.

(a) Upon the terms and subject to the conditions of this Agreement, each of the Parties hereto shall use commercially reasonable efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including using commercially reasonable efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their commercially reasonable efforts to take all such action.

(b) Each of the Parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other Parties to review in advance, and to the extent practicable consult about, any proposed communication by such Party to any Governmental Authority in connection with the Transactions. No Party shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the Parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No Party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

A-73

(c) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each Party agrees to promptly make any required filing or application under Antitrust Laws, as applicable. The Parties agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(d) Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(e) Each of AAO and the Company shall not, and shall cause its respective subsidiaries (as applicable) not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to: (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders or declarations of any Governmental Authorities or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Transactions; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the Transactions.

A-74

(f) The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

(g) The Company will pay all filing fees related to Antitrust Laws required by the Transactions upfront.

SECTION 7.11 Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article VIII), AAO shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreements so that the Trustee shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, for the following uses: (a) the redemption of any shares of AAO Class A Common Stock held by a Redeeming Shareholder in connection with the Offer; (b) the payment of the Outstanding Company Transaction Expenses and Outstanding AAO Transaction Expenses pursuant to Section 3.4; and (c) the balance after payment and disbursement of the amounts required under the foregoing clauses (a)-(b), to be disbursed to AAO, and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

SECTION 7.12 Section 16 Matters. Prior to the Closing, the AAO Board, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of AAO Common Stock pursuant to this Agreement and the other agreements contemplated hereby, by any Person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of AAO following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder. AAO shall provide the Company and such individuals with copies of any resolutions proposed to be adopted by the AAO Board in connection with the foregoing prior to such adoption.

SECTION 7.13 Preparation and Delivery of PCAOB Audited Financial Statements. As soon as reasonably practicable following the date of this Agreement, and in any event no later than July 15, 2022 (such date, as it may be extended, the “PCAOB Audit Deadline”), the Company shall deliver to AAO the PCAOB Audited Financial Statements.

A-75

SECTION 7.14 Support of Transaction. Subject to Section 7.3, without limiting any covenant contained herein, including the obligations of the Company and AAO with respect to the notifications, filings, reaffirmations and applications described in Section 7.10, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 7.14, AAO and the Company shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as reasonably practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of AAO, the Company or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to Material Contracts with the Company, and (c) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article VIII or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall AAO, Merger Sub or the Company be obligated to bear (and without the consent of AAO the Company shall not agree to bear) any expense or pay any fee or grant any concession, which in the aggregate exceeds $500,000, in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company is a party or otherwise in connection with the consummation of the Transactions.

SECTION 7.15 Notice of Certain Events. party shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement, or that the transactions contemplated by this Agreement or the Ancillary Agreements might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company capital tock, any share capital or capital stock of AAO or any of the Company’s or AAO’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Ancillary Agreements;

(c) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation or warranty made hereunder by such party to be false or misleading in any material respect or to omit or fail to state a material fact.

A-76

SECTION 7.16 Extension Proposal. AAO may, in its discretion, (a) use its commercially reasonable efforts to convene and hold a meeting of the stockholders of AAO to approve the AAO Extension Proposal no later than September 19, 2022, (b) recommend to its stockholders, through the AAO Board, and solicit the approval of, the AAO Extension Proposal, and, once such recommendation is made, AAO shall not withdraw such recommendation and (c) use its commercially reasonable efforts to minimize the amount of redemptions in connection with the AAO Extension Redemption.

ARTICLE VIII

CONDITIONS TO THE MERGER

SECTION 8.1 Conditions to the Obligations of Each Party. The obligations of the Company, AAO and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) AAO Stockholders’ Approval. The AAO Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of AAO in accordance with the Proxy Statement, the DGCL, the AAO Organizational Documents and the rules and regulations of NASDAQ.

(b) Company Requisite Approval. The Company Requisite Approval shall have been obtained.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d) No Litigation. There shall not be pending any Action by any Governmental Entity in any court of competent jurisdiction seeking to prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or that would otherwise cause an AAO Material Adverse Effect or a Company Material Adverse Effect.

(e) Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

(f) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(g) Stock Exchange Listing. The shares of AAO Common Stock to be issued in connection with the Transactions shall have been approved for listing on NASDAQ as of the Closing Date.

A-77

(h) Ancillary Agreements. The Ancillary Agreements shall have executed and delivered by all parties thereto.

(i) Minimum Proceeds. The aggregate cash available to AAO at the Closing from the Trust Account (after giving effect to the redemption of any shares of AAO Class A Common Stock in connection with the AAO Proposals, but before giving effect to (i) the payment of the Outstanding AAO Transaction Expenses, and (ii) the payment of the Outstanding Company Transaction Expenses), shall equal or exceed two million dollars ($2,000,000)

(j) Net Tangible Assets Test. Upon the Closing, AAO shall not have redeemed shares of AAO Class A Common Stock in the Offer in an amount that would cause AAO to have less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Exchange Act).

(k) AAO Extension Proposal. The AAO Extension Proposal, if any, shall have been approved and adopted by the requisite affirmative vote of the stockholders of AAO in accordance with the DGCL, the AAO Certificate of Incorporation, and the rules and regulations of NASDAQ.

(l) Fairness Opinion. AAO shall have obtained the fairness opinion required by the terms of the AAO IPO Prospectus dated March 17, 2021 (the “Prospectus”); such fairness opinion shall have been fully and properly disclosed in the Registration Statement, and shall be in full force and effect as of immediately prior to the Effective Time.

SECTION 8.2 Conditions to the Obligations of AAO and Merger Sub. The obligations of AAO and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall be true, correct and complete as of the Closing Date in all material respects.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to AAO a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.2(a), Section 8.2(b) and Section 8.2(e).

(d) Consents. All approvals, consents and waivers that are listed on Schedule 8.2(d) of the Company Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to AAO at or prior to the Closing.

(e) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date that is continuing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

A-78

(f) Shareholder Support Agreement. The Shareholder Support Agreement shall be in full force and effect, and no signatory to the Shareholder Support Agreement shall have attempted to repudiate or disclaim any of its or his obligations thereunder.

(g) Company Convertible Securities. AAO shall have received evidence acceptable to AAO that the Company shall have converted, terminated, extinguished and cancelled in full the Company Convertible Debt and the Company Warrants, and any other securities convertible into Company Common Stock.

(h) Employment Agreements. AAO shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and AAO, between each of the persons set forth on Schedule 7.4 of the Company Disclosure Schedule, each such employment agreement duly executed by the parties thereto.

SECTION 8.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. All representations and warranties of AAO and Merger Sub contained in this Agreement shall be true, correct and complete as of the Closing Date in all material respects.

(b) Agreements and Covenants. AAO and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. AAO shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of AAO, certifying as to the satisfaction of the conditions specified in Section 8.3(a), Section 8.3(b) and Section 8.3(d).

(d) Material Adverse Effect. No AAO Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date that is continuing.

SECTION 8.4 Frustration of Conditions. None of the Parties may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party’s breach of a covenant or agreement contained herein.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Shareholders or AAO, as follows:

(a) by mutual written consent of AAO and the Company;

A-79

(b) by either AAO or the Company if the Effective Time shall not have occurred prior to November 30, 2022 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.1(b) by or on behalf of any Party that either directly or indirectly through its Affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date;

(c) by AAO if the Effective Time shall not have occurred prior to the Outside Date, and AAO has not received stockholder approval of AAO Extension Proposal by such time.

(d) by either AAO or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any permanent injunction, order, decree or ruling which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger;

(e) by AAO upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.2(a) or 8.2(b), as applicable, would not be satisfied (“Terminating Company Breach”); provided, however, that AAO and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; and provided further, that if such Terminating Company Breach is curable by the Company, AAO may not terminate this Agreement under this Section 9.1(e) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within the earlier of (i) 10 Business Days after notice of such breach is provided by AAO to the Company and (ii) the Outside Date;

(f) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of AAO or Merger Sub set forth in this Agreement, or if any representation or warranty of AAO or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.3(a) or 8.3(b), as applicable, would not be satisfied (“Terminating AAO Breach”); provided, however, that the Company has not waived such Terminating AAO Breach and the Company is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; and provided further, that, if such Terminating AAO Breach is curable by AAO and Merger Sub, the Company may not terminate this Agreement under this Section 9.1(f) for so long as AAO and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within the earlier of (i) 10 Business Days after notice of such breach is provided by the Company to AAO and (ii) the Outside Date;

A-80

(g) by AAO if there is a Company Material Adverse Effect;

(h) by AAO if the Company has failed to deliver the PCAOB Audited Financial Statements on or before the PCAOB Audit Deadline;

(i) by either AAO or the Company if any of the AAO Proposals shall fail to receive the requisite vote for approval at the Special Meeting;

(j) by written notice from AAO if the Company Requisite Approval is not obtained within three Business Days after the date on which the Registration Statement becomes effective;

(k) by AAO within five business days after receiving notice that the fairness opinion described in Section 8.1(l) and delivered to AAO does not meet the terms of the Prospectus; or

(l) by AAO on September 21, 2022, if the AAO Proposals have not been approved as of such date and AAO elects not to pursue the Extension Proposal.

SECTION 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party, except as set forth in this Section 9.2, Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a Willful Breach of this Agreement by a Party. The provisions of Section 6.3 (Claims Against Trust Account), Section 7.2 (Access to Information; Confidentiality; Publicity), this Section 9.2 (Effect of Termination) and Article XI (General Provisions) (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which is required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement

SECTION 9.3 Expenses. Except for the Outstanding Company Transaction Expenses and the Outstanding AAO Transaction Expenses paid at the Closing, and the expenses paid by the Parties as contemplated in Section 7.10(g), all expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger or any other Transactions are consummated.

SECTION 9.4 Amendment. This Agreement may be amended in writing by the Parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

SECTION 9.5 Waiver. At any time prior to the Effective Time, (a) AAO may (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (iii) waive compliance with any agreement of the Company or any condition to its own obligations contained herein, and (b) the Company may (i) extend the time for the performance of any obligation or other act of AAO or Merger Sub, (ii) waive any inaccuracy in the representations and warranties of AAO or Merger Sub contained herein or in any document delivered by AAO and/or Merger Sub pursuant hereto and (iii) waive compliance with any agreement of AAO or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

A-81

ARTICLE X

NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

SECTION 10.1 Non-Survival. All representations and warranties of AAO, Merger Sub and the Company contained in this Agreement shall terminate as of the Closing, and no such representation or warranty shall survive the Closing.

ARTICLE XI

GENERAL PROVISIONS

SECTION 11.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.1):

if to AAO or Merger Sub, prior to the Closing:

12115 Visionary Way

Fishers, Indiana 46038

Attention: Mark C. Jensen, CEO

Email:

with a copy to:

Loeb & Loeb LLP

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

if to the Company:

Royalty Management Corporation

8500 E. 116 Street, #264

Fishers, IN 46038

Attention: Thomas Sauve, CEO

Email: tms@royaltymgmtcorp.com

with a copy to:

Clifford J. Hunt, Esq.

8200 Seminole Blvd.

Seminole, FL 33772

Attention: Clifford J. Hunt, Esq.

Email: CJH@huntlawgrp.com

A-82

SECTION 11.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 11.3 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.2(b), all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

SECTION 11.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.5 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

SECTION 11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law rule or principle that would result in the application of any laws other than the laws of the State of Delaware. All Actions and proceedings arising out of or relating to this Agreement (whether in contract, tort or otherwise and whether seeking monetary or equitable relief) shall be heard and determined exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), and any appellate court from any thereof. The Parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

A-83

SECTION 11.6 Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the Parties hereto (a) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.7.

SECTION 11.7 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.8 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 11.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall, prior to a valid termination of this Agreement, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Merger) in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), and any appellate court from any thereof, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

A-84

SECTION 11.10 Legal Representation. (a) The Parties agree that, notwithstanding the fact that Loeb & Loeb LLP may have, prior to Closing, jointly represented AAO and/or Merger Sub in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented AAO and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Loeb & Loeb LLP will be permitted in the future, after Closing, to represent Sponsor or its Affiliates in connection with matters in which such Persons are adverse to AAO or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, who is or has the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Loeb & Loeb LLP’s future representation of one or more of Sponsor or their respective Affiliates in which the interests of such Person are adverse to the interests of AAO, the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Loeb & Loeb LLP of AAO, Merger Sub, or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Sponsor and AAO shall be deemed the clients of Loeb & Loeb LLP with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Sponsor and AAO, shall be controlled by Sponsor and AAO and shall not pass to or be claimed by AAO post-Closing; provided, further, that nothing contained herein shall be deemed to be a waiver by AAO or any of its Affiliates (including, after the Effective Time) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) Each Party warrants and represents that (i) it is a sophisticated party represented at all relevant times during the negotiation and execution of this Agreement by counsel of its choice, and that it has executed this Agreement with the consent and on the advice of such independent legal counsel; (ii) it and its counsel have determined through independent investigation and robust, arm’s-length negotiation that the terms of this Agreement shall exclusively embody and govern the subject matter of this Agreement; (iii) it has investigated the facts pertinent to this Agreement as it deemed necessary; (iv) no other Person or Party, nor any agent or attorney of a Party, made any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter of this Agreement to induce it to execute this Agreement; (v) it has not executed this Agreement in reliance on any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter of this Agreement; and (vi) it has not executed this Agreement in reliance on any promise, representation or warranty not contained herein. The Parties included this paragraph to preclude any claim that any Party was fraudulently induced to execute this Agreement and to preclude the introduction of parol evidence to vary, interpret, supplement or contradict the terms of this Agreement.

[Signature Page Follows]

A-85

EXHIBIT A

Shareholders and Merger Consideration

Royalty Management Corporation	Capitalization Table
		Percent of	Number of AAO
Shareholder	Shares	Fully Diluted	Shares Rec’d
White River Holdings LLC	1,814,000	25.792%	2,862,897
First Frontier Capital LLC	1,448,000	20.588%	2,285,267
Liberty Hill Capital Management LLC	963,000	13.692%	1,519,829
Homewood Holdings LLC	700,000	9.953%	1,104,757
Tarlis R. Thompson	150,000	2.133%	236,734
Gregory Q. Jensen	100,000	1.422%	157,822
T Squared Partners LP	400,000	5.687%	631,289
Michael G. Layman	250,000	3.555%	394,556
ENCECo, Inc.	300,000	4.265%	473,467
Cindy Wolt	58,750	0.835%	92,721
Peter B. Rodriguez	10,000	0.142%	15,782
Jeffrey R. Peterson	50,000	0.711%	78,911
Subtotal: Total Shares O/S	6,243,750	88.775%	9,854,032

	Shares Upon	Percent of	Number of AAO
Convertible Debt Holder (as of 7/1/2022)	Conversion	Fully Diluted	Shares Rec’d
T Squared Partners LP	49,425	0.703%	78,004
Wabash Enterprises LLC	8,029	0.114%	12,672
LF Athens Capital, LLC - Series RM	78,786	1.120%	124,342
LF Athens Capital, LLC - Series RM (1)	539,231	7.667%	851,027
First Frontier Capital LLC	1,602	0.023%	2,528
White River Holdings LLC	1,602	0.023%	2,528
Subtotal: Total Shares From Convert.	678,675	9.650%	1,071,101

	Shares Upon	Percent of	Number of AAO
Warrant Holder (cashless exercise equivalent)	Conversion	Fully Diluted	Shares Rec’d
T Squared Partners LP	5,219	0.074%	8,237
Westside Advisors LLC	34,787	0.495%	54,902
Wabash Enterprises LLC	870	0.012%	1,373
LF Athens Capital, LLC - Series RM	8,611	0.122%	13,590
LF Athens Capital, LLC - Series RM (1)	60,964	0.867%	96,215
First Frontier Capital LLC	174	0.002%	275
White River Holdings LLC	174	0.002%	275
Subtotal: Total Shares From Warrants	110,799	1.575%	174,867
Total Fully-Diluted Shares O/S	7,033,224	100.000%	11,100,000

(1) Represents total potential additional shares issuable under remaining financing amount

A-86

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

by and among

AMERICAN ACQUISITION OPPORTUNITY INC.

ROYALTY MERGER SUB, INC.

and

ROYALTY MANAGEMENT CORPORATION

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (“Amendment No. 1”), dated as of November 27, 2022, by and among American Acquisition Opportunity Inc., a Delaware corporation (“AAO”), Royalty Merger Sub, Inc., an Indiana corporation (“Merger Sub”), and Royalty Management Corporation, an Indiana corporation (the “Company”). AAO, Merger Sub and the Company are sometimes referred to individually herein as a “Party” and, collectively, the “Parties.”

WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of June 28, 2022 (the “Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation; and

WHEREAS, each of the Parties desires to amend the Merger Agreement in certain respects as described in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Amendment as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the Parties accordingly agree as follows.

1. Except as otherwise indicated herein or unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

2. Section 7.16 of the Agreement is deleted in its entirety and replaced with the following:

Section 7.16 [RESERVED]

3. Section 8.1 of the Agreement is amended to delete subsections (i) (Minimum Proceeds), (j) (Net Tangible Assets Test) and (l) (Fairness Opinion) with each of these subsections replaced with the following:

[RESERVED]

4. Section 9.1(b) of the Agreement shall be amended by changing the date that is defined as the “Outside Date” from November 30, 2022 to March 22, 2023.

5. Section 9.1(l) of the Agreement shall be deleted in its entirety.

6. Except as set forth herein, all other terms and provisions of the Agreement remain unchanged and in full force and effect. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Agreement as amended or otherwise modified by this Amendment. For the avoidance of doubt, references to the phrases “the date of this Agreement” or “the date hereof”, wherever used in the Agreement, as amended by this Amendment, shall mean June 28, 2022.

7. This Amendment shall be governed by all provisions of the Merger Agreement unless context requires otherwise, including all provisions concerning construction, enforcement and governing law.

8. This Amendment together with the Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall prevail solely as to the subject matter contained herein.

8. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF MERGER

by and among

AMERICAN ACQUISITION OPPORTUNITY INC.

ROYALTY MERGER SUB, INC.

and

ROYALTY MANAGEMENT CORPORATION

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (“Amendment No. 2”), dated as of April 25, 2023, by and among American Acquisition Opportunity Inc., a Delaware corporation (“AAO”), Royalty Merger Sub, Inc., an Indiana corporation (“Merger Sub”), and Royalty Management Corporation, an Indiana corporation (the “Company”). AAO, Merger Sub and the Company are sometimes referred to individually herein as a “Party” and, collectively, the “Parties.”

WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of June 28, 2022 (the “Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation;

WHEREAS, the Parties have entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 27, 2022 (“Amendment No. 1”), providing for, among other things, changing the date that is defined as the “Outside Date” from November 30, 2022 to March 22, 2023; and

WHEREAS, each of the Parties desires to further amend the Merger Agreement in certain respects as described in this Amendment. NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Amendment as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the Parties accordingly agree as follows.

1. Except as otherwise indicated herein or unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

2. Section 9.1(b) of the Agreement shall be amended by changing the date that is defined as the “Outside Date” from March 22, 2023 to October 31, 2023.

3. Except as set forth herein, all other terms and provisions of the Agreement remain unchanged and in full force and effect. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import, shall mean and be a reference to the Agreement as amended or otherwise modified by this Amendment No. 2. For the avoidance of doubt, references to the phrases “the date of this Agreement” or “the date hereof”, wherever used in the Agreement, as amended by this Amendment No. 2, shall mean June 28, 2022.

4. This Amendment No. 2 shall be governed by all provisions of the Merger Agreement unless context requires otherwise, including all provisions concerning construction, enforcement and governing law.

5. This Amendment No. 2, together with Amendment No. 1 and the Agreement, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall prevail solely as to the subject matter contained herein.

6. This Amendment No. 2 may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment No. 2 shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

[The remainder of this page is intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first written above by their respective officers thereunto duly authorized.

AMERICAN ACQUISITION OPPORTUNITY INC.

By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

ROYALTY MERGER SUB, INC.

By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

ROYALTY MANAGEMENT CORPORATION

By:
Thomas Sauve
Chief Executive Officer

ANNEX B

Amended Charter

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ROYALTY MANAGEMENT CORPORATION ____________________, 2023

 Royalty Management Corporation (the “Corporation”), a corporation existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

The name of the Corporation is “Royalty Management Corporation.” The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 12, 2021 under the name “American Acquisition Opportunity Inc.” (the “Original Certificate”).

This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”), which amends and restates the Original Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the stockholders of the Corporation at a meeting of the stockholders of the Corporation in accordance with the provisions of Section 211 of the DGCL.

This Amended and Restated Certificate shall become effective at 9:00 AM, Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

B-1

The text of the Original Certificate is hereby amended and restated in its entirety to read in full as follows:

ARTICLE XII

NAME

The name of the Corporation is Royalty Management Corporation.

ARTICLE XIII

REGISTERED AGENT

The registered office of the Corporation is to be located at 3411 Silverside Road, Tatnall Building, #104, in the City of Wilmington, in the County of New Castle, Delaware 19810. The name of its Registered Agent at such address is Corporate Creations Network Inc.

ARTICLE XIV

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL as it now exists or may hereafter be amended and supplemented. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

B-2

ARTICLE XV

CAPITALIZATION

SECTION 15.1 Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 110,000,000, of which 100,000,000 shares shall be Class A common stock, $0.0001 par value per share (the “Common Stock”), and 10,000,000 shares shall be Preferred Stock, $.0001 par value per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to the provisions established by the Board of Directors in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

SECTION 15.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of the Preferred Stock and to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”), all to the fullest extent now or hereafter permitted by the DGCL. The Board of Directors is also expressly authorized (unless forbidden in the applicable Preferred Stock Designation) to increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as otherwise expressly provided in any Preferred Stock Designation, (a) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (b) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock or any future class or series of Preferred Stock or Common Stock.

B-3

ARTICLE XVI

COMMON STOCK

SECTION 16.1 Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

SECTION 16.2 Voting Rights. Except as otherwise provided herein or expressly required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power, and each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any Preferred Stock Designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or pursuant to the DGCL.

SECTION 16.3 Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

SECTION 16.4 Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of outstanding Preferred Stock, holders of the Common Stock shall be entitled, unless otherwise provided by law, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

ARTICLE XVII

BOARD OF DIRECTORS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

SECTION 17.1 Election of directors need not be by written ballot unless the Amended and Restated Bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”) so provide.

SECTION 17.2 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or this Amended and Restated Certificate (including any Preferred Stock Designation), the Bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class.

B-4

SECTION 17.3 The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws may provide or as may be designated from time to time by the Board of Directors.

SECTION 17.4 Except as otherwise expressly provided by the DGCL or this Amended and Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock which shall be as provided for or fixed pursuant to a Preferred Stock Designation, voting separately by class or series, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate. Commencing at the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. If the number of directors is changed, any increase or decrease shall be apportioned by resolution or resolutions of the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director elected to fill any newly created directorship resulting from an increase in any such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified or until his or her earlier resignation, removal or death. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified. Notwithstanding any other provision of this Section D, and except as otherwise required by the DGCL, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Section D unless expressly provided by such terms. The election of directors (other than any director elected by the holders of one or more series of Preferred Stock in accordance with the terms of such Preferred Stock) shall be determined by a plurality of the votes cast by the stockholders at a meeting of stockholders at which a quorum is present. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

B-5

SECTION 17.5 Subject to the special rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Directors chosen pursuant to any of the foregoing provisions shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Bylaws, may exercise the powers of the full Board of Directors until the vacancy is filled.

SECTION 17.6 Subject to the special rights, if any, of the holders of any series of Preferred Stock then outstanding, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of voting stock of the Corporation with the power to vote at an election of directors, voting as a single class.

ARTICLE XVIII

STOCKHOLDERS

SECTION 18.1 Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more such other series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Preferred Stock Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the

SECTION 18.2 Subject to the special rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer, and shall not be called by any other person or persons.

SECTION 18.3 Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

B-6

ARTICLE XIX

LIMITED LIABILITY; INDEMNIFICATION

SECTION 19.1 Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended (including, but not limited to, Section 102(b)(7) of the DGCL), a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Paragraph A of Article VII by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

SECTION 19.2 Indemnification. Each person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified and advanced expenses by the Corporation, in accordance with the Bylaws, to the fullest extent authorized or permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or any other applicable laws as presently or hereinafter in effect.

SECTION 19.3 Insurance. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expense, liability or loss under the DGCL.

SECTION 19.4 Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

B-7

ARTICLE XX

FORUM SELECTION

SECTION 20.1 Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Amended and Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article VIII, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

SECTION 20.2 Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VIII. Notwithstanding the foregoing, the provisions of this Article VIII shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE XXI

AMENDMENTS

SECTION 21.1 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or other persons whomsoever by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding any other provision of this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but (i) in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Amended and Restated Certificate or by any Preferred Stock Designation and (ii) the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Amended and Restated Certificate, or to adopt any new provision of this Amended and Restated Certificate; provided, however, that the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal Paragraph B of Article IV, Article V, Article VI, Article VII, Article VIII or this Article I. Any amendment, repeal or modification of any of Paragraph B of Article IV, Article V, Article VI, Article VII, Article VIII or this Article IX shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

SECTION 21.2 If any provision or provisions of this Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate (including, without limitation, each portion this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. [Signature Page Follows] 22247210.8 236954-10002

B-8

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be signed by [●], its [●], as of the [●] day of [●], 2023.

Name: [●]
Title: [●]

[The remainder of this page is intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed as of the day and year first written above by their respective officers thereunto duly authorized.

AMERICAN ACQUISITION OPPORTUNITY INC.

By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

ROYALTY MERGER SUB, INC.

By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

ROYALTY MANAGEMENT CORPORATION

By:	/s/ Thomas Sauve
Thomas Sauve
Chief Executive Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

II-1

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

II-2

(j)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our Amended Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Amended Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Amended Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Amended Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Amended Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Amended Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our Amended Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Amended Charter or otherwise.

II-3

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Amended Charter may have or hereafter acquire under law, our Amended Charter, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Amended Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Amended Charter also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Amended Charter.

Our current bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in our Amended Charter. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our officers and directors, a form that was filed as Exhibit 10.5 of our Registration Statement on Form S-1, filed with the SEC on February 5, 2021. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

II-4

Item 21. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit Number	File Date
2.1	Agreement and Plan of Merger, dated as of June 28, 2022, by and among American Acquisition Opportunity, Inc. Royalty Merger Sub, Inc. and Royalty Management Corporation (Included as Annex A to the proxy statement/ prospectus forming a part of this Registration Statement).	8-K	001-40233	2.1	July 5, 2022
2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of November 27, 2022, by and among American Acquisition Opportunity, Inc. Royalty Merger Sub, Inc. and Royalty Management Corporation (Included as Annex A to the proxy statement/ prospectus forming a part of this Registration Statement)

2.3

Amendment No. 2 to Agreement and Plan of Merger, dated as of April 28, 2023 by and among American Acquisition Opportunity, Inc. Royalty Merger Sub, Inc. and Royalty Management Corporation (Included as Annex A to the proxy statement/ prospectus forming a part of this Registration Statement)

3.1	Amended and Restated Certificate of Incorporation of American Opportunity Acquisition Inc.	8-K	001-40233	3.1	March 23, 2021
3.2	Bylaws of American Acquisition Opportunity Inc.	S-1/A	333-252751	3.3	March 15, 2021
3.3	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated March 21, 2022	8-K/A	001-40233	3.1	March 28, 2022
3.4	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated September 22, 2022	8-K	001-40233	3.1	September 22, 2022
3.5	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation	8-K	001-40233	3.1	March 23, 2023
3.6	Form of Second Amended and Restated Certificate of Incorporation (Included as Annex B to the proxy statement/prospectus forming a part of this Registration Statement).
3.6	Form of Amended and Restated Bylaws.
4.2	Specimen Common Stock Certificate.	S-1/A	333-252751	4.2	March 15, 2021
4.5	Specimen Common Stock Certificate of the Combined Entity.
5.1	Opinion of Loeb & Loeb LLP as to the validity of the shares of Common Stock of American Acquisition Opportunity
8.1	Opinion as to Tax Matters
10.1	Letter Agreement, dated March 17, 2021, among American Acquisition Opportunity, American Opportunity Ventures LLC, and Kingswood.	8-K	001-40233	10.1	March 23, 2021
10.2	Investment Management Trust Agreement, dated March 17, 2021, by and between Continental Stock Transfer & Trust Company and American Acquisition Opportunity Inc.	8-K	001-40233	10.2	March 23, 2021
10.3	Registration Rights Agreement, dated March 17, 2021, by and between American Acquisition Opportunity Inc. and Initial Stockholders.	8-K	001-40233	10.3	March 23, 2021
10.4	Indemnity Agreements, dated March 17, 2021, by and among American Acquisition Opportunity Inc. and the directors and officers of the Registrant	8-K	001-40233	10.5	March 23, 2021
10.5	Private Placement Warrants Purchase Agreement, dated March 17, 2021, by and between American Acquisition Opportunity Inc. and American Opportunity Ventures LLC	8-K	001-40233	10.6	March 23, 2021
10.15	Company Support Agreement by and among American Acquisition Opportunity Inc., Royalty Management Corporation, and certain stockholders of Royalty Management Corporation, dated June 28, 2022	8-K	001-40233	10.2	July 5, 2022
10.16	Sponsor Support Agreement by and among American Opportunity Ventures LLC, American Acquisition Opportunity Inc., and Royalty Management Corporation, dated June 28, 2022	8-K	001-40233	10.1	July 5, 2022

II-5

10.17	Form of Amended and Restated Registration Rights Agreement	S-4/A	001-40233	10.17	February 6, 2023
10.18	Form of Employment Agreement
21.1	List of Subsidiaries.
23.1	Consent of BF Borgers CPA PC independent registered public accounting firm of American Acquisition Opportunity Inc. and Royalty Management Corporation
23.2	Consent of Loeb & Loeb LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).
23.3	Consent of Barnes & Thornburg LLP (included in opinion filed as Exhibit 8.1 hereto)
24.1	Power of Attorney (contained on signature page to the registration statement).
99.1*	Form of Proxy Card.
99.2	Consent of Julie K. Griffith
101.INS	XBRL Instance Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107	Filing Fees Exhibit

The annexes, schedules, and certain exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. American Acquisition Opportunity Inc. hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

____________

*    Filed Herewith

** Previously Filed

†    Indicates a management contract or compensatory plan.

II-6

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-7

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form. (7) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fishers, State of Indiana, on October 19, 2023.

AMERICAN OPPORTUNITY ACQUISITION INC.

/s/ Mark C. Jensen
Mark C. Jensen, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark C. Jensen and Kirk P. Taylor and each of them acting singly, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Mark C. Jensen	Chief Executive Officer and Chairman	October 19, 2023
Mark C. Jensen	(Principal Executive Officer)
/s/ Kirk P. Taylor	Chief Financial Officer and President	October 19, 2023
Kirk P. Taylor	(Principal Financial and Accounting Officer)
*/s/ Thomas M. Sauve	Director	October 19, 2023
Thomas M. Sauve
*/s/ Daniel J. Hasler	Director	October 19, 2023
Daniel J. Hasler
*/s/ Edward Smid	Director	October 19, 2023
Edward Smid
*/s/ Gary T. Ehlebracht	Director	October 19, 2023
Gary T. Ehlebracht

* By:	Mark C. Jensen
Power of Attorney

October 19, 2023

II-9